Filed Pursuant to Rule 424(b)(3)
File No. 333-147019

PROSPECTUS SUPPLEMENT (DISCLOSURE REPORT NO. 2)
(TO PROSPECTUS DATED July 26, 2010)

Prosper Marketplace, Inc.

Borrower Payment Dependent Notes

This prospectus supplement supplements and amends the prospectus dated July 26, 2010. The prospectus and this prospectus supplement relate to up to $500,000,000 in principal amount of Borrower Payment Dependent Notes, or “Notes,” issued by Prosper Marketplace, Inc.

On November 12, 2010, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010. A copy of such Quarterly Report on Form 10-Q is attached to and made part of this prospectus supplement.

You should read this prospectus supplement in conjunction with the prospectus and any prior prospectus supplements. This prospectus supplement is qualified by reference to the prospectus and any prior prospectus supplements, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus or any prior prospectus supplements. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including all amendments and supplements thereto.

This offering is highly speculative and the Notes involve a high degree of risk. Investing in the Notes should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 23 of the prospectus dated July 26, 2010, as updated by the risk factors discussed in Item 1A of Part I of Prosper Marketplace’s Annual Report on Form 10-K, which are further updated by Item 1A of Part II of the Quarterly Report on Form 10-Q attached hereto.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 16, 2010.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q
(Mark One)

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2010

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                       to

Commission File Number: 333-147019

PROSPER MARKETPLACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	6199	73-1733867
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number	Identification Number)

111 Sutter Street, 22nd Floor
San Francisco, CA  94104
(415) 593-5400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐  No ☐

    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☑

            Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☑

As of November 11, 2010, there were 4,478,667 shares of the registrant’s common stock outstanding.

FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q includes forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions.   In particular, information appearing under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” includes forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements.

Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in our reports filed with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2009, particularly under the caption “Risk Factors.”

All forward-looking statements speak only as of the date of this Quarterly Report on Form 10-Q and are expressly qualified in their entirety by the cautionary statements included in this Quarterly Report on Form 10-Q or our Annual Report on Form 10-K for the year ended December 31, 2009, particularly under the caption “Risk Factors.” We undertake no obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You can inspect, read and copy these reports and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information regarding the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically.

i

PART I. Financial Information
Item 1. Financial Statements
Prosper Marketplace, Inc.
Consolidated Balance Sheets

	September 30,	December 31,
	2010	2009
	(Unaudited)	(Note 2)
ASSETS
Cash and cash equivalents	$6,555,692	$616,089
Restricted cash	2,388,472	2,135,330
Servicing rights	6,720	24,319
Receivables	7,823	14,373
Borrower Loans Receivable at fair value	18,274,612	7,020,363
Property and equipment, net	852,522	861,923
Prepaid and other assets	160,288	190,174
Intangible assets, net	80,489	171,038
Total assets	$28,326,618	$11,033,609

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$421,948	$950,308
Accrued liabilities	1,207,430	1,071,759
Borrower Payment Dependent Notes at fair value	17,979,231	6,903,173
Repurchase obligation	71,001	40,001
Notes payable	283,080	1,273,312

Total liabilities	19,962,690	10,238,553

Commitments and contingencies (see Note 12)

Stockholders' Equity
Convertible preferred stock – Series A ($0.001 par value; 4,023,999 shares authorized, issued and outstanding as of September 30, 2010 and December 31, 2009)	4,024	4,024
Convertible preferred stock – Series B ($0.001 par value; 3,310,382 shares authorized, issued and outstanding as of September 30, 2010 and December 31, 2009)	3,310	3,310
Convertible preferred stock – Series C ($0.001 par value; 2,063,558 shares authorized; issued and outstanding as of September 30, 2010 and December 31, 2009)	2,064	2,064
Convertible preferred stock – Series D ($0.001 par value; 20,543,819 shares authorized; 20,340,705 issued and outstanding as of September 30, 2010)	20,341	-
Convertible preferred stock – Series D-1 ($0.001 par value; 3,110,188 shares authorized; 3,110,188 issued and outstanding as of September 30, 2010)	3,110	-
Common stock ($0.001 par value; 43,563,435 shares authorized; 4,478,667 and 4,460,667 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively)	4,480	4,462
Additional paid-in capital	56,446,162	41,406,457
Accumulated deficit	(48,119,563)	(40,625,261)
Total stockholders' equity	8,363,928	795,056

Total liabilities and stockholders' equity	$28,326,618	$11,033,609

The accompanying notes are an integral part of these consolidated financial statements.

Prosper Marketplace, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues
Agency fees	$191,831	$67,348	$512,101	$68,273
Loan servicing fees	42,250	121,875	142,870	446,754
Interest income on Borrower Loans and Payment Dependent Notes, net	123,720	2,659	178,020	2,659
Rebates and promotions	3,251	-	(16,617)	-
	361,052	191,882	816,374	517,686

Cost of revenues
Cost of services	(265,485)	(152,428)	(668,708)	(376,803)
Provision for loan and Note repurchases	813	1,767	(26,817)	26,273
Net revenues	96,380	41,221	120,849	167,156

Operating expenses
Compensation and benefits	1,177,175	1,131,676	3,430,904	3,825,649
Marketing and advertising	103,036	167,435	487,337	233,633
Depreciation and amortization	143,044	150,315	421,208	447,791
General and administrative
Professional services	702,540	593,722	2,111,524	2,154,715
Facilities and maintenance	159,097	160,868	478,709	500,468
Other	215,705	126,297	1,130,345	824,635
Total expenses	2,500,597	2,330,313	8,060,027	7,986,891
Loss before other income (expense)	(2,404,217)	(2,289,092)	(7,939,178)	(7,819,735)

Other income (expense)
Interest income	4,782	3,434	9,111	39,452
Change in fair value on Borrower Loans and Payment Dependent Notes, net	163,836	39,133	397,644	39,133
Loss on impairment of fixed assets	-	(1,189)	(3,179)	(41,704)
Other income	12,583	9,576	41,300	56,399
Total other income, net	181,201	50,954	444,876	93,280

Loss before income taxes	(2,223,016)	(2,238,138)	(7,494,302)	(7,726,455)
Income taxes	-	-	-	-
Net loss	$(2,223,016)	$(2,238,138)	$(7,494,302)	$(7,726,455)

Net loss per share – basic and diluted	$(0.50)	$(0.50)	$(1.68)	$(1.75)
Weighted average shares - basic and diluted net loss per share	4,478,667	4,436,734	4,470,953	4,415,679

The accompanying notes are an integral part of these consolidated financial statements.

Prosper Marketplace, Inc.
Consolidated Statements of Stockholders' Equity
Nine Months Ended September 30, 2010 and 2009
(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance as of January 1, 2009 (Audited)	9,397,939	$9,398	4,346,118	$4,347	$40,946,853	$(30,217,946)	$10,742,652

Issuance of common stock			6,500	6	9,844		9,850
							-
Exercise of stock options			88,991	89	52,210		52,299
							-
Compensation expense					276,996		276,996
							-
Net loss						(7,726,455)	(7,726,455)

Balance as of September 30, 2009 (Unaudited)	9,397,939	$9,398	4,441,609	$4,442	$41,285,903	$(37,944,401)	$3,355,342

Balance as of January 1, 2010 (Audited)	9,397,939	$9,398	4,460,667	$4,462	$41,406,457	$(40,625,261)	$795,056

Issuance of convertible preferred stock, Series D	20,340,705	20,341			14,998,161		15,018,502

Issuanace of convertible preferred stock, Series D-1	3,110,188	3,110					3,110

Offering costs on preferred stock					(275,903)		(275,903)

Exercise of stock options			18,000	18	6,482		6,500

Issuance of common stock warrants					96,625		96,625

Compensation expense					214,340		214,340

Net loss						(7,494,302)	(7,494,302)

Balance as of September 30, 2010 (Unaudited)	32,848,832	$32,849	4,478,667	$4,480	$56,446,162	$(48,119,563)	$8,363,928

The accompanying notes are an integral part of these consolidated financial statements.

Prosper Marketplace, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(7,494,302)	$(7,726,455)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	421,208	447,791
Loss on impairment of fixed assets	3,179	41,704
Change in fair value of Borrower Loans	1,671,980	464,288
Change in fair value of Borrower Payment Dependent Notes	(2,069,624)	(503,421)
Stock-based compensation expense	214,340	286,846
Provision for loan and Note repurchases	26,817	(26,273)
Change in fair value of servicing rights	17,599	34,797
Amortization of discount on long-term debt	147,764	16,429
Premium on early conversion of convertible note	300,000	–
Changes in operating assets and liabilities:
Restricted cash	(253,142)	(322,758)
Receivables	6,550	(6,254)
Prepaid and other assets	29,886	(46,618)
Accounts payable and accrued liabilities	(283,602)	(196,863)
Loan and Note repurchases	4,183	(30,787)
Net cash used in operating activities	(7,257,164)	(7,567,574)

Cash flows from investing activities:
Origination of Borrower Loans held at fair value	(18,559,333)	(2,183,239)
Repayment of Borrower Loans held at fair value	5,633,104	71,636
Purchases of property and equipment	(324,436)	(236,332)
Net cash used in investing activities	(13,250,665)	(2,347,935)

Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock	11,344,728	–
Offering costs - convertible preferred stock	(275,903)	–
Proceeds from issuance of Notes held at fair value	18,559,333	2,183,239
Payment of Notes held at fair value	(5,413,651)	(60,163)
Proceeds from the issuance of notes payable	2,550,000	–
Principal repayment of notes payable	(323,575)	(20,000)
Proceeds from issuance of common stock	6,500	52,299
Net cash provided by financing activities	26,447,432	2,155,375

Net increase (decrease) in cash and cash equivalents	5,939,603	(7,760,134)
Cash and cash equivalents at beginning of the year	616,089	9,839,758
Cash and cash equivalents at end of the period	$6,555,692	$2,079,624

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$3,575	$–

Supplemental disclosure of non-cash investing and financing activities:
Conversion of promissory notes into Series D preferred stock	$3,676,884	$–

The accompanying notes are an integral part of these consolidated financial statements.

PROSPER MARKETPLACE, INC.

Notes to Consolidated Financial Statements
(Unaudited)

1. Operations and Business

Prosper Marketplace, Inc. (“Prosper,” the “Company,” “we,” “us,” “our”) was incorporated in the state of Delaware on March 22, 2005. Prosper is an online marketplace for peer-to-peer lending. Prosper’s website provides an online marketplace for loans where people list and bid on loans with interest rates of return determined through Prosper’s online auction platform. Prosper’s lender members set the minimum interest rate that they are willing to earn and bid in increments of $25 to $25,000. Borrowers create loan listings from $1,000 up to $25,000 and set the maximum rate they are willing to pay on a loan. Prosper facilitates the lending and borrowing activities and acts as an agent to the lender by maintaining its online auction platform. Prosper also handles all ongoing loan administration tasks, including loan servicing and collections on behalf of the lenders. Prosper generates revenue by collecting one-time fees from borrowers on funded loans and from loan servicing fees paid by lender members.

All loans requested and obtained by Prosper borrower members through our platform are unsecured obligations of individual borrower members with a fixed interest rate and a loan term set at three years, as of September 30, 2010.  All borrowers are funded by WebBank, an FDIC-insured, Utah-chartered industrial bank.  After funding a loan, WebBank assigns the loan to Prosper, without recourse to WebBank, in exchange for the principal amount of the borrower loan.  WebBank does not have any obligation to purchasers of the Notes.

On July 13, 2009, we implemented a new operating structure and began issuing Borrower Payment Dependent Notes (“Notes”).  The post registration operating structure resulted in Prosper purchasing loans from WebBank, and holding the loans until maturity.  Prosper issues new securities, the Notes, to the winning lenders.  Prosper’s obligation to repay the Notes is conditioned upon the repayment of the associated borrower loan owned by Prosper.  As a result of these changes, borrower loans and the Notes originated on or after July 13, 2009 are carried on Prosper’s balance sheet as assets and liabilities, respectively.  Prosper has elected to carry the borrower loans and the Notes on its balance sheet at fair value.

As reflected in the accompanying consolidated financial statements, Prosper has incurred net losses and negative cash flows from operations since inception, and has an accumulated deficit of approximately $48.1 million as of September 30, 2010.  For the three and nine months ended September 30, 2010, the Company incurred a net loss of $2.2 million and $7.5 million, respectively and the Company had negative cash flows from operations of $7.3 million. Since its inception, Prosper has financed its operations primarily through equity financing from various sources. The Company is dependent upon raising additional capital or debt financing to fund its current operating plan.  Failure to obtain sufficient debt and equity financings and, ultimately, to achieve profitable operations and positive cash flows from operations could adversely affect Prosper’s ability to achieve its business objectives and continue as a going concern.  There can be no assurances as to the availability or terms upon which the required financing and capital might be available, however we believe that our current cash position is sufficient to meet our current liquidity needs.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim consolidated financial statements include the accounts of Prosper and its former wholly-owned subsidiary, Prosper Loans Marketplace, Inc.  Prosper Loans Marketplace, Inc. was incorporated on April 3, 2009 in the state of California but has not had significant operations. All significant intercompany transactions and balances have been eliminated in the consolidation. On February 8, 2010, the Company dissolved Prosper Loans Marketplace, Inc.

The Company’s unaudited interim consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (US GAAP) and disclosure requirements for interim financial information and the requirements of Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by US GAAP for complete consolidated financial statements.  The unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes included in our Annual Report on Form 10-K for the year ended December 31, 2009.  The consolidated balance sheet at December 31, 2009 has been derived from the audited financial statements at that date. Management believes these unaudited interim consolidated financial statements reflect all adjustments, including those of a normal recurring nature, which are necessary for a fair presentation of the results for the interim periods presented. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the full year or any other interim period.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates, judgments and assumptions include but are not limited to the following: valuation of borrower loans receivable and associated member payment dependent notes, valuation of servicing rights, valuation allowance on deferred tax assets, valuation and amortization periods of intangible assets, repurchase obligation, stock-based compensation expense, and contingent liabilities. Prosper bases its estimates on historical experience and on various other assumptions that Prosper believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Certain Risks and Concentrations

In the normal course of its business, Prosper encounters two significant types of risk: credit and regulatory. Financial instruments that potentially subject Prosper to significant concentrations of credit risk consist primarily of cash, cash equivalents and restricted cash. The Company places cash, cash equivalents and restricted cash with high-quality financial institutions. Prosper is exposed to credit risk in the event of default by these institutions to the extent the amount recorded on the balance sheet exceeds FDIC insured amounts. Prosper performs periodic evaluations of the relative credit standing of these financial institutions and has not sustained any credit losses from instruments held at these financial institutions.

As previously described, beginning on July 13, 2009, loans originated by Prosper are carried on our balance sheet.  The loans are funded by the Notes and repayment of the Notes is wholly dependent on the repayment of the loan associated with a Note.  As a result, Prosper does not bear the risk associated with the repayment of principal on loans carried on its balance sheet.  A decrease in the value of the loans carried on Prosper’s balance sheet associated with increased credit risk is directly offset by a reduction in the value of the Notes Prosper issued in association with the loan. However, Prosper charges a servicing fee that is deducted from loan payments.  To the extent that loan payments are not made, Prosper’s servicing income will be reduced.

Prosper is subject to various regulatory requirements. The failure to appropriately identify and address these regulatory requirements could result in certain discretionary actions by regulators that could have a material effect on Prosper’s financial position and results of operations (See Note 12 — Commitments and Contingencies — Securities Law Compliance).

Cash and Cash Equivalents

Prosper invests its excess cash primarily in money market funds and in highly liquid debt instruments of U.S. municipalities, and the U.S. government and its agencies. All highly liquid investments with stated maturities of three months or less from date of purchase are classified as cash equivalents. Cash equivalents are recorded at cost, which approximates fair value. Such deposits periodically exceed amounts insured by the FDIC.

Restricted Cash

Restricted cash consists primarily of an irrevocable letter of credit held by a financial institution in connection with the Company’s office lease and cash deposits required to support the Company’s Automated Clearing House activities and secured corporate credit cards.

Servicing Rights

Prosper accounts for its servicing rights for loans originated prior to October 16, 2008 under the fair value measurement method of reporting in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 860-50, Servicing Assets and Liabilities (formerly, Statement of Financial Accounting Standards (SFAS) No. 156, Accounting for Servicing of Financial Assets – an Amendment of FAS 140). Under the fair value method, Prosper measures its servicing rights at fair value at each reporting date and reports changes in fair value in earnings in the period in which the changes occur.

Prosper estimates the fair value of the servicing rights using a discounted cash flow model to project future expected cash flows based upon a set of valuation assumptions Prosper believes market participants would use for similar rights. The primary assumptions Prosper uses to value its servicing rights include prepayment speeds, default rates, cost to service, profit margin, and discount rate. Prosper reviews these assumptions quarterly to ensure that they remain consistent with market conditions. Inaccurate assumptions in valuing servicing rights could affect Prosper’s results of operations.

Borrower Loans and Borrower Payment Dependent Notes

 As of July 13, 2009, the Company implemented its new operating structure and began issuing Notes and purchasing loans from WebBank, and holding the loans until maturity.  Prosper’s obligation to repay the Notes is conditioned upon the repayment of the associated borrower loan owned by Prosper.   As a result of these changes, borrower loans and the Notes are carried on our consolidated balance sheet as assets and liabilities, respectively.  In conjunction with our new operating structure, we adopted the provisions of ASC Topic 825, Financial Instruments (formerly, SFAS No. 159, The Fair Value Option for Financial Assets and Financial Measurements).  ASC Topic 825 permits companies to choose to measure certain financial instruments and certain other items at fair value on an instrument-by-instrument basis with unrealized gains and losses on items for which the fair value option has been elected reported in earnings.  The fair value election, with respect to an item, may not be revoked once an election is made.  In applying the provisions of ASC Topic 825, we recorded assets and liabilities measured using the fair value option in a way that separates these reported fair values from the carrying values of similar assets and liabilities measured with a different measurement attribute.  We do not record a specific allowance account related to the borrower loans and Notes in which we have elected the fair value option, but rather estimate the fair value of the borrower loans and Notes using discounted cash flow methodologies adjusted for Prosper’s historical loss and recovery rates.  We have reported the aggregate fair value of the borrower loans and Notes as separate line items in the assets and liabilities sections of the consolidated balance sheet using the methods described in ASC Topic 820, Fair Value Measurements and Disclosures (formerly, SFAS No. 157, Fair Value Measurements) – See Fair Value Measurement. We did not apply the provisions of ASC Topic 825 to loans issued prior to July 13, 2009.

Property and Equipment

Property and equipment consists of computer equipment, office furniture and equipment, and software purchased or developed for internal use. Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method based on the estimated useful lives of the assets, which range from three to seven years. Prosper capitalizes expenditures for replacements and betterments and expenses amounts for maintenance and repairs as they are incurred.  Depreciation and amortization commences once the asset is placed in service.

Internal Use Software and Website Development

Prosper accounts for internal use software costs, including website development costs, in accordance with ASC Topic 350-40, Internal Use Software and ASC Topic 350-50, Website Development Costs (formerly, Statement of Position (SOP) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and Emerging Issues Task Force (EITF) No. 00-02, Accounting for Website Development Costs). In accordance with ASC Topic 350-40 and 350-50, the costs to develop software for Prosper’s website and other internal uses are capitalized when management has authorized and committed project funding, preliminary development efforts are successfully completed, and it is probable that the project will be completed and the software will be used as intended. Capitalized software development costs primarily include software licenses acquired, fees paid to outside consultants, and salaries for employees directly involved in the development efforts.

Costs incurred prior to meeting these criteria, together with costs incurred for training and maintenance, are expensed. Costs incurred for upgrades and enhancements that are considered to be probable to result in additional functionality are capitalized. Capitalized costs are included in Property and Equipment and amortized to expense using the straight-line method over their expected lives. The Company evaluates its software assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable.  Recoverability of software assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset.  If such software assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the software asset.

Intangible Assets

Prosper records the purchase of intangible assets not purchased in a business combination in accordance with ASC Topic 350 (formerly, SFAS No. 142, Goodwill and Other Intangible Assets). Prosper has an intangible asset resulting from the purchase of the “Prosper.com” domain name.  The intangible asset is amortized on a straight-line basis over five years.

Impairment of Long-Lived Assets Including Acquired Intangible Assets

In accordance with ASC Topic 360, Property Plant and Equipment (formerly, SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), Prosper reviews property and equipment and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying values of those assets may not be recoverable.  Recoverability of assets to be held and used is measured by comparing the carrying value of the asset to future net undiscounted cash flows that the assets are expected to generate. If an asset is considered to be impaired, the impairment to be recognized equals the amount by which the asset’s carrying value exceeds its fair value. Fair value is estimated using discounted net cash flows.

During the first quarter of 2009 and second quarter of 2010, management made the decision to discontinue the development of one of its planned software development projects. The software assets previously capitalized in 2008 and first quarter of 2010 were deemed to be impaired in accordance with ASC Topic 360. An impairment charge of $41,704, encompassing the amount capitalized in 2008, is included as a component of other income (expense) in our consolidated statement of operations for the nine months ended September 30, 2009.  An impairment charge of $3,179, encompassing the amount capitalized in the first quarter of 2010, is included as a component of other income (expense) in our consolidated statement of operations for the nine months ended September 30, 2010.

Repurchase Obligation

Prosper is obligated to indemnify lenders and repurchase certain Notes sold to lenders in the event of Prosper’s violation of applicable federal, state, or local lending laws, or verifiable identify theft. The amount of the loan repurchase obligation is estimated based on historical experience. Prosper accrues a provision for the repurchase obligation when the loans are funded. Repurchased loans and Notes associated with federal, state, or local lending laws, or verifiable identity thefts are written off at the time of repurchase.

Revenue Recognition

Prosper recognizes revenue in accordance with ASC Topic 605, Revenue Recognition (formerly, Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition in Financial Statements).  Under ASC Topic 605, Prosper recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price of the services is fixed and determinable and collectability is reasonably assured.

Agency fees

Agency fees are a percentage of the amount borrowed varying by Prosper Rating1 and are recognized when the loan is funded to the borrower. Effective July 26, 2010, borrowers with a Prosper Rating of AA are charged an agency fee of 0.5% of the aggregate principal balance of the loan with no minimum fee, borrowers with a Prosper Rating of A through B are charged an agency fee of 3% of the aggregate principal balance of the loan or $75 whichever is greater and borrowers with a Prosper Rating of C through HR are charged an agency fee of 4.5% of the aggregate principal balance of the loan or $75, whichever is greater. Prior to July 26, 2010, borrowers with a Prosper Rating of AA were charged an agency fee of 0.5% of the aggregate principal balance of the loan with no minimum fee, borrowers with a Prosper Rating of A through HR were charged an agency fee of 3% of the aggregate principal balance of the loan or $50 whichever was greater.

1 Please see “Management Discussion And Analysis Of Financial Condition And Results Of Operation” for background regarding Prosper Ratings.

Loan servicing fees

Loan servicing revenue includes monthly loan servicing fees and non-sufficient funds (NSF) fees on loans originated prior to October 16, 2008. Loan servicing fees are accrued daily based on the current outstanding loan principal balance of the borrower loan but are not recognized until payment is received due to the uncertainty of collection of borrower loan payments. Servicing fees for a loan vary based on the credit grade of the borrower.  Prosper charges a NSF fee to borrowers on the first failed payment of each billing period.  NSF fees are charged to the borrower and collected and recognized immediately.

Interest income (expense) on Borrower Loans receivable and Payment Dependent Notes

We recognize interest income on our borrower loan receivable using the accrual method based on the stated interest rate to the extent that we believe it to be collectable.  We record interest expense on the corresponding Payment Dependent Note based on the contractual interest rate. Gross interest income earned and gross interest expense incurred was $945,830 and $822,110, and $2,033,703 and $1,855,684, for the three and nine months ended September 30, 2010, respectively.  Gross interest income earned and gross interest expense incurred was $13,267 and $10,607, for both the three and nine months ended September 30, 2009, respectively.

Advertising and Promotional Expenses

Under the provisions of ASC Topic 720, Other Expenses (formerly, SOP 93-7, Reporting on Advertising Costs), the costs of advertising are expensed as incurred. Advertising costs were approximately $103,000 and $167,000 for the three months ended September 30, 2010 and 2009, respectively and $487,300 and $233,600 for the nine months ended September 30, 2010 and 2009, respectively.

Stock-Based Compensation

The Company accounts for its stock-based compensation for employees using fair-value-based accounting in accordance with ASC Topic 718, Compensation-Stock Compensation (formerly, SFAS No. 123R, Share-Based Payment).  ASC Topic 718 requires companies to estimate the fair value of stock-based awards on the date of grant using an option-pricing model. The stock-based compensation related to awards that is expected to vest is amortized using the straight line method over the vesting term of the stock-based award, which is generally four years. Expected forfeitures of unvested options are estimated at the time of grant and reduce the recognized stock-based compensation expense. The forfeitures were estimated based on historical experience. The Company estimated its annual forfeiture rate to be 23.2% and 23.1% for the nine months ended September 30, 2010 and 2009, respectively.

Prosper has granted options to purchase shares of common stock to nonemployees in exchange for services performed. Prosper accounts for stock options and restricted stock issued to nonemployees in accordance with the provisions of ASC Topic 505-50, Equity-Based Payments to Non-Employees (formerly, EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods, or Services), which requires that equity awards be recorded at their fair value.  Under ASC Topic 718 and 505-50, Prosper uses the Black-Scholes model to estimate the value of options granted to nonemployees at each vesting date to determine the appropriate charge to stock-based compensation. The volatility of common stock was based on comparative company volatility.

The fair value of stock option awards for the three and nine months ended September 30, 2010 and 2009 was estimated at the date of grant using the Black-Scholes model with the following average assumptions:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Volatility of common stock	67.40%	**	67.68%	63.80%
Risk-free interest rate	1.48%	**	1.79%	2.60%
Expected life*	4.4 years	**	4.3 years	5.1 years
Dividend yield	0%	**	0%	0%
Weighted-average fair value of grants	$0.20	**	$0.20	$0.89

*For nonemployee stock option awards, the expected life is the contractual term of the award, which is generally ten years.

**No stock option awards were granted during the quarter ended September 30, 2009.

The Black-Scholes model requires the input of highly subjective assumptions, including the expected stock price volatility. Because Prosper’s equity awards have characteristics significantly different from those of traded options, the changes in the subjective input assumptions can materially affect the fair value estimate.

Total stock-based compensation expense for employee and non-employee stock-option awards reflected in the consolidated statements of operations for the three months ended September 30, 2010 and 2009 was $88,215 and $93,404 and $214,340 and $276,996 for the nine months ended September 30, 2010 and 2009, respectively. As of September 30, 2010, the unamortized stock-based compensation expense related to unvested stock-based awards was approximately $390,700 which will be recognized over the remaining vesting period of approximately 2.8 years.

Net Loss Per Share

Prosper computes net loss per share in accordance with ASC Topic 260 Earnings Per Share (formerly, SFAS No. 128, Earnings Per Share). Under ASC Topic 260, basic net loss per share is computed by dividing net loss per share available to common stockholders by the weighted average number of common shares outstanding for the period and excludes the effects of any potentially dilutive securities. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable. At September 30, 2010, there were outstanding convertible preferred stock, warrants and options convertible into 32,848,832, 492,534 and 6,419,844 common shares, respectively, which may dilute future earnings per share. Due to the Company reporting a net loss for the nine months ended September 30, 2010 and 2009, there is no calculation of fully-diluted earnings per share as all common stock equivalents are anti-dilutive.

Income Taxes

Prosper uses the liability method to account for income taxes. Under this method, deferred income tax assets and liabilities are based on the differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Under ASC Topic 740, Income Taxes (formerly, FIN 48, Accounting for Uncertainty in Income Taxes) our policy to include interest and penalties related to gross unrecognized tax benefits within our provision for income taxes did not change.

Fair Value Measurement

Prosper adopted ASC Topic 820 on January 1, 2008. ASC Topic 820 provides a framework for measuring the fair value of assets and liabilities.  ASC Topic 820 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation.  ASC Topic 820 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances.

ASC Topic 820 defines fair value in terms of the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The price used to measure the fair value is not adjusted for transaction costs while the cost basis of certain financial instruments may include initial transaction costs. Under ASC Topic 820, the fair value measurement also assumes that the transaction to sell an asset occurs in the principal market for the asset or, in the absence of a principal market, the most advantageous market for the asset. The principal market is the market in which the reporting entity would sell or transfer the asset with the greatest volume and level of activity for the asset. In determining the principal market for an asset or liability under ASC Topic 820, it is assumed that the reporting entity has access to the market as of the measurement date. If no market for the asset exists or if the reporting entity does not have access to the principal market, the reporting entity should use a hypothetical market.

Under ASC Topic 820, assets and liabilities carried at fair value in the consolidated balance sheets are classified among three levels based on the observability of the inputs used to determine fair value:
Level 1 — The valuation is based on quoted prices in active markets for identical instruments.

Level 2 — The valuation is based on observable inputs such as quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3 — The valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the instrument. Level 3 valuations are typically performed using pricing models, discounted cash flow methodologies, or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

Prosper determines the fair values of its financial instruments based on the fair value hierarchy established in that standard, which requires an entity to maximize the use of quoted prices and observable inputs and to minimize the use of unobservable inputs when measuring fair value. Various valuation techniques are utilized, depending on the nature of the financial instrument, including the use of market prices for identical or similar instruments, or discounted cash flow models.  When possible, active and observable market data for identical or similar financial instruments are utilized. Alternatively, fair value is determined using assumptions that management believes a market participant would use in pricing the asset or liability.

The Company’s financial instruments consist principally of cash and cash equivalents, restricted cash, receivables, borrower loans, servicing rights, accounts payable and accrued liabilities, Borrower Payment Dependent Notes and long-term debt.  The estimated fair values of cash and cash equivalents, restricted cash, accounts payable and accrued liabilities approximate their carrying values because of their short term nature.

The following tables present the assets and liabilities measured at fair value on a recurring basis as of September 30, 2010 and December 31, 2009:

December 31, 2009	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Fair Value
Assets
Servicing rights	—	—	$24,319	$24,319
Borrower Loans receivable	—	—	7,020,363	7,020,363

Liabilities
Borrower Payment Dependent Notes	—	—	$6,903,173	$6,903,173

September 30, 2010	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Fair Value
Assets
Servicing rights	—	—	$6,720	$6,720
Borrower Loans receivable	—	—	18,274,612	18,274,612

Liabilities
Borrower Payment Dependent Notes	—	—	$17,979,231	$17,979,231

As observable market prices are not available for the borrower loans and Notes we hold, or for similar assets and liabilities, we believe the borrower loans and Notes should be considered Level 3 financial instruments under ASC Topic 820.  In a hypothetical transaction as of the measurement date, the Company believes that differences in the principal marketplace in which the loans are originated and the principal marketplace in which the Company might offer those loans may result in differences between the originated amount of the loans and their fair value as of the transaction date.  For borrower loans, the fair value is estimated using discounted cash flow methodologies based upon valuation assumptions including prepayment speeds, roll rates, recovery rates and discount rates based on the perceived credit risk within each credit grade.

Our obligation to pay principal and interest on any Note is equal to the loan payments, if any, we receive on the corresponding borrower loan, net of our 1.0% servicing fee.  As such, the fair value of the Note is approximately equal to the fair value of the borrower loans, adjusted for the 1.0% servicing fee.  Any unrealized gains or losses on the borrower loans and Notes for which the fair value option has been elected is recorded as a separate line item in the consolidated statement of operations.  The effective interest rate associated with the Notes will be less than the interest rate earned on the borrower loans due to the 1.0% servicing fee.  See Note 4 for a rollforward and further discussion of the significant assumptions used to value borrower loans and Notes.

Servicing rights related to loans originated prior to October 16, 2008 do not trade in an active open market with readily observable prices. Although sales of servicing assets do occur, the nature and character of the assets underlying those transactions are not similar to those held by the Company and, therefore, the precise terms and conditions typically seen in the marketplace would likely not be available to the Company. Accordingly, management determines the fair value of its servicing rights using a discounted cash flow model to project future expected cash flows based upon a set of valuation assumptions Prosper believes market participants would use for similar rights. The primary assumptions Prosper uses for valuing its servicing asset include prepayment speeds, default rates, cost to service, profit margin, and discount rate.

Prosper reviews these assumptions to ensure that they remain consistent with the market conditions. Inaccurate assumptions in valuing the servicing rights could affect Prosper’s results of operations. Due to the nature of the valuation inputs, servicing assets are classified as Level 3. The change in the fair-value of servicing rights is included in cost of services in the consolidated statement of operations.  See Note 3 for a further discussion of the significant assumptions used to value servicing rights.

The changes in Level 3 assets measured at fair value on a recurring basis are as follows:

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Servicing Rights	Borrower Loans	Borrower Payment Dependent Notes	Total
Balance at January 1, 2009	$67,685	$-	$-	$67,685
Originations		2,183,239	(2,183,239)	-
Principal repayments		(71,636)	60,163	(11,473)
Change in fair value on borrower loans and Payment Dependent Notes		(464,288)	503,421	39,133
Change in fair value of servicing rights	(34,797)			(34,797)
Balance at September 30, 2009	$32,888	$1,647,315	$(1,619,655)	$60,548

Balance at January 1, 2010	$24,319	$7,020,363	$(6,903,173)	$141,509
Originations		18,559,333	(18,559,333)	-
Principal repayments		(5,633,104)	5,413,651	(219,453)
Change in fair value on borrower loans and Payment Dependent Notes		(1,671,980)	2,069,624	397,644
Change in fair value of servicing rights	(17,599)	-	-	(17,599)
Balance at September 30, 2010	$6,720	$18,274,612	$(17,979,231)	$302,101

New Accounting Pronouncements

In January 2010, FASB issued ASU No. 2010-06, “Fair Value Measurements and Disclosures,” that requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements. The FASB also clarified existing fair-value measurement disclosure guidance about the level of disaggregation, inputs, and valuation techniques. The new and revised disclosures are required to be implemented in fiscal years beginning after December 15, 2009. The adoption of this standard did not have a material impact on our consolidated financial statements.

3. Servicing Rights

Prosper calculates the fair value of the servicing asset based on the following assumptions:

	September 30,
	2010	2009
Unpaid principal loan balance under service	$8,900,000	$41,907,000
Servicing fees	0.0% - 1.0%	0.0% - 1.0%
Projected prepayment speed	1.50%	1.20%
Discount rate	25%	25%

No servicing rights were purchased or sold during the three and nine months ended September 30, 2010.

4. Borrower Loans and Borrower Payment Notes Held at Fair Value

Prosper estimates the fair value of the borrower loans and Notes using discounted cash flow methodologies based upon a set of valuation assumptions. The main assumptions Prosper used to value the borrower loans and Notes include prepayment rates derived from historical prepayment rates for each credit score, default rates derived from historical performance, recovery rates and discount rates applied to each credit tranche based on the perceived credit risk of each credit grade. Our obligation to pay principal and interest on any Note is equal to the loan payments, if any, we receive on the corresponding borrower loan, net of our 1.0% servicing fee.  As such, the fair value of the Note is approximately equal to the fair value of the borrower loans, adjusted for the 1.0% servicing fee.  The effective interest rate associated with the Notes will be less than the interest rate earned on the borrower loans due to the 1.0% servicing fee.

For borrower loans originated and Notes issued after July 13, 2009, we used the following average assumptions to determine the fair value as of September 30, 2010:

Monthly prepayment rate speed	1.50%
Recovery rate	4.86%
Discount rate *	27.59%
Weighted average default rate	7.82%

* This is the average discount rate among all of Prosper’s credit grades

The following table presents additional information about borrower loans and Notes measured at fair value on a recurring basis for the nine months ended September 30, 2010:

	Borrower Loans	Notes
Fair value at January 1, 2010	$7,020,363	$6,903,173
Originations	18,559,333	18,559,333
Principal repayments	(5,633,104)	(5,413,651)
Realized and unrealized losses included in earnings	(1,671,980)	-
Realized and unrealized gains included in earnings	-	(2,069,624)
Fair value at September 30, 2010	$18,274,612	$17,979,231

Due to the recent origination of the borrower loans and Notes, the change in fair value attributable to instrument-specific credit risk is immaterial.  The Company had no originations of borrower loans or issuances of Notes prior to July 13, 2009. Of the loans originated from July 13, 2009 to September 30, 2010, the Company had 122 loans which were 90 days or more delinquent for an aggregate principal amount of $481,659 and a fair value of $20,539 as of September 30, 2010.

5. Notes Payable

As of September 30, 2010, notes payable consist of the following:

	Non-interest Bearing Promissory Note	Convertible Promissory Notes	Total
Balance at January 1, 2010	$286,537	$986,775	$1,273,312
Principal repayment on non-interest bearing promissory note	(20,000)		(20,000)
Debt discount attributed to convertible promissory notes		(96,625)	(96,625)
Amortization discount on notes	16,543	131,220	147,763
Issuance of convertible promissory notes		2,550,000	2,550,000
Accrued interest on convertible promissory notes		109,089	109,089
Conversion of promissory notes		(3,376,884)	(3,376,884)
Repayment of Larsen Bridge Note		(303,575)	(303,575)
Balance at September 30, 2010	$283,080	$-	$283,080

Non-interest bearing promissory note

In 2006, we entered into a non-interest bearing promissory note in the amount of $380,000 for the purchase of the “Prosper.com” domain name. The note was discounted by $109,583 for a net payable of $270,417. The promissory note includes both principal and interest and is payable in annual installments of $20,000 due on the first, second, third, and fourth anniversary of the note and $300,000 due on the fifth anniversary of the note. Interest on the note was imputed at an 8% annual rate and is amortized to interest expense over the five year life of the loan.  The carrying value at September 30, 2010 and 2009 is $283,080 and $281,061 respectively.  The fair value is calculated based on discounted cash flows and is estimated to be $268,266 and $248,998 at September 30, 2010 and 2009, respectively.  We recorded amortized interest expense of $5,514 and $5,476 for the three months ended September 30, 2010 and 2009, respectively, and $16,543 and $16,429 was recorded for the nine months ended September 2010 and 2009, respectively.

Convertible Promissory Notes

On November 10, 2009, Prosper Marketplace, Inc. and QED Fund I, L.P., a Delaware limited partnership (“QED”), entered into a Note and Warrant Purchase Agreement (the “QED Purchase Agreement”), pursuant to which, Prosper issued to QED a Convertible Promissory Note (the “QED Note”) dated as of November 10, 2009.  The QED Note had a principal amount of $1,000,000.  Interest on the QED Note accrued at a per annum rate of 15.0%. In connection with the consummation of the Series D Financing on April 15, 2010, the QED Note and all accrued interest thereunder were converted into Series D preferred stock equal to principal and accrued interest of $1,064,521 on the QED Note, plus $300,000 which represented consideration for QED’s agreement to convert the QED Note prior to its maturity date.  This additional conversion privilege was accounted for as interest expense on the date of the conversion in our consolidated statement of operations for the nine months ended September 30, 2010.

In connection with the QED Purchase Agreement, Prosper also issued to QED a fully vested warrant (the “QED Warrant”) to purchase 164,178 shares of Prosper’s common stock at an exercise price of $0.56 per share. The QED Warrant is exercisable any time from the date of issuance and will expire on November 10, 2014. The Company allocated the QED Note proceeds to the QED Note and QED Warrants based on their relative fair values. The relative fair value attributable to the QED Warrant is $37,740, which was recorded as a discount to the QED Note and a corresponding credit to additional paid-in capital.  The remaining debt discount of $34,595 was fully amortized to interest expense upon the conversion of the QED Note on April 15, 2010.

On February 1, 2010, the Company entered into a Note and Warrant Purchase Agreement (the “February Bridge Purchase Agreement”) with certain of its existing investors, pursuant to which, the Company issued and sold to such investors a series of Convertible Promissory Notes (the “February Bridge Notes”) in the aggregate principal amount of $2,000,000. Interest on the February Bridge Notes accrued at a per annum rate of 15.0%.  In connection with the consummation of the Series D financing, the principal and accrued interest of $2,060,822 under the February Bridge Notes were converted into Series D preferred stock.

In connection with the February Bridge Purchase Agreement, the Company issued to the February Bridge Note purchasers fully vested warrants (the “February Bridge Warrants”) to purchase an aggregate of 328,356 shares of its Common Stock at an exercise price of $0.56 per share.  The February Bridge Warrants are exercisable any time from the date of issuance and will expire on February 1, 2015. The Company allocated the February Bridge Note proceeds to the convertible February Bridge Note and February Bridge Warrants based on their relative fair values. The relative fair value attributable to the February Bridge Warrants is $96,625, which was recorded as a discount to the February Bridge Note and a corresponding credit to additional paid-in capital.  The debt discount of $96,625 was fully amortized to interest expense upon the conversion of the February Bridge note on April 15, 2010.

On March 15, 2010, the Company entered into a Note Option Agreement (the “Larsen Option Agreement”) with Christian A. Larsen, the Company’s Chairman and Chief Executive Officer as well as one of its principal stockholders, pursuant to which, Mr. Larsen granted the Company an option (the “Option”) to sell him an aggregate principal amount of up to $300,000 of unsecured Convertible Promissory Notes (the “Larsen Bridge Notes”), in $100,000 increments.  On March 22, 2010, the Company exercised the Option in full and sold to Mr. Larsen, Larsen Bridge Notes in the aggregate principal amount of $300,000.  Interest on the Larsen Bridge Notes accrued at a per annum rate of 15.0%.  Principal and accrued interest of $303,575 was paid in a single payment on April 19, 2010.

On April 1, 2010, the Company we entered into a Note Purchase Agreement with certain of its existing investors, pursuant to which, the Company issued and sold an additional series of unsecured Convertible Promissory Notes (the “April Bridge Notes”), dated as of April 1, 2010, in the aggregate principal amount of $250,000.  Interest on the April Bridge Notes accrued at a per annum rate of 15.0%.  All principal and accrued interest of $251,541 was converted into Series D preferred stock on April 15, 2010.

6. Accrued Liabilities

As of September 30, 2010 and December 31, 2009, accrued liabilities consist of the following:

	September 30,	December 31,
	2010	2009
Professional Fees	$824,103	$787,057
Other	383,326	284,702
	$1,207,429	$1,071,759

 7. Repurchase Obligation

Changes in the repurchase obligation are summarized below:

	Nine Months Ended
	September 30,
	2010	2009
Beginning of period balance:	$40,001	$80,000
Increase (decrease) in provision for repurchases	26,817	(26,273)
Loans and Notes recoveries (repurchased and immediately charged off, net of recoveries)	4,183	(30,787)
End of period balance:	$71,001	$22,940

 8. Net Loss Per Share

As mentioned in Note 2, the Company computes net loss per share in accordance with ASC Topic 260. Under ASC Topic 260, basic net loss per share is computed by dividing net loss per share available to common stockholders by the weighted average number of common shares outstanding for the period and excludes the effects of any potentially dilutive securities. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable.

Basic and diluted loss per share was calculated as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Numerator:
Net loss	$(2,223,016)	$(2,238,138)	$(7,494,302)	$(7,726,455)
Denominator:
Weighted average shares used in computing basic and diluted net loss per share	4,478,667	4,436,734	4,470,953	4,415,679
Basic and diluted net loss per share	$(0.50)	$(0.50)	$(1.68)	$(1.75)

Due to losses attributable to common stockholders for each of the periods below, the following potentially dilutive shares are excluded from the diluted net loss per share calculation because they were anti-dilutive under the treasury stock method, in accordance with ASC Topic 260:

	Nine Months Ended September 30,
	2010	2009
Excluded Securities:
Convertible preferred stock issued and outstanding	29,738,647	9,397,939
Stock options issued and outstanding	6,419,844	1,653,185
Total common stock equivalents excluded from diluted net loss per common share computation	36,158,491	11,051,124

9. Stockholders’ Equity

Preferred Stock

Under Prosper’s certificate of incorporation, preferred stock is issuable in series, and the Board of Directors is authorized to determine the rights, preferences, and terms of each series.

In April 2005, Prosper issued and sold 4,023,999 shares of Series A convertible preferred stock (Series A) in a private placement for $7,464,450, net of issuance costs of $80,550. In February 2006, Prosper issued and sold 3,310,382 shares of Series B convertible preferred stock (Series B) in a private placement for $12,412,302, net of issuance costs of $87,700. In June 2007, Prosper issued and sold 2,063,558 shares of Series C convertible preferred stock (Series C) in a private placement for $19,919,009, net of issuance costs of $80,996. In April 2010, Prosper issued and sold 20,340,705 shares of Series D (Series D) and 3,110,188 shares of Series D-1 (Series D-1) convertible preferred stock in a private placement for $14,721,612, net of issuance costs of $275,903.

Dividends

The holders of the Series A, Series B, Series C and Series D preferred stock are entitled to receive dividends at an annual rate of 8% per share for the preferred stock times the Liquidation Preference for such shares of preferred stock payable in preference and priority to any declaration or payment of any distribution on common stock or Series D-1 preferred stock. Such dividends shall be payable only when, as, and if declared by the Board of Directors. To date, no dividends have been declared, and there are no dividends in arrears at September 30, 2010. The right to receive dividends on shares of Series D shall be cumulative from and after the date of issuance of the Series D preferred stock. The right to receive dividends of Series A, Series B and Series C are not cumulative. No right to such dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any calendar year.

Conversion

Each share of preferred stock shall automatically be converted into fully-paid, non-assessable shares of common stock at the conversion rate for such share (i) immediately prior to the closing of a firm commitment underwritten initial public offering with aggregate proceeds to Prosper of at least $25,000,000 (after deducting underwriters commissions and expenses), pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of Prosper’s common Stock, or (ii) upon the receipt of a written request for such conversion from the holders of more than sixty percent (60%) of the voting power of all then outstanding shares of preferred stock, or, if later, the effective date for conversion specified in such requests, provided that shares of Series D shall not be automatically converted pursuant to this clause (ii) unless the holders of eighty-two percent (82%) of the outstanding shares of Series D approve such conversion.  In addition, in the event shares of Series C Preferred Stock are converted in connection with a Liquidation Event and as a result there are fewer than 1,000,000 shares of Series C Preferred Stock outstanding, each share of Series D-1 Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such shares.

Liquidation Rights

In the event of any liquidation, dissolution, or winding up of Prosper, whether voluntary or involuntary, Series D preferred stock shall be entitled to receive, prior and in preference to any distribution of the proceeds to the holders of Series A, Series B, Series C, Series D-1 or Common Stock by reason of their ownership of such stock, an amount per share for each share of Series D Preferred Stock held by them equal to the sum of $0.7385 (as adjusted for any stock dividends, combinations, or splits), plus all declared but unpaid dividends (if any) on each share of preferred stock.  If upon such Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series D Preferred Stock are insufficient to pay the preferential amount, then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series D Preferred Stock.

After the payment or setting aside for payment to the holders of Series D Preferred Stock of the preferential amount, then the entire assets and funds of Prosper legally available for distribution will be distributed ratably among the holders of the Series A, Series B and Series C and Series D-1 in proportion to the preferential amount each such holder is otherwise entitled to receive ($0.938 for each share of Series A, $1.888 for each share of Series B, $4.846 for each share of Series C, and $1.00 for each share of Series D-1).

Voting

Each holder of shares of the preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the common stock (except as otherwise expressly provided herein or as required by law), voting together with the common stock as a single class, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of Prosper. The holders of the preferred stock shall vote as one class with the holder of the common stock except with respect to certain matters that require separate votes.

Common Stock

Prosper is authorized to issue up to 43,563,435 shares of common stock, $0.001 par value, of which 4,478,667 and 4,460,667 shares were issued and outstanding as of September 30, 2010, and December 31, 2009, respectively.  Each holder of common stock shall be entitled to one vote for each share of common stock held.

Common Stock Issued for Services

Nonemployees

The Company granted 0 and 6,500 immediately vested common shares for the nine months ended September 30, 2010 and 2009, respectively.  Of the 6,500 shares granted during the nine months ended September 30, 2010, 2,000 shares were valued at $0.56 per share, the remaining 4,500 shares were valued at $1.94 per share.  No expense was incurred in the nine months ending September 30, 2010 and $9,850 was recognized for the nine months ended September 30, 2009 for the related stock grants.

Common Stock Issued upon Exercise of Stock Options

For the nine months ended September 30, 2010 and 2009, the Company issued 18,000 and 88,991 shares of common stock, respectively, upon the exercise of options for cash proceeds of $6,500 and $52,299, respectively.

10. Stock Option Plan and Other Stock Compensation

In 2005, Prosper’s Board of Directors, which at such time was comprised of the Company’s sole stockholders, approved the adoption of the 2005 Stock Option Plan (the “Plan”). Under the Plan, options to purchase up to 1,879,468 shares of common stock were reserved for grants to employees, directors, and consultants by the Board of Directors to promote the success of Prosper’s business. On January 31, 2008, the Board of Directors increased the total number of options under the Plan by 500,000 for a total of 2,379,468 options available for grant. On October 6, 2009, the Board of Directors increased the total number of options under the Plan by an additional 500,000 for a total of 2,879,468 options available for grant. On April 15, 2010, the Board of Directors increased the total number of options under the Plan by an additional 6,109,321 for a total of 8,988,789 options available to grant.

Incentive stock options are granted to employees at an exercise price not less than 100% of the fair value of Prosper’s common stock on the date of grant. Nonstatutory stock options are granted to consultants and directors at an exercise price not less than 85% of the fair value of Prosper’s common stock on the date of grant. If options are granted to stockholders who hold 10% or more of Prosper’s common stock on the option grant date, then the exercise price shall not be less than 110% of the fair value of Prosper’s common stock on the date of grant. The fair value is based on a good faith estimate by the Board of Directors at the time of each grant. As there is no active trading market for these options, such estimates may ultimately differ from valuations completed by an independent party. The options generally vest over four years, which is the same as the performance period. In no event are options exercisable more than ten years after the date of grant.

Option activity under the Option Plan is summarized as follows for the periods below:

	Options Issued and Outstanding	Weighted-Average Exercise Price
Balance as of January 1, 2009 (audited)	1,734,647	$1.14
Options granted (weighted average fair value of $0.89 )	546,000	$0.89
Options exercised	(88,991)	$0.59
Options canceled	(206,293)	$1.44
Balance as of September 30, 2009 (unaudited)	1,985,363	$1.07

Balance as of January 1, 2010 (audited)	1,897,126	$0.96
Options granted (weighted average fair value of $0.20)	5,265,897	$0.20
Options exercised	(18,000)	$0.36
Options canceled	(725,179)	$0.82
Balance as of September 30, 2010 (unaudited)	6,419,844	$0.35

Options outstanding and exercisable at September 30, 2010	981,655	$0.90

Other Information Regarding Stock Options

Additional information regarding common stock options outstanding as of September 30, 2010 is as follows:

	Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Avg. Remaining Life	Weighted Avg. Exercise Price	Intrinsic Value	Number Exercisable	Weighted Avg. Exercise Price	Intrinsic Value
$0.20 - $0.20	5,057,863	9.74	0.20	–	10,000	0.20	–
$0.25 - $0.25	174,158	4.84	0.25	–	174,158	0.25	–
$0.50 - $0.50	395,783	6.12	0.50	–	384,202	0.50	–
$0.56 - $0.56	393,333	8.83	0.56	–	125,362	0.56	–
$1.94 - $1.94	298,187	8.26	1.94	–	209,706	1.94	–
$2.17 - $2.17	100,520	7.41	2.17	–	78,227	2.17	–
	6,419,844	9.23	$.35	$–	981,655	$0.90	$–

The intrinsic value is calculated as the difference between the value of Prosper's common stock at September 30, 2010, which was $0.20 per share, and the exercise price of the options.

No compensation expense is recognized for unvested shares that are forfeited upon termination of service, and the stock-based compensation expense for the nine months ended September 30, 2010 and 2009 reflect the expenses that Prosper expects to recognize after the consideration of estimated forfeitures.

11. Income Taxes

As part of the process of preparing the Company’s financial statements, the Company is required to estimate its income taxes in each of the jurisdictions in which it operates. This process involves determining the Company’s income tax expense (benefit) together with calculating the deferred income tax expense (benefit) related to temporary differences resulting from differing treatment of items, such as deferred revenue or deductibility of certain intangible assets, for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within the accompanying balance sheet. The Company must then assess the likelihood that the deferred tax assets will be recovered through the generation of future taxable income.

Due to the book and tax net losses incurred during the three and nine months ended September 30, 2010 and 2009, Prosper has not incurred any income tax expense during those periods.  In addition, Prosper has maintained a full valuation allowance against its net deferred tax assets because the realization of those deferred tax assets is dependent upon future earnings, and the amount and timing of those earnings, if any is uncertain.

12. Commitments and Contingencies

Future minimum lease payments and other commitments

Prosper leases its corporate office and co-location facility under noncancelable operating leases that expire in July 2011 and August 2011, respectively. Prosper’s corporate office lease has the option to renew for an additional three years. Future minimum rental payments under these leases as of September 30, 2010 are as follows:

Remaining three months ending December 31, 2010	$109,302
Year ending December 31, 2011	265,513
Total future operating lease obligations	$374,815

Rental expense under premises-operating lease arrangements was approximately $108,539 and $322,562 for the three and nine months ended September 30, 2010, and $106,248 and $315,690 for the corresponding periods during 2009, respectively.

On April 14, 2008, the Company entered into an agreement with a WebBank, Utah-chartered industrial bank whereby all loans originated through the Prosper marketplace resulting from listings posted on or after April 15, 2008 are made by WebBank under its bank charter. The arrangement allows for loans to be offered to borrowers at uniform nationwide terms. The Company is required to pay WebBank the greater of a monthly minimum fee or a fee calculated based on a certain percentage of monthly loan origination volume.

On March 3, 2009, the Company entered into an agreement with a third party broker-dealer in which the third party agreed to operate and maintain Prosper’s Note Trader Platform on which lender members may offer their Notes for sale to other lender members.  The Company is required to pay the third party broker-dealer an agreed upon monthly fee which equals the difference, if any, between the minimum monthly fee and the transaction fees collected by the third party provider during that month.

Securities Law Compliance

From inception through October 16, 2008, the Company sold approximately $178.1 million of loans to unaffiliated lender members, and $1.0 million of loans to affiliated lender members through the Prosper platform whereby the Company assigned promissory notes directly to lender members. The Company did not register the offer and sale of the promissory notes offered and sold through the Prosper platform under the Securities Act or under the registration or qualification provisions of the state securities laws. The Company’s management believes that the question of whether or not the operation of the Prosper platform involved an offer or sale of a “security” involved a complicated factual and legal analysis and was uncertain. If the sales of promissory notes offered through the Company’s platform were viewed as a securities offering, the Company would have failed to comply with the registration and qualification requirements of federal and state laws and lender members who hold these promissory notes may be entitled to rescission of unpaid principal, plus statutory interest. Generally, the federal statute of limitations for noncompliance with the requirement to register securities under the Securities Act  is one year from the violation.

The Company’s decision to restructure its operations and cease sales of promissory notes offered through the platform effective October 16, 2008 limited this contingent liability to the period covering Prosper's activities prior to October 16, 2008, the date on which the Company ceased sales of promissory notes offered through the platform.

The Company has not recorded an accrued loss contingency in connection with the sale of promissory notes to lender members. Accounting for loss contingencies involves the existence of a condition, situation or set of circumstances involving uncertainty as to possible loss that will ultimately be resolved when one or more future event(s) occur or fail to occur. An estimated loss in connection with a loss contingency shall be recorded by a charge to current operations if both of the following conditions are met: first, the amount can be reasonably estimated; and second, the information available prior to issuance of the financial statements indicates that it is probable that a liability has been incurred at the date of the financial statements.

The Company has assessed the contingent liability related to prior sales of loans on the platform and has determined that the occurrence of the contingency is reasonably possible but not probable and that contingent liability ranges from $0 in the event the Company prevails to a maximum of $53.3 million which represents the remaining outstanding principal amount of $8.6 million and loans charged off of $44.7 million as of September 30, 2010.

On November 25, 2008, the Company signed a settlement agreement with the North American Securities Administrators Association (“NASAA”) to pay penalties not to exceed $1.0 million to the States in order to resolve matters relating to Prosper’s alleged unregistered offer and sale of securities. The $1.0 million penalty was allocated among the states where Prosper conducted business prior to October 16, 2008, based on the loan sale transaction volume in each state during that time. On April 21, 2009, the Company and NASAA finalized a template consent order, which NASAA is recommending that the states adopt in settling any state initiated matters with the Company.  However, Prosper is not required to pay any portion of the fine to those states which elect not to participate in the settlement. As of September 30, 2010 and December 31, 2009, the Company had accrued $283,975 and $356,157, respectively, in connection with this contingent liability in accordance with ASC Topic 450, Contingencies (formerly, SFAS No. 5, Accounting for Contingencies). The methodology applied to estimate the accrual was to divide the $1,000,000 maximum fee pro-rata by state using the Company’s originations since inception. A weighting was then applied by state to assign a likelihood that the penalty will be claimed. In estimating the probability of a claim being made, we considered factors such as the nature of the settlement agreement, whether the states had given any indication of their concern regarding the sale of the promissory notes, the probability of states opting out of the settlement to pursue their own litigation against the Company, whether the penalty is sufficient to compensate these states for the cost of processing the settlement and finally the impact that current economic conditions have had on state governments. The Company will continue to evaluate this accrual and related assumptions as new information becomes known. Penalties will be paid promptly after a state reviews and agrees to the language of the consent order. There is no deadline for the states to decide whether to enforce the consent order. As of September 30, 2010, the Company has entered into 32 consent order agreements and has paid an aggregate of $428,737 in penalties.

On November 26, 2008, plaintiffs, Christian Hellum, William Barnwell and David Booth, individually and on behalf of all other plaintiffs similarly situated, filed a class action lawsuit against us, certain of our executive officers and our directors in the Superior Court of California, County of San Francisco, California.  The suit was brought on behalf of all loan note purchasers in our online lending platform from January 1, 2006 through October 14, 2008.  The lawsuit alleges that Prosper offered and sold unqualified and unregistered securities in violation of the California and federal securities laws.  The lawsuit seeks class certification, damages and the right of rescission against Prosper and the other named defendants, as well as treble damages against Prosper and the award of attorneys’ fees, experts’ fees and costs, and pre-judgment and post-judgment interest.

Some of the individual defendants filed a demurrer to the First Amended Complaint, which was heard on June 11, 2009 and sustained by the court with leave to amend until July 10, 2009.  The plaintiffs filed a Second Amended Complaint on July 10, 2009, to which the same individual defendants demurred.  On September 15, 2009, this demurrer was sustained by the court without leave to amend.

Prosper’s insurance carrier with respect to the class action lawsuit, Greenwich Insurance Company (“Greenwich”), has denied coverage.  On August 21, 2009, Prosper filed suit against Greenwich in the Superior Court of California, County of San Francisco, California.  The lawsuit seeks a declaration that Prosper is entitled to coverage under its policy with Greenwich for losses arising out of the class action lawsuit as well as damages and the award of attorneys’ fees and pre-judgment and post-judgment interest.

We intend to vigorously defend the class action lawsuit and vigorously prosecute our suit against Greenwich.  We cannot, however, presently determine or estimate the final outcome of either lawsuit, and there can be no assurance that either matter  will be finally resolved in our favor.  If the class action lawsuit is not resolved in our favor, we might be obliged to pay damages, and might be subject to such equitable relief as a court may determine.  If our lawsuit against Greenwich is not resolved in our favor, we might not be able to recover any proceeds from Greenwich to offset any losses we incur in the class action lawsuit.

As of September 30, 2010, the lawsuits are in their preliminary stages and their probable outcomes cannot presently be determined, nor can the amount of damages or other costs that might be borne by Prosper be estimated.

13. Related Parties

Prosper’s executive officers, directors and certain affiliates participate on the Company’s lending platform by placing bids and purchasing loans originated from Prosper.  The aggregate amount of loans purchased and the income earned by these related parties as of September 30, 2010 and 2009 are summarized below:

Related Party	Aggregate Amount of Loans Purchased		Income Earned on Loans for the Three Months Ended		Income Earned on Loans for the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009	2010	2009
Executive officers & management	$555,994	$454,842	$3,538	$1,486	$9,698	$5,567
Directors	653,487	497,918	4,102	3,888	12,200	13,357
Affiliate	167,259	167,259	49	403	383	1,886
	$1,376,740	$1,120,019	$7,689	$5,777	$22,281	$20,810

The loans were obtained on the same terms and conditions as those obtained by other lenders. Of the total aggregate amount of loans purchased since inception approximately $167,417 or 12% and $141,436 or 13% of principal has been charged off through September 30, 2010 and 2009, respectively. Prosper earned approximately $1,307 and $1,245 of servicing fee revenue related to these loans for the nine months ended September 30, 2010 and 2009, respectively.  Prosper earned approximately $470 and $354 of servicing fee revenue related to these loans for the three months ended September 30, 2010 and 2009, respectively.

14. Postretirement Benefit Plans

Prosper has a 401(k) plan that covers all employees meeting certain eligibility requirements. The 401(k) plan is designed to provide tax-deferred retirement benefits in accordance with the provisions of Section 401(k) of the Internal Revenue Code. Eligible employees may defer up to 90% of eligible compensation up to the annual maximum as determined by the Internal Revenue Service. Prosper’s contributions to the plan are discretionary. Prosper has not made any contributions to the plan to date.

Item 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

This management’s discussion and analysis of financial condition and results of operations, or MD&A, contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” in this Quarterly Report on Form 10-Q for a discussion of the uncertainties, risks and assumptions associated with these statements. This discussion should be read in conjunction with our historical financial statements and related notes thereto and the other disclosures contained elsewhere in this Quarterly Report on Form 10-Q. The results of operations for the periods reflected herein are not necessarily indicative of results that may be expected for future periods, and our actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to those included elsewhere in this Quarterly Report on Form 10-Q and those included in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K.

Overview

We provide a peer-to-peer online loan auction platform that enables our borrower members to borrow money and our lender members to purchase Notes that we issue, the proceeds of which facilitate the funding of specific loans made to borrowers.  Our platform enables our borrower members to request and obtain personal, unsecured loans by posting anonymous “listings” on the platform indicating the principal amount of the desired loan and the maximum interest rate the borrower is willing to pay.  We assign a Prosper Rating consisting of one of seven letter credit grades, based in part on the borrower’s credit score, to each borrower who requests a borrower loan.  Prosper borrower members’ Prosper Rating and credit score range, debt-to-income ratios and other credit data are displayed with their listings and are available for viewing by lender members on an anonymous basis.  Lender members access our platform and “bid” the amount they are willing to commit to the purchase of a Note that is dependent for payment on the corresponding borrower loan and the minimum yield percentage they are willing to receive, subject to a minimum yield percentage based on the Prosper Rating assigned to each listing. The highest yield percentage lender members may bid on a listing is the yield percentage that corresponds to the maximum interest rate set by the borrower.  The lowest yield percentage lender members may bid will be the minimum yield percentage set forth in the listing. The minimum yield percentage applicable to each listing is based on the Prosper Rating assigned to the listing and will be calculated by adding the national average certificate of deposit rate that matches the term of the borrower loan, as published by BankRate.com, to the minimum estimated loss rate associated with the Prosper Rating assigned to the listing, which is based on the historical performance of similar Prosper borrower loans. As of September 30, 2010, for listings with AA Prosper Ratings, an estimated loss rate of 1.0%, which represents the middle of the estimated loss rate range for that Prosper Rating, is added to the national average certificate of deposit rate to determine the minimum yield percentage. By making a bid on a listing, a lender member is committing to purchase from Prosper a Note in the principal amount of the lender’s winning bid.  The lender members who purchase the Notes will designate that the sale proceeds be applied to facilitate the funding of a corresponding borrower loan listed on our platform.  Loans originated to borrower members are made by WebBank, an FDIC-insured, Utah-chartered industrial bank, and sold and assigned to Prosper.

All loans requested and obtained by Prosper borrower members through our platform are unsecured obligations of individual borrower members with a fixed interest rate and a loan term set at three years as of September 30, 2010.  In October 2010, Prosper began offering loan terms with one and five year loan terms, in addition to the existing three year loan term. Prosper anticipates in the near future extending available loan terms to between three months and seven years.  With respect to loans resulting from listings posted by Prosper borrower members prior to April 15, 2008, Prosper is the originating lender for licensing and regulatory purposes.  All borrower loans resulting from listings posted on or after April 15, 2008 are funded by WebBank.  After funding a loan, WebBank assigns the loan to Prosper, without recourse to WebBank, in exchange for the principal amount of the borrower loan.  WebBank does not have any obligation to purchasers of the Notes.  For all borrower loans, listings are posted without our obtaining any documentation of the borrower’s ability to afford the loan.  In limited instances, we verify the income, employment, occupation or other information provided by Prosper borrower members in listings.  This verification is normally done after the listing has already been created and bidding is substantially completed and, therefore, the results of our verification are not reflected in the listings.

Our Operating History

We incorporated in Delaware in March 2005 and launched our public website, www.prosper.com on February 13, 2006.  As of September 30, 2010, our platform has facilitated 35,099 borrower loans since our launch. From October 16, 2008 until July 10, 2009, we temporarily stopped accepting lender members’ commitments, which significantly slowed the ramp up of our operations, resulting in a negative impact on our cash flow and liquidity, due to a decrease in loan origination volume.

        We made significant changes to the operation of our lending platform that became effective on July 10, 2009, and on July 13, 2009, we began accepting new commitments from our lender members on our platform.  Prior to October 16, 2008, we purchased loans from WebBank and then sold and assigned the loans to the lender members who bid on the listings for those loans.  Since July 10, 2009, we retain the loans and issue new securities, the Notes, to the winning lenders.  Our obligation to repay the Notes is conditioned upon the repayment of the associated borrower loan.  We expect to generate increased revenue from borrower transaction fees and non-sufficient funds fees and lender members’ servicing fees.  Over time, we expect that the number of borrowers and lender members and the volume of borrower loans originated through our platform will increase.

        We have a limited operating history and have incurred net losses since our inception.  Our net loss was $2,223,016 and $7,494,302 for the three and nine months ending September 30, 2010, respectively. The net loss for the three and nine months ending September 30, 2009 was $2,238,138 and $7,726,455, respectively.  We earn revenues primarily from borrower transaction fees, non-sufficient funds fees and lender member service fees. At this stage of our development, we have funded our operations primarily with proceeds from equity financings, which are described below under “Liquidity and Capital Resources.”

Our operating plan calls for a continuation of the current strategy of increasing transaction volume to increase revenue until we reach profitability and become cash-flow positive, which we do not expect to occur before the close of 2010.  In addition, our 2010 operating plan calls for continued investment in the development of our website, loan servicing platform, loan scoring and marketing efforts before we reach profitability.

Our historical financial results and this discussion reflect the structure of our lending platform and our operations both prior to and after July 10, 2009.  For a discussion of the effect of our new structure on our financial statements, see “Borrower Loans and Payment Dependent Notes” under “Critical Accounting Policies and Estimates” below.

Trends and Uncertainties

The Peer to Peer lending industry remains a very innovative and unique industry that is still in its infancy.  We are vulnerable to legislative or regulatory developments that may impact our business model in a positive or negative manner.  For example, we continue to discuss with the SEC how federal securities law and evolving staff positions impact the manner in which we operate our platform.  We will continue to monitor legislative and regulatory developments that we may encounter in the future in order to better respond to effects it may have on our business platform.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of our financial condition and consolidated results of operations is based on our financial statements, which we have prepared in accordance with U.S. generally accepted accounting principles.  The preparation of financial statements requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and the related disclosures.  Prosper bases its estimates on historical experience and on various other assumptions that Prosper believes to be reasonable under the circumstances.  Actual results could differ from those estimates.  Our significant accounting policies are more fully described in Note 2 to our consolidated financial statements included elsewhere in this quarterly report.

Critical accounting policies are those policies that we believe present the most complex or subjective measurements and have the most potential to impact our financial position and operating results.  While all decisions regarding accounting policies are important, we believe that the following policies could be considered critical.  These critical policies relate to fair value measurement, borrower loans and Payment Dependent Notes, servicing rights, repurchase obligation, revenue recognition, stock-based compensation, and income taxes.

Fair Value Measurement

Under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 820 Fair Value Measurements and Disclosures on January 1, 2008 we determine the fair values of our financial instruments based on the fair value hierarchy established in that standard, which requires an entity to maximize the use of quoted prices and observable inputs and to minimize the use of unobservable inputs when measuring fair value. We use various valuation techniques depending on the nature of the financial instrument, including the use of market prices for identical or similar instruments, or discounted cash flow models.  When possible, active and observable market data for identical or similar financial instruments are utilized. Alternatively, we determine fair value using assumptions that we believe a market participant would use in pricing the asset or liability.

The Company’s financial instruments consist principally of cash and cash equivalents, restricted cash, receivables, borrower loans, servicing rights, accounts payable and accrued liabilities, Borrower Payment Dependent Notes and long-term debt.  The estimated fair values of cash and cash equivalents, restricted cash, accounts payable and accrued liabilities approximate their carrying values because of their short term nature.

For additional information and discussion, see Note 2 and Note 4 to the consolidated financial statements included elsewhere in this report.

Borrower Loans and Payment Dependent Notes

On July 13, 2009, we implemented our new operating structure and began issuing Notes.  The post registration operating structure resulted in Prosper purchasing loans from WebBank, and holding the loans until maturity.  Prosper issues new securities, the Notes, to the winning lenders.  Prosper’s obligation to repay the Notes is conditioned upon the repayment of the associated borrower loan owned by Prosper.  As a result of these changes, Prosper carries the borrower loans and the Notes on its balance sheet as assets and liabilities, respectively.

 In conjunction with our new operating structure that became effective July 13, 2009, we adopted the provisions of ASC Topic 825.  ASC Topic 825 Financial Instruments permits companies to choose to measure certain financial instruments and certain other items at fair value.  The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings.  We apply the provisions of ASC Topic 825 to the borrower loans and Notes issued subsequent to July 13, 2009 on an instrument by instrument basis.  We did not apply the provisions of ASC Topic 825 to loans issued prior to July 13, 2009.  The aggregate fair value of the borrower loans and Notes are reported as separate line items in the assets and liabilities sections of the consolidated balance sheet using the methods described in ASC Topic 820.

We determine the fair value of the borrower loans and Notes in accordance with the fair value hierarchy established in ASC Topic 820, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  As observable market prices are not available for the borrower loans and Notes we hold or for similar assets and liabilities, we believe the borrower loans and Notes should be considered Level 3 financial instruments under ASC Topic 820.  ASC Topic 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

In a hypothetical transaction as of the measurement date, we believe that differences in the principal marketplace in which the loans are originated and the principal marketplace in which we might offer those loans may result in differences between the originated amount of the loans and their fair value as of the transaction date. Changes in fair value of the borrower loans and Notes subject to the provisions of ASC Topic 820 are recognized in earnings, and fees and costs associated with the origination or acquisition of borrower loans are recognized as incurred.  Prosper estimates the fair value of the borrower loans and Notes using a discounted cash flow methodology based upon a set of valuation assumptions Prosper believes market participants would use for similar assets and liabilities. The main assumptions used to value the borrower loans and Notes include default rates, discount rates applied to each credit tranche/grade, prepayment rates, and recovery rates.

For borrower loans and Notes issued after July 13, 2009, we used the following average assumptions to determine the fair value as of September 30, 2010:

Monthly prepayment rate speed	1.50%
Recovery rate	4.86%
Discount rate *	27.59%
Weighted Average Default Rate	7.82%

* This is the weighted average discount rate among all of Prosper’s credit grades

Key economic assumptions and the sensitivity of the current fair value to immediate adverse changes in those assumptions at September 30, 2010 for borrower loans and Notes are presented in the following table:

		Payment
	Borrower	Dependent
	Loans	Notes
Discount rate assumption:	27.59%	27.59%
Decrease in fair value and income (loss) to earnings from:
100 basis point increase	$(217,800)	$214,900
200 basis point increase	(388,000)	382,800
Increase in fair value and income (loss) to earnings from:
100 basis point decrease	$130,400	$(128,500)
200 basis point decrease	308,500	(304,200)

Default rate assumption:	7.82%	7.82%
Decrease in fair value and income (loss) to earnings from:
10% higher default rates	$(88,000)	$97,000
20% higher default rates	(185,600)	202,700
Increase in fair value and income (loss) to earnings from:
10% lower default rates	$113,000	$(120,600)
20% lower default rates	216,500	(232,700)

Overall, if the fair value of the borrower loans decrease or increase due to any changes in our assumptions, there will also be a corresponding decrease or increase in the fair value of the linked Notes. As a result, the effect on Prosper’s earnings of adverse changes in key assumptions is mitigated. However, the impact of these changes in fair value could have a material adverse impact on lender member's investments in the Notes.

As we receive scheduled payments of principal and interest on the borrower loans we will in turn make principal and interest payments on the Notes.  These principal payments will reduce the carrying value of the borrower loans and Notes.  If we do not receive payments on the borrower loans, we are not obligated to and will not make payments on the Notes.  The fair value of a Note is approximately equal to the fair value of the corresponding borrower loan, less the 1.0% service fee.  If the fair value of the borrower loan decreases due to our expectation of both the rate of default of the loan and the amount of loss in the event of default, there will also be a corresponding decrease in the fair value of the Note (an unrealized gain related to the Note and an unrealized loss related to the borrower loan).

For additional information and discussion, see Note 2 and Note 4 to the consolidated financial statements included elsewhere in this report.

Servicing Rights

We account for our servicing rights under the fair value measurement method of reporting in accordance with ASC Topic 860, Transfers and Servicing.  Under the fair value method, we measure servicing rights at fair value at each reporting date and report changes in fair value in earnings in the period in which the changes occur.

We estimate the fair value of the servicing rights as it relates to loans originated prior to July 13, 2009, using a discounted cash flow model to project future expected cash flows based upon a set of valuation assumptions that we believe market participants would use for similar rights.  The primary assumptions we use for valuing our servicing rights include prepayment speeds, default rates, cost to service, profit margin, and discount rate.  We review these assumptions to ensure that they remain consistent with the market conditions.  Inaccurate assumptions in valuing servicing rights could affect our results of operations.

For additional information and discussion, see Note 2 and Note 3 to the consolidated financial statements included elsewhere in this report.

Repurchase Obligation

We are obligated to indemnify lenders and repurchase the Notes sold to the lenders in the event of violation of the applicable federal/state/local lending laws or verifiable identify theft.  Our limited operating history, the lack of industry comparables and the potential to impact financial performance make the repurchase obligation a critical accounting policy.

We accrue a provision for the repurchase obligation when the Notes are sold to the lender members in an amount considered appropriate to reserve for our repurchase obligation related to the Notes in the event of violation of the applicable federal/state/local lending laws or verifiable identify theft.  The repurchase obligation is evaluated at least once a quarter and represents an estimate based on the rate of historical repurchases as a percentage of originations (which generally occur within six to nine months of origination).  The repurchase obligation includes a judgmental management adjustment due to our limited operating history, changes in current economic conditions, the risk of new and as yet undetected fraud schemes, origination unit and dollar volumes, and the lack of industry comparables.

At September 30, 2010 and December 31, 2009, we have recorded a repurchase obligation of $71,001 and $40,001, respectively.  For the three months ended September 30, 2010 we received $813 in recoveries, and for the three months ended September 30, 2009 we repurchased loans and Notes of $6,211, net of recoveries.  For the nine months ended September 30, 2010 we received $4,183 in recoveries and made no loan repurchases and for the nine months ended September 30, 2009, the Company repurchased loans and Notes of $30,787, net of recoveries.  The overall decrease in the number of repurchases is due in large part by the Company’s increased efforts in identifying and preventing various fraud schemes.  Although we believe our fraud controls have resulted in a lower incidence of fraud in 2010, as compared to prior years, our controls are largely based on experience from past fraud attempts. Accordingly, future repurchase and repayment obligations could vary significantly from our estimates.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 605, Revenue Recognition.  Under ASC Topic 605, Prosper recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price of the services is fixed and determinable and collectability is reasonably assured.

Agency Fees

From our relaunch in July of 2009 until July 2010, borrowers with a Prosper Rating of AA were charged an agency fee of 0.5% of the aggregate principal balance of the loan with no minimum fee and borrowers with a Prosper Rating of A through HR were charged an agency fee of 3% of the aggregate principal balance of the loan or $50, whichever was greater.  In July of 2010, we implemented a new fee structure, under which borrowers with a Prosper Rating of AA are charged an agency fee of 0.5% of the aggregate principal balance of the loan with no minimum fee, borrowers with a Prosper Rating of A or B are charged an agency fee of 3.0% of the aggregate principal balance of the loan or $75, whichever is greater, and borrowers with a Prosper Rating of C through HR are charged an agency fee of 4.5% of the aggregate principal balance of the loan or $75, whichever is greater.  Agency fees are charged by WebBank and we receive amounts equal to these fees as compensation for our marketing and underwriting activities.

Servicing Fees

Loan servicing revenue includes loan servicing fees and non-sufficient funds fees on loans originated prior to October 16, 2008.  Loan servicing fees are accrued daily based on the current outstanding loan principal balance of (a) borrower loan(s), but are not recognized until payment is received due to uncertainty of collection of borrower loan payments.  Currently, we charge servicing fees at an annualized rate of 1.0% of the outstanding principal balance of a Prosper borrower member’s loan, which we deduct from each lender member’s share of borrower loan payments.  Overtime, we expect that the servicing fees that we receive will ultimately decrease to zero as the loans originated prior to October 16, 2008 mature.

We charge a non-sufficient funds fee to borrowers on the first failed payment of each billing period.  Non-sufficient funds fees are charged to the borrower and collected and recognized immediately.

Our procedures generally require the automatic debiting of borrower member bank accounts by automated clearing house (ACH) transfer, although we allow payment by check and bank draft.  We charge a non-sufficient funds fee to a borrower member to cover the cost we incur if an automatic payment fails and is rejected by the borrower member’s bank, for example if there is an insufficient balance in the bank account or if the account has been closed or otherwise suspended.  If an automatic payment fails we make up to two additional attempts to collect; however, there is no additional fee charged to the borrower if these attempts fail.  We retain the entire amount of the non-sufficient funds fee, which is currently $15.00 per initial payment failure, or such lesser amount required by law, to cover our costs.

Interest Income (expense) on Borrower Loans Receivable & Payment Dependent Notes

We recognize interest income on our borrower loans using the accrual method based on the stated interest rate to the extent that we believe it to be collectable.  We record interest expense on the corresponding Note based on the contractual interest rate.

Stock-Based Compensation

We account for stock-based compensation for employees using fair-value based accounting in accordance with ASC Topic 718, Compensation – Stock Compensation.  ASC Topic 718 requires companies to estimate the fair value of stock-based awards on the date of grant using an option-pricing model.  The Company uses the Black-Scholes model to determine the fair value of stock options granted to employees.  The stock-based compensation expense related to awards that are expected to vest is amortized over the vesting term of the stock-based award, which is generally four years.

Expected forfeitures of unvested options are estimated at the time of grant and reduce the recognized stock-based compensation expense.  The forfeiture rate is estimated based on historical experience and revised on a quarterly basis.  The significant assumptions used in the calculation of stock based compensation are discussed in detail in Note 2 to our consolidated financial statements included elsewhere in this report.

We use the Black-Scholes model to estimate the value of options granted to non-employees at each vesting date to determine the appropriate charge to stock-based compensation.    The volatility of common stock was based on comparative company volatility.  The Black-Scholes model requires the input of highly subjective assumptions, including the expected stock price volatility.  Because Prosper’s equity awards have characteristics significantly different from those of traded options, the changes in the subjective input assumptions can materially affect the fair value estimate.

Income Taxes

ASC Topic 740, Income Taxes provides for the recognition of deferred tax assets if realization of such assets is more likely than not.  Based upon the weight of available evidence, which includes our historical operating performance and the reported cumulative net losses in all prior years, we have provided a full valuation allowance against our net deferred tax assets.  We will continue to evaluate the realizability of the deferred tax assets on a quarterly basis.

Results of Operations

Our results of operations for the three and nine months ended September 30, 2010 and 2009, together with the percentage change between periods, are set forth below.

Prosper Marketplace, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,				Change from prior period
	2010		2009
		As % of sales		As % of sales	$ Increase / (Decrease)%
Revenues
Agency fees	$191,831		$67,348		$124,483	185%
Loan servicing fees	42,250		121,875		(79,625)	(65%)
Interest income (expense) on Borrower Loans
and Borrower Payment Dependent Notes, net	123,720		2,659		121,061	4553%
Rebates and promotions	3,251		-		3,251	n/a
	361,052		191,882		169,170	88%
Cost of Revenues
Cost of services	(265,485)	(74%)	(152,428)	(79%)	(113,057)	74%
Provision for loan and Note repurchases	813	0%	1,767	1%	(954)	(54%)
Total revenues, net	96,380		41,221		55,159	134%

Operating expenses
Compensation and benefits	1,177,175	326%	1,131,676	590%	45,499	4%
Marketing and advertising	103,036	29%	167,435	87%	(64,399)	(38%)
Depreciation and amortization	143,044	40%	150,315	78%	(7,271)	(5%)
General and administrative
Professional services	702,540	195%	593,722	309%	108,818	18%
Facilities and maintenance	159,097	44%	160,868	84%	(1,771)	(1%)
Other	215,705	60%	126,297	66%	89,408	71%
Total expenses	2,500,597		2,330,313		170,284	7%
Loss before other income (expense)	(2,404,217)		(2,289,092)		(115,125)	5%

Other income (expense)
Interest Income	4,782	1%	3,434	2%	1,348	39%
Change in fair value on Borrower Loans
and Borrower Payment Dependent Notes, net	163,836	45%	39,133	20%	124,703	319%
Loss on impairment of fixed assets	-	0%	(1,189)	(1%)	1,189	(100%)
Other income	12,583	3%	9,576	5%	3,007	31%
Total other income	181,201		50,954		130,247	256%
Loss before income taxes	(2,223,016)		(2,238,138)		15,122	(1%)
Income taxes	-	0%	-	0%	-	n/a
Net Loss	$(2,223,016)		$(2,238,138)		$15,122	(1%)

Prosper Marketplace, Inc.
Consolidated Statements of Operations
(Unaudited)

	Nine Months Ended September 30,				Change from prior period
	2010		2009
		As % of sales		As % of sales	$ Increase / (Decrease)%
Revenues
Agency fees	$512,101		$68,273		$443,828	650%
Loan servicing fees	142,870		446,754		(303,884)	(68%)
Interest income (expense) on Borrower Loans
and Borrower Payment Dependent Notes, net	178,020		2,659		175,361	6595%
Rebates and promotions	(16,617)		-		(16,617)	n/a
	816,374		517,686		298,688	58%
Cost of Revenues
Cost of services	(668,708)	(82%)	(376,803)	(73%)	(291,905)	77%
Provision for loan and Note repurchases	(26,817)	(3%)	26,273	5%	(53,090)	(202%)
Total revenues, net	120,849		167,156		(46,307)	(28%)

Operating expenses
Compensation and benefits	3,430,904	420%	3,825,649	739%	(394,745)	(10%)
Marketing and advertising	487,337	60%	233,633	45%	253,704	109%
Depreciation and amortization	421,208	52%	447,791	86%	(26,583)	(6%)
General and administrative
Professional services	2,111,524	259%	2,154,715	416%	(43,191)	(2%)
Facilities and maintenance	478,709	59%	500,468	97%	(21,759)	(4%)
Other	1,130,345	138%	824,635	159%	305,710	37%
Total expenses	8,060,027		7,986,891		73,136	1%
Loss before other income (expense)	(7,939,178)		(7,819,735)		(119,443)	2%

Other income (expense)
Interest Income	9,111	1%	39,452	8%	(30,341)	(77%)
Change in fair value on Borrower Loans
and Borrower Payment Dependent Notes, net	397,644	49%	39,133	8%	358,511	916%
Loss on impairment of fixed assets	(3,179)	(0%)	(41,704)	(8%)	38,525	(92%)
Other income	41,300	5%	56,399	11%	(15,099)	(27%)
Total other income	444,876		93,280		351,596	377%
Loss before income taxes	(7,494,302)		(7,726,455)		232,153	(3%)
Income taxes	-	0%	-	0%	-	n/a
Net Loss	$(7,494,302)		$(7,726,455)		$232,153	(3%)

Revenues

Agency Fees

Agency fees for the three and nine months ended September 30, 2010, were $191.8 thousand and $512.1 thousand, respectively, representing an increase of $124.5 thousand and an increase of $443.8 thousand, as compared to $67.3 thousand for the three months ended September 30, 2009 and $68.3 thousand nine months ended September 30, 2009.   The significant increase in agency fees for the three and nine months ended September 30, 2010 is due to the fact the Company was not originating any new loans from October 2008 through July of 2009, except for 13 loans originated in the three and six months ended June 30, 2009 when Prosper briefly re-opened in the State of California from April 28, 2009 to May 8, 2009.  These loans were funded by Prosper and no Notes were sold to California residents.  Prosper originated 1,270 and 4,052 loans in the three and nine months ended September 30, 2010, respectively.

Loan Servicing Fees

For the three and nine months ended September 30, 2010, loan servicing fees were $42.3 thousand and $142.9 thousand, respectively, representing a decrease of $79.6 thousand and $303.9 thousand, as compared to $121.9 thousand for the three months ended September 30, 2009, and $446.8 thousand for the nine months ended September 30, 2009.  The decrease in loan servicing fees is attributed primarily to the overall decrease in the outstanding principal balance of loans serviced from the comparable prior year periods.

Interest Income on Borrower Loans and Payment Dependent Notes

Gross interest income earned and gross interest expense incurred were $945.8 thousand and $822.1 thousand, respectively for the three months ended September 30, 2010, resulting in net interest income of $123.7 thousand. Gross interest income earned and gross interest expense incurred for the nine month ended September 30, 2010 were approximately $2.0 million and $1.9 million, netting to $178.0 thousand in interest income. Gross interest income earned and gross interest expense incurred were $13.3 thousand and $10.6 thousand, respectively for the three and nine months ended September 30, 2009, resulting in net interest income of $2.7 thousand.   As we did not implement our new operating structure until July 13, 2009, gross interest income earned and gross interest expense incurred for the three and nine months ended September 30, 2009 were identical.  Over time, we expect that revenues and expenses related to borrower loans and Notes will increase as we grow our platform.

Cost of Revenues

Cost of Services

       Our cost of services are comprised primarily of credit bureau fees, payments to strategic partners, collection expenses, the change in fair value of servicing rights, referral program fees for certain partners and other expenses directly related to loan funding and servicing.  Cost of service expenses were $265.5 thousand and $668.7 thousand for the three and nine months ended September 30, 2010, respectively, an increase of 74% and 77%, as compared to $152.4 thousand for the three months ended September 30, 2009, and $376.8 thousand for the nine months ended September 30, 2009. During 2010, we had an overall increase in our cost of services due to the fact that we were operating in a quiet period for the first and second quarter of 2009 and did not incur expenses related to our loan origination activities.  Specifically, there was a significant increase in credit bureau fees incurred in 2010 as we were subject to minimum monthly fees under our contract through the first six months of 2009.  In addition, we were not yet incurring expenses related to our secondary market trading partner which did not launch until July 2009, and we were also subject to an increase in strategic partnership fees related to a renegotiation of contractual terms.  During 2010, the Company carried out new lender and borrower focused promotional programs in order to increase volume.

Loan and Note Repurchases

Judgments in our favor have led to recoveries during the period which correspond to certain loan repurchases.  For the three and nine months ended September 30, 2010, we received recoveries on prior repurchased loans of approximately $813 and $4.2 thousand, respectively.  For the three and nine months ended September 30, 2009, we recorded recoveries on prior repurchase losses of approximately $1.8 thousand and $6.3 thousand, respectively.  There were no repurchased loans for the nine months ended September 30, 2010, as compared to repurchase losses of $37.1 thousand for the nine months ended September 30, 2009.  We continue to devote a significant amount of attention to fraud prevention and will continue to implement fraud control procedures to maintain a low level of repurchased loans.

Other Income (Expense)

Interest Income

Interest income on cash and cash equivalents was $4.8 thousand and $9.1 thousand for the three and nine months ended September 30, 2010, an increase of 39% and a decrease of  77% as compared to $3.4 thousand and $39.5 thousand for the three and nine months ended September 30, 2009, respectively.  The increase in interest income for the three months ended September 30, 2010 as compared to the three months ended September 30, 2009 was primarily attributable to higher average cash balances in the third quarter of 2010 related to the Series D funding which closed in April 2010.  The decrease in interest income for the nine months ended September 30, 2010 as compared to the nine months ended September 30, 2009, was primarily attributable to lower average monthly cash balances into the beginning of second quarter of 2010.

Change in Fair Value on Borrower Loans and Payment Dependent Notes, net

Under the methods described in ASC Topic 820, Fair Value Measurements and Disclosures, we elected to account for unrealized gains or losses on the borrower loans and borrower payment dependent notes on a fair value basis.  These amounts are included as a component of other income (expense) in our consolidated statement of operations. The total fair value adjustment was $1.7 million and $2.1 million for the borrower loans and Notes, respectively, resulting in a net unrealized gain of $397.6 thousand for the nine months ended September 30, 2010.  The total fair value adjustment was $58.7 thousand and $222.5 thousand for the borrower loans and Notes, respectively, resulting in a net unrealized gain of $163.8 thousand for the three months ended September 30, 2010.

Impairment of Fixed Assets

During the first quarter of 2009 and second quarter of 2010, management made the decision to discontinue the development of one of our planned software development projects. The software assets previously capitalized in 2008 and in the first quarter of 2010 were deemed to be impaired in accordance with ASC Topic 360. An impairment charge of $40,515, encompassing the amount capitalized in 2008, as well as small disposals of obsolete computer software is included as a component of other income (expense) in our consolidated statement of operations for the nine months ended September 30, 2009.  An impairment charge of $3,179, encompassing the amount capitalized in the first quarter of 2010, is included as a component of other income (expense) in our consolidated statements of operations for the three and nine months ended September 30, 2010.

Other Income

Other income consists primarily of credit referral fees, where partner companies pay us an agreed upon amount for referrals of customers from our website.  Other income was $12.6 thousand and $41.3 thousand for the three and nine months ended September 30, 2010, respectively, an increase of 31% and a decrease of 27% as compared to $9.6 thousand and $56.4 thousand for the three and nine months ended September 30, 2009.  The increase in other income for the three months ended September 30, 2009 to the three months ended September 30, 2010 was due to the addition of a number of new partners that represented an increase in credit referral volume.  The decrease in other income for the nine months ended from September 30, 2009 to the nine months ended September 30, 2010 was primarily due to a slight decline in the amount of volume for credit referral partners through the first two quarters of 2010 and the renegotiation of contract pricing terms for a significant credit referral partner in February of 2010.

	Three Months Ended September 30,		Change from prior period
	2010	2009
	Unaudited	Unaudited	$ Increase / (Decrease)%
Operating expenses
Compensation and benefits	$1,177,175	$1,131,676	$45,499	4%
Marketing and advertising	103,036	167,435	(64,399)	(38%)
Depreciation and amortization	143,044	150,315	(7,271)	(5%)
General and administrative
Professional services	702,540	593,722	108,818	18%
Facilities and maintenance	159,097	160,868	(1,771)	(1%)
Other	215,705	126,297	89,408	71%
Total expenses	$2,500,597	$2,330,313	$170,284	7%

	Nine Months Ended September 30,		Change from prior period
	2010	2009
	Unaudited	Unaudited	$ Increase / (Decrease)%
Operating expenses
Compensation and benefits	$3,430,904	$3,825,649	$(394,745)	(10%)
Marketing and advertising	487,337	233,633	253,704	109%
Depreciation and amortization	421,208	447,791	(26,583)	(6%)
General and administrative
Professional services	2,111,524	2,154,715	(43,191)	(2%)
Facilities and maintenance	478,709	500,468	(21,759)	(4%)
Other	1,130,345	824,635	305,710	37%
Total expenses	$8,060,027	$7,986,891	$73,136	1%

Operating Expenses

Compensation and benefits were $1.2 million and $1.1 million for the three months ended September 30, 2010 and 2009, respectively, a $45.5 thousand or 4% increase.  This slight increase was due to normal salary and wage increases and employee relocation expenses, which were partially offset by a decrease in vacation-, sick-, and holiday-related expenses as well as an increase in the amount of salaries that we capitalized related to the development of internal use software.  Compensation and benefits were $3.4 million and $3.8 million for the nine months ended September 30, 2010 and 2009, respectively, a $394.7 thousand or 10% decrease. The decreases were predominantly due to employee reductions through voluntary and involuntary terminations, which in turn decreased salaries and wages and related payroll expenses.  In addition, there was a decrease in stock-based compensation expense as well as an increase in the amount of salaries that we capitalized related to the development of internal use software during the nine months ended September 30, 2010.

Marketing and advertising costs consist primarily of search engine marketing, online and offline campaigns, marketing promotions, affiliate marketing, public relations and direct mail marketing.  Marketing and advertising costs were $103.0 thousand and $167.4 thousand for the three months ended September 30, 2010 and 2009, a decrease of $64.4 thousand or 38%.  This decrease was primarily due to a decrease in offline marketing spend, which was partially offset by a slight increase in our affiliate programs and lender promotional campaigns.

Marketing and advertising costs were $487.3 thousand and $233.6 thousand for the nine months ended September 30, 2010 and 2009, an increase of $253.7 thousand or 109%.  The increase in marketing and advertising expenditures for the nine months ended September 30, 2010 as compared to the nine months ended September 30, 2009 resulted from the fact that we were operating in a quiet period during the first half of 2009.  During the first nine months of 2010, we have increased our marketing spend to attract borrowers and increase investments by our lender members.

Depreciation and amortization expense was $143.0 thousand for the three months ended September 30, 2010, a decrease of $7.3 thousand or 5% as compared to $150.3 thousand for the three months ended September 30, 2009.  Depreciation and amortization expense was $421.2 thousand for the nine months ended September 30, 2010, a decrease of $26.6 thousand or 6% as compared to $447.8 thousand for the three months ended September 30, 2009.  These decreases were primarily due to assets becoming fully depreciated during the period, however these decreases were partially offset by the capitalization of various internal use software development projects placed in service during 2010.

General and Administrative Expenses

Professional service expenses are comprised of legal expenses, audit and accounting fees, and consulting services.  For the three months ended September 30, 2010, professional expenses were $702.5 thousand, an increase of $108.8 thousand or 18% as compared to $593.7 thousand for the three months ended September 30, 2009.  We incurred higher legal fees associated with the class action lawsuit as discussed in Note 12, and increased audit and tax fees, however these increases were partially offset by a decrease in consulting expenses.  For the nine months ended September 30, 2010, professional expenses were approximately $2.1 million, a decrease of $43.2 thousand or 2% as compared to approximately $2.2 million for the nine months ended September 30, 2009.  Overall for the nine months ended September 30, 2010, we incurred substantially decreased legal fees related to our registration statement, however these decreases were partially offset by an increase in legal fees associated with our class action lawsuit and an increase in consulting services and accounting and tax related fees as compared to the nine months ended September 30, 2009.

Facilities and maintenance expenses consist primarily of rents paid for our corporate office lease and data co-location facility, office expenses, hardware and software maintenance and support costs and equipment and software costs that did not meet capitalization criteria. Facilities and maintenance expenses for the three months ended September 30, 2010 were $159.1 thousand, which is a marginal decrease from expenses of $160.9 thousand for the three months ended September 30, 2009.  Facilities and maintenance expenses for the nine months ended September 30, 2010 were $478.7 thousand, which represents a decrease of $21.8 thousand, as compared to $500.5 thousand for the nine months ended September 30, 2009.  The overall decline in facilities and maintenance expenses is due to a reduction in software costs that did not meet capitalization criteria, and software maintenance and support costs which were partially offset by an increase in data backup servicing expenses during the period.

Other general and administrative expenses consist of bank service charges, NASAA state penalty settlement expenses, travel and entertainment, taxes and licenses, communications costs, interest expense related to our convertible promissory notes and other miscellaneous expenses.  For the three months ended September 30, 2010, other general administrative expenses were $215.7 thousand, an increase of $89.4 thousand or 71% as compared to $126.3 thousand for the three months ended September 30, 2009.  The increase in other general administrative expenses from the three months ended September 30, 2009 to the three months ended September 30, 2010 was primarily due to the increase in bank service charges which stem from our increased ACH volumes and increased external recruiting fees.  In addition to the expenses noted above, the company incurred expenses related to the renewal of our state securities registrations or qualifications, as well as state security registration payments, in which we were inadvertently late in filing applications to renew our registrations or qualifications in several states.

For the nine months ended September 30, 2010, other general administrative expenses were $1.1 million, an increase of $305.7 thousand or 37% as compared to $824.6 thousand for the nine months ended September 30, 2009.  The increase in general administrative expenses from the nine months ended September 30, 2009 to the nine months ended September 30, 2010 was primarily due to the additional interest expense that we incurred in connection with the convertible promissory notes issued in 2009 and in the first four months of 2010 as discussed in Note 5 of our consolidated financial statements, increases in travel and entertainment expenses, licensing fees, expenses related to surety bonds required for lending activity in certain states and increased insurance fees related to our director and officer insurance policies.  These increases were partially offset by a decrease in NASAA state penalty settlement expenses as discussed in Note 12 and a decrease in EDGAR printing and filing services during the process of getting our registration statement declared effective by the SEC.

Liquidity and Capital Resources

We have incurred operating losses since our inception and we anticipate that we will continue to incur net losses through the end of 2010.  We had negative cash flows from operations of $7.3 million and $7.6 million for the nine months ended September 30, 2010 and 2009, respectively.  Additionally, since our inception through September 30, 2010, we have an accumulated deficit of $48.1 million.

To date, we have financed our operations with proceeds primarily from the sale of equity securities. We are dependent upon raising additional capital or debt financing to fund our current operating plan.  Failure to obtain sufficient debt and equity financings and, ultimately, to achieve profitable operations and positive cash flows from operations could adversely affect our ability to achieve our business objectives and continue as a going concern.  Further, an unfavorable outcome of the class action lawsuit at the high end of the range could hinder our ability to continue operations, absent other extenuating circumstances. There can be no assurances as to the availability or terms upon which the required financing and capital might be available, however we believe that our current cash position is sufficient to meet our current liquidity needs.

Net cash used in operating activities was $7.3 million and $7.6 million for the nine months ended September 30, 2010 and 2009, respectively.  Net cash used in operating activities was used to fund ongoing operations such as headcount cost, legal and accounting services, marketing expenses and cost of service expenses.  The anticipated increase in origination revenue is expected to reduce our on-going cash requirements.

Net cash used in investing activities for the nine months ended September 30, 2010 was $13.3 million which consisted of $18.6 in million borrower loans originations offset by $5.6 million in borrower loan principal repayments and purchases of property and equipment of $324.4 thousand.

Net cash provided by financing activities for the nine months ended September 30, 2010 was $26.4 million which consisted of proceeds from the issuance of convertible preferred stock of $11.3 million net of $275.9 thousand paid for stock issuance costs, proceeds from the issuance of Borrower Payment Dependent Notes of $18.6 million offset by $5.4 million in repayment of Borrower Payment Dependent Notes, proceeds from the issuance of promissory notes of $2.5 million offset by repayments of promissory notes of $323.6 thousand, and proceeds from the exercise of fully vested stock options of $6.5 thousand.

In 2006, we entered into a non-interest bearing promissory note in the amount of $380,000 for the purchase of the “Prosper.com” domain name. As of September 30, 2010 the remaining principal balance remaining on the note was $300,000.  We paid a principal payment in the amount of $20,000 in June 2010 with the remaining principal amount of $300,000 due in September 2011.

On November 10, 2009, the Company and QED Fund I, L.P., a Delaware limited partnership (“QED”), entered into a Note and Warrant Purchase Agreement (the “QED Purchase Agreement”), pursuant to which, we issued to QED a Convertible Promissory Note (the “QED Note”) dated as of November 10, 2009.  The QED Note had a principal amount of $1,000,000.  Interest on the QED Note accrued at a per annum rate of 15.0%. In connection with the consummation of the Series D Financing, the QED Note and all accrued interest thereunder was converted into Series D preferred stock equal to principal and accrued interest of $1,064,521 on the QED Note, plus $300,000 which represented consideration for QED’s agreement to convert the QED Note prior to its maturity date.

In connection with the QED Purchase Agreement, we also issued to QED a fully vested warrant (the “QED Warrant”) to purchase 164,178 shares of our common stock at an exercise price of $0.56 per share. The QED Warrant is exercisable any time from the date of issuance and will expire on November 10, 2014. The Company allocated the QED Note proceeds to the QED Note and QED Warrants based on their relative fair values. The relative fair value attributable to the QED Warrant is $37,740, which was recorded as a discount to the QED Note and a corresponding credit to additional paid-in capital.  The remaining debt discount of $34,595 was fully amortized to interest expense upon the conversion of the QED Note.

On February 1, 2010, we entered into a Note and Warrant Purchase Agreement (the “February Bridge Purchase Agreement”) with certain of our existing investors, pursuant to which, we issued and sold to such investors a series of Convertible Promissory Notes (the “February Bridge Notes”) in the aggregate principal amount of $2,000,000. Interest on the February Bridge Notes accrued at a per annum rate of 15.0%.  In connection with the consummation of the Series D financing, the principal and accrued interest of $2,060,822 under the February Bridge Notes were converted into Series D preferred stock.

In connection with the February Bridge Purchase Agreement, we issued to the February Bridge Note purchasers fully vested warrants (the “February Bridge Warrants”) to purchase an aggregate of 328,356 shares of our Common Stock at an exercise price of $0.56 per share.  The February Bridge Warrants are exercisable any time from the date of issuance and will expire on February 1, 2015. We allocated the February Bridge Note proceeds to the convertible February Bridge Note and February Bridge Warrants based on their relative fair values. The relative fair value attributable to the February Bridge Warrants is $96,625, which was recorded as a discount to the February Bridge Note and a corresponding credit to additional paid-in capital.  The debt discount of $96,625 was fully amortized to interest expense upon the conversion of the February Bridge note.

On March 15, 2010, we entered into a Note Option Agreement (the “Larsen Option Agreement”) with Christian A. Larsen, our Chairman and Chief Executive Officer as well as one of our principal stockholders, pursuant to which, Mr. Larsen granted the Company an option (the “Option”) to sell him an aggregate principal amount of up to $300,000 of unsecured Convertible Promissory Notes (the “Larsen Bridge Notes”), in $100,000 increments.  On March 22, 2010, we exercised the Option in full and sold to Mr. Larsen, Larsen Bridge Notes in the aggregate principal amount of $300,000.  Interest on the Larsen Bridge Notes accrued at a per annum rate of 15.0%.  Principal and accrued interest of $303,575 was paid in a single payment on April 19, 2010.

On April 1, 2010, we entered into a Note Purchase Agreement with certain of our existing investors, pursuant to which, we issued and sold an additional series of unsecured Convertible Promissory Notes (the “April Bridge Notes”), dated as of April 1, 2010, in the aggregate principal amount of $250,000.  Interest on the April Bridge Notes accrued at a per annum rate of 15.0%.  All principal and accrued interest of $251,541 was converted into Series D preferred stock.

        On April 15, 2010, we entered into a Stock Purchase Agreement with certain new investors and certain of our existing investors pursuant to which, we issued and sold 20,340,705 shares of the Company’s Series D preferred stock for an aggregate purchase price of $14.7 million.

We have assessed the contingent liability related to prior sales of loans on the platform and have determined that the occurrence of the contingency is reasonably possible but not probable and that contingent liability ranges from $0 in the event the company prevails to a maximum of $53.3 million, which represents the remaining outstanding principal amount of $8.6 million and loans charged off of $44.7 million as of September 30, 2010.  For more information, see Note 12 of our consolidated financial statements located elsewhere in this report.

Since our inception, inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future.

Income Taxes

We incurred no income tax provision for the three and nine months ended September 30, 2010 and 2009.  Given our history of operating losses and inability to achieve profitable operations, it is difficult to accurately forecast how results will be affected by the realization and use of net operating loss carry forwards.

ASC Topic 740, Income Taxes provides for the recognition of deferred tax assets if realization of such assets is more likely than not.  Based upon the weight of available evidence, which includes our historical operating performance and the reported cumulative net losses in all prior years, we have provided a full valuation allowance against our net deferred tax assets.  We will continue to evaluate the realizability of the deferred tax assets on a quarterly basis.

Off-Balance Sheet Arrangements

As of September 30, 2010, we have not engaged in any off-balance sheet financing activities.  We do not have any interest in entities referred to as variable interest entities, which include special purpose entities and other structured finance entities.

Additional Information about the Prosper Marketplace Loan Platform

Prosper Rating

Each listing is assigned a Prosper Rating. The Prosper Rating is a letter that indicates the level of risk associated with a listing and corresponds to an estimated average annualized loss rate range, or loss rate, for the listing. This rating system allows Prosper to maintain consistency when assigning a rating to the listing. There are currently seven Prosper Ratings, but this, as well as the associated loss may change over time as the marketplace dictates.

The Prosper Ratings that were in place as of September 30, 2010 and the associated estimated loss ranges associated with them are as follows:

Prosper Rating	Est. Avg. Annual Loss Rate
AA	0.00% - 1.99%
A	2.00% - 3.99%
B	4.00% - 5.99%
C	6.00% - 8.99%
D	9.00% - 11.99%
E	12.00% - 14.99%
HR	>=15.00%

 The loss rate is based on the historical performance of Prosper borrower loans with similar characteristics and is determined by two scores: (1) a custom Prosper score, discussed below, and (2) a credit score obtained from a credit reporting agency (currently, Experian’s Scorex PLUS score). The use of these two scores determines a base loss rate for each listing.  This base loss rate is subject to adjustment based on additional factors, such as whether the borrower has previsouly received a loan on our platform.  These adjustments result in an estimated loss rate, which then determines the Prosper Rating.

Recent Loan Originations

The table below shows loan volume and average lender yield by Prosper Rating for originations from July 13, 2009 to September 30, 2010.

July 13, 2009 - September 30, 2010 Originations
as of September 30, 2010
Prosper Rating	Number	Amount	Average Loan Size	Weighted Average Lender Yield
AA	836	$5,295,489	$6,334	8.37%
A	1,331	6,942,332	5,216	9.48%
B	408	2,803,706	6,872	13.89%
C	977	3,798,742	3,888	20.37%
D	1,185	4,476,583	3,778	25.74%
E	590	1,712,117	2,902	31.53%
HR	759	2,416,660	3,184	31.33%
Total	6,086	$27,445,629	$4,510	17.18%

Historical Performance

The following four tables show loan performance through September 30, 2010 by Prosper Rating and loan age.  Loans originated prior to 2009 were not assigned a Prosper Rating; however, in order to view performance on a comparable basis, loans originated prior to 2009 were retroactively assigned a Prosper Rating based upon their applicable listing characteristics.  The “No Rating” category includes loans with a credit score of less than 640 as well as loans for or which we could not generate a Prosper Rating because the credit variables needed to determine the rating were not available.

The table below shows 31-120 day past due delinquency rates for loans originated prior to July 13, 2009.  We consider loans more than 30 days past due to be severely delinquent due to the significant decrease in the likelihood of receiving future payment once a loan has missed two payments.

Unit Delinquency Rate by Cycle for Loans Originated Prior to July 13, 2009
31+ Days Past Due / Number Loans Outstanding
as of September 30, 2010
	Prosper Rating
Age in Months:	AA	A	B	C	D	E	HR	No Rating
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.28%	0.33%	0.00%	0.43%	0.30%	0.66%	0.90%	2.44%
3	0.29%	0.51%	0.00%	0.80%	0.81%	1.00%	2.43%	4.79%
4	0.50%	0.70%	0.33%	1.54%	1.75%	1.00%	4.18%	7.72%
5	0.32%	0.81%	0.68%	1.80%	2.13%	2.22%	5.74%	8.70%
6	0.33%	0.83%	0.69%	2.29%	2.69%	2.76%	6.97%	9.16%
7	0.34%	0.94%	1.06%	2.98%	2.80%	3.66%	7.87%	9.12%
8	0.71%	1.45%	1.44%	3.42%	2.97%	3.59%	8.35%	9.08%
9	0.86%	1.59%	1.48%	3.34%	3.70%	3.68%	8.81%	9.14%
10	0.64%	1.43%	1.53%	3.45%	3.60%	4.55%	8.78%	9.48%
11	0.40%	1.37%	1.57%	3.68%	3.91%	5.25%	8.57%	9.55%
12	0.41%	1.83%	2.00%	4.06%	4.68%	5.16%	8.55%	9.19%
13	0.57%	2.10%	2.48%	3.89%	5.49%	4.45%	9.35%	9.04%
14	0.44%	1.94%	2.55%	3.91%	4.86%	5.34%	9.78%	8.84%
15	0.15%	1.75%	1.77%	4.10%	4.24%	5.89%	9.52%	8.83%
16	0.31%	2.04%	2.26%	5.01%	4.29%	5.84%	9.56%	8.71%
17	0.66%	1.99%	3.79%	5.30%	3.85%	4.46%	8.86%	8.19%
18	1.38%	2.41%	2.46%	5.64%	4.06%	3.69%	9.11%	8.29%
19	1.62%	1.95%	3.00%	3.90%	4.26%	4.28%	9.18%	8.33%
20	1.52%	2.14%	2.06%	3.04%	4.38%	4.08%	8.26%	8.44%
21	1.18%	2.50%	3.24%	2.91%	4.75%	3.89%	8.26%	8.17%
22	1.66%	2.59%	4.57%	3.71%	4.42%	3.79%	8.61%	7.89%
23	1.94%	2.71%	4.09%	4.55%	4.39%	4.99%	8.46%	7.50%
24	0.95%	3.40%	3.14%	4.62%	3.81%	6.91%	8.64%	7.66%
25	1.87%	2.91%	2.84%	4.56%	4.22%	7.23%	8.80%	7.52%
26	1.74%	2.62%	4.92%	4.78%	4.28%	5.84%	8.42%	8.07%
27	2.07%	2.84%	2.78%	4.53%	5.86%	4.96%	7.72%	7.79%
28	2.06%	2.49%	3.19%	3.70%	5.15%	5.88%	8.31%	8.02%
29	1.03%	3.96%	0.00%	3.97%	4.32%	5.88%	7.43%	7.93%
30	0.00%	3.38%	1.47%	3.15%	4.48%	7.19%	7.66%	7.89%
31	0.81%	3.66%	3.77%	3.66%	4.94%	4.46%	6.73%	7.62%
32	0.91%	3.14%	8.70%	4.76%	5.18%	5.32%	6.78%	7.57%

The table below shows 31-120 day past due delinquency rates for loans originated from July 13, 2009 to September 30, 2010.  We have included actual historical delinquency rates compared to estimated delinquency rates for borrower loans originated after July 13, 2009, as shown below.  We consider loans more than 30 days past due to be severely delinquent due to the significant decrease in the likelihood of receiving future payment once a loan has missed two payments.

Unit Delinquency Rate by Cycle for Loans Originated From July 13, 2009
31+ Days Past Due / Number Loans Outstanding
as of September 30, 2010

	Prosper Rating
	AA		A		B		C		D		E		HR
Age in Months:	Actual	Expected	Actual	Expected	Actual	Expected	Actual	Expected	Actual	Expected	Actual	Expected	Actual	Expected
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.27%	0.00%	0.24%	0.00%	0.00%	0.00%	0.54%	0.00%	0.65%	0.00%	0.43%	0.00%	1.36%	0.00%
3	0.31%	0.28%	0.36%	0.52%	0.00%	0.78%	0.95%	1.11%	2.16%	1.48%	2.18%	1.79%	2.29%	4.37%
4	0.17%	0.50%	0.60%	0.95%	1.30%	1.43%	1.74%	2.07%	3.19%	2.76%	2.79%	3.32%	4.93%	8.00%
5	0.38%	0.71%	0.90%	1.38%	1.96%	2.07%	2.45%	3.01%	4.02%	4.00%	3.46%	4.79%	4.32%	11.39%
6	0.67%	0.72%	1.38%	1.39%	2.89%	2.08%	3.36%	3.02%	4.42%	4.00%	4.51%	4.80%	5.25%	11.42%
7	0.53%	0.72%	1.69%	1.39%	1.52%	2.08%	3.77%	3.03%	4.71%	4.01%	4.57%	4.81%	6.69%	11.43%
8	0.98%	0.72%	1.20%	1.39%	0.93%	2.09%	2.66%	3.03%	4.64%	4.02%	4.95%	4.82%	7.27%	11.46%
9	1.17%	0.72%	1.20%	1.40%	0.00%	2.09%	2.33%	3.04%	6.88%	4.03%	5.56%	4.83%	8.72%	11.49%

The following table shows cumulative average annualized dollar loss rates for loans originated prior to July 13, 2009.

Cumulative Average Annual Loss % for Loans Originated Prior to July 13, 2009
as of September 30, 2010

	Prosper Rating
Age in Months:	AA	A	B	C	D	E	HR	N/A
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%
3	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%
4	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%
5	-0.01%	0.30%	0.00%	0.02%	0.28%	1.51%	1.73%	2.75%
6	0.32%	0.61%	0.00%	2.05%	1.21%	1.57%	4.44%	5.95%
7	0.28%	0.80%	0.00%	3.01%	2.64%	1.75%	6.53%	9.67%
8	0.25%	0.90%	0.00%	3.52%	3.07%	2.74%	9.04%	12.24%
9	0.37%	1.17%	0.13%	4.22%	3.86%	4.15%	11.45%	14.63%
10	0.83%	1.43%	0.87%	6.42%	4.61%	4.84%	13.65%	16.15%
11	1.13%	1.55%	0.81%	6.89%	5.40%	6.57%	15.76%	17.83%
12	1.61%	1.92%	1.07%	7.02%	5.85%	7.13%	17.64%	19.14%
13	1.68%	2.26%	1.46%	8.40%	6.66%	9.21%	18.60%	20.22%
14	1.60%	2.31%	1.65%	9.09%	7.49%	9.56%	19.56%	21.24%
15	1.59%	2.37%	1.69%	9.35%	8.46%	9.87%	20.64%	21.81%
16	2.08%	2.87%	2.26%	9.92%	8.95%	10.47%	21.37%	22.39%
17	2.01%	3.01%	2.66%	10.11%	9.39%	11.90%	22.52%	22.82%
18	1.95%	3.15%	3.60%	10.58%	9.63%	12.12%	23.10%	23.08%
19	1.90%	3.32%	3.66%	11.50%	9.63%	12.74%	23.45%	23.29%
20	2.17%	3.52%	4.45%	12.17%	9.75%	13.18%	24.10%	23.41%
21	2.37%	3.69%	4.56%	12.49%	10.01%	13.02%	24.53%	23.66%
22	2.72%	3.72%	4.48%	12.36%	10.29%	13.03%	24.91%	24.06%
23	2.88%	3.76%	4.91%	12.45%	10.51%	13.33%	25.10%	24.20%
24	2.84%	3.84%	5.01%	12.46%	10.50%	13.43%	25.31%	24.35%
25	3.10%	4.05%	5.08%	12.49%	10.59%	13.29%	25.58%	24.41%
26	3.11%	4.14%	5.38%	12.63%	10.80%	13.38%	25.69%	24.58%
27	3.09%	4.16%	5.52%	12.91%	10.77%	13.78%	25.90%	24.63%
28	3.12%	4.21%	5.68%	12.90%	10.91%	13.86%	26.09%	24.74%
29	3.36%	4.25%	5.66%	12.86%	11.00%	13.82%	26.17%	24.79%
30	3.44%	4.28%	5.83%	12.90%	11.05%	13.86%	26.20%	24.93%
31	3.43%	4.27%	5.82%	12.91%	11.09%	13.83%	26.25%	25.01%
32	3.43%	4.33%	5.82%	12.89%	11.11%	13.87%	26.29%	25.12%

     The following table shows cumulative average annualized dollar loss rates for loans originated from July 13, 2009 to September 30, 2010.

Cumulative Average Annual Loss % for Loans Originated From July 13, 2009
as of September 30, 2010

	Prosper Rating
	AA		A		B		C		D		E		HR
Age in Months:	Actual	Expected	Actual	Expected	Actual	Expected	Actual	Expected	Actual	Expected	Actual	Expected	Actual	Expected
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
4	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
5	0.93%	0.44%	0.00%	0.88%	0.00%	1.33%	0.08%	2.01%	0.00%	2.71%	0.00%	3.43%	1.35%	9.03%
6	0.82%	0.73%	0.00%	1.45%	0.00%	2.20%	1.87%	3.30%	0.66%	4.43%	0.00%	5.59%	1.99%	14.23%
7	0.75%	0.93%	0.04%	1.86%	0.00%	2.81%	1.77%	4.22%	1.45%	5.64%	2.35%	7.11%	3.40%	17.85%
8	0.70%	1.09%	0.21%	2.17%	1.71%	3.27%	1.89%	4.90%	2.42%	6.55%	3.24%	8.24%	4.39%	20.51%
9	0.98%	1.21%	0.35%	2.41%	1.64%	3.63%	2.42%	5.43%	2.60%	7.26%	3.09%	9.12%	4.21%	22.56%

Historical Information About Prosper Borrower Members and Outstanding Borrower Loans

From November 2005 through July 12, 2009, we facilitated 29,013 borrower loans with an average original principal amount of $6,174 and an aggregate original principal amount of $179,137,624.  As of September 30, 2010, 19.2% of these borrower loans were current, 44.7% were paid in full, 0.3% were 16 to 30 days past due, 1.4% were more than 30 days past due, and 34.1% had defaulted.  A borrower loan is considered to have defaulted when it is more than 120 days past due or has been discharged in bankruptcy.  Of the 29,013 borrower loans 12,964 loans, or 45%, had been greater than 15 days past due at any time, 11,875 loans, or 41%, had been more than 30 days past due at any time, 11,078 or 38%, had been more than 60 days past due at any time. Of these 29,013 loans, a total of 77 loans with an aggregate original principal amount of $577,402 (0.3% of total) were repurchased by Prosper due to identification theft or operational issues.

The defaulted loans as of September 30, 2010 were comprised of 9,893 borrower loans, equaling a total net defaulted amount of $44,825,319 for loans originated prior to July 13, 2009.  Of these 9,893 defaulted loans, 1,072 were loans in which the borrowers had filed for bankruptcy, equaling $5,301,077 in net defaulted amount.

The following table presents additional aggregated information as of September 30, 2010 regarding delinquencies, defaults and borrower payments, grouped by Prosper Rating, for all loans originated on our website from November 2005 through July 12, 2009.  With respect to delinquent borrower loans, the table shows the entire amount of the principal remaining due (not just that particular payment) as of September 30, 2010.

Loan Originations
November 2005 - July 12th, 2009
(as of September 30, 2010)

		Total Loan Originations		Current Loans			16-30 Days Past Due
Prosper Rating		Number	Amount	Number	Origination Amount	Outstanding Principal	Number	Origination Amount	Outstanding Principal
AA		1,148	5,610,741	266	1,598,355	376,480	1	1,000	299
A		1,241	6,315,414	408	2,197,654	518,944	1	4,500	1,781
B		319	2,254,565	92	622,307	138,402	-	-	-
C		1,448	11,287,831	505	3,686,493	861,296	8	85,700	29,876
D		2,048	14,156,042	715	4,684,567	1,174,583	10	67,600	16,242
E		622	3,750,560	225	1,257,378	318,920	-	-	-
HR		6,914	67,881,305	1,639	13,854,161	3,101,654	29	243,198	54,006
N/A	1	15,273	67,881,166	1,731	5,440,310	1,382,210	36	135,550	42,255

		29,013	179,137,624	5,581	33,341,225	7,872,488	85	537,548	144,459
		avg loan size:	$6,174

percent of total				19.2%	18.6%		0.3%	0.3%

		Paid In Full		31+ Days Past Due			Defaulted 2
Prosper Rating		Number	Origination Amount	Number	Origination Amount	Outstanding Principal	Number	Origination Amount	Net Charged Off Principal
AA		840	3,647,432	2	9,989	4,501	37	345,965	199,583
A		717	3,480,810	11	63,300	21,789	101	563,400	327,536
B		191	1,340,258	4	47,000	11,374	32	245,000	146,812
C		651	4,840,286	30	208,991	49,319	245	2,395,261	1,595,808
D		898	6,316,894	41	261,448	80,014	381	2,817,733	1,894,639
E		244	1,404,657	13	101,700	38,429	139	985,825	663,897
HR		2,411	22,766,997	136	1,239,644	375,701	2,687	29,565,105	20,595,053
N/A		7,007	32,772,004	181	563,863	186,412	6,271	28,697,887	19,401,991

		12,959	76,569,338	418	2,495,935	767,538	9,893	65,616,177	44,825,319

percent of total		44.7%	42.7%	1.4%	1.4%		34.1%	36.6%

		Repurchased					Default due to Delinquency:
Prosper Rating		Number	Origination Amount					8,821	$39,524,242
AA		2	8,000
A		3	5,750
B		-	-				Default due to Bankruptcy3 :
C		9	71,100					1,072	$5,301,077
D		3	7,800
E		1	1,000
HR		12	212,200
N/A		47	271,552

		77	577,402
percent of total		0.3%	0.3%
1 includes loans with Credit Score<640 or insufficient credit data to determine Prosper Rating
2 includes all loans >120 days past due
3 Only includes loans where the bankruptcy notification date is prior to the date the loan became 121 days past due. If we were notified of a bankruptcy after the loan reached 121 days past due, it is included in the "Default due to Delinquency" totals.

From July 13, 2009 through September 30, 2010, Prosper facilitated 6,086 borrower loans with an average original principal amount of $4,510 and an aggregate original principal amount of $27,445,629.  As of September 30, 2010, 88.2% of those borrower loans were current or had not reached their first billing cycle and 7.9% were paid in full, 0.4% were 16 to 30 days past due, 2.0% were more than 30 days past due, and 1.6% had defaulted.  A borrower loan is considered to have defaulted when it is more than 120 days past due, the borrower has filed a bankruptcy or the loan has been discharged in bankruptcy.  Of these 6,086 borrower loans 347 loans, or 6%, have been greater than 15 days past due at any time, 254 loans, or 4%, have been more than 30 days past due at any time, 176 or 3%, are more than 60 days past due at any time.  There were no loans originated during this period that were repurchased by Prosper due to identification theft or operational issues.

The defaulted loans as of September 30, 2010 were comprised of 97 borrower loans, equaling a total net defaulted amount of $384,496 for loans originated from July 13, 2009.  Of these 97 defaulted loans, 10 were loans in which the borrowers had filed for bankruptcy, equaling $37,704 in net defaulted amount.

The following table presents additional aggregated information as of September 30, 2010, grouped by the Prosper Rating, for all loans originated on our website from July 13, 2009 through September 30, 2010.

Loan Originations
July 13, 2009 - September 30, 2010
(as of September 30, 2010)

	Total Loan Originations		Current Loans			16-30 Days Past Due
Prosper Rating	Number	Amount	Number	Origination Amount	Outstanding Principal	Number	Origination Amount	Outstanding Principal
AA	836	$5,295,489	722	$4,714,703	$3,855,775	-	$-	$-
A	1,331	6,942,332	1,208	6,405,565	5,268,932	5	42,400	36,120
B	408	2,803,706	381	2,644,916	2,297,340	-	-	-
C	977	3,798,742	845	3,157,705	2,606,929	7	30,800	24,753
D	1,185	4,476,583	1,032	3,941,638	3,482,164	6	22,100	19,725
E	590	1,712,117	519	1,531,336	1,370,075	-	-	-
HR	759	2,416,660	660	2,092,059	1,871,671	6	19,153	17,002

	6,086	$27,445,629	5,367	$24,487,922	$20,752,887	24	$114,453	$97,600
	avg loan size:	$4,510

percent of total			88.2%	89.2%		0.4%	0.4%

	Paid In Full		31+ Days Past Due			Defaulted 1
Prosper Rating	Number	Origination Amount	Number	Origination Amount	Outstanding Principal	Number	Origination Amount	Net Charged Off Principal
AA	107	$522,386	2	$6,400	$5,703	5	$52,000	$47,410
A	95	417,568	12	43,400	37,153	11	33,399	29,929
B	20	123,240	2	5,050	4,383	5	30,500	21,669
C	84	419,087	26	83,250	75,453	15	107,900	100,659
D	89	309,065	29	104,200	95,328	29	99,580	94,504
E	39	92,931	18	46,650	42,676	14	41,200	30,814
HR	45	162,548	30	80,100	74,075	18	62,800	59,512

	479	$2,046,825	119	$369,050	$334,771	97	$427,379	$384,496

percent of total	7.9%	7.4%	2.0%	1.3%		1.6%	1.6%

	Repurchased					Default due to Delinquency:
Prosper Rating	Number	Origination Amount					87	$346,793
AA	-	$-
A	-	-
B	-	-				Default due to Bankruptcy2 :
C	-	-					10	$37,704
D	-	-
E	-	-
HR	-	-

	-	$-
percent of total	0.0%	0.0%
1 includes all loans >120 days past due
2 Only includes loans where the bankruptcy notification date is prior to the date the loan became 121 days past due. If we were notified of a bankruptcy after the loan reached 121 days past due, it is included in the "Default due to Delinquency" totals.

The following table presents aggregate information as of September 30, 2010 regarding the results of our collection efforts for loans originated prior to July 13, 2009 that became more than 30 days past due at any time, grouped by Prosper Rating.  For purposes of this portfolio analysis, we have excluded the 77 loans that Prosper repurchased due to identity theft or operational issues.

Prosper Rating	Loans In Collections	Origination Amount	Aggregate Amount Sent to Collections	Gross Amount Collected on Accounts sent to Collections	Number of Loans Charged-off	Gross Aggregate Principal Balance of Loans Charged-Off	Gross Amount Recovered on Loans Charged-Off	Net Aggregate Charge-Off
AA	50	$419,454	$27,433	$20,213	37	$203,892	$4,309	$199,583
A	137	764,133	49,555	40,480	101	351,565	24,029	327,536
B	41	320,800	21,214	3,949	32	150,001	3,189	146,812
C	314	2,991,377	202,531	110,725	245	1,666,582	70,774	1,595,808
D	491	3,631,501	252,089	164,048	381	1,959,680	65,041	1,894,639
E	169	1,171,724	84,547	53,080	139	689,033	25,136	663,897
HR	3,070	33,422,704	2,426,488	1,584,481	2,687	21,277,375	682,323	20,595,053
NA	7,132	32,433,596	2,459,331	1,929,409	6,271	20,519,879	1,117,889	19,401,991

Totals	11,404	$75,155,290	$5,523,187	$3,906,386	9,893	$46,818,007	$1,992,688	$44,825,319

The following table presents aggregate information, as of September 30, 2010 regarding the results of our collection efforts for loans originated after July 13, 2009 that became more than 30 days past due at any time, grouped by Prosper Rating.

Prosper Rating	Loans In Collections	Origination Amount	Aggregate Amount Sent to Collections	Gross Amount Collected on Accounts sent to Collections	Number of Loans Charged-off	Gross Aggregate Principal Balance of Loans Charged-Off	Gross Amount Recovered on Loans Charged-Off	Net Aggregate Charge-Off
AA	11	$69,900	$4,687	$1,582	5	$47,410	$-	$47,410
A	34	116,924	7,622	969	11	29,929	-	29,929
B	10	53,550	3,725	342	5	21,977	308	21,669
C	50	223,650	17,240	4,228	15	100,659	-	100,659
D	77	262,080	21,418	6,265	29	94,969	465	94,504
E	39	110,845	9,700	2,892	14	31,172	358	30,814
HR	65	193,150	16,904	6,365	18	60,559	1,048	59,512
NA	-	-	-	-	0	-	-	-

Totals	286	$1,030,099	$81,296	$22,643	97	$386,675	$2,178	$384,496
[Miss

Item 3. Quantitative and Qualitative Disclosures about Market Risk

Not applicable for smaller reporting companies.

Item 4. Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to our management, including our Chief Executive Officer and our Chief Financial Officer and Chief Operating Officer, as appropriate, to allow for timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, we recognize that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and we are required to apply our judgment in evaluating the cost-benefit relationship of possible controls and procedures.

As required by Exchange Act Rule 15d-15(b), we carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and our Chief Financial Officer and Chief Operating Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the fiscal quarter covered by this report. Based on the foregoing, our Chief Executive Officer and our Chief Financial Officer and Chief Operating Officer, have concluded that our disclosure controls and procedures were effective at the reasonable assurance level.

There has been no change in our internal control over financial reporting during our most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

Item 1. Legal Proceedings.

The discussion of the NASAA settlement agreement and the class action lawsuit set forth in “Note 12 Commitment and Contingencies” of the Notes to Consolidated Financial Statements contained in Part I, Item 1 of this report is incorporated herein by reference.  From time to time, we may be involved in various legal proceedings arising in the ordinary course of our business. While any litigation contains an element of uncertainty, management believes that the outcome of all pending legal proceedings will not have a material adverse effect on our consolidated results of operation or financial position. However, because of the nature and inherent uncertainties of litigation, should the outcome of any legal actions be unfavorable, we may be required to pay damages and other expenses, which could have a material adverse effect on our financial position and results of operations.    We are not currently subject to any other material legal proceedings.  Except for the above matters, we are not aware of any litigation matters which have had, or are expected to have, a material adverse effect on us.

Item 1A. Risk Factors.

The discussion in this Quarterly Report on Form 10-Q should be read together with the risk factors contained in Part 1, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. These risk factors describe various risks and uncertainties. These risks and uncertainties have the potential to affect our business, financial condition, results of operations, cash flows, strategies or prospects in a material and adverse manner. In addition, these risks could have a material adverse effect on the value of the Notes you purchase and could cause you to lose all or part of your initial purchase price or future principal and interest payments you expect to receive.  You should also refer to the individual borrower profiles and borrower credit information provided on our platform.

In addition, you should consider the following:

Some of the borrowers on our platform have “subprime” credit ratings, are considered higher than average credit risks, and may present a high risk of loan delinquency or default.

Some of the borrowers on our platform are people who have had difficulty obtaining loans from other sources, including banks and other financial institutions on favorable terms, or on any terms at all, due to credit problems, limited credit histories, adverse financial circumstances, or high debt-to-income ratios.  Therefore, acquiring Notes that are dependent on payments we receive on the corresponding borrower loans of such borrowers may present a high risk of loan delinquency or default.  From our inception in November 2005 through July 12, 2009, we facilitated 29,013 borrower loans with an average original principal amount of $6,174 and an aggregate original principal amount of $179,137,624 on our platform.  A total of 77 loans were repurchased by Prosper due to identify theft or operational issues.  As of September 30, 2010, of the 29,013 borrower loans, 19.2% were current, 44.7% were paid in full, 0.3% were 16 to 30 days late, and 1.4% were more than 30 days late.  In addition, of these 29,013 loans:

•	12,964 loans, or 45%, have been more than 15 days past due on at least one occasion;

•	11,875 loans, or 41%, have been more than 30 days past due on at least one occasion;

•	11,078 loans, or 38% have been more than 60 days past due on at least one occasion;

•	9,893 loans or 34% had defaulted (a borrower loan is considered to have defaulted when it is more than 120 days past due or has been discharged in bankruptcy).

From July 13, 2009 to September 30, 2010, we facilitated 6,086 borrower loans with an average original principal amount of $4,510 and an aggregate original principal amount of $27,445,629 on our platform.  There have been no repurchases by Prosper due to identity theft or operational issues during that timeframe.

As of September 30, 2010, of these 6,086 borrower loans, 88.2% were current or had not reached their first billing cycle, 7.9% were paid in full, 0.4% were 16-30 days past due, 2.0% were more than 31 days past due, and 1.6% had defaulted.  In addition, of these 6,086 loans:

•	347 loans, or 6%, have been more than 15 days past due on at least one occasion;

•	254 loans, or 4%, have been more than 30 days past due on at least one occasion;

•	176 loans, or 3% have been more than 60 days past due on at least one occasion;

•	97 loans or 1.6% had defaulted (a borrower loan is considered to have defaulted when it is more than 120 days past due or has been discharged in bankruptcy).

Selected historical loss rates on the Notes can be found in Part 1, Item 2 of this report under "Historical Information about Our Prosper Borrower Members and Outstanding Borrower Loans.”  There can be no assurance that such historical loss rates will be indicative of future loss rates or the likelihood of the delinquency or default by a borrower under a borrower loan upon which a series of Notes is dependent for payment.

If payments on the corresponding borrower loans relating to the Notes become more than 30 days overdue, it is likely that purchasers of such Notes will not receive the full principal and interest payments that they expect to receive on the Notes, and they may not recover any of their original purchase price.

If a borrower fails to make a required payment on a borrower loan within 30 days of the due date, we will pursue reasonable collection efforts in respect of the borrower loan.  Referral of a delinquent borrower loan to a collection agency within five (5) business days after it becomes thirty days past due will be considered reasonable collection efforts.  From our inception in November 2005 through July 12, 2009, we facilitated 29,013 borrower loans.  A total of 77 loans were repurchased by Prosper due to identity theft or operational issues with respect to the 29,013 borrower loans.  With respect to these 29,013 borrower loans as of September 30, 2010:

•	0.3% were 16 to 30 days late and 44.7% had been more than 15 days past due on at least one occasion; and

•	1.4% were more than 30 days late and 40.9% had been more than 30 days past due on at least one occasion.

From July 13, 2009 to September 30, 2010, we facilitated 6,086 borrower loans.  Of these 6,086 borrower loans, there were no loans repurchased by Prosper due to identity theft or operational issues, as of September 30, 2010.  With respect to these 6,086 borrower loans as of September 30, 2010:

•	0.4% were 16 to 30 days late and 5.7% had been more than 15 days past due on at least one occasion; and

•	2.0% were more than 30 days late and 4.2% had been more than 30 days past due on at least one occasion.

If we refer a borrower loan to a collection agency, Prosper will not have any other obligation to attempt to collect that borrower loan.  We may also handle collection efforts in respect of a delinquent borrower loan directly.  If payment amounts on a delinquent borrower loan are received from a borrower more than 30 days after their due date, if the delinquent loan is referred to an outside collection agency, that collection agency will retain a percentage of any funds recovered from such borrower as a servicing fee before any principal or interest becomes payable to lender members from recovered amounts in respect of Notes related to the corresponding borrower loan.  Collection fees range from 17% to 30% of recovered amounts.

Neither Prosper nor the collection agency may be able to recover some or all of the unpaid balance of a non-performing borrower loan, and a lender member who has purchased a Note dependent for payment on the non-performing borrower loan would then receive nothing or a small fraction of the unpaid principal and interest payable under the Note.  A lender member must rely on the collection efforts of Prosper or the applicable collection agency to which such borrower loans are referred.  No lender member is permitted to attempt to collect payments on the borrower loans in any manner.

Risks Related to Prosper, Our Platform and Our Ability to Service the Notes

We face a contingent liability for securities law violations in respect of loans sold to our lender members from inception until October 16, 2008.  This contingent liability may impair our ability to operate our platform and service the borrower loans that correspond to the Notes.

Loans sold to lender members through our platform from our inception until October 16, 2008 may be viewed as involving an offering of securities that was not registered or qualified under federal or state securities laws.  To date, the following litigation has resulted from our prior operations.

•
In November of 2008, the SEC instituted cease and desist proceedings, pursuant to Section 8A of the Securities Act, against us.  In connection with such proceedings, we agreed to a settlement with the SEC and consented to the entry of a Cease and Desist order, in which we neither admitted nor denied liability, which was approved by the SEC on November 20, 2008.  The Cease and Desist order included a finding that we violated the registration requirements of the Securities Act, and required that we cease and desist from committing or causing any violations or any future violations.

•
On November 26, 2008, Prosper and the North American Securities Administrators Association, or “NASAA,” executed a settlement term sheet.  The term sheet set forth the material terms of a consent order to resolve matters relating to our sale and offer of unregistered securities and the omission of material facts in connection with such offers and sales.   On April 21, 2009, we reached agreement with NASAA on the final terms of the consent order for consideration by the states.  NASAA has recommended that each state adopt the terms of the settlement, however, the settlement is not binding on any state.  The terms of the settlement involve our payment of up to $1 million in the aggregate, which NASAA has allocated among the 50 states and the District of Columbia, based on our loan sale transaction volume in each state and the District prior to November 24, 2008.  We will not be required to pay any portion of the fine allocated to those states that do not execute a consent order with Prosper.  The terms of the settlement require the states to terminate their investigation of our activities related to the sale of securities before November 24, 2008.  If a state does not elect to participate in the NASAA settlement, such state would not be prevented from pursuing its own remedies in connection with our sale of securities before November 24, 2008.   As of September 30, 2010 and December 31, 2009, the Company had accrued approximately $283,975 and $356,000, respectively, in connection with this contingent liability in accordance with ASC Topic 450.  As of September 30, 2010, the Company has entered into consent order agreements with 32 states and has paid an aggregate of $428,737 in penalties.

•
On November 26, 2008, plaintiffs, Christian Hellum, William Barnwell and David Booth, individually and on behalf of all other plaintiffs similarly situated, filed a class action lawsuit against us, certain of our executive officers and our directors in the Superior Court of California, County of San Francisco, California.  The suit was brought on behalf of all loan note purchasers in our online lending platform from January 1, 2006 through October 14, 2008.  The lawsuit alleges that Prosper offered and sold unqualified and unregistered securities in violation of the California and federal securities laws.  The lawsuit seeks class certification, damages and the right of rescission against Prosper and the other named defendants, as well as treble damages against Prosper and the award of attorneys’ fees, experts’ fees and costs, and pre-judgment and post-judgment interest.

Some of the individual defendants filed a demurrer to the First Amended Complaint, which was heard on June 11, 2009 and sustained by the court with leave to amend until July 10, 2009.  The plaintiffs filed a Second Amended Complaint on July 10, 2009, to which the same individual defendants demurred.  On September 15, 2009, this demurrer was sustained by the court without leave to amend.

Prosper’s insurance carrier with respect to the class action lawsuit, Greenwich Insurance Company (“Greenwich”), has denied coverage.  On August 21, 2009, Prosper filed suit against Greenwich in the Superior Court of California, County of San Francisco, California.  The lawsuit seeks a declaration that Prosper is entitled to coverage under its policy with Greenwich for losses arising out of the class action lawsuit as well as damages and the award of attorneys’ fees and pre-judgment and post-judgment interest.

We intend to vigorously defend the class action lawsuit and vigorously prosecute our suit against Greenwich.  We cannot, however, presently determine or estimate the final outcome of either lawsuit, and there can be no assurance that either matter will be finally resolved in our favor.  If the class action lawsuit is not resolved in our favor, we might be obliged to pay damages, and might be subject to such equitable relief as a court may determine.  If our lawsuit against Greenwich is not resolved in our favor, we might not be able to recover any proceeds from Greenwich to offset any losses we incur in the class action lawsuit.

As a result of our prior operations, a lender member who holds a loan originated on our platform prior to October 15, 2008 may be entitled to rescind her purchase and be paid the unpaid principal amount of her borrower loan, plus statutory interest.  The aggregate principal amount of loans we originated on our platform from inception through October 14, 2008 by non affiliated purchasers is $178.0 million ($179.1 million total originations). Of this amount, as of September 30, 2010, $44.7 million had defaulted ($44.8 million total defaulted), and $8.6 million remained outstanding ($8.8 million total remained outstanding).  Prosper is potentially liable for the remaining outstanding principal amount if the current borrowers stop making payments.  We have not recorded an accrued loss contingency in respect of this contingent liability, although we intend to continue to monitor the situation.  Generally, the federal statute of limitations for noncompliance with the requirement to register securities under the Securities Act is one year from the violation; however, the statute of limitations periods under state laws may extend for a longer period of time.  If a significant number of our lender members sought rescission, or if the class action securities lawsuit is successful, our ability to maintain our platform and service the borrower loans to which the Notes correspond may be adversely affected.

We have incurred operating losses since our inception and we anticipate that we will continue to incur net losses through 2010.

Our failure to obtain sufficient debt and equity financings and, ultimately, to achieve profitable operations and positive cash flows from operations could adversely affect Prosper’s ability to achieve its business objectives and continue as a going concern.

       We have incurred operating losses since our inception and we anticipate that we will continue to incur net losses for a number of years as we grow our business.  For the periods ended September 30, 2010 and 2009 we had negative cash flows from operations of $7.3 million and $7.6 million, respectively.  Additionally, from our inception through September 30, 2010, we have an accumulated deficit of $48.1 million.

We have financed our operations, to date, primarily with proceeds from the sale of equity securities.  At September 30, 2010, we had approximately $6.6 million in unrestricted cash and cash equivalents.  We are dependent upon raising additional capital or debt financing to fund our current operating plan.  Our failure to obtain sufficient debt and equity financings and, ultimately, to achieve profitable operations and positive cash flows from operations could adversely affect our ability to achieve our business objectives and continue as a going concern.  Further, an unfavorable outcome of the class action lawsuit at the high end of the range could hinder Prosper’s ability to continue operations, absent other extenuating circumstances.   Further, we can provide no assurances as to the availability or terms upon which the required financing and capital might be available.

The Company has assessed the contingent liability related to prior sales of loans on the platform and has determined that the occurrence of the contingency is reasonably possible but not probable and that contingent liability ranges from $0 in the event the company prevails to a maximum of $53.3 million which represents the remaining outstanding principal amount of $8.6 million and loans charged off of $44.7 million as of September 30, 2010.

Risks Relating to Compliance and Regulation

Prosper’s administration of the automated bidding plan system could create additional liability for Prosper and such liability could be material

A lender can identify loans on Prosper’s website in one of two ways:  manually, or through an automated plan.  Automated plans are automated bidding tools that allow a lender to place bids efficiently using criteria the lender sets, without having to look through every listing or worry about listing end dates. A lender specifies the amount of money and minimum yield percentage to bid on listings that meet the lender’s criteria, such as Prosper Rating, number of current delinquencies, or other listing features. Prosper offers several plans as models with pre-filled criteria that will help get a lender started. Since our relaunch in July 2009, approximately 48% of the bids made on our platform (measured in terms of dollar volume) were made by members using our automated plan system.

Each automated plan represents a group of loan criteria, which if implemented, allow a lender to bid on loans meeting such criteria.  Since the Notes ultimately purchased through an automated plan are the same as Notes purchased manually, they present the same risks of non-payment as all Notes that may be purchased on Prosper’s website.  For example, as with any other Note purchased through Prosper’s website, there is a risk that a loan identified through an automated plan may become delinquent or default, and the estimated return and estimated loss for that loan individually, or the estimated loss or return for the plan as a whole, may not accurately reflect the actual return or loss on such loan.  If this were to occur, a lender member who purchases a Note through an automated plan could pursue a claim against Prosper in connection with its representations regarding the performance of the loans bid upon through the plan.  An investor could pursue such a claim under various antifraud theories under federal and state securities law.  To date, no actions have been taken or threatened against us on this theory.  However, such actions could have a material adverse effect on our business.

Item 2. Unregistered Sale of Equity Securities and Use of Proceeds.

On July 13, 2009, we commenced a public offering of up to $500,000,000 in principal amount of our Borrower Payment Dependent Notes pursuant to a Registration Statement on Form S-1 (File No. 333-147019). The offering is a continuous offering and remains ongoing. The registration statement was declared effective by the SEC on July 10, 2009.  From July 13, 2009 to November 9, 2010, we sold $30,525,503 in principal amount of Notes at 100% of their principal amount.  The Notes are offered only through our website, and there are no underwriters or underwriting discounts. As set forth in the registration statement, we have incurred estimated expenses of approximately $1,896,698 in connection with the offering, none of which are being paid by us to our directors, officers, persons owning 10% or more of any class of our equity securities or affiliates. As set forth in the prospectus for the offering, we are using the proceeds of each series of Notes to fund a borrower loan through our platform designated by the lender members purchasing such series of Notes. None of the proceeds from the Notes are paid by us to our directors, officers, persons owning 10% or more of any class of our equity securities or affiliates.

Item 3. Defaults upon Senior Securities

Not applicable.

Item 4.  Removed and Reserved

Item 5.  Other Information

Not applicable.

Item 6. Exhibits.

The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as a part of this report and such Exhibit Index is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Prosper Marketplace, Inc.
Date: November 12, 2010	By:	/s/ Christian A. Larsen
		Name:	Christian A. Larsen
		Title:	Chief Executive Officer (Principal Executive Officer)

Prosper Marketplace, Inc.
Date: November 12, 2010	By:	/s/ Kirk T. Inglis
		Name:	Kirk T. Inglis
		Title:	Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX
Exhibit
Number	Exhibit Description
10.3	Amended and Restated Loan Account Program Agreement, dated September 14, 20010, between WebBank and Prosper Marketplace, Inc.(1)

10.4	Amended and Restated Loan Sale Agreement, dated September 14, 2010, between WebBank and Prosper Marketplace, Inc.(1)

31.1
Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, with respect to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

31.2
Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, with respect to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

32.1
Certification of Principal Executive Officer and Principal Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, with respect to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

(1)
Certain portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 under of the Securities Exchange Act of 1934.

Executed 9/14/2010

Exhibit 10.3

CONFIDENTIAL TREATMENT REQUESTED BY PROSPER MARKETPLACE, INC.

WEBBANK

and

PROSPER MARKETPLACE, INC.

AMENDED AND RESTATED

LOAN ACCOUNT PROGRAM AGREEMENT

Dated as of September 14, 2010

SCHEDULES AND EXHIBITS

SCHEDULE 1                            Definitions

SCHEDULE 7(b)(4)                   Litigation

EXHIBIT A                                The Program Website

EXHIBIT B                                Credit Policy

EXHIBIT C                                Form of Application

EXHIBIT D                                Loan Account Documentation

EXHIBIT E                                Sample Funding Statement

EXHIBIT F                                Insurance Requirements

EXHIBIT G                                Program Compliance Manual

EXHIBIT H                               Third-Party Service Contractors

EXHIBIT I                                 Bank Secrecy Act Policy

This AMENDED AND RESTATED LOAN ACCOUNT PROGRAM AGREEMENT (this “Agreement”), dated as of September 14, 2010 (“Effective Date”), is made by and between WEBBANK, a Utah-chartered industrial bank having its principal location in Salt Lake City, Utah (“Bank”), and PROSPER MARKETPLACE, INC., a Delaware corporation, having its principal location in San Francisco, California (“Company”).

WHEREAS, Company is in the business of providing certain services necessary for the origination of consumer installment loans;

WHEREAS, Bank is in the business of originating various types of consumer loans, including installment loans;

WHEREAS, the Parties have developed a program pursuant to which Company markets and provides an online interface and certain operations services in connection with, and Bank has originated, installment loans for qualifying consumers identified by Company, pursuant a Loan Account Program Agreement dated as of April 14, 2008 (the “Existing Program Agreement”); and

WHEREAS, effective as of the Effective Date, the Parties desire to amend and restate the terms of their Existing Program Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Company mutually agree as follows:

1.	Definitions; Effectiveness.

(a)	The terms used in this Agreement shall be defined as set forth in Schedule 1, and the rules of construction set forth in Schedule 1 shall apply to this Agreement.

(b)
This Agreement shall be effective as of the Effective Date and, as of the Effective Date, shall supersede and replace the Existing Program Agreement.  This Agreement shall apply to all Loan Accounts originated by Bank during the term of this Agreement, beginning on the Effective Date.  Loans originated on or after the Effective Date shall not be subject to the Existing Program Agreement.

(c)
All Loan Accounts originated by Bank prior to the Effective Date shall be governed by the terms of the Existing Program Agreement as in effect at the time that such Loan Accounts were originated, and shall not be subject to the terms of this Agreement.

(d)	This Agreement shall not operate so as to render invalid or improper any action heretofore taken under the Existing Program Agreement.

2.	Program Marketing and Services.

(a)	Bank hereby retains Company to serve as Bank’s marketing and operations vendor for the Program. As such, Company shall perform the following services for Bank and the Program:

(1)	Company shall promote and otherwise market the Program and the Loan Accounts at Company’s own cost. In performing such promotion and other

(2)
marketing services, (A) Company may devote such monetary and other resources as it deems appropriate in its sole discretion; and (B) Company may use any form of media, provided that Company shall discontinue the use of any specific form of media or media channel if directed to do so by Bank.  Company’s promotion and marketing efforts shall not be required to produce any minimum number of Loan Accounts or other benefits to the Program during the Term of this Agreement or any year, month, or other period under this Agreement.  Company may refer to Bank and the Program in promotional and marketing materials, including marketing scripts, upon the condition that any references to Bank and/or the Program in any such materials (and any changes in such materials) must receive the prior written approval of Bank; provided, however, that Bank’s prior written approval shall not be required with respect to lender- oriented communications by Company to its existing customers unless such communications also contain any information (i) directed towards, or about, Borrowers or Applicants, or (ii) describing or otherwise about the application process, in which case Bank’s prior written approval of such communications shall be required.  Bank may require a change in such materials upon written notice provided to Company to the extent that such change is required by Applicable Laws, or to the extent that Bank determines such change is necessitated by safety and soundness concerns.  Company shall ensure that all promotional and marketing materials shall be accurate and not misleading in all material respects.  Company shall ensure that all promotional and marketing materials and strategies comply with Applicable Laws.

(3)
Company shall host and maintain the Program Website and provide customer support, regulatory compliance, administrative, and other operational services to support Bank’s origination of Loan Accounts and the Program generally.  Company shall provide such services in a manner consistent with Company’s obligations specified in this Agreement and as the Parties may mutually agree in writing from time to time.

(b)
Bank acknowledges and agrees that (i) pursuant to Section 12 of this Agreement, Company is licensing to Bank valuable Proprietary Material of Company for use in the marketing and operation of the Program, which includes but is not limited to use of the Program Website; (ii) because the value of such Proprietary Material may be affected by Bank’s lending activities under the Program, Company requires Bank to perform and Bank hereby agrees to perform Bank’s lending activities under the Program with due regard to Company’s interests in such Proprietary Material and in close coordination with Company as specified hereafter in this Agreement; and (iii) the compensation to be paid by Bank to Company under this Agreement is in consideration of Company’s licensing of such Proprietary Material to Bank as well as Company’s marketing and operational services to Bank and the Program under this Agreement.

3.
Extension of Credit.  Company acknowledges that approval of an Application creates a creditor-borrower relationship between Bank and Borrower which involves, among other things, the disbursement of Loan Proceeds.  Nothing in this Agreement shall obligate Bank to extend credit to an Applicant or disburse Loan Proceeds if Bank determines that doing so would be an unsafe or unsound banking practice or that such extension of credit would be in violation of the Credit Policy.  Bank shall use reasonable commercial efforts to provide Company prior notice of a decision not to extend credit to an Applicant or disburse Loan Proceeds in reliance on the preceding sentence and, in all instances where Bank does not provide such prior notice, Bank shall provide Company prompt notice after making a decision not to extend credit to an Applicant or disburse Loan Proceeds in reliance on the preceding sentence.

4.
Consumer Documents and Credit Policy.  The following documents, terms and procedures (“Consumer Finance Materials”) that have been approved by Bank and that will be used by Bank initially with respect to the Loan Accounts are attached to this Agreement:  (i) the Program Website (screen shots of each page of the Program Website) as Exhibit A; (ii) Credit Policy as Exhibit B; (iii) form of Application, including disclosures required by Applicable Laws, as Exhibit C; and (iv) form of Loan Account Agreement, privacy policy and privacy notices, and all other Applicant and Borrower communications as Exhibit D.  The Consumer Finance Materials shall not be changed without the prior written consent of both Parties, which consent shall not be unreasonably withheld or delayed; provided, however, that Bank may change the Consumer Finance Materials upon written notice provided to Company but without Company’s prior written consent, to the extent that such change is required by Applicable Laws or necessitated by safety and soundness concerns.  The Parties acknowledge that each Loan Account Agreement and all other documents referring to the creditor for the Program shall identify Bank as the creditor for the Loan Accounts.  Company shall ensure that the Consumer Finance Materials comply with Applicable Laws.

5.	Loan Account Processing and Origination.

(a)
On behalf of Bank, Company shall process Applications received from Applicants via the Program Website (including retrieving credit reports) to determine whether the Applicant meets the eligibility criteria set forth in the Credit Policy and Bank’s “Know Your Customer” and anti-money laundering criteria (collectively, the “Bank Secrecy Act Policy”), which is attached hereto as Exhibit I, and which may be updated by Bank from time to time and such updates shall be effective upon notice to Company as set forth herein.  Company shall respond to all inquiries from Applicants regarding the application process.

(b)
Company shall forward to Bank mutually agreed information including name, address, social security number and date of birth, regarding Applicants who meet the eligibility criteria set forth in the Credit Policy.  Company shall have no discretion to override the Credit Policy with respect to any Applications.

(c)	Subject to the terms of this Agreement, Bank shall establish Loan Accounts with respect to Applicants who meet the eligibility criteria set forth in the Credit Policy.

(d)	Pursuant to procedures mutually agreed to by the Parties, Company shall deliver adverse action notices to Applicants who do not meet Credit Policy criteria or are otherwise denied by Bank.

(e)	Company shall deliver Program privacy notices and Loan Account Agreements to Borrowers.

(f)
Company shall hold and maintain, as custodian for Bank, all documents of Bank pertaining to Loan Accounts.  Company shall periodically provide to Bank copies of records required to be maintained under the Bank Secrecy Act Policy and such other documents regarding Loan Accounts as requested by Bank, at intervals mutually agreed

(g)	to by the Parties, but no less frequently than monthly.

(h)
Company shall perform the obligations described in this Section 5 and deliver any customer communications to Applicants and Borrowers as necessary to carry on the Program, all at Company’s own cost and in accordance with Applicable Laws.

(i)
Pursuant to Section 16, as Bank reasonably requires and upon reasonable advance written notice to Company, Bank will periodically audit Company for compliance with the terms of this Section 5 and the Agreement as a whole, including compliance with the standards set forth herein for Loan Account origination.

6.	Funding Loans; Payment of Servicing Fee.

(a)
Company shall provide a Funding Statement to Bank by e-mail or as otherwise mutually agreed by the Parties by 5:00 PM Mountain Time on the Business Day prior to each Funding Date.  Each Funding Statement shall (i) identify those Applicants whose Applications satisfy the requirements of the Credit Policy and with respect to whom Company requests that Bank establish Loan Accounts, and (ii) provide the Funding Amount to be disbursed by Bank on such Funding Date.  The Funding Statement shall be in the form of Exhibit E.

(b)
Subject to timely receipt of the Funding Statement, Bank shall transfer the Funding Amount from the Funding Account to the Disbursement Account by wire transfer initiated by Bank by no later than [*].  Company shall provide Bank the account number and routing number for the Disbursement Account prior to the first Funding Date.

(c)
Subject to timely receipt of the Funding Amount, Company shall disburse Loan Proceeds to Borrowers by ACH transfers from the Disbursement Account in accordance with the Funding Statement on the Funding Date.  Bank authorizes Company to deduct and retain from the Funding Amount the aggregate amount of the Origination Fees set forth on the Funding Statement as a Program servicing fee.

(d)
In addition to any other rights or remedies available to Bank under this Agreement or by law, Bank shall have the right to suspend payments of the Funding Amounts due to the Disbursement Account during the period commencing with the occurrence of any monetary default by Company under the Program Documents and ending when such condition has been cured, subject to the following:  (1) if the monetary default is not material, Bank shall notify Company of such default, and Bank shall not suspend payments of Funding Amounts unless Company fails to cure such default within two (2) Business Days of receipt of such notice from Bank; and (2) if the monetary default is material, Bank may suspend payments of the funding Amounts without giving Company an opportunity to cure.  For purposes of the foregoing, the failure by Company to purchase any Loan Accounts under the Loan Sale Agreement, or Company’s breach of its indemnification obligations under the Program Documents, shall be deemed a material default of the Program Documents.  Notwithstanding Bank’s suspension rights

* Confidential Treatment Requested

(e)	under this Section, Bank may also exercise any right to terminate this Agreement as permitted herein.

7.	Representations and Warranties.

(a)	Bank hereby represents and warrants, as of the Effective Date, or covenants, as applicable, to Company that:

(1)
Bank is an FDIC-insured Utah-chartered industrial bank, duly organized, validly existing under the laws of the State of Utah and has full corporate power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of the charter or bylaws of Bank and will not result in a material breach of or constitute a default under, or require any consent under, any indenture, loan or agreement to which Bank is a party;

(2)
All approvals, authorizations, licenses, registrations, consents, and other actions by, notices to, and filings with, any Person that may be required in connection with the execution, delivery, and performance of this Agreement by Bank, have been obtained (other than those required to be made to or received from Borrowers and Applicants);

(3)
This Agreement constitutes a legal, valid, and binding obligation of Bank, enforceable against Bank in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect, including the rights and obligations of receivers and conservators under 12 U.S.C. §§ 1821 (d) and (e), which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(4)
There are no proceedings or investigations pending or, to the best knowledge of Bank, threatened against Bank (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by Bank pursuant to this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Bank, would materially and adversely affect the performance by Bank of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) would have a materially adverse financial effect on Bank or its operations if resolved adversely to it;

(5)	Bank is not Insolvent;

(6)
The execution, delivery and performance of this Agreement by Bank comply with Utah and federal banking laws specifically applicable to Bank’s operations; provided that Bank makes no representation or warranty regarding compliance with Utah or federal banking laws relating to consumer protection, consumer lending, usury, loan collections, anti-money laundering, data security or privacy

(7)	as they apply to the operation of the Program; and

(8)
The Proprietary Materials Bank licenses to Company pursuant to Section 12, and their use as contemplated by this Agreement, do not violate or infringe upon, or constitute an infringement or misappropriation of, any U.S. patent, copyright or U.S. trademark, service mark, trade name or trade secret of any person or entity and Bank has the right to grant the licenses set forth in Section 12 below.

(b)	Company hereby represents and warrants, as of the Effective Date, or covenants, as applicable, to Bank that:

(1)
Company is a corporation, duly organized and validly existing in good standing under the laws of the State of Delaware, and has full power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery, and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of the articles or bylaws of Company and will not result in a material breach of or constitute a default under or require any consent under any indenture, loan, or agreement to which Company is a party;

(2)
All approvals, authorizations, consents, and other actions by, notices to, and filings with any Person required to be obtained for the execution, delivery, and performance of this Agreement by Company, have been obtained;

(3)
This Agreement constitutes a legal, valid, and binding obligation of Company, enforceable against Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(4)
There are no proceedings or investigations pending or, to the best knowledge of Company, threatened against Company (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by Company pursuant to this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Company, would materially and adversely affect the performance by Company of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, or (v) except as set forth on Schedule 7(b)(4), that would have a materially adverse financial effect on Company or its operations if resolved adversely to it;

(5)	Company is not Insolvent;

(6)	The execution, delivery and performance of this Agreement by Company, the Consumer Finance Materials and the promotional and marketing materials and strategies shall all comply with Applicable Laws;

(7)	The Proprietary Materials Company licenses to Bank pursuant to Section 12, and

(8)
their use as contemplated by this Agreement, do not violate or infringe upon, or constitute an infringement or misappropriation of, any U.S. patent, copyright or U.S. trademark, service mark, trade name or trade secret of any person or entity and Company has the right to grant the license set forth in Section 12 below; and

(9)
Company shall comply with Title V of the Gramm-Leach-Bliley Act and the implementing regulations of the FDIC, including but not limited to applicable limits on the use, disclosure, storage, safeguarding and destruction of Applicant information, and shall maintain commercially reasonable data security and disaster recovery protections that at the least are consistent with industry standards for the consumer lending industry.

(c)	Company hereby represents and warrants to Bank as of each Funding Date that:

(1)
For each Loan Account and each disbursement of Loan Proceeds:  (i) to the best of Company’s knowledge, all information in the related Application is true and correct, provided, however, that Company’s representation and warranty in this regard shall be subject to the following limitations: (A) Company does not verify the self-reported income, employment and occupation or other information provided by Applicants in listings, (B) each Applicant’s debt-to-income ratio is determined by Company from a combination of the Applicant’s self-reported income and information from the Applicant’s credit report and not otherwise verified by Company, (C) credit data that appears in Applications is taken directly from a credit report obtained on the Applicant from a credit reporting agency, without any review or verification by Company, (D) Company does not verify any statements by Applicants as to how Loan Proceeds are to be used and does not confirm after loan disbursement how Loan Proceeds were used, and (E) Applicants’ home ownership status is not verified by Company but is derived from the Applicant’s credit report, in that if the credit report reflects an active mortgage loan the Applicant is presumed to be a homeowner; (ii) the Loan Account is fully enforceable and all required disclosures to Borrowers have been delivered in compliance with Applicable Laws; (iii) the Loan Account Agreement and all other Loan Account documents are genuine and legally binding and enforceable, conform to the requirements of the Program and were prepared in conformity with the Program Compliance Manual; (iv) all necessary approvals required to be obtained by Company have been obtained; (v) nothing exists that would prohibit the sale of the Loan Accounts by Bank to Company under the Loan Sale Agreement, provided that Bank has taken no action (independent of action taken by Company on Bank’s behalf) that would prohibit the sale of the Loan Accounts by Bank to Company under the Loan Sale Agreement; and (vi) Bank is the sole owner of the Loan Accounts prior to any such sale of the Loan Accounts to Company, provided that Bank has taken no action (independent of action taken by Company on Bank’s behalf) that diminishes Bank’s ownership rights in the Loan Accounts;

(2)	Each Borrower listed on a Funding Statement is eligible for a Loan Account under the Credit Policy; and each Borrower has submitted an Application; and

(3)	The information on each Funding Statement is true and correct in all respects.

(4)
The representations and warranties of Bank and Company contained in this Section 7, except those representations and warranties contained in subsections 7(a)(4) and 7(b)(4), are made continuously throughout the term of this Agreement.  In the event that any investigation or proceeding of the nature described in subsections 7(a)(4) and 7(b)(4) is instituted or threatened against either Party, such Party shall promptly notify the other Party of the pending or threatened investigation or proceeding (unless prohibited from doing so by Applicable Laws or the direction of a Regulatory Authority).

8.	Other Relationships with Borrowers.

(a)
Separate from the obligation to market Loan Accounts offered by Bank, and subject to the Program privacy policy and Applicable Laws, Company shall have the right, at its own expense, to solicit Applicants and/or Borrowers with offerings of other goods and services from Company and parties other than Bank, provided, however, that in the event that Company uses Bank’s name and/or Proprietary Materials in connection with such offerings, Company shall obtain Bank’s prior approval for such use.

(b)
Except as necessary to carry out its rights and responsibilities under this Agreement and the Loan Sale Agreement, Bank shall not use Applicant and/or Borrower information and shall not provide or disclose any Applicant and/or Borrower information to any Person, except to the extent required to do so under Applicable Laws or legal process.

(c)
Notwithstanding subsection 8(b), (i) Bank may make solicitations for goods and services to the public, which may include one or more Applicants or Borrowers; provided that Bank does not (A) target such solicitations to specific Applicants and/or Borrowers, (B) use or permit a third party to use any list of Applicants and/or Borrowers in connection with such solicitations or (C) refer to or otherwise use the name of Company; and (ii) Bank shall not be obligated to redact the names of Applicants and/or Borrowers from marketing lists acquired from third parties (e.g., subscription lists) that Bank uses for solicitations.

(d)	The terms of this Section 8 shall survive the expiration or earlier termination of this Agreement.

9.	Indemnification.

(a)
Company agrees to defend, indemnify, and hold harmless Bank and its Affiliates, and the officers, directors, employees, representatives, shareholders, agents and attorneys of such entities (the “Indemnified Parties”) from and against any and all claims, actions, liability, judgments, damages, costs and expenses, including reasonable attorneys’ fees (“Losses”) to the extent arising from Bank’s participation in the Program as contemplated by the Program Documents (including Losses arising from a violation of Applicable Laws or a breach by Company or its agents or representatives of any of Company’s representations, warranties, obligations or undertakings under the Program Documents), unless such Loss results from (i) the gross negligence or willful misconduct of Bank, or (ii) Bank’s failure to timely transfer the Funding Amount to the Disbursement Account to the extent required under Section 6(b), provided that Company is not in breach of any of its obligations under the Program Documents, including, but not limited to, its obligations with respect to the purchase of Loan Accounts under the Loan Sale Agreement.

(b)
To the extent permitted by Applicable Laws, any Indemnified Party seeking indemnification hereunder shall promptly notify Company, in writing, of any notice of the assertion by any third party of any claim or of the commencement by any third party of any legal or regulatory proceeding, arbitration or action, or if the Indemnified Party determines the existence of any such claim or the commencement by any third party of any such legal or regulatory proceeding, arbitration or action, whether or not the same shall have been asserted or initiated, in any case with respect to which Company is or may be obligated to provide indemnification (an “Indemnifiable Claim”), specifying in reasonable detail the nature of the Loss and, if known, the amount or an estimate of the amount of the Loss; provided, that failure to promptly give such notice shall only limit the liability of Company to the extent of the actual prejudice, if any, suffered by Company as a result of such failure.  The Indemnified Party shall provide to Company as promptly as practicable thereafter information and documentation reasonably requested by Company to defend against the Indemnifiable Claim.

(c)
Company shall have ten (10) days after receipt of any notification of an Indemnifiable Claim (a “Claim Notice”) to notify the Indemnified Party of Company’s election to assume the defense of the Indemnifiable Claim and, through counsel of its own choosing, and at its own expense, to commence the settlement or defense thereof, and the Indemnified Party shall cooperate with Company in connection therewith if such cooperation is so requested and the request is reasonable; provided that Company shall hold the Indemnified Party harmless from all its reasonable out-of-pocket expenses, including reasonable attorneys’ fees, incurred in connection with the Indemnified Party’s cooperation; provided, further, that if the Indemnifiable Claim relates to a matter before a Regulatory Authority, the Indemnified Party may elect, upon notice to Company, to assume the defense of the Indemnifialbe Claim at the cost of and with the cooperation of Company.  If the Company assumes responsibility for the settlement or defense of any such claim, (i) Company shall permit the Indemnified Party to participate at the Indemnified Party’s expense in such settlement or defense through counsel chosen by the Indemnified Party; provided that, in the event that both Company and the Indemnified Party are defendants in the proceeding and the Indemnified Party shall have reasonably determined and notified Company that representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them, then the fees and expenses of one such counsel for all Indemnified Parties in the aggregate shall be borne by Company; and (ii) Company shall not settle any Indemnifiable Claim without the Indemnified Party’s consent.

(d)
If the Company does not notify the Indemnified Party within ten (10) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, or if Company fails to contest vigorously any such Indemnifiable Claim, or if the Indemnified Party elects to control the defense of an Indemnifiable Claim as permitted by Section 9(c), then, in each case, the Indemnified Party shall have the right, upon notice to the Company, to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided that the Indemnified Party shall notify Company prior thereto of any compromise or settlement of any such Indemnifiable Claim.  No action taken by the Indemnified Party pursuant to this paragraph (d) shall deprive the Indemnified Party of its rights to indemnification pursuant to this Section 9.

(e)	All amounts due under this Section 9 shall be payable not later than ten (10) days after written demand therefor.

(f)	The terms of this Section 9 shall survive the expiration or earlier termination of this Agreement.

10.	Term and Termination.

(a)
This Agreement shall have an initial term beginning on the Effective Date and ending thirty-five (35) months thereafter (the “Initial Term”) and shall renew automatically for two (2) successive terms of one (1) year each (each a “Renewal Term,” collectively, the Initial Term and Renewal Term(s) shall be referred to as the “Term”), unless either Party provides notice of non-renewal to the other Party at least ninety (90) days prior to the end of the Initial Term or any Renewal Term or this Agreement is earlier terminated in accordance with the provisions hereof.

(b)	This Agreement shall terminate immediately upon the expiration or earlier termination of the Loan Sale Agreement.

(c)
Company may terminate this Agreement upon ninety (90) days’ prior written notice to Bank if (i) Company acquires, is acquired by, or merges or consolidates with a depository institution (as defined in 12 U.S.C. § 1813) or a Person that controls or is controlled by a depository institution, or (ii) there is a change in Applicable Laws that materially and adversely affects Company’s ability to perform under the Program Documents (each of the events described in clauses (i) and (ii) is a “Trigger Event”).  In order to terminate this Agreement because of a Trigger Event, Company must provide written notice of termination within ninety (90) days following the occurrence of a Trigger Event.  If Company terminates this Agreement because of a Trigger Event, it shall pay a termination fee to Bank no later than the effective date of termination in an amount equal to: [*].

(d)	A Party shall have a right to terminate this Agreement immediately upon written notice to the other Party in any of the following circumstances:

(1)
any representation or warranty made by the other Party in this Agreement shall be incorrect in any material respect and shall not have been corrected within thirty (30) Business Days after written notice thereof has been given to such other Party;

(2)
the other Party shall default in the performance of any obligation or undertaking under this Agreement and such default shall continue for thirty (30) Business Days after written notice thereof has been given to such other Party;

(3)	the other Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under

* Confidential Treatment Requested

(4)
any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of a trustee, receiver, liquidator,  conservator, custodian, or other similar official or to any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(5)
an involuntary case or other proceeding, whether pursuant to banking regulations or otherwise, shall be commenced against the other Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property; or an order for relief shall be entered against either Party under the federal bankruptcy laws as now or hereafter in effect; or

(6)	there is a materially adverse change in the financial condition of the other Party.

(e)
Bank shall not be obligated to approve Applications or establish new Loan Accounts after termination of this Agreement; provided, that Bank shall originate Loan Accounts to Applicants to whom Bank has issued a lending commitment prior to termination, unless this Agreement is terminated pursuant to subsection 10(b) or by Bank pursuant to subsection 10(d).

(f)	The termination of this Agreement either in part or in whole shall not discharge any Party from any obligation incurred prior to such termination.

(g)
Upon termination of this Agreement, Company shall purchase all Loan Accounts established by Bank prior to and on the date of termination that have not already been purchased by Company.  After termination, Company shall purchase all Loan Accounts originated by Bank pursuant to subsection 10(e).

(h)
Company’s failure to obtain the approval of Bank as required by Sections 2(a)(1), 4 or 30, and Company’s failure to provide any notice required by Section 32, shall each constitute a material breach of this Agreement.  In addition to any other remedies permitted by Applicable Law or this Agreement and without limiting Bank’s rights under Section 9, Bank may also invoice Company for, and Company agrees to pay, liquidated damages in the amount of [*].  The Parties agree that it would be difficult to determine the precise damages to Bank in the event of such a breach by Company, and the Parties have therefore agreed on the foregoing liquidated damages as a reasonable approximation of the damages to Bank in the event of such a breach.

* Confidential Treatment Requested

(i)
Bank may terminate this Agreement immediately upon written notice to Company if Bank incurs any Loss that would have been subject to indemnification under Section 9(a) but for the application of Applicable Laws that limit or restrict Bank’s ability to seek such indemnification.

(j)	The terms of this Section 10 shall survive the expiration or earlier termination of this Agreement.

11.	Confidentiality.

(a)
Each Party agrees that Confidential Information of the other Party shall be used by such Party solely in the performance of its obligations and exercise of its rights pursuant to the Program Documents.  Except as required by Applicable Laws or legal process, neither Party (the “Restricted Party”) shall disclose Confidential Information of the other Party to third parties; provided, however, that the Restricted Party may disclose Confidential Information of the other Party (i) to the Restricted Party’s Affiliates, agents, representatives or subcontractors for the sole purpose of fulfilling the Restricted Party’s obligations under this Agreement (as long as the Restricted Party exercises reasonable efforts to prohibit any further disclosure by its Affiliates, agents, representatives or subcontractors), provided that in all events, the Restricted Party shall be responsible for any breach of the confidentiality obligations hereunder by any of its Affiliates, agents, representatives or subcontractors, (ii) to the Restricted Party’s auditors, accountants and other professional advisors, or to a Regulatory Authority or (iii) to any other third party as mutually agreed by the Parties.

(b)	A Party’s Confidential Information shall not include information that:

(1)	is generally available to the public;

(2)	has become publicly known, without fault on the part of the Party who now seeks to disclose such information (the “Disclosing Party”), subsequent to the Disclosing Party acquiring the information;

(3)	was otherwise known by, or available to, the Disclosing Party prior to entering into this Agreement; or

(4)
becomes available to the Disclosing Party on a non-confidential basis from a Person, other than a Party to this Agreement, who is not known by the Disclosing Party after reasonable inquiry to be bound by a confidentiality agreement with the non-Disclosing Party or otherwise prohibited from transmitting the information to the Disclosing Party.

(c)
Upon written request or upon the termination of this Agreement, each Party shall, within thirty (30) days, return to the other Party all Confidential Information of the other Party in its possession that is in written form, including by way of example, but not limited to, reports, plans, and manuals; provided, however, that either Party may maintain in its possession all such Confidential Information of the other Party required to be maintained under Applicable Laws relating to the retention of records for the period of time required thereunder or stored on such Party’s network as part of standard back-up procedures

(d)	(provided that such information shall remain subject to the confidentiality provisions of this Section 11).

(e)
In the event that a Restricted Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information of the other Party, the Restricted Party shall provide the other Party with prompt notice of such request(s) so that the other Party may seek an appropriate protective order or other appropriate remedy and/or waive the Restricted Party’s compliance with the provisions of this Agreement.  In the event that the other Party does not seek such a protective order or other remedy, or such protective order or other remedy is not obtained, or the other Party grants a waiver hereunder, the Restricted Party may furnish that portion (and only that portion) of the Confidential Information of the other Party which the Restricted Party is legally compelled to disclose and shall exercise such efforts to obtain reasonable assurance that confidential treatment shall be accorded any Confidential Information of the other Party so furnished as the Restricted Party would exercise in assuring the confidentiality of any of its own Confidential Information.

(f)	The terms of this Section 11 shall survive the expiration or earlier termination of this Agreement.

12.	Proprietary Material.

(a)
Each Party (“Licensing Party”) hereby provides the other Party (“Licensee”) with a non-exclusive right and license to use and reproduce the Licensing Party’s name, logo, registered or other trademarks and service marks (collectively, “Marks”) on the Applications, Loan Account Agreements, and other Consumer Finance Materials (including the Program Website), Program marketing materials, and any other publicly distributed or available Program materials, and to otherwise use the Marks and such copyrights, patents, and other intellectual property as the Licensing Party may designate or otherwise make available from time to time in the Licensing Party’s sole discretion (collectively with the Marks, “Proprietary Material”) for the purposes of or otherwise in connection with the fulfillment of Licensee’s obligations under this Agreement; provided, however, that (i) the Licensee shall at all times comply with any and all written instructions provided by the Licensing Party from time to time regarding the use of the Licensing Party’s Proprietary Material, and (ii) each Licensee acknowledges that, except for the license specifically provided in this Agreement, it shall acquire no interest in the Licensing Party’s Proprietary Material.  Upon termination of this Agreement, each such license will terminate, and the Licensee shall cease using the Licensing Party’s Proprietary Material. Neither Party may use the other Party’s Marks in any press release without the prior written consent of the other Party.

(b)
Bank hereby acknowledges and agrees that, as between Bank and Company (i) as of the Effective Date, Company is the sole and exclusive owner of all pre-existing Marks, copyrights, patents, other intellectual property rights, software, other technology, and other tangible and intangible property used on or in connection with the Program Website, and its Company run predecessors;  and (ii) Company shall be the sole and exclusive owner of any and all modifications to such tangible and intangible property during the Term of this Agreement, including but not limited to any and all trademark, service mark, copyright, patent, and other intellectual property rights in and to such

(c)
modifications, except as the Parties may otherwise agree in writing.  For avoidance of doubt, Company shall not obtain any rights in Bank’s Marks (other than the license described in subsection 12(a)) by virtue of incorporation of Bank’s Marks into the Program Website.

13.
Relationship of Parties.  The Parties agree that in performing their responsibilities pursuant to this Agreement, they are in the position of independent contractors.  This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venturer or any association for profit between Bank and Company.

14.	Expenses.

(a)	Except as set forth herein, each Party shall bear the costs and expenses of performing its obligations under this Agreement.

(b)
Company shall pay all wire transfer and ACH costs for transfers by Bank under the Program.  Company shall reimburse Bank for all third party fees incurred by Bank in connection with the performance of this Agreement.  Bank shall provide Company with notice of third party fees to be incurred by Bank in connection with performance of this Agreement as soon as practicable after Bank becomes aware of such fees.

(c)
Company shall pay all costs of any credit reports it obtains on Applicants or Borrowers and any adverse action notices it delivers to Applicants or Borrowers in accordance with Company’s Application processing and Loan Account servicing responsibilities under this Agreement.

(d)
Each Party shall be responsible for payment of any federal, state, or local taxes or assessments associated with the performance of its obligations under this Agreement and for compliance with all filing, registration and other requirements with regard thereto.

(e)
Company shall be responsible for (i) all of Bank’s out-of-pocket legal fees directly related to the Program, including Bank’s attorneys’ fees and expenses in connection with the preparation, negotiation, execution, and delivery of the Program Documents; any amendment, modification, administration, collection and enforcement of the Program Documents; any modification of the Consumer Finance Materials or other documents or disclosures related to the Program; or any dispute or litigation arising out of or related to the Program; and (ii) all of Bank’s out-of-pocket costs and expenses for any other third-party professional services related to the Program, including the services of any third-party compliance specialists in connection with Bank’s preparation of policies and procedures and Bank’s review of the Program.  To the extent that such fees are expected to exceed [*], Bank will provide oral or email notification to the extent reasonably practicable.  Company shall also pay for an annual audit of the Program by a third-party firm.  Bank shall invoice Company for such fees.  Company shall pay such invoice within thirty (30) days of receipt of such invoice.

* Confidential Treatment Requested

(f)	Company shall reimburse Bank for all reasonable costs associated with Bank’s assignment to Company of Loan Accounts pursuant to Section 10.

15.
Examination.  Each Party agrees to submit to any examination that may be required by a Regulatory Authority having jurisdiction over the other Party, during regular business hours and upon reasonable prior notice, and to otherwise provide reasonable cooperation to the other Party in responding to such Regulatory Authority’s inquiries and requests related to the Program.

16.
Inspection; Reports.  Each Party, upon reasonable prior notice from the other Party, agrees to submit to an inspection of its books, records, accounts, and facilities relevant to the Program, from time to time, during regular business hours subject to the duty of confidentiality each Party owes to its customers and banking secrecy and confidentiality requirements otherwise applicable to each Party under Applicable Laws.  All expenses of inspection shall be borne by the Party conducting the inspection.  Notwithstanding the obligation of each Party to bear its own expenses of inspection, Company shall reimburse Bank for reasonable out of pocket expenses incurred by Bank in the performance of periodic on site reviews of Company’s financial condition, operations and internal controls, not to exceed the maximum amount per visit of [*].  Company shall store all documentation and electronic data related to its performance under this Agreement and shall make such documentation and data available during any inspection by Bank or its designee.  With such reasonable frequency and in such reasonable manner as mutually agreed by the Parties, Company shall report to Bank regarding the performance of its obligations.

17.
Governing Law; Waiver of Jury Trial.  This Agreement shall be interpreted and construed in accordance with the laws of the State of Utah, without giving effect to the rules, policies, or principles thereof with respect to conflicts of laws.  THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER. The terms of this Section 17 shall survive the expiration or earlier termination of this Agreement.

18.
Severability.  Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction, shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions hereof in such jurisdiction or rendering such provision or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

19.
Assignment.  This Agreement and the rights and obligations created under it shall be binding upon and inure solely to the benefit of the Parties and their respective successors, and permitted assigns.  Neither Party shall be entitled to assign or transfer any interest under this Agreement (including by operation of law) without the prior written consent of the other Party, which shall not be unreasonable withheld or delayed.  No assignment made in conformity with this Section 19 shall relieve a Party of its obligations under this Agreement.  Company may use subcontractors in the performance of its obligations under this Agreement, subject to Bank’s prior written approval of each such subcontractor, which approval shall not be unreasonably withheld or delayed.  A list of subcontractors already approved by Bank is attached in the form of Exhibit H hereto.

* Confidential Treatment Requested

20.	Third Party Beneficiaries. Nothing contained herein shall be construed as creating a third-party beneficiary relationship between either Party and any other Person.

21.
Notices.  All notices and other communications that are required or may be given in connection with this Agreement shall be in writing and shall be deemed received (a) on the day delivered, if delivered by hand; (b) on the day transmitted, if transmitted by facsimile or e-mail with receipt confirmed; or (c)  three (3) business days after the date of mailing to the other Party, if mailed first-class postage prepaid, at the following address, or such other address as either Party shall specify in a notice to the other:

To Bank:                                WebBank
Attn: Senior Vice President – Strategic
     Partners
6440 S. Wasatch Blvd., Suite 300
Salt Lake City, UT  84121
Tel. 908-251-5798
Fax:  801-993-5015
Email:

With a copy to:
WebBank
Attn:  Compliance Officer
6440 S. Wasatch Blvd., Suite 300
Salt Lake City, UT  84121
Tel. 801-993-5008
Fax:  801-993-5015
Email:

To Company:                                           Prosper Marketplace, Inc.
111 Sutter Street, 22nd FloorSan Francisco, CA  94104
Attn:  Kirk T. Inglis
E-mail Address: kirk@propser.com
Telephone: (415) 593-5432
Facsimile: (415) 362-7233

22.
Amendment and Waiver.  This Agreement may be amended only by a written instrument signed by each of the Parties.  The failure of a Party to require the performance of any term of this Agreement or the waiver by a Party of any default under this Agreement shall not prevent a subsequent enforcement of such term and shall not be deemed a waiver of any subsequent breach.  All waivers must be in writing and signed by the Party against whom the waiver is to be enforced.

23.
Entire Agreement.  The Program Documents, including this Agreement and its schedules and exhibits (all of which schedules and exhibits are hereby incorporated into this Agreement), constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede any prior or contemporaneous negotiations or oral or written agreements with regard to the same subject matter.

24.
Counterparts.  This Agreement may be executed and delivered by the Parties in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

25.
Interpretation.  The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto, and the same shall be construed neither for nor against either Party, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the Parties.

26.
Agreement Subject to Applicable Laws.  If (a) either Party has been advised by legal counsel of a change in Applicable Laws or any judicial decision of a court having jurisdiction over such Party or any interpretation of a Regulatory Authority that, in the view of such legal counsel, would have a materially adverse effect on the rights or obligations of such Party under this Agreement or the financial condition of such Party, (b) either Party receives a request of any Regulatory Authority having jurisdiction over such Party, including any letter or directive of any kind from any such Regulatory Authority, that prohibits or restricts such Party from carrying out its obligations under this Agreement, or (c) either Party has been advised by legal counsel that there is a material risk that such Party’s or the other Party’s continued performance under this Agreement would violate Applicable Laws, then the Parties shall meet and consider in good faith any modifications, changes or additions to the Program or the Program Documents that may be necessary to eliminate such result.  Notwithstanding any other provision of the Program Documents, including Section 10 hereof, if the Parties are unable to reach agreement regarding such modifications, changes or additions to the Program or the Program Documents within ten (10) Business Days after the Parties initially meet, either Party may terminate this Agreement upon five (5) days’ prior written notice to the other Party.  A Party may suspend performance of its obligations under this Agreement, or require the other Party to suspend its performance of its obligations under this Agreement, upon providing the other Party advance written notice, if any event described in subsections 26(a), (b) or (c) above occurs.

27.
Force Majeure.  If any Party is unable to carry out the whole or any part of its obligations under this Agreement by reason of a Force Majeure Event, then the performance of the obligations under this Agreement of such Party as they are affected by such cause shall be excused during the continuance of the inability so caused, except that should such inability not be remedied within thirty (30) days after the date of such cause, the Party not so affected may at any time after the expiration of such thirty (30) day period, during the continuance of such inability, terminate this Agreement on giving written notice to the other Party and without payment of a termination fee or other penalty.  To the extent that the Party not affected by a Force Majeure Event is unable to carry out the whole or any part of its obligations under this Agreement because a prerequisite obligation of the Party so affected has not been performed, the Party not affected by a Force Majeure Event also is excused from such performance during such period.  A “Force Majeure Event” as used in this Agreement shall mean an unanticipated event that is not reasonably within the control of the affected Party or its subcontractors (including, but not limited to, acts of God, acts of governmental authorities, strikes, war, riot and any other causes of such nature), and which by exercise of reasonable due diligence, such affected Party or its subcontractors could not reasonably have been expected to avoid, overcome or obtain, or cause to be obtained, a commercially reasonable substitute therefore.  No Party shall be relieved of its obligations hereunder if its failure of performance is due to removable or remediable causes which such

28.
Party fails to remove or remedy using commercially reasonable efforts within a reasonable time period.  Either Party rendered unable to fulfill any of its obligations under this Agreement by reason of a Force Majeure Event shall give prompt notice of such fact to the other Party, followed by written confirmation of notice, and shall exercise due diligence to remove such inability with all reasonable dispatch.

29.
Jurisdiction; Venue.  The Parties consent to the personal jurisdiction and venue of the federal and state courts in Salt Lake City, Utah for any court action or proceeding.  The terms of this Section 28 shall survive the expiration or earlier termination of this Agreement.

30.
Insurance.  Company agrees to maintain insurance coverage on the terms and conditions specified in Exhibit F at all times during the term of this Agreement and to notify Bank promptly of any cancellation or lapse of any such insurance coverage.

31.
Compliance with Applicable Laws; Program Compliance Manual.  Company shall comply with Applicable Laws, the Bank Secrecy Act Policy and the Program Compliance Manual in its performance of this Agreement, including Loan Account solicitation, Application processing and preparation of Loan Account Agreements and other Loan Account documents.  The Program Compliance Manual shall not be changed without the prior written consent of both Parties, which consent shall not be unreasonably withheld or delayed; provided, however, that Bank may change the Program Compliance Manual upon written notice provided to Company but without Company’s prior written consent, to the extent that such change is required by Applicable Laws, or to the extent that Bank determines such change is necessitated by safety and soundness concerns.  A copy of the Program Compliance Manual is attached hereto as Exhibit G.  Without limiting the foregoing, Company shall:

(a)
apply to all Applicants customer identification procedures that comply with Section 326 of the USA PATRIOT Act of 2001 (“Patriot Act”) and the implementing regulations applicable to Bank (31 C.F.R. § 103.121);

(b)
retain for five (5) years after a Loan Account is purchased from Bank, and deliver to Bank upon request: (i) the Applicant’s name, address, social security number, and date of birth obtained pursuant to such customer identification procedures; (ii) a description of the methods and the results of any measures undertaken to verify the identity of the Applicant; and (iii) a description of the resolution of any substantive discrepancy discovered when verifying the identifying information obtained;

(c)
screen all Applicants against the Office of Foreign Assets Control list of Specially Designated Nationals and Blocked Persons, and reject any Applicant whose name appears on such list and notify Bank thereof;

(d)
monitor, identify and report to Bank any suspicious activity that meets the thresholds for submitting a Suspicious Activity Report under the Bank Secrecy Act and the implementing regulations applicable to Bank (31 C.F.R. § 103.18);

(e)	implement an anti-money laundering program to assist Bank in its compliance with Section 352 of the Patriot Act and the implementing regulations applicable to Bank (31 C.F.R. § 103.120);

(f)
in addition to the information retained pursuant to subsection (b) above, retain the account number identifying a Borrower’s Loan Account for at least one (1) year after purchasing the Borrower’s Loan Account from Bank;

(g)
upon receipt of a government information request forwarded by Bank to Company, (i) compare the names, addresses, and social security numbers on such government list provided by Bank with the names, addresses, and social security numbers of Borrowers for all Loan Accounts purchased from Bank within the prior twelve (12) months, and (ii) within one (1) week of receipt of such an information request, deliver to Bank a certification of completion of such a records search, which shall indicate whether Company located a name, address, or social security number match and, if so, provide for any such match: the name of the Borrower, the account number identifying the Borrower’s Loan Account, and the Borrower’s social security number, date of birth, address, or other similar identifying information provided by the Borrower, to assist Bank in its compliance with Section 314(a) of the Patriot Act and the implementing regulations applicable to Bank (31 C.F.R. § 103.100); and

(h)	provide to Bank electronic copies of the information retained pursuant to subsections (b) and (g) above as mutually agreed to by the Parties, immediately upon request.

Company will  provide to Bank a certification letter, each quarter, that it is complying with its obligations under this section.  Bank will comply with any reporting requirements of the Utah Department of Financial Institutions or the FDIC applicable to Bank’s performance of this Agreement. The terms of subsections (b), (f) and (g) of this section 30 shall survive the expiration or earlier termination of this Agreement.

32.
Prohibition on Tie-In Fees.  Company shall not directly or indirectly impose or collect any fees, charges or remuneration relating to the processing or approval of an Application, the establishment of a Loan Account, or the disbursement of Loan Proceeds, unless such fee, charge or remuneration is set forth in the Consumer Finance Materials or approved by Bank.

33.
Notice of Consumer Complaints and Regulatory Inquiries.  Company shall notify Bank if it becomes aware of any investigations or proceedings by any state attorney general, Regulatory Authority, or the Better Business Bureau, or of any customer complaint that is directed or referred to any state attorney general, Regulatory Authority, or the Better Business Bureau, relating to any aspect of the Program within five (5) days of becoming aware of such investigation or proceeding or complaint, and Company shall provide Bank with all documentation relating thereto, subject to any legal prohibitions on disclosure of such investigation or proceeding.  In addition, Company shall provide Bank with periodic reporting, in a form and on a schedule mutually agreed upon by the Parties, summarizing customer complaints received by Company and the resolution thereof by Company.  Company shall cooperate in good faith and provide such assistance, at Bank’s request, to permit Bank to promptly resolve or address any investigation, proceeding, or complaint.

34.	Headings. Captions and headings in this Agreement are for convenience only, and are not to be deemed part of this Agreement.

35.	Privacy Law Compliance. Subject to Applicable Laws, Bank and Company shall comply with the privacy policy agreed upon by both Parties with respect to Applicants and Borrowers.

36.
Manner of Payments.  Unless the manner of payment is expressly provided herein, all payments under this Agreement shall be made by wire transfer to the bank accounts designated by the respective Parties.  Notwithstanding anything to the contrary contained herein, neither Party shall fail to make any payment required of it under this Agreement as a result of a breach or alleged breach by the other Party of any of its obligations under this Agreement or any other agreement, provided that the making of any payment hereunder shall not constitute a waiver by the Party making the payment of any rights it may have under the Program Documents or by law.

37.
Referrals.  Neither Party has agreed to pay any fee or commission to any agent, broker, finder, or other person for or on account of such person’s services rendered in connection with this Agreement that would give rise to any valid claim against the other Party for any commission, finder’s fee or like payment.

38.
Financial Statements.  (a) Within ninety (90) days following the end of Company’s fiscal year, Company shall deliver to Bank a copy of Company’s audited financial statements prepared by an independent certified public accountant, and (b) within forty-five (45) days following the end of each of Company’s fiscal quarters (other than year-end), Company shall deliver to Bank a copy of Company’s unaudited financial statements, in each case as of the year or quarter then ended and prepared in accordance with generally accepted accounting principles; provided that, as long as Company is required to file periodic reports under the Securities Exchange Act of 1934, such filings shall satisfy the financial statement delivery requirements set forth above.  Company shall also deliver such additional unaudited financial statements and other information as Bank may request from time to time, within a reasonable period of time following such request.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

WEBBANK

By:	/s/ Kelly M. Barnett
Name:	Kelly M. Barnett
Title:                       Acting President

PROSPER MARKETPLACE, INC.

By:	/s/ Chris Larsen
Name:	Chris Larsen
Title:                       Chairman and CEO

Schedule 1

I.           Definitions

(a)	“ACH” means the Automated Clearinghouse.

(b)
“Affiliate” means, with respect to a Party, a Person who directly or indirectly controls, is controlled by or is under common control with the Party.  For the purpose of this definition, the term “control” (including with correlative meanings, the terms controlling, controlled by and under common control with) means the  power to direct the management or policies of such Person, directly or indirectly, through the ownership of twenty-five percent (25%) or more of a class of voting securities of such Person.

(c)
“Applicable Laws” means all federal, state and local laws, statutes, regulations and orders applicable to a Party or relating to or affecting any aspect of the Program including the Loan Accounts, the Program promotional and marketing materials and the Consumer Finance Materials, and all requirements of any Regulatory Authority having jurisdiction over a Party, as any such laws, statutes, regulations, orders and requirements may be amended and in effect from time to time during the term of this Agreement.

(d)	“Applicant” means an individual who is a consumer who requests a Loan Account from Bank by posting a listing on the Program Website.

(e)	“Application” means any request from an Applicant for a Loan Account in the form required by Bank including such requests received through the Program Website.

(f)	“Bank” shall have the meaning set forth in the introductory paragraph of this Agreement.

(g)	“Bank Secrecy Act Policy” shall have the meaning set forth in subsection 5(a).

(h)	“Borrower” means an Applicant or other Person for whom Bank has established a Loan Account and/or who is liable, jointly or severally, for amounts owing with respect to a Loan Account.

(i)	“Business Day” means any day, other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the State of Utah are authorized or obligated by law or executive order to be closed.

(j)	“Claim Notice” shall have the meaning set forth in subsection 9(c).

(k)
“Confidential Information” means the terms and conditions of this Agreement, and any proprietary information or non-public information of a Party, including a Party’s proprietary marketing plans and objectives, that is furnished to the other Party in connection with this Agreement.

(l)	“Consumer Finance Materials” shall have the meaning set forth in Section 4.

(m)
“Credit Policy” means the minimum requirements of income, residency, employment history, credit history, and/or other such considerations that Bank uses to approve or deny an Application and to establish a Loan Account.

(n)
“Disbursement Account” means an account established by Company and held at the Disbursement Institution against which wire transfers and ACH transfers are settled for payment of Loan Proceeds to Borrowers.

(o)
“Disbursement Institution” means the depository institution at which the Disbursement Account is established, which initially shall be Wells Fargo Bank, N.A. and may be changed upon mutual agreement of the Parties.

(p)	“Disclosing Party” shall have the meaning set forth in subsection 11(b)(2).

(q)	“Effective Date” shall have the meaning set forth in the introductory paragraph of this Agreement.

(r)	“Existing Program Agreement” shall have the meaning set forth in the recitals.

(s)	“Force Majeure Event” shall have the meaning set forth in Section 27.

(t)
“Funding Account” means an account established and owned by Bank and held at the Funding Institution against which wire transfers or ACH transfers are settled for the payment of Loan Proceeds and Origination Fees to Company.

(u)
“Funding Amount” means the aggregate amount, as listed on a Funding Statement, of all Loan Proceeds to be disbursed by Bank to Borrowers through Company’s Disbursement Account on each Funding Date and the related Origination Fees.

(v)	“Funding Date” means the Business Day on which any pending Applications are approved.

(w)
“Funding Institution” means the depository institution at which the Funding Account is established, which initially shall be Zions First National Bank and may be changed by Bank upon reasonable advance notice to Company.

(x)
“Funding Statement” means the statement prepared by Company on a Business Day that contains (i) a list of all Applicants who meet the eligibility criteria set forth in the Credit Policy, for whom Bank is requested to establish Loan Accounts; and (ii) the computation of the Funding Amount and all information necessary for the transfer of Loan Proceeds and Origination Fees from the Funding Account to the Disbursement Account and distribution by Company of the Loan Proceeds to the accounts designated by the corresponding Borrowers, including depository institution names, routing numbers and account numbers; and (iii) such other information as shall be reasonably requested by Bank and mutually agreed to by the Parties.

(y)	“Indemnifiable Claim” shall have the meaning set forth in subsection 9(b).

(z)	“Indemnified Parties” shall have the meaning set forth in subsection 9(a).

(aa)
 “Insolvent” means the failure to pay debts in the ordinary course of business, the inability to pay its debts as they come due or the condition whereby the sum of an entity’s debts is greater than the sum of its assets.

(bb)	“Licensee” shall have the meaning set forth in Section 12.

(cc)	“Licensing Party” shall have the meaning set forth in Section 12.

(dd)	“Loan Account” means a consumer installment loan account established by Bank pursuant to the Program.

(ee)	“Loan Account Agreement” means the document containing the terms and conditions of a Loan Account including all disclosures required by Applicable Laws.

(ff)
“Loan Sale Agreement” means that Amended and Restated Loan Sale Agreement, dated as of even date herewith, between Bank and Company, pursuant to which Bank agrees to sell to Company, and Company agrees to purchase from Bank, the Loan Accounts.

(gg)	“Loan Proceeds” means the funds disbursed to a Borrower pursuant to a Loan Account established by Bank under the Program.

(hh)	“Losses” shall have the meaning set forth in subsection 9(a).

(ii)	“Marks” shall have the meaning set forth in subsection 12(a).

(jj)	“Origination Fee” means the up-front fee a Borrower pays to Bank under the Loan Account Agreement for origination of a Loan Account in the form of a pre-paid finance charge.

(kk)	“Party” means either Company or Bank and “Parties” means Company and Bank.

(ll)
“Person” means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity, or other entity of similar nature.

(mm)
“Program” means the installment loan program pursuant to which Bank shall establish Loan Accounts and disburse Loan Proceeds to Borrowers pursuant to the terms of this Agreement, initially as described in Exhibit A attached hereto.

(nn)
“Program Compliance Manual” means the policies and procedures for the implementation of the Program by Company, including the policies and procedures regarding the (i) solicitation and receipt of Applications, (ii) underwriting of Loan Accounts, (iii) processing of Applications, (iv) requirements of the USA PATRIOT Act Customer Identification Program, and (iv) initial and periodic Office of Foreign Assets Control screenings.

(oo)	“Program Documents” means this Agreement and the Loan Sale Agreement.

(pp)
“Program Website” means any part of the website located at www.prosper.com, together with any other website on which the Program is offered to public, that contains (A) any information directed towards Borrowers or Applicants, (B) any information about Borrowers or Applicants, or (C) any part of the application procession or information concerning or describing the application process, which shall be hosted and maintained by Company.

(qq)	“Proprietary Material” shall have the meaning set forth in subsection 12(a).

(rr)
“Regulatory Authority” means any federal, state or local regulatory agency or other governmental agency or authority having jurisdiction over a Party and, in the case of Bank, shall include, but not be limited to, the Utah Department of Financial Institutions and the Federal Deposit Insurance Corporation.

(ss)	“Restricted Party” shall have the meaning set forth in subsection 11(a).

(tt)	“Trigger Event” shall have the meaning set forth in subsection 10(c).

II.           Construction

As used in this Agreement:

(a)	All references to the masculine gender shall include the feminine gender (and vice versa);

(b)	All references to “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation”;

(c)	References to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation;

(d)	References to “dollars” or “$” shall be to United States dollars unless otherwise specified herein;

(e)	Unless otherwise specified, all references to days, months or years shall be deemed to be preceded by the word “calendar”;

(f)	All references to “quarter” shall be deemed to mean calendar quarter; and

(g)
The fact that Bank or Company has provided approval or consent shall not mean or otherwise be construed to mean that: (i) either Party has performed any due diligence with respect to the requested or required approval or consent, as applicable; (ii) either Party agrees that the item or information for which the other Party seeks approval or consent complies with any Applicable Laws; (iii) either Party has assumed the other Party’s obligations to comply with all Applicable Laws arising from or related to any requested or required approval or consent; or (iv) except as otherwise expressly set forth in such approval or consent, either Party’s approval or consent impairs in any way the other Party’s rights or remedies under the Agreement, including indemnification rights for Company’s failure to comply with all Applicable Laws.

Schedule 7(b)(4)

Litigation

On November 26, 2008, plaintiffs, Christian Hellum, William Barnwell and David Booth, individually and on behalf of all other plaintiffs similarly situated, filed a class action lawsuit against us, and certain of our executive officers and directors in the Superior Court of California, County of San Francisco, California.  The suit was brought on behalf of all loan note purchasers in our online lending platform from January 1, 2006 through October 14, 2008.  The lawsuit alleges that Prosper offered and sold unqualified and unregistered securities in violation of the California and federal securities laws.  The lawsuit seeks class certification, damages and the right of rescission against Prosper and the other named defendants, as well as treble damages against Prosper and the award of attorneys’ fees, experts’ fees and costs, and pre-judgment and post-judgment interest.

Exhibit A

The Program Website
(screen shots of each page of the Program Website)

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All personal loans are made by WebBank, a Utah-chartered Industrial Bank. All Prosper personal loans are unsecured 3-year fully amortized personal loans.

Notes offered by Prospectus. Notes investors receive are dependent for payment on personal loans to borrowers. Not FDIC-insured. Investments may lose value. No Prosper or bank guarantee. Prosper does not verify all information provided by borrowers in listings. Investors should review the prospectus before investing.

* Estimated Return is the projected average annual return on funds invested in all loans originated on our platform from July 15, 2009 - May 31, 2010. Estimated Return is calculated by subtracting the estimated impact of credit losses on those loans from the corresponding yields. The estimated impact of credit losses is based on the historical performance of Prosper loans for borrowers with similar characteristics, with adjustments for accrued interest not collected and late fees on defaulted loans. The calculation of Estimated Return requires significant assumptions about the repayment of loans and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.

** Based on personal loans made to borrowers posting listings with an AA Prosper Rating. Repayment terms: For a borrower with an AA Prosper Rating, a typical rate on a $1000 loan is 7.5% APR, with 36 fixed monthly payments of $30.97. Typical APRs for personal loans of $1,000 to $5,000 to borrowers with other Prosper Ratings: A - 11.30% APR; B - 18.01% APR; C - 22.48% APR; D - 29.78% APR; E - 37.69% APR; HR - 38.72% APR. Rate and eligibility for loans are not guaranteed. Rate is determined in a bidding process, and your actual rate may differ after completion of an application and loan listing. Eligibility for a loan is subject to identity verification and may also be subject to income and employment verification. All loans are subject to a loan origination fee. In addition, borrowers may be subject to late payment and insufficient funds fees. Refer to Borrower Registration Agreement for all terms and conditions.

Exhibit A
The Program Website

PROSPER

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980,000 members | $203,000,000 in personal loans funded

Personal Loans and Online Investing

Prosper connects people who want to invest money with people who want to borrow money.

Learn more about how Prosper works

"Prosper helped us consolidate our bills and become debt free."

I want to

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get started here:

Select the purpose of your loan

$ From $1,000 to $25,000

Based on your Prosper Rating, your maximum loan amount may be less than $25,000.

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Pay off those variable rate personal loans with a 3-year fixed rate loan. Whatever your need for a personal loan - home improvement loans, auto loans, a debt consolidation loan, motorcycle loans, small business use... get a better rate on Prosper.

About Prosper Loans

- Borrowers with good credit (640+) post a loan listing and lenders invest $25 or more towards your loan. Your rate may get bid down in our auction process.
- The interest rate is fixed for the life of the loan and never changes!
- Monthly payments are fixed, and will be automatically deducted from your bank account.
- There are no hidden fees and you can pay off the loan early with no penalty.
- All Prosper loans are unsecured 3-year fully amortized personal loans.

"...banks have become tightfisted, but creditworthy borrowers haven't gone away."

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Prosper, Prosper.com, and the Prosper logo are registered trademarks or service marks of Prosper Marketplace, Inc. Copyright © 2005-2010 Prosper Marketplace, Inc. All rights reserved.

All personal loans are made by WebBank, a Utah-chartered Industrial Bank. All Prosper personal loans are unsecured 3-year fully amortized personal loans.

Notes offered by Prospectus. Notes investors receive are dependent for payment on personal loans to borrowers. Not FDIC-insured. Investments may lose value. No Prosper or bank guarantee. Prosper does not verify all information provided by borrowers in listings. Investors should review the prospectus before investing.

* Estimated Return is the projected average annual return on funds invested in all loans originated on our platform from July 15, 2009 - May 31, 2010. Estimated Return is calculated by subtracting the estimated impact of credit losses on those loans from the corresponding yields. The estimated impact of credit losses is based on the historical performance of Prosper loans for borrowers with similar characteristics, with adjustments for accrued interest not collected and late fees on defaulted loans. The calculation of Estimated Return requires significant assumptions about the repayment of loans and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.

** Based on personal loans made to borrowers posting listings with an AA Prosper Rating. Repayment terms: For a borrower with an AA Prosper Rating, a typical rate on a $1000 loan is 7.5% APR, with 36 fixed monthly payments of $30.97. Typical APRs for personal loans of $1,000 to $5,000 to borrowers with other Prosper Ratings: A - 11.30% APR, B - 16.01% APR, C - 22.48% APR, D - 29.78% APR, E - 37.69% APR, HR - 38.72% APR. Rate and eligibility for loans are not guaranteed. Rate is determined in a bidding process, and your actual rate may differ after completion of an application and loan listing. Eligibility for a loan is subject to identity verification and may also be subject to income and employment verification. All loans are subject to a loan origination fee. In addition, borrowers may be subject to late payment and insufficient funds fees. Refer to Borrower Registration Agreement for all terms and conditions.

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PROSPER
THE LOANS MARKETPLACE

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Get a Loan > Small Business

Shopping for New Business Loans? Get a Personal Loan for your Small Business

Do you need small business loans? Prosper can help you get personal loans to use for your small business.

Prosper loans are not traditional small business loans. Personal loans (like those at Prosper) are based on an individual's credit, and issued to the individual (not the business). For some small business owners needing loans, a personal loan won't answer their needs—but for others, it's just what the entrepreneur is looking for. In some cases, such as for new business loans when the business doesn't have a proven track record, this can mean lower rates or even just the ability to get a loan.

Whether it's a personal loan for a new business, a small business, or a larger, more established one, turn to Prosper for unsecured personal loans at the rates you've been searching for.

Our lending model is based on people helping other people.

Chances are that there are lenders in our community who would like to help your type of new business or start-up business by providing new loans. Many of them understand what a struggle it can be to find the right loan, so they would be willing to help you financially.

Get Personal Loans for your New Business

Do you have a great idea for a first time new business, but lack sufficient backing for a loan? We understand getting new business loans can be challenging, but we may be able to help you and your new business with the loans you need.

Turn to Prosper for unsecured loans at great rates. You won't need to put up any collateral or refinance your home to get the funds you need. Personal loans for small business use are issued to you as an individual, and are dependent on your good credit. Because of this, Prosper can be perfect for a new small business.

Need a Personal Loan for your Small Business?

Being your own boss in a small business often isn't easy—but the rewards can be immeasurable. If you need loans for your small business, you've come to the right place.

One of the most difficult roadblocks to overcome can be finding the right small business loans at the great rate you need. And yet, small businesses provide the essential financial backbone in our local communities. At Prosper, we understand this.

Personal loans can be a sensible alternative to small business loans in situations where the small business doesn't yet have a solid history of profit, or can't currently provide the documentation and analysis a bank needs to consider a small business loan. The personal loan is issued to an individual—the business owner—based on their credit and it is ultimately their responsibility to pay back the loan.

Prosper is the right choice for Personal Loans for your Small Business

Prosper makes the entire process of getting loans for your new business or existing business easy. If you are new to Prosper, simply join as a borrower and request loans by creating a listing. You choose the maximum interest rate you're willing to pay. In your new listing, we display a summary of your credit history, and you can write a personal note to our lenders telling them about yourself, your small business, and how you plan to use the loan.

Lenders can read this and then bid on your listing, and your interest rate could be driven down by the auction bidding. And, you're always free to withdraw your listing at any time during the bidding process, so you're always in control.

Why not apply now? It's easy to get loans and posting a loan listing is absolutely free.

Can I obtain a loan with bad credit?

If you're certain you have bad credit, Prosper may not be right for you at this time. You might want to take a few months to improve your credit rating, and then apply.

Does this mean you must have perfect credit? Not at all. Few of us do, and our lender community understands this. If you have average or above average credit, Prosper can be a terrific place to get low interest rate loans for you and your new business. Don't believe us? Create a listing with the same interest rate you'd pay at a bank, watch the bidding and see if your rate gets bid down.

There may be Prosper lenders out there who are specifically targeting start-ups who need new business loans. We want to help you reach your dreams.

What is Prosper?

Prosper is an online community where people come together for lending and borrowing money. By bidding for new loans, lenders can get great returns and borrowers can get great rates—and that helps everybody.

Get a Personal Loan for Business Use

The term "small business loan" refers to a personal loan for business expenses. Individual borrowers will be personally liable for the debt and loans are not related to or guaranteed by the Small Business Administration.

Calculate Your Payment

Loan amount $

Interest rate %

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Business Loans up to $75K

Have Good Credit?

Apply if you need a loan for more than $25,000 and have:

- 600+ credit score
- in business at least 2 years
- storefront or business facility

Apply Now

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Prosper, Prosper.com, and the Prosper logo are registered trademarks or service marks of Prosper Marketplace, Inc.
Copyright © 2005-2010 Prosper Marketplace, Inc. All rights reserved.

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Exhibit A
The Program Website

PROSPER
Home | Invest | Get a Loan | Connections | My Account
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Personal Loans | How to Borrow | Loan Calculator
Get a Loan > Auto & Vehicle > Truck Loans

Truck Loans at Prosper

Finance your truck loan through Prosper

Do you need a truck loan that falls outside of the dealership's restrictions on financing? Perhaps you need a pick-up truck for commercial reasons, but your traditional lender doesn't offer such loans.

Whether you're searching for a new or used truck, Prosper can help.

Take advantage of our unique online community

Simply join Prosper and apply for a loan. We'll walk you through the entire process. After joining, feel free to tell our lenders about the type of truck you have in mind; our unsecured loans can be used for everything from light pick-ups to SUVs, even commercial semi or dump trucks.

At Prosper, we make it easy to get the vehicle financing you need and at great rates, too. Prosper makes the entire process simple and transparent.

Apply today and start enjoying our benefits!

Does my credit score affect my loan?

Yes, every lender looks at your credit history, and Prosper lenders are no exception. If you're certain that you have bad credit, you may want to try to repair your credit score before joining the Prosper community.

If you feel your credit is okay, but could use improvement, getting endorsements from lenders may attract more lenders bids and could result in a better interest rate for you. If you don't know any current lenders with Prosper, ask a friend or family member to join and give you an endorsement, and bid on your listing.

This can benefit both of you since it can help you get the loan you need, while the lenders you bring in can earn interest as you pay your loan.

What is Prosper?

Prosper is an online community where people come together for lending and borrowing money. By bidding for loans, lenders can get great returns and borrowers can get great rates—and that helps everybody.

Get a Truck Loan

Truck Loan Calculator

Loan amount $

Interest rate %

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Prosper, Prosper.com, and the Prosper logo are registered trademarks or service marks of Prosper Marketplace, Inc.
Copyright © 2005-2010 Prosper Marketplace, Inc. All rights reserved.
Secured by thawte
TRUSTe

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The Program Website

PROSPER
THE LOANS MARKETPLACE

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Get a Loan > Wedding Loans

Your Dream Wedding and Honeymoon Waits: Wedding Loans Can Help

Your wedding can be one of the most special days in your life. But paying for the wedding cake, flowers, hairstyles and (of course) the wedding dress, can quickly add up. And then there's the honeymoon to follow...

Prosper can provide wedding loans or honeymoon loans through peer-to-peer lending—offering a better rate than credit cards, and without the trouble of applying for a loan against your home (perfect for non-homeowners).

Get a Loan for Your Wedding or Honeymoon

Here's how it works:

- Join Prosper as a borrower
- Provide us with some information about you
- Tell us how much you want and the rate you are willing to accept
- Tell lenders about your wedding or honeymoon needs—have some fun!
- Watch as lenders bid on your loan – possibly lowering the rate you requested
- Choose to accept the final rate

You'll be able to see where you stand throughout the entire process, and it's your choice whether to accept or pass on your final rate.

Dreaming of an Exotic Wedding?

More and more people are choosing to go beyond the ordinary and into the extraordinary when it comes to their wedding. This may include a wet wedding under the sea, or a sky-high wedding in a hot air balloon. It's up to you and your fiance.

It's your special day. Wedding loans exist to make sure you have the funds to make it exceptional.

Experience Pure Honeymoon Bliss

Think about it: Can you truly relax and enjoy your honeymoon if you're constantly worrying about charging it all on a high interest rate credit card? Prosper can provide you with the great rate you're searching for in an up-front honeymoon loan.

Whether you have your hearts set on a Sandals honeymoon, or one set in Costa Rica or Bali, you tell lenders about your dream honeymoon destination. The memories you forge will last a lifetime, and we want to help make them extra special.

Enjoy Your Wedding & Honeymoon—But Keep Your Budget in Mind

Because weddings are such special occasions, it can often be difficult to stay grounded and on budget. And while many of us dream about a fairy tale wedding with dozens of rose-covered horse drawn carriages, keep in mind that Cinderella's tale doesn't include having to pay back the money for such things.

When planning how to pay for your wedding and honeymoon, even if your parents are helping you, remember that it's the people and proclamation of your love that makes these events so memorable—not how much money you spend.

List your wedding essentials first. This may include the wedding gown, location, banquet and photography to arrive at a realistic budget. If you do apply for a wedding loan, be sure to hunt around for the best rate, and don't put it off until the last minute. That's where Prosper can help.

Make Sure You Have the Honeymoon Cash You Need

Many young newlyweds make the mistake of emptying their bank accounts for their honeymoon, only to have unexpected costs spoil the trip. You also can't forget about the bills that will await you back home upon your return.

Ensure you have enough, even if you plan on a budget honeymoon.

Starting your new lives together brings many new expenses, and Mom and Dad can only provide so much assistance. Prosper can help provide the financial buffer you need in the form of honeymoon loans with low fixed rates and no prepayment penalties. And since you can apply for any unsecured loan amount under $25,000, you needn't rely on high-rate credit cards to enjoy the honeymoon package you want.

Why not apply now to see the great rate you can enjoy? It only takes a few easy steps and you're under no obligation.

Get a Loan for Your Wedding or Honeymoon

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Prosper, Prosper.com, and the Prosper logo are registered trademarks or service marks of Prosper Marketplace, Inc.
Copyright © 2005-2010 Prosper Marketplace, Inc. All rights reserved.

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PROSPER
THE LOANS MARKETPLACE

Home | Invest | Get a Loan | Connections | My Account | Join Now | Sign In | Help

Welcome | How Prosper Works | Marketplace Performance | Stories | Blog | About Us

Home > Community > Stories

Loan for College Expenses, Credit Card Debt, and Surgery

"The service, the concept — everything about Prosper is great. Prosper is Americans helping Americans."
Read her story

Prosper Member Bids on Loans That Reflect His Own Values

"I'm not sure I want to fund someone's vacation, but debt consolidation is something I support and I'm glad to help."
Read his story

Another Student Loan Success Story on Prosper

"I wanted a student loan that I could start paying down right away."
Read her story

Personal Loan for Small Business Keeps Fashion Studio Fluid

"It was amazing. I posted the loan, and almost immediately, I had 8 bids."
Read her story

Personal Loans for Home Improvement

When Kent wanted to make some home improvements, he turned again to Prosper—but this time a borrower.
Read his story

People-to-People Lending: Doing Good Things and Making Money

"It's empowering to know that you can help people out and make money like banks do at the same time," Robert says.
Read his story

People-to-People Lending is an Easy Process

"It's basically like an eBay thing, you place bids on different loans—it's as simple as that."
Read his story

People-to-People Lending for a Good Cause

The ability to help someone, "buy a house, start a business—it's great," says Michelle.
Read her story

People-to-People Lending: a Chance to Give Back

Alan was attracted to Prosper because it was an attractive financial opportunity, and a unique place for him to give back.
Read his story

Join Prosper

Become a Borrower

Become a Lender

Share Your Story

Do you have your own Prosper success story to share?

Share your story

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Prosper, Prosper.com, and the Prosper logo are registered trademarks or service marks of Prosper Marketplace, Inc.
Copyright © 2005-2010 Prosper Marketplace, Inc. All rights reserved.

Secured by Thawte

TRUSTe

Exhibit A
The Program Website

Exhibit A
The Program Website

PROSPER THE LOANS MARKETPLACE
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Who can borrow money on Prosper?

A Prosper borrower is a person who is a U.S. resident in a state where Prosper loans are available, with a bank account, a social security number, and a credit score of at least 640. Borrowers must first be approved by Prosper's anti-fraud and identity verification systems before they can post a loan listing. Approved borrowers can request unsecured loans from $1,000 to $25,000 at rates they select.

Prosper is not available to borrowers in the following states: Iowa, Maine and North Dakota.

What states are open for borrowing on Prosper?

Prosper is available to borrowers in the following states: Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Borrower Residence Requirements
Eligible
Not Eligible

What kinds of loans are available on Prosper? How much can I borrow?

Borrowers can request 3-year, fully amortized, unsecured borrower loans up to $25,000. In other words, you will have three years to pay off the loan in full with set monthly payments. You don't have to offer any collateral, like a car or your house, to guarantee the loan. There are no penalties for paying off your loan early or for making partial prepayments.

Prosper loan amounts range from $1,000 to $25,000. The maximum loan amount for any borrower is determined by the borrower's credit reporting agency score and Prosper score, as shown in the table below:

Prosper Score	Experian Scorex Plus Score									
	600-619	620-639	640-649	650-664	665-689	690-701	702-723	724-747	748-777	777+
1	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k
2	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k
3	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k
4	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k
5	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$15k	$15k	$15k
6	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$15k	$15k	$15k	$15k
7	$15k	$15k	$15k	$15k	$15k	$15k	$15k	$15k	$15k	$15k
8	$15k	$15k	$15k	$15k	$15k	$15k	$15k	$15k	$15k	$15k
9	$15k	$15k	$15k	$15k	$15k	$15k	$15k	$15k	$15k	$15k
10	$15k	$15k	$15k	$15k	$15k	$15k	$15k	$25k	$25k	$25k

Note: In limited instances, the maximum loan amount may differ due to constraints based on other variables in the model.

What's the difference between a listing and a loan?

A borrower listing is your request for a borrower loan, displayed for lenders to bid on. Not all listings become loans. Some listings don't get enough bids, and some borrowers withdraw their loans because, for instance, they aren't happy with the current interest rate their listing has been bid down to.

A loan is made after bidding is complete and after it passes any necessary review.

What rate should I choose? How is my final rate determined?

When you create a borrower listing, you specify the maximum interest rate that you are willing to pay, and lenders can bid the interest rate down. While you're creating your listing, we'll help you pick the starting rate. The highest rate you can choose is 35%. The lowest rate you can choose varies based on your Prosper Rating. The suggested starting rate is based on what other borrowers with similar credit histories have received in the past. A high starting rate will attract more bidders and has a better chance of being bid down.

Remember, if you don't like the interest rate on your listing, you can withdraw your listing and create a new one with more information.

Exhibit A
The Program Website

What are the fees for getting a loan?

There are no fees for posting a borrower listing on Prosper. Fees are only charged if you get a borrower loan.

Closing fee

The closing fee is a percentage of the amount borrowed and varies by Prosper Rating.

Prosper Rating	Closing Fee
AA:	0.50% with no minimum
A, B:	3.0% or $75, whichever is greater
C - HR:	4.5% or $75, whichever is greater

The closing fee is taken from the loan immediately, before loan proceeds are transferred to your account. This means that if you're using your Prosper loan to purchase something specific (like a wedding dress), make sure you ask for enough to cover both the dress and the closing fee.

For example, if you have a Prosper Rating of A or B and take a loan for $5,000 you will be charged a $150 closing fee. You'd receive $4,850 in cash deposited into your bank account.

Special circumstances

$15 failed payment fee: A failed automated withdrawal, returned check or bank draft, results in a fee of $15. Only one failed payment fee will be charged per payment period. This can be due to insufficient funds, a closed account, account changes that were not reported to Prosper, or for any other reason (other than an error by us). This fee is retained by Prosper.

Late payment fee: If a monthly payment is 15 days late, you'll be charged a late fee. Late fees are passed on to lenders; Prosper does not retain late fees.

View all fees

How can I make my loan payments?

When you are confirming your listing, you will have two options for making your monthly payment. The first option is electronic funds transfer, which is free. The second option is bank draft, which will result in an interest rate increase of 1.00%. Rates shown on listing and bid pages assume that the borrower will choose to use the free electronic payment service and will receive a discount of 1.00% from the interest rate that the lender charges to borrowers who do not agree to electronic payments. Borrowers who choose not to use the free electronic payment service will not receive the 1.00% discount. We expect that most borrowers will choose the free electronic funds transfers which are secure and convenient.

If you select electronic funds transfer, Prosper will electronically deduct your monthly payment from your bank account on the due date. If you select bank draft as your method of payment, you are authorizing Prosper to write a check on a monthly basis on your behalf to cover your payment each month. This option has a fee because of the additional processing costs associated with it.

Note: If you choose the bank draft payment method, the additional interest will not be paid to lenders. It is a fee that will be paid to Prosper for processing bank draft payments. Do not choose bank draft as a method of offering higher interest to lenders.

How quickly will I get my money?

Borrower auction listings run for 7 days to allow lenders to bid down the interest rate. It's possible to end the auction early if your loan listing is funded 100%. After a listing ends, Prosper may require additional documentation from you - a prompt response will speed up the process. If all requirements are met, you will typically receive loan proceeds within 4 to 8 business days of the end of a successful listing.

How do I verify my email address?

When you join Prosper, we send an email to the address you gave us. In that email is a "Verify my email address" link which you need to click.

If you haven't received the email, first try checking your "Spam" "Bulk" or "Junk" folders. You can request another verification email at any time by logging into your Prosper account, or you can change your email address in your profile.

How will Prosper verify my identity?

For the safety and security of the marketplace, it is important that Prosper verifies that each member is 1) a real person, and 2) the same person they say they are. You will be required to provide your name, date of birth, Social Security number, address and telephone number. Based upon this and other data, Prosper will verify your identity.

There are some cases in which legitimate people do not pass the Prosper identity verification process. If this happens to you, there is a possibility that our information about your identity is erroneous, or you have a fraud alert on your credit report. We will contact you and may ask for physical documents proving your identity.

Will identity verification affect my credit score?

No. Prosper performs a "soft pull" with your permission for identity verification purposes. Only if you obtain a borrower loan will a credit inquiry be reported.

What is my Prosper Rating?

The Prosper Rating is a letter that corresponds to an estimated loss rate range, which potential lenders use to help decide whether to bid on your listing. Learn more about Prosper Ratings and estimated loss rates.

What is the credit report score range on my listing?

In addition to the Prosper Rating, your borrower listing will also show a credit score range based on your Experian Scorex PLUS$_{SM}$ credit score.

What should I do if I disagree with my Prosper Rating or credit report score range?

If you disagree with your Prosper Ratings or your credit report score range, make sure your Experian credit report is accurate. A free copy can be obtained once per year at www.annualcreditreport.com. View Prosper's policy on changes to borrower credit reports.

Why does my credit score not map to my FICO, Experian, Equifax, or TransUnion score?

There are many different credit scores available from credit reporting agencies and no two scores are the same. These scoring models are algorithms that assess risk and are based on the information contained in credit reports. Scores differ because the information contained in credit reports is not consistent and because scores are built using different underlying populations. Prosper uses the Experian Scorex PLUS$_{SM}$ credit score in addition to our own in-house custom score that was built on a population of Prosper borrowers using information contained in Experian credit reports.

How can I create a successful listing?

Once you have set up your borrower account and passed Prosper's initial identity verification, you can create a borrower listing at any time. Create a Listing Now.

Your listing will include what you need the loan for, how much, a Prosper Rating, and additional data from your credit report which helps lenders determine your likelihood of repaying your Prosper loan. A successful listing at Prosper is informative with an interest rate high enough to attract lender attention. A borrower with a lower Prosper Rating will probably need a higher interest rate to attract bids.

A good listing should answer the following questions in lenders' minds:

1. Do you repay your debts?
2. Will your budget let you meet your loan payments? Show this by listing your income and expenses, and don't forget about any increased expenses you face after you get the borrower loan.
3. Why do you want this loan?

Learn more about creating a successful listing with successful listing tips.

Exhibit A
The Program Website

How does bidding work?

Bidding is a blind auction. Lenders choose the lowest interest rate they are willing to bid at, and if the borrower listing's bid rate drops below a lender's threshold, they are outbid and no longer a part of the auction. The more confidence a lender has that you will pay them back, the lower lenders are willing to go, and the lower your listing's interest rate might get.

How can I make changes to my listing?

Once a borrower listing is active, you can't make changes to it. You can, however, withdraw your listing (from My Account), and create a new listing with your changes at any time before the 7-day listing period ends. There is no fee for withdrawing your listing and creating a new one. You may not withdraw your listing or cancel your loan request after the 7-day listing period ends.

When can I withdraw my listing or cancel my loan request?

At the time you submit a listing, you are committing to obtain and repay a loan in the amount specified in your listing, at the maximum interest rate set forth in your listing, should your listing be fully matched with bids. You can withdraw your listing at any time before the 7-day listing period ends. If your listing is 100% funded with bids, after the 7-day listing period ends you may not withdraw your listing or cancel your loan request.

What are bids from family and friends?

When someone who knows you personally trusts you to pay them back, it provides a measure of credibility to your borrower listing. You can invite your family and friends to bid on your borrower loan and your friend will be sent an email. If the person you invite is not a Prosper member, the email will provide a link to bid on your loan.

If your friend bids on your listing, that bid will appear on your listing page for other lenders to see. The friend will even get to write a recommendation for you when they bid. Other lenders will be able to see that recommendation.

How should I answer questions from lenders?

When a lender views your borrower listing, they can ask you questions about it. You can answer the question for just that lender, or post the answer to your listing for all lenders to see. You will receive an email when a new question is asked, and can view questions in "My Account > Borrowing".

Your answers should be informative, and you should post them to your listing whenever possible some lenders look for answered questions as a sign that a borrower is involved in their listing. If you answer a lender's question, please don't include personal information that can expose your identity such as name, business name, or specific location. Exposing your identity to a lender may put the lender in a legally precarious situation, and should be avoided at all costs.

How do I get on the featured listings page?

There are various "featured listings" throughout the Prosper website. The following factors can improve the chances of appearing as a featured borrower listing:

1. A relatively high starting rate compared to your Prosper grade and borrower loan amount.
2. A photograph is included in the listing.
3. Bids from friends and family on the listing.

Funded Listings

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What if my listing ends without receiving bids totaling 100% of the loan amount?

If your borrower listing runs out of time and has not yet received bids totaling the requested borrower loan amount, no loan will be made. If you want to try again, you can withdraw your listing in My Account and create a new listing at no charge.

Can I end my listing early?

Yes. If your borrower listing receives bids totaling the requested borrower loan amount and you are satisfied with the interest rate, you can end your listing early and receive the loan, after loan review. If you end your listing, the interest rate can't drop further.

I got 100% funded with bids now what?

While your borrower listing is active, lenders can bid down your interest rate. After your listing ends, Prosper must complete the loan review process before Prosper can transfer loan proceeds to your account. Prosper has the right to verify at any time the accuracy of all statements and information you provided when you registered and posted your listing. Prosper may ask you to send in documentation or call your bank or employer for verification. If Prosper needs documentation from you, you should be contacted within one business day after your listing ends. The loan review process itself will last no longer than seven business days. Remember that after the 7-day listing period ends, you may not withdraw your listing or cancel your loan request.

What is loan review? How long does it take?

Loan review helps protect lenders by verifying some or all of the information you provided while registering and creating your borrower listing. The review period lasts up to seven days after bidding ends on a listing, and any requested documentation must be provided in that period.

What documents do I have to provide to Prosper?

If documentation is needed during loan review, you will receive an email from Prosper with specific instructions about the documents needed. The documents needed are different from borrower to borrower, so make sure you pay special attention to the email.

Follow the instructions in Prosper's email closely, and **be sure to include a fax cover sheet** from your email. If you do not use the printable fax cover sheet, it may delay the loan review. An email confirmation will be sent to you indicating that Prosper has received your fax.

If you are asked to provide proof of your income, the following documents can be used. Wage-earners (not self-employed) can provide a recent pay stub and Form W-2. Retired borrowers can provide a Social Security benefits letter, Form SSA-1099 or bank statements showing SSA direct deposits.

What if I can't provide documentation by the deadline?

If Prosper does not receive the requested documents by the deadline indicated in our request, your borrower listing will be cancelled, you will not receive a borrower loan, and you may not be allowed to create a new listing. This may seem harsh but it's important to understand the process from the lenders' point of view. It's simply unfair to ask dozens (sometimes hundreds) of lenders to keep their money tied up when they could have bid on another listing with a more responsive borrower.

Therefore, it is crucial that you be as responsive as possible during the listing review process.

How and when will I receive my loan proceeds?

Your borrower loan proceeds should be available to you one to two business days after your loan is approved. Prosper transfers your loan proceeds to you electronically using the ACH (Automated Clearing House) banking network.

When will my monthly payments begin?

Interest on your borrower loan begins to accrue on the business day following the day Prosper initiates the funds transfer, which Prosper considers the funding date or loan date of your loan. Your first payment is due one month after your loan date. Your payment due date is the same day of the month as the loan date of the loan, or the closest possible day in future months where that date might not exist (for example, if your origination date was the 31st, your payment might be due on the 30th in months that are 30 days long).

Exhibit A
The Program Website

Can I have more than one Prosper loan?

It is possible to have more than one borrower loan; however, you must meet certain requirements. Also, all Prosper loans will be included in your $25,000 loan limit, which will affect the maximum amount you can request in your second loan.

- In all cases, your active loans must be current.
- In all cases, your credit score at the time of the second loan is requested must be >= 600.
- Prosper will not use credit information which is more than 30 days old, so you will get a new Prosper Rating, credit score and credit data when you create a listing for a second loan.
- A minimum number of months must have passed since your last loan was made, listed below.
- A minimum number of consecutive on-time payments must be made on your previous loan, listed below.
- Your current credit score must not have dropped more than the allowed amount, listed below.
- If you have two loans, they will likely have two different payment dates (unless they happen to originate on the same day of the month), and will act independently regarding monthly payments and payment dates. Your loan payments cannot be combined.

Requirements by credit score range for second loans:

First loan score range	Minimum months since last loan	Consecutive months on-time payments	Score drop allowed
720+	6 mos	6 mos	40 points
640-719	9 mos	9 mos	40 points
520-639	12 mos	12 mos	20 points (min score 600)

Note: Meeting all of the requirements listed above does not guarantee your second loan request will get funded.

If you have already paid off one or more Prosper loans and do not have any active Prosper loans, you can request another loan.

- Your credit score at the time of your new loan request must be >=600.
- Prosper will not use credit information which is more than 30 days old, so you will get a new Prosper Rating, credit score and credit data when you create a listing for a second loan.

Payments

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How do I make loan payments?

Your borrower loan is set up for monthly payments to be automatically deducted from your bank account on file. Prosper will send you an email reminder one week before your payment is due.

If you want to make an early monthly payment on your loan, you can go to "My Account > Borrowing" and click "Make payment". From there, you can make your next monthly payment, or pay off the entire loan balance.

Anytime you make a loan payment, funds are applied to your loan balances in this order:

1. Pay down accrued late and failed payment fees
2. Pay down any accrued interest
3. Pay down the loan principal balance

How do I change my bank account information?

Go to Accounts; click "Add a bank account", and follow the step-by-step process. As with all new bank accounts, you'll have to verify that you are the true account owner.

Once your account is verified, click "Edit primary accounts," and switch your primary bank account to this new bank account.

You may now remove your old bank account, and payments going forward will be taken from your new bank account (now your new "primary account").

Can I pay by mail or phone?

If you would like to make a payment by phone, please call 1-866-615-6319. Please have your bank account and routing numbers on hand during the call. We cannot accept payments by credit or debit card.

If you would like to make a payment by mail, please mail your check, money order, or cashier's check to:

Prosper Marketplace, Inc.
Attn: Payments Processing
268 Bush Street, Box 3134
San Francisco, CA 94104

Please include your first and last name & loan number on your checks.

Can I pay off my loan early?

Yes. If you are going to make a partial prepayment or pay off the total amount of your loan, go to "My Account >Borrowing" and click "Make payment". There is never a fee for making prepayments or paying off your loan early. The principal balance, along with any interest accrued to the date on which the payment will be initiated (which may be one or more days in the future), will be added together to determine the amount required to pay off the loan.

Can I cancel the automatic ACH payment?

Yes. Please contact customer support to assist you in cancelling the automatic monthly ACH payment.

Can I change my payment due date?

No. Unfortunately, it's not possible to change your payment due date at this time.

Can I pay extra on my monthly loan payment?

The automatic monthly ACH payment is always for the same amount. You can make an extra manual payment to pay down your borrower loan or pay off your loan in full. There is never a fee for doing this.

What if I'm late on a loan payment?

If you are late on a borrower loan payment, your loan is considered delinquent, and failed payment and late fees may be assessed.

Each month, your monthly loan payment is automatically withdrawn from your bank account on file. If you receive an email from Prosper that your payment failed, it usually means that your account has insufficient funds, or that the bank account on file at Prosper is out of date or incorrect. In either case, you will pay a failed payment fee and can fix the problem with no further penalty by making a manual payment before you are 15 days past due. Make a payment now. If your bank account information is out of date, be sure to add a new bank account first.

If you can't make a payment, Prosper will follow the delinquency schedule. Please note that at all times interest continues to accrue on the principal balance of your loan, in addition to any failed payment or late payment fees assessed.

What does it mean to for a loan to be charged-off?

If your borrower loan becomes more than 120 days past due (approximately 4 months), your loan will be considered "charged-off". **This does not mean your loan has been excused or forgiven in any way – you are still obligated to make payments.** When a loan is charged-off, the entire balance is accelerated, meaning it is collectible in full as of the charge-off date.

Interest continues to accrue on the principal balance as usual. There are no changes to the interest rate or the way interest is accrued. Late fees are no longer assessed after charge-off.

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

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Help > Late Payment and Fee Schedule

Late Payment and Fee Schedule

Below is the schedule that Prosper follows in the event of a borrower missing a payment.

One week before payment is due

- You will receive an email reminder from Prosper indicating the date and amount of your upcoming payment.

Day 0: First payment attempt

- On the day your payment is due, Prosper will attempt to withdraw payment from your bank account.

Day 1-5: First failed payment

- You will be charged a failed payment fee of $15. Failed payment fees are collected and retained by Prosper.
- You will receive an email from Prosper indicating the amount due, fees accrued, and notifying you about upcoming payment attempts.

Day 8: Failed payment notification

- You will receive another email from Prosper indicating the amount due, fees accrued, and notifying you about upcoming payment attempts.

Day 10: Second payment attempt

- Prosper will attempt to withdraw payment from your bank account a second time.

Day 16: Second failed payment notification; late fee assessed

- You will be charged a late payment fee for being more than 15 days late on your monthly payment. Late fees are the greater of $15 or 5% of the unpaid installment amount. Late fees are passed on to lenders; Prosper does not profit from late fees.
- You will receive an email from Prosper indicating the amount due, fees accrued, and notifying you about upcoming payment attempts.

Day 22: Third payment attempt

- Prosper will attempt to withdraw payment from your bank account a third time.

Day 26: Third failed payment notification

- You will receive an email from Prosper indicating the amount due, fees accrued, and notifying you that your loan will be turned over to an outside collection agency for collections.

Month 1: Late fee assessed; loan sent to collections

- You will be charged a late payment fee at 46 days past due for being late on the next month of monthly payments. Late fees are the greater of $15 or 5% of the unpaid installment amount. Late fees are passed on to lenders; Prosper does not profit from late fees.
- Your loan will be sent to a collection agency partner of Prosper. The collection agency will attempt to collect the amount due and any fees accrued.
- Your delinquency will be reported to Experian and TransUnion, two national credit reporting agencies, and will appear in your credit history. Your credit score will be negatively impacted.

Month 2: Late fee assessed; collections continue

- You will be charged a late payment fee at 76 days past due for being late on the next month of monthly payments. Late fees are the greater of $15 or 5% of the unpaid installment amount. Late fees are passed on to lenders; Prosper does not profit from late fees.
- The collection agency assigned to your loan will continue attempting to collect the amount due and any fees accrued.
- Your delinquency will be reported to Experian and TransUnion, two national credit reporting agencies, and will appear in your credit history. Your credit score will be negatively impacted.

Month 3: Late fee assessed; collections continue; charge-off notification

- You will be charged a late payment fee at 106 days past due for being late on the next month of monthly payments. Late fees are the greater of $15 or 5% of the unpaid installment amount. Late fees are passed on to lenders; Prosper does not profit from late fees.
- The collection agency assigned to your loan will continue attempting to collect the amount due and any fees accrued.
- Your delinquency will be reported to Experian and TransUnion, two national credit reporting agencies, and will appear in your credit history. Your credit score will be negatively impacted.
- You will receive an email from Prosper notifying you that in one month, your loan will be charged-off, and the entire balance will be collectible in full as of the charge-off date.

Month 4: Loan charge-off; credit history and credit score impacted

- After four months of delinquency for any single payment, your loan will be charged-off and the entire balance will be collectible in full as of the charge-off date.
- Borrowers whose loans have been charged-off will not be allowed to borrow again on the Prosper marketplace.
- The charge-off will be reported to Experian and TransUnion, two national credit reporting agencies, and will appear in your credit history. Your credit score will be negatively impacted.

Subsequent months: Loan eligible for debt sale; credit history and credit score impacted

- Once charged-off, your loan will be eligible for sale to a debt buyer. Upon sale, any proceeds from the sale will be distributed to lenders.
- The charge-off will be reported to Experian and TransUnion, two national credit reporting agencies, and will appear in your credit history. Your credit score will be negatively impacted.

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Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

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Help > Investing | Contact Support

Getting Started

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⊞ Who can participate on Prosper?

⊞ What states are open to lenders on Prosper?

⊞ Do I have to be licensed?

⊟ What is a Borrower loan?

A borrower loan is a loan originated through Prosper that is made to a borrower by WebBank, a Utah-chartered industrial bank ("WebBank") from its own funds and then subsequently sold and assigned by WebBank to Prosper. All borrower loans are 3-year, fully amortized loans. For each loan, interest is accrued on the principal balance every day. Fees, interest, and principal are paid into each lender's Prosper account when the borrower makes a payment. Borrower payments are due once a month.

The interest rate calculation is:
Interest rate/ 365 = daily interest rate
Daily interest rate x principal balance = Daily interest amount

Prosper loan amounts range from $1,000 to $25,000. The maximum loan amount for any borrower is determined by the borrower's credit reporting agency score and Prosper score, as shown in the table below.

Prosper Score	Experian Scorex Plus Score									
	600-619	620-639	640-649	650-664	665-689	690-701	702-723	724-747	748-777	777+
1	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k
2	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k
3	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k
4	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k
5	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$15k	$15k	$15k
6	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$7.5k	$15k	$15k	$15k	$15k
7	$15k	$15k	$15k	$15k	$15k	$15k	$15k	$15k	$15k	$15k
8	$15k	$15k	$15k	$15k	$15k	$15k	$15k	$15k	$15k	$15k
9	$15k	$15k	$15k	$15k	$15k	$15k	$15k	$15k	$15k	$15k
10	$15k	$15k	$15k	$15k	$15k	$15k	$15k	$25k	$25k	$25k

Note: In limited instances, the maximum loan amount may differ due to constraints based on other variables in the model.

⊞ Does Prosper guarantee repayment of Notes?

⊞ What fees does Prosper charge for being a lender?

⊞ What should I know before I start bidding on listings?

⊞ How do I research risk and returns through historical data?

⊞ Bank Accounts and Money Transfers

⊞ What method does Prosper use for transfers?

⊞ Can I cancel a funds transfer?

⊞ How do I add a new bank account?

⊞ How does Prosper treat the funds in my Prosper lender account? Are the funds FDIC-insured?

Listings

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⊟ What is a Direct P2P borrower listing?

A Direct P2P borrower listing is a request by a Prosper borrower for a borrower loan in a specified amount, at an interest rate equal to the maximum interest rate set forth in the listing. Lenders are given specific credit information about the borrower and loan details to make a bidding decision.

⊞ What is the Trading Platform?

⊞ What elements of a listing are most relevant to predicting default rates?

⊞ What are saved searches and watch lists?

Bidding

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⊟ How do the auctions work?

In a Direct P2P auction, lender members bid the amount they are willing to commit and the minimum yield percentage they are willing to receive, subject to a minimum yield percentage based on the Prosper Rating assigned to each listing. Bidding is now based on the yield percentage instead of the borrower's stated interest rate. The yield percentage on Direct P2P loans is equal to the Borrower's interest rate, minus Prosper's 1% servicing fee. Because servicing fees reduce the effective lender yield on Direct P2P loans below the interest rate the borrower pays, the yield percentage already factors in the effect that the servicing fees will have on the yield. Each borrower listing will show the maximum interest rate the borrower will accept. Bidding on the listing starts at the yield percentage that provides the maximum interest rate set by the borrower. The highest yield percentage that you may bid on a listing is the yield percentage that corresponds to the maximum interest rate set by the borrower. The lowest yield percentage that you may bid will be the minimum yield percentage set forth in the listing. The minimum yield percentage applicable to each listing is based on the Prosper Rating assigned to the listing and will be calculated by adding the national average certificate of deposit rate that matches the term of the borrower loan, as published by BankRate.com, to the minimum estimated loss rate associated with the Prosper Rating assigned to the listing, which estimated loss rate is based on the historical performance of similar Prosper loans.

When the total amount of all bids placed in the auction equals or exceeds the initial loan amount, further bids have to be placed at least 0.05% below the current winning yield percentage, bidding down the borrower's interest rate. In the event that two lenders bid the same yield percentage, the lender who bid earlier wins. The lenders that bid the lowest minimum yield percentage at the end of the auction are the winning bidders. The final yield percentage is the minimum yield percentage for which there is sufficient participation among bidders to accommodate the requested loan amount at the end of the auction period.

If any listing does not receive bids totaling 100% of the loan amount at the time the listing ends, your money will be immediately transferred back to your Prosper account.

Exhibit A
The Program Website

⊟ Can borrowers fund their loan early?

Yes. Early funding is an option for borrowers applying for a borrower loan who want their money quickly and would be satisfied by a specified interest rate, rather than a potentially lower interest rate that could result if the listing were subject to continued bidding.

In the case of early funding, as soon as a borrower's requested loan amount is met by enough bidders, they will receive an email with a link inviting them to close their listing. The loan proceeds will be transferred into the borrower's bank account following the normal processing timeline. Since the borrower doesn't keep the listing posted long enough for bidders to bid the interest rate down further, the interest rate on early funding may be higher than other similar listings.

⊟ How do Borrowers determine their listing rate?

After the Borrower's credit report has been pulled, a Prosper Rating is assigned to the borrower listing. The Borrower specifies the maximum interest rate they are willing to pay up to 35%. The minimum interest rate the borrower can choose varies by Prosper Rating. This is called the bid floor.

The bid floor ensures that lenders will receive a minimum yield percentage for a given Prosper Rating. Keep in mind that the bid floor is an absolute minimum; every lender should price for risk according to his/her own risk tolerance. For example, higher risk loans should be priced at higher interest rates.

⊞ Bid yield

⊞ Bid floor

⊞ How do I bid on listings?

⊞ Why are funds taken out of my account each time I bid?

⊞ Why do I keep getting outbid?

⊞ What does it mean to be partially winning?

⊞ Can I cancel my bid?

⊟ What are Prosper Ratings?

Each listing will be assigned a proprietary credit rating by Prosper, referred to as the Prosper Rating. The Prosper Rating indicates the listing's riskiness, and corresponds to an estimated average annualized loss rate range. This rating system allows Prosper to maintain consistency when assigning a rating to the borrower.

Learn more about Prosper Ratings

⊞ What are automated plans?

⊞ How do I build an automated plan from scratch?

⊟ Why is a Prosper borrower listing pending review?

As soon as a Prosper borrower listing ends with bids totaling 100% of the requested loan amount, it goes to Prosper's Trust and Safety team for pre-funding review. During this time, the status of the listing is shown as "pending review". Prosper's pre-funding review can take up to (but not more than) seven business days.

If the borrower does not pass pre-funding review, the borrower listing is cancelled and funds committed to the listing are immediately available to you for further bidding.

Loans

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⊟ How does Prosper work to prevent borrower fraud?

For all borrower loans, Prosper obtains each Prosper borrower's Social Security number, and bank account information in an effort to verify the borrower's identity against data from credit reporting agencies and other identity and anti-fraud verification databases.

The borrower credit data that appears in borrower listings is taken directly from the borrower's credit report, without any review or verification by Prosper. The borrower's income, employment and occupation are self-reported. The borrower's debt to income ratio (DTI) is derived from the borrower's self-reported monthly income and the borrower's monthly non-housing debt burden from his or her credit report. Prosper verifies the borrower's income or employment in some (but not all) instances. Prosper does not verify any statements by Borrowers as to how loan proceeds are to be used and does not confirm after loan funding how loan proceeds were used. Although borrowers may provide proof of homeownership to establish homeownership status, in most instances homeownership status is derived from the borrower's credit report; if the report reflects an active mortgage loan, the borrower is presumed to be a homeowner. In connection with Prosper's identity and anti-fraud verification of borrowers, Prosper verifies the borrower's bank account to determine that the borrower is the holder of record of the account.

Prosper has the right to verify at any time the accuracy of all statements and information provided by borrowers, lenders and group leaders in connection with borrower listings, bids and loans at any time. If Prosper is unable to verify material information, Prosper may cancel a borrower listing or a borrower loan, even if the borrower listing is 100% funded with bids.

In instances where Prosper undertakes to verify the income, employment and occupation or other information provided by borrowers in borrower listings, the verification is normally done at the pre-funding stage, after the listing has already been created and bidding has ended. In such cases, the results of Prosper's verification are not reflected in the listings themselves.

In connection with Prosper's identity and anti-fraud verification of Prosper borrowers, Prosper verifies the deposit account from which the borrower will make payments, to determine that the borrower is the holder of record of the account.

⊞ When will Prosper repurchase a Note under the identity theft guarantee?

⊞ How do I receive my monthly payments?

⊞ Where can I view my Notes and their payment histories?

⊞ Can I sell my Notes to others?

⊞ What happens if a borrower makes an additional loan payment or pays off a loan early?

⊞ Why do borrower payments take so long to reach my account?

⊞ How are payments allocated to a borrower's loan balance?

⊞ What is a chargeback?

⊟ What happens if a borrower is late on a payment?

If the borrower is more than 15 days late on a borrower loan, the borrower will be charged a late fee. The late fee is divided up pro-rata among the borrower's lenders. If the borrower loan is 30 days past due, it is turned over to a collection agency to pursue collection from the borrower. If the collection agency cannot collect payment from the borrower after 121 days, the borrower loan will be charged-off. Charge-offs are eligible for sale to a debt buyer. The borrower will not be able to borrow ever again from Prosper, and since we report delinquencies to credit reporting agencies, the charge-off will adversely affect their credit report.

Under no circumstances should you attempt collection on a late payment yourself. You should not contact delinquent borrowers directly. Prosper has a detailed delinquency schedule for borrowers, and any additional contact you have with a borrower may expose you to civil or criminal penalties for unlicensed debt collection. The language and tone you use when collecting a debt matter are important in the eyes of the law so what you might consider reasonable may in fact be illegal. If you were to accidently break the law you'd be putting yourself, your fellow lenders, and Prosper at risk of litigation.

⊞ Who are the collections agencies and how do they work?

⊟ What is a charge-off?

A borrower loan is charged-off when it reaches 121 days past due. This means the borrower has fallen four months behind in payment. When a borrower loan is charged-off:

- The borrower loan's entire balance is accelerated, meaning it is collectible in full as of the charge-off date.
- From the borrower's perspective, interest continues to accrue on the principal balance as before charge-off. There are no changes to the interest rate or the way interest is accrued. Late fees are no longer charged.
- From the lender's perspective, the loan's principal balance is labeled the "Charge-off balance".

Charge-offs will remain in collections until some action is taken to end the loan. Possible loan-ending activities include payment in full, discharged bankruptcy, and sale to a debt buyer. Prosper can also end a loan with "No value", meaning all efforts to collect on the loan, including debt sale, have been exhausted and the loan is deemed to have no value.

Payments made by the borrower post-charge-off are considered "recoveries", and pay down the loan's balance, but the loan stays charged-off. Depending on whether the loan is in collections with Prosper or an outside charge-off collection agency, recoveries may be subject to collection fees. Once charged-off, the borrower no longer has the opportunity to bring the loan current, only to pay it in full.

Exhibit A
The Program Website

PROSPER
THE LENDING MARKETPLACE
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The Basics

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⊟ What is Prosper?

Prosper Marketplace, Inc. is an online peer-to-peer marketplace where borrower members may borrow money and lender members may purchase Notes issued by Prosper that correspond to the loans listed on the marketplace.

Prosper is a leap back to a time when people formed credit communities to help themselves live better lives and earn a fair return on their money. Prosper leverages this powerful concept of community responsibility and applies it to peer-to-peer lending—resulting in better interest rates for people that borrow and invest.

Peer-to-peer lending eliminates the need for borrowers to go through a bank for a loan—and fewer middlemen means Prosper lenders also benefit.

⊞ How to Invest on Prosper

⊟ Definitions of a borrower and a lender

A borrower is someone who has passed Prosper's identity verification and is ready to create a listing. Prosper borrowers can be any U.S. resident with a credit score of at least 640, a bank account, and a Social Security number.

A lender is someone who has signed up to invest on Prosper, and is ready to transfer in money and bid on loans. A lender can be any U.S. resident with a bank account and a Social Security number. Lenders must meet the individual suitability requirements for that lender's state of residence. Learn more and view the list of states Prosper currently accepts investors from.

⊟ How do Prosper loans work?

Borrowers can request loans up to $25,000 by posting listings indicating the amount they want to borrow and the maximum interest rate they wish to pay. Borrowers are asked to put the purpose of the loan, personalize the picture with one of themselves or their business and write a description about how they plan on using the loan. The credit information is pulled from a credit bureau. Prosper does not verify the borrower's stated purpose of the loan.

All borrower loans are 3-year, fully amortized loans.

Lenders search for and select listings based on the borrower's Prosper Rating, debt profile, and other factors. Through Prosper's auction model, lenders bid on listings by indicating a minimum yield percentage they are willing to accept. Note that the yield percentage shown on the listing now includes Prosper's servicing fee.

⊞ About Trading Notes

⊞ Where can I find out about new features?

Important Things to Know About Your Protection

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⊟ How is Prosper regulated?

Investing and loan servicing activities on the Prosper marketplace are subject to state and federal regulation.

Prosper Marketplace, Inc., a Delaware corporation, is subject to examination, supervision, and potential regulatory investigations and enforcement actions by state agencies that regulate consumer credit, trade and commerce, and federal agencies, such as the Federal Reserve Board and the Federal Trade Commission, that administer the federal consumer protection laws, trade and commerce.

Prosper and the loans originated through the Prosper marketplace must comply with applicable state and federal lending laws such as the federal Consumer Credit Protection Act, including, as applicable, the Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Fair Debt Collection Practices Act and Electronic Fund Transfer Act, as well as the federal Electronic Signatures in Global and National Commerce Act (ESIGN) and other federal and state laws governing privacy and data security and prohibiting unfair or deceptive business practices.

⊞ What if Prosper were to go out of business?

⊞ Where can I find legal terms and policies?

⊞ Will you sell or make public my personal information?

Groups

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⊞ What are Prosper groups?

⊞ How can I manage my group settings?

⊞ How can I manage my group members?

⊞ How do I monitor group borrowers' listings?

⊞ I'm a group leader—what do I need to know about taxes?

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Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit A
The Program Website

Exhibit B

Credit Policy

Section No.:   1700
Policy No.:   1712
Current Approval Date:  September 23, 2010
Last Revision Date: July 22, 2010

WebBank

Person-to-Person Credit Policy - Prosper

Policy Summary

This document outlines the Credit Policy to be followed in reviewing, approving and administering Loans made by WebBank (the “Bank”) under the Loan product line which will be marketed and serviced by Prosper Marketplace, Inc. (“Prosper”).

Policy Objective: Determine the creditworthiness of interested Loan Applicants.  Establish the financial and repayment terms for each Borrower that are based on the customer’s credit risk.

1.	Objective Statement

The Bank’s goal is to establish a Loan program that will be marketed by Prosper.  Marketing and delivery of this product will be made available through Prosper.

Prosper will review, on behalf of the Bank, all Applications and other Program Materials submitted by Applicants and will determine the disposition of each Application for the administration of the Loan Program in accordance with this Policy.

Adequate underwriting for the Loan Program must result in a determination that the Applicant has the willingness and ability to repay the Loan obligation.

The Loan is documented by a promissory note requiring monthly payments of principal and interest by Borrower.  The monthly payment of principal and interest will be remitted via an automated transaction from the bank account designated by and belonging to each Borrower (a debit ACH transaction).  A Borrower may alternatively elect to make monthly payments via a bank draft generated by Prosper.

2.	Application

Prosper will actively solicit Loan Applications for the Loan Program.  All Loan Applications must be submitted directly by Applicants in electronic format through the Prosper website, www.prosper.com.  Prosper will not accept Loan Applications from third party sources under any conditions.  The Bank’s approved Loan Application, Borrower Registration Agreement and Program Materials are to be used for all requests.  All Loan Applications will authorize the Bank or Prosper to procure individual credit reports and other identity verification information prior to Loan Application approval.

All Loan Applications, Borrower Registration Agreements and Program Materials will provide the following essential information to ensure a timely credit review and assessment of the submitted information:

Applicant - Correct individual name, address, date of birth and social security number of Applicant.  The address must include a physical address and a valid e-mail address.  Applicant must also provide at least one telephone number.

Personal Information of Applicant – Prosper, on behalf of the Bank, has an obligation to clearly identify all signatories to the Loan Agreements.  All Applicants must pass the identification verification screen conducted with information obtained from the credit bureau, which includes compliance with OFAC procedures.

Banking Information - The Applicant’s bank information, including type of account, ACH routing number and account number, are required.

Exhibit B
WebBank Credit Policy

Fraud Identification - Since the customer base of the Prosper loan program is acquired through the internet, fraud detection is a critical component of the credit verification and underwriting process. Prosper utilizes various fraud identification and prevention tools to minimize the risk posed by fraudulent applications and to mitigate the potential for identity theft.  Any deviation from the identification criteria in the instance of suspicion of fraud, identity theft or violation of the terms and conditions of use of the Prosper marketplace will be managed in cooperation with the Bank.

3.	Underwriting Standards

3.1	Loan Funding Amounts

Loan amounts range from $1,000 to $25,000. An individual’s maximum loan amount is determined by the borrower’s credit bureau score and Prosper score.  The table set forth in Exhibit A on Page 6 shows the maximum loan amount for each segment.  Borrowers who request higher loan amounts than allowed per the table set forth in Exhibit A will receive an adverse action letter. A Borrower can have up to two loans outstanding at one time. However the aggregate outstanding principal balance of both loans at time the second loan is originated cannot exceed $25,000 (See section 3.4 for more detail on second loans).

3.2	Loan Type

All loans are unsecured, fixed-rate, fully amortizing loans.  Loan terms can be 1 year, 3 years or 5 years.  Eligibility for different loan terms is determined by the borrower’s Prosper Rating and requested loan amount.  The table set forth in Exhibit C shows the loan terms available for each segment.

3.3	Loan Underwriting

The following is a breakdown of the Loan underwriting criteria. Any revision of underwriting criteria must be approved by WebBank.

Loan Requests - A loan request includes specific information provided by the Applicant, and a loan listing created by the Applicant and posted on the Prosper website. A listing is a request by an Applicant for a loan in a specified amount, at an interest rate equal to the maximum interest rate set forth by the Applicant in the listing.

In order to request a loan, the following information must be provided by Applicant and/or gathered by Prosper based on information provided by Applicant:

▪	Loan Application

▪	Borrower Registration Agreement

▪	Credit Report Information, including score, homeownership status and certain attributes (e.g. number of current delinquencies, number of public records)

▪	Stated Income and Employment Information

▪	Debt-to-Income Ratio

▪	Prosper Score and Prosper Rating, as described in Exhibit B

Before a loan is funded, an Applicant must meet the following minimum requirements:

▪	Borrower identity must be verified, prior to loan funding

▪	Home Address must be verified, prior to loan funding

Exhibit B
WebBank Credit Policy

▪	Bank account must be verified

▪	Credit score (currently using Experian Scorex Plus score):

•	For first time Applicants >= 640

•	For Applicants who had previously obtained a Prosper loan and paid off the loan in full >= 600

•	For Applicants seeking a second loan, and otherwise are eligible for a second loan >= 600

▪	Credit Report must be <30 days old at time listing is initiated

▪	The Applicant must not have had a previous loan originated through Prosper that was charged-off.

▪	Loan request must be 100% funded by bids from investors of Prosper, as described below, prior to the expiration date of the listing.

Loan Approval and Pricing - Loans are priced and approved for funding based on an auction between lender members of the Prosper marketplace that takes place on the Prosper website.  Once a loan listing is completed by the Applicant, the listing is posted on the Prosper website and then becomes available for bidding by Prosper lender members.  A bid on a listing is a lender member’s binding commitment to purchase a Borrower Payment Dependent Note (a “Note”), a security issued by Prosper which is dependent for payment on payments that Prosper receives on the loan described in the listing, in the principal amount of the lender member’s bid, should the listing receive bids totaling the full amount of the requested loan.  A loan will only be approved and made to an Applicant if the Applicant’s listing has received bids from lender members totaling the full amount of the requested loan.  No partially funded loans will be approved.  An Applicant whose loan listing does not receive bids totaling the full amount of the requested loan will receive an Adverse Action letter following the expiration of the listing period for that listing.

3.4	Second Loans

The following is a breakdown of additional criteria when applying for a second loan with Prosper:

3.4.1 Credit score at the time the second loan is requested >= 600, currently using Experian Scorex Plus score

3.4.2 Underwriting and Eligibility requirements to request Second Loan

Credit Score Range at time of 1st Loan	Minimum # Mos Since Origination of 1st Loan	# of Consecutive Months Without 15+ DPD on 1st Loan	Credit Score Drop Allowed
< 640	12	12	20 points*
640-719	9	9	40 points
720+	6	6	40 points

Loan request must be 100% funded prior to the expiration date.

*- Historically, loans have been originated on Prosper’s platform where the Applicant’s credit score was less than 640.

Exhibit B
WebBank Credit Policy

Prefunding Verification

Additional verification may be required based on variables such as Prosper Rating, Loan Amount, Income and Debt-to-Income Ratio.  Verification may include:

•	Drivers’ License

•	Employment Verification

•	Proof of Address

•	Proof of Income

•	Phone Verification

4.	Loan Expiration and Cancellation

A loan request that that does not receive sufficient bids in the Prosper marketplace to be fully funded prior to the expiration date will expire.  The borrower will receive an adverse action letter.

A loan request that does not pass the Underwriting will be denied. A loan request that does not pass the Prefunding Verification processes will be cancelled.  The borrower will receive an adverse action letter if a loan request is denied or cancelled.

5.	Pricing

The loan pricing is described as follows:

•	All loans have a fixed interest rate.

•	Maximum annual interest rate is 36%.

•	An origination fee will be charged on each loan, which will increase the APR for that loan.

•
Minimum annual interest rate is the interest rate that corresponds to the minimum yield percentage, which is calculated by adding the national average certificate of deposit rate that matches the term of the loan, as published by BankRate.com, to the minimum estimated loss rate associated with the Prosper Rating assigned to the listing. However, for a listing with an AA Prosper Rating, the middle of the estimated loss rate range, 1.0%, is used instead of the minimum estimated loss rate to determine the minimum yield percentage. Interest rate is determined by bidding demand in the Prosper marketplace.

•	There is no pre-payment penalty.

•
Lender members bid the amount they are willing to commit to purchase a Note and the minimum yield percentage they are willing to receive on the Note, subject to a minimum yield percentage based on the Prosper Rating assigned to each listing. The yield percentage is equal to the Applicant’s interest rate, minus Prosper’s 1% servicing fee charged to lender members.

•
A loan listing will include the maximum interest rate that an Applicant is willing to pay for the loan, up to a maximum interest rate of 36% and down to a minimum interest rate based on the Prosper Rating (Exhibit B) assigned to the borrower’s listing. The minimum interest rate applicable to each listing will be the interest rate that corresponds to the minimum yield percentage, which minimum yield percentage is calculated by adding the national average certificate of deposit rate that matches the term of the loan, as published by BankRate.com, to

Exhibit B
WebBank Credit Policy

•
the minimum estimated loss rate associated with the Prosper Rating assigned to the listing, which estimated loss rate is based on the historical performance of similar Prosper loans. The national average certificate of deposit rate is a proxy for a risk free consumer rate and is published daily by BankRate.com.  The national average certificate of deposit rate that matches the term of the borrower loan will be used.  For a listing that results in a three year loan the three year national average certificate of deposit rate will be used.  The risk free rate will be updated on the third business day of each month based on the certificate of deposit rate published on BankRate.com on the first business day of each month. For example, for a listing assigned a Prosper Rating of B, the certificate of deposit rate of 2.27% 1is added to the minimum estimated loss rate for Prosper Ratings of B, which is 4.0%1, causing the minimum yield percentage to be 6.27%1. The minimum permissible interest rate is then calculated as follows: (the minimum yield percentage of 6.27%1) + (the servicing fee of 1.0%) = 7.27%1.

•
The terms for how  Prosper calculates the minimum interest rate by Prosper Rating are reviewed and approved by Prosper management periodically, and then submitted to WebBank for review for final approval by the Bank’s Chief Credit Officer prior to the implementation of the new terms.

•
Bidding on the listing starts at the yield percentage that provides the maximum interest rate set by the Applicant. For example, if an Applicant set the maximum interest rate for the Lender Member at 14%, the yield percentage bidding would start at 14% less the 1% service fee or 13%.  When the total amount of all bids placed in the auction equals or exceeds the initial loan amount, further bids have to be placed at least 0.05% below the current winning yield percentage, bidding down the interest rate.

•
Listings remain open and available for bidding for seven  (7) days, although Applicants may choose to end the auction at any time after the listing receives bids totaling the requested loan amount. The final interest rate for the Loan is set by the lowest or minimum yield percentage (not to exceed the minimum yield %) for which there is sufficient participation among bidders to accommodate the requested loan amount at the end of the auction period. For example, if the loan requested by the same Applicant in the previous example was bid down to a yield percentage of 12.3%, the Applicant’s interest rate would be 13.3%.  A borrower may withdraw his or her loan request at any time before the auction period ends.  If the Applicant accepts the Loan, each lender member would receive the same yield percentage for that loan e.g. 12.3%.

1 Subject to Change

Exhibit B
WebBank Credit Policy

Exhibit A

Explanation of Maximum Loan Amounts

An individual’s maximum loan amount is determined by the borrower’s credit bureau score and Prosper score.  (For an explanation of Prosper score, see Exhibit B).  The table below shows the maximum loan amount for each segment:

	Experian Scorex Plus Score
Prosper Score	600-619	620-639	640-649	650-664	665-689	690-701	702-723	724-747	748-777	777	+
1	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500
2	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500
3	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500
4	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500
5	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500
6	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$15,000
7	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$15,000
8	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$15,000	$15,000	$15,000
9	$7,500	$7,500	$7,500	$7,500	$7,500	$15,000	$15,000	$15,000	$15,000	$15,000
10	$7,500	$7,500	$7,500	$7,500	$7,500	$15,000	$15,000	$25,000	$25,000	$25,000

Exhibit B
WebBank Credit Policy

Exhibit B
Explanation of Prosper Ratings and Prosper Score

The Prosper Rating is a letter that indicates the level of risk associated with a listing and corresponds to an estimated average annualized loss rate range for the listing. Prosper and the Bank uses two scores to estimate expected loss rates on Prosper borrower listings: (1) a custom Prosper score and (2) a credit score obtained from a credit reporting agency (currently, the Experian Scorex Plus score).  The use of these two scores will determine an estimated base loss rate for each listing. Adjustments can then be made to the base loss rate based on variables like the presence of a previous Prosper loan.  Any adjustments are added to the base loss rate to get the final loss rate, which then determines the Prosper Rating.

The Prosper score predicts the probability of a loan going “bad,” where “bad” is the probability of going 61+ days past due. The output of the model to Prosper users is a Prosper score, which ranges from 1 to 10, with 10 being the best or lowest risk score and 1 being the worst or highest risk score. To create the Prosper score,   a custom risk model was developed using historical  data. The Prosper score was built specifically on the Prosper population, so it incorporates behavior that is unique and inherent to this population. In contrast, the credit score obtained from a credit reporting agency is based on a much broader population, of which Prosper borrowers are just a small subset. As such, the credit reporting agency score should, and does, rank default risk on the Prosper population, but Prosper and the Bank do not believe it is as refined as the Prosper score.  Both the Prosper score and the credit reporting agency score are used together to assess the level of risk associated with a listing.

The chart below details how base loss rates are assigned for a loan listing based on the intersection of the two scores. Each of the two scores is divided into multiple segments and each cell indicates an estimated loss rate or Prosper Rating based on the intersection of the two scores. The score ranges were chosen based on loss rate differentiation, and these ranges as well as the loss rates will be updated at least annually, but no more frequently than quarterly, based on the performance history of the borrower loans. Base loss rates for the cells in the charts below are based on performance of historical Prosper loans that fall into given cells; cells are combined due to small volumes and/or similar behavior. For example, a borrower listing with a Prosper score of 9 and a credit agency score of 715 has an estimated base loss rate of 5.95%, as shown below.

Exhibit B
WebBank Credit Policy

		Experian Scorex Plus Score
		600-619	620-639	640-649	650-664	665-689	690-701	702-723	724-747	748-777	777 +
Prosper Score	Probability Bad	1	2	3	4	5	6	7	8	9	10
1	> 24.84%	36.60%	36.60%	36.60%	36.60%	36.60%	36.60%	36.60%	36.60%	36.60%	36.60%
2	20.33 < x <=24.84%	24.00%	24.00%	24.00%	24.00%	24.00%	24.00%	24.00%	24.00%	24.00%	24.00%
3	17.05 < x <= 20.33%	24.00%	24.00%	24.00%	24.00%	24.00%	24.00%	24.00%	24.00%	24.00%	18.30%
4	14.42 < x <= 17.05%	24.00%	18.30%	18.30%	18.30%	18.30%	18.30%	18.30%	18.30%	18.30%	18.30%
5	12.00 < x <= 14.42%	18.30%	18.30%	18.30%	18.30%	14.20%	14.20%	14.20%	10.80%	10.80%	10.80%
6	10.00 < x <= 12.00%	18.30%	18.30%	18.30%	14.20%	14.20%	14.20%	10.80%	10.80%	10.80%	8.70%
7	8.17 < x <= 10.00%	10.80%	10.80%	10.80%	10.80%	10.80%	10.80%	10.80%	10.80%	10.80%	8.70%
8	5.98 < x <= 8.17%	10.80%	10.80%	10.80%	10.80%	10.80%	10.80%	10.80%	5.95%	5.95%	5.95%
9	4.50 < x <= 5.98%	10.80%	10.80%	10.80%	10.80%	10.80%	5.95%	5.95%	3.50%	3.50%	3.50%
10	0.00 < x <= 4.50%	10.80%	10.80%	10.80%	10.80%	10.80%	5.95%	5.95%	1.55%	1.55%	1.55%

The chart below details the adjustments that can be made to the base loss rate that will increase or decrease the final estimated loss rate.  These adjustments are additive.  The final estimated loss rate determines the Prosper Rating.  Adjustments are currently made for the presence of a previous Prosper loan (i.e. the borrower has already taken out at least one Prosper loan).  The value of the adjustments are based on historical Prosper data, where available, and observed industry performance.  Adjustment values will be updated at least annually as more historical data is obtained and more adjustment variables may be added over time.  Current adjustment variables and their values are:

	Previous Prosper Loan
Base Loss Rate	Yes	No
0.00 – 1.99%	-0.25%	-
2.00 – 3.99%	-0.25%	-
4.00 – 5.99%	-1.00%	-
6.00 – 8.99%	-1.00%	-
9.00 – 11.99%	-1.00%	-
12.00 – 14.99%	-	-
15.00+%	-	-

There are currently seven Prosper Ratings, but this, as well as the loss ranges associated with each, may change over time as the marketplace or performance experience dictates. The current Prosper Ratings and the estimated loss ranges associated with them are as follows:

Exhibit B
WebBank Credit Policy

Prosper Rating	Est. Avg. Annual Loss Rate
AA	0.00%–1.99%
A	2.00%– 3.99%
B	4.00% – 5.99%
C	6.00% – 8.99%
D	9.00% – 11.99%
E	12.00% – 14.99%
HR	≥15.00%

Here is an example of how the final loss rate and Prosper Rating for a loan listing would be calculated:
- Borrower credit bureau score = 715 and Prosper score = 9
- Borrower has a previous Prosper loan

Base Loss Rate:	5.95%
Adjustments:
- Previous Loan:	-1.0%

Final Loss Rate:	4.95%
Prosper Rating:	B

Exhibit B
WebBank Credit Policy

Exhibit C

Explanation of Loan Terms

Loan terms can be 1 year, 3 years or 5 years.  Eligibility for different loan terms is determined by the borrower’s Prosper Rating and requested loan amount.

Loan Amount
Prosper Rating	<=$3,000	$3,001 - $7,500	$7,501- $10,000	$10,001 - $15,000	>$15,000
AA	1 yr and 3 yr	3 yr	3 yr	3 yr and 5 yr	3yr and 5yr
A	1 yr and 3 yr	3 yr	3 yr	3 yr and 5 yr
B	1 yr and 3 yr	3 yr	3 yr	3 yr and 5 yr
C	3 yr	3 yr	3 yr	3 yr
D	3 yr	3 yr
E	3 yr	3 yr
HR	3 yr	3 yr

Exhibit C

Form of Application

Exhibit C
Form of Application

Exhibit C
Form of Application

Exhibit C
Form of Application

Exhibit C
Form of Application

PROSPER

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Personal loan for debt consolidation - Listing #469190

$1,000.00 @ 14.15% (lender yield)

Bid Now

0% funded 0 bids Not started

Borrower rate:	**15.15% (20.77% APR)**
Monthly payment:	**$34.74** (36 month loan)
Servicing fee:	**1.00%**

Borrower Info

cash.grohm8
Vermont
0 friend bids
0 questions & answers
0 friends, 0 verified

B **Prosper Rating** based on historical data — Estimated loss: 5.95%

Borrower's Credit Profile

Prosper Score (1-10):	9	Inquiries last 6m:	1	Debt/Income ratio:	4%
Credit score:	**700-719 (Aug-2010)**	First credit line:	**Jul-2001**	Employment status:	**Employed**
Now delinquent:	0	Current / open credit lines:	9 / 6	Length of status:	**15y 5m**
Amount delinquent:	$0	Total credit lines:	20	Stated income:	**$25,000-$49,999**
Public records last 12m / 10y:	0 / 0	Revolving credit balance:	**$4,807**	Occupation:	**Teacher's Aide**
Delinquencies in last 7y:	0	Bankcard utilization:	69%		
		Home ownership:	**Yes**		

Your Description: (optional)

Provide a brief explanation of how you plan to use the loan. Inform lenders of your ability to make monthly payments. Please ensure that your description is spelled correctly. Take a few extra minutes to spell-check before posting. We recommend a length of 500-1000 characters.
For privacy reasons, **do not identify your self by name**.

If you take more than 20 minutes to write this section, you will be signed out. You may want to consider writing offline first, then copying and pasting back here in this section.

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Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $

Monthly expenses: $
Housing: $

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Partial Wedding Expenses

Personal loan for other use - Listing #446861

$4,500.00 @ 18.90% (lender yield)
Bid down from 20.07%

Bid Now | 100% funded | 161 bids | 5d 16h 9m left

Borrower rate:	19.90% (22.14% APR)
Monthly payment:	$167.01 (36 month loan)
Servicing fee:	1.00%

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Borrower Info

GreenNotes
California
0 friend bids
Ask borrower a question
0 friends, 0 verified

Loan Forecast

100%
50%
Forecast
Funded
Day 1 2 3 4 5 6 7

C | Prosper Rating based on historical data. | Estimated loss: 6.5%

Borrower's Credit Profile

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Prosper scores:		Inquiries last 6m:	0	Debt/Income ratio:	20%
Base (1-10):	9	First credit line:	Oct-2000	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 6	Length of status:	3y 4m
Credit score:	660-679 (Jan-2010)	Total credit lines:	9	Stated income:	$50,000-$74,999
Now delinquent:	0	Revolving credit balance:	$17,211	Occupation:	Administrative Assi...
Amount delinquent:	$0	Bankcard utilization:	61%		
Public records last 12m / 10y:	0 / 0	Home ownership:	No		
Delinquencies in last 7y:	0				

Credit and home ownership information obtained from borrower's credit report and displayed without having been verified.

Employment and income provided by borrower and displayed without having been verified.

Description

Purpose of loan:
This loan will be used to finance part of my wedding expenses.
My financial situation:
I am a good candidate for this loan because... I am responsible and have never ever missed any payment; I am offering a great return on your investment; and excellent credit. My previous listing was 100% funded but I withdrew and reduced the loan amount as I received my tax refunds! Perfect timing. So I want to interest and have a lower payment. I don't pay any rent/mortgage as I own the house free and clear which was a part of an inheritance and is currently valued little over $800,000 in todays times. The home is in my name, but since there is no loan it does not reflect on any credit bureau report.

Monthly net income: $3,612.59

Monthly expenses: $ 2143
Housing: $0.00
Insurance: $36
Car expenses: $498
Utilities: $90
Phone, cable, internet: $129
Food, entertainment: $400

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Exhibit C
Form of Application

Exhibit C
Form of Application

Exhibit C
Form of Application

Exhibit C
Form of Application

Exhibit C
Form of Application

Exhibit C
Form of Application

Exhibit C
Form of Application

Exhibit D
Borrower Registration Agreement

Exhibit D

Loan Account Documentation

BORROWER REGISTRATION AGREEMENT

This Borrower Registration Agreement is made and entered into between you and Prosper Marketplace, Inc. (“Prosper”).

The Prosper marketplace is a person-to-person online credit auction platform (the “platform”) operated by Prosper for the registration of borrowers, lenders and group leaders, the receipt, display and matching of listings and bids for loans and the origination, sale, servicing and collection of principal of and interest and other charges payable on loans. All loans obtained by Prosper borrowers through the platform are made by WebBank, a Utah-chartered industrial bank (“WebBank”).  Prosper provides services to WebBank in connection with the origination of such loans and Prosper services all loans made to Prosper borrowers through the platform. The following Agreement describes the services and your rights and obligations should you elect to register as a borrower on the platform. Prosper and WebBank are collectively referred to in this Agreement as “we” or “us.”

1.  Registration as a Prosper Borrower. You are registering as a borrower in the Prosper marketplace, so that you may be eligible to post loan requests or “listings” for display on the platform to people who may be interested in bidding against one another in a competitive auction format in connection with the making of a loan to you by WebBank. We refer to the people who bid on listings as “lenders” even though all loans to Prosper borrowers obtained through the platform are made by WebBank. You agree to comply with the terms and provisions of this Agreement, the Terms of Use of the Prosper website, and the Prosper Policies, as those guidelines may be amended from time to time by Prosper in its sole discretion (collectively, the “Prosper Terms and Conditions”). The Terms of Use and Prosper Policies are accessible via a link at the bottom of the home page of the Prosper website.

We reserve the right to restrict access to the platform to individuals who meet minimum credit guidelines and other criteria, as determined by us in our sole discretion.

2.  Authorization to Obtain Credit Report. You authorize us to obtain a credit report from one or more consumer credit reporting agencies. We may use the credit report for any lawful purpose, including but not limited to (i) for authentication purposes, to make sure you are who you say you are, (ii) to determine how much debt you currently have, in order to determine your debt-to-income ratio, (iii) to obtain your credit score and assign you a Prosper Rating based in part on that score, (iv) to obtain and display certain information and characteristics from your credit report from one or more consumer credit reporting agencies, including but not limited to the number, age, type and status of the credit lines currently being reported, public records (such as bankruptcies and judgments) and mortgage loans appearing on your credit report, and the number of your recent requests for credit, and (v) to obtain and display on the Folio Investing Note Trader platform certain information and characteristics from your credit report from one or more consumer credit reporting agencies at any time or times that a Borrower Payment Dependent Note corresponding to your loan is offered for sale by lenders holding such Notes. Information from your credit report will be displayed on the Prosper website with your listings. You authorize us to verify information in your credit report, and you agree that Prosper may contact third parties to verify any such information. We will obtain your credit report each time you post a listing, except that we may not obtain a new credit report when you post listings within thirty (30) days following the posting of an earlier listing.

3.  Listings. You may request a loan from WebBank by posting a listing on the platform. The minimum and maximum loan amounts you may request are posted on the Prosper website

Exhibit D
Borrower Registration Agreement

and are subject to change by us at any time without notice. To post a listing, you must provide the amount of the loan you are requesting and the maximum interest rate you are willing to pay, subject to a minimum interest rate based on the Prosper Rating assigned to your listing. At the time you post a listing you must also provide your annual income, occupation and employment status. You authorize and agree that we may display in your listing, and in listings displayed on the Folio Investing Note Trader platform describing Borrower Payment Dependent Notes corresponding to a loan you obtain through the Prosper platform that is offered for sale by lenders holding such Notes, any information from your credit file with the consumer credit reporting agency, including but not limited to the following information:

(i)	Your Prosper Rating;
(ii)
Your debt-to-income ratio, expressed as a percentage, reflecting the ratio between the amount of your monthly non-mortgage debt, as compared to the amount of monthly income that you indicated when completing your listing;

(iii)	Whether you own a home;
(iv)	The number of accounts on which you are currently late on a payment;
(v)	The total past-due amount you owe on all delinquent and charged-off accounts;
(vi)	The number of 90+ days past due delinquencies on your credit report in the last 7 years;
(vii)	The number of negative public records (e.g., bankruptcies, liens, and judgments) on your credit report over the last 12 months, and over the last 10 years;
(viii)	The month and year your first recorded credit line (e.g., revolving, installment, or mortgage credit) was opened;
(ix)	The total number of credit lines appearing on your credit report, along with the number that are open and current;
(x)	The total balance on all of your open revolving credit lines;
(xi)	Your bankcard utilization ratio, expressed as a percentage, reflecting the ratio of the total balance used, to the aggregate credit limit on, all of your open bankcards; and
(xii)	The number of inquiries made by creditors to your credit report in the last six months.

Listings may also display your self-reported occupation, employment status and range of income. If you are a member of a Prosper group when you post a listing, the listing will also identify your group; however, you do not have to be a member of a group to post a listing. You may also create a network of Prosper friends, and if one or more of your Prosper friends or your fellow group members bid on your listing, your listing will reflect that the bid was made by a fellow group member or a Prosper friend. Your Prosper friends who bid on your listing may also write a recommendation that will be displayed in your listing. Prosper friends do not guarantee payments on your loan, and  bids and recommendations of your listing from your Prosper friends do not obligate the individual making the bid or recommendation to guarantee or make any payments on your loan.

You may not include any personally identifying information, including, without limitation, your name, address, phone number, email address, Social Security number or driver’s license number, or your bank account or credit card numbers in your listing or on your Prosper member web page, or elsewhere on the Prosper Website. Listings that include this information are subject to cancellation by Prosper, or deletion or redaction by Prosper of the personally identifying information, although Prosper is under no obligation to take such actions and you include such information solely at your own risk.

Prosper lenders may ask you questions about your loan listing and you may, but are not required to, respond to such questions.  If you do elect to respond to a lender’s question you may respond privately, or you may elect to have the question and answer posted publicly in the listing.

Exhibit D
Borrower Registration Agreement

Lenders’ questions are not posted in the listing or displayed elsewhere on our website unless you elect to answer the question and elect to make the question and answer publicly available, in which case the question and answer appears in the listing.

Borrower listings are displayed on the platform. This means that people who visit the Prosper website will be able to view your listing, and see your Prosper Rating, your debt-to income ratio and other information, provided, however, that certain information concerning your credit history will only be viewable by registered Prosper lenders. Upon your submission of a listing, you authorize Prosper to display the listing on the platform for purposes of obtaining a loan and for enabling Prosper lenders who own Borrower Payment Dependent Notes (described in Section 5 below) corresponding to your loan to offer such Notes for sale to other lenders at any time while your loan is outstanding. You authorize and agree that Prosper may obtain and display updated information from your credit file with one or more consumer credit reporting agencies, as well as information about the payment history and status of your loan, on the Folio Investing Note Trader platform at any time or times that a Borrower Payment Dependent Note corresponding to your loan is offered for sale by lenders holding such Notes. To facilitate bids for your listing or for listings posted by lenders offering to sell a Borrower Payment Dependent Note corresponding to your loan, Prosper may forward the listing by email to third parties, including but not limited to registered Prosper lenders, and may display the listing in promotional, advertising and marketing materials, and you authorize Prosper to do so.

You authorize Prosper to verify your residence, income, occupation and any other information you provide in connection with a listing or your registration as a borrower, and you agree that Prosper may contact third parties to verify information you provide. If such information changes after you post a listing but before the listing expires, you must either (i) promptly notify Prosper of the change, or (ii) withdraw your listing. For example, if, while your listing is displayed on the platform, your state of residence changes or the annual income amount you provided to Prosper when you submitted your listing decreases materially, you must either notify Prosper of the change, or withdraw the listing. If you elect to withdraw your listing as a result of a change, you may (but are not required to) post a new listing containing the updated information. You cannot edit or amend your listing once it is posted on the platform; however, you have the right to withdraw your listing at any time prior to expiration of the listing, and you may post another listing if you desire. Prosper reserves the right, in its sole discretion, to limit the number of listings you post or attempt to post on the platform.

Your listing is a request for a loan from WebBank in the amount specified in the listing, at an interest rate equal to the maximum interest rate set forth in your listing. If your listing is matched with lender bids totaling the amount of your requested loan, the interest rate on your loan may be lower than the maximum rate you specified, but it will never be higher. You will not receive a loan in an amount less than the amount specified in your listing, even if one or more bids match a portion of your requested loan amount. In order to post a listing on the platform you must have a good faith intent to obtain and repay your loan and your listing must be consistent with that intent.

If your listing receives a lender bid in, or lender bids totaling, the amount of your requested loan, you may receive a loan from WebBank in the amount you requested, subject to our right to verify information you provided in connection with your listing and your registration as a Prosper user and our other rights as described in Section 4 below.
YOU HAVE THE RIGHT TO WITHDRAW YOUR LISTING AT ANY TIME PRIOR TO EXPIRATION OF THE LISTING PERIOD. AFTER THE LISTING PERIOD EXPIRES, YOU WILL NO LONGER HAVE THE RIGHT TO WITHDRAW YOUR LISTING. IF A LOAN IS MADE TO YOU, YOU DO NOT HAVE ANY RIGHT TO RESCIND THE LOAN.

Exhibit D
Borrower Registration Agreement

IF YOUR LISTING IS MATCHED WITH LENDER BIDS TOTALING THE AMOUNT OF YOUR REQUESTED LOAN, AND IF YOU DO NOT WITHDRAW YOUR LISTING PRIOR TO EXPIRATION OF THE LISTING, YOU AUTHORIZE PROSPER TO ACT AS YOUR AUTHORIZED AGENT TO SIGN A PROMISSORY NOTE IN THE FORM SET FORTH ON THE ATTACHED EXHIBIT A ON YOUR BEHALF IN FAVOR OF WEB BANK.

Number of Listings. Prosper reserves the right, in its sole discretion, to limit the number of listings you post or attempt to post on the platform. You may have only one listing outstanding at a time.

Duration of Listings. When you post a listing, your listing will be displayed on the platform for seven (7) days or for such other time period that we may in our sole discretion establish and amend from time to time. However, if your listing receives a lender bid in, or lender bids totaling, the full amount of your requested loan prior to expiration of your listing, you may elect to end your listing early – you need not wait until your listing expires. You may also designate your listing for “automatic funding,” in which case your listing will end and no further bids on your listing will be accepted toward your listing as soon as your listing receives a bid or bids totaling the full amount of your requested loan. We reserve the right to make the automatic funding feature available only to borrowers with certain Prosper Ratings or other credit characteristics. The bidding period for your listing will also end automatically if you receive bids totaling your requested loan amount and the interest rate is bid down to the minimum interest rate assigned to your listing.  When you post a listing, it will be displayed on the platform along with all other listings until the listing ends or expires, or until the listing is withdrawn by you or by us as provided in Section 4 below.

Additional Loans. Subject to eligibility requirements that we may in our sole discretion establish and amend from time to time, you may have up to two loans outstanding at any one time, provided that the aggregate outstanding principal balance of your loans does not exceed the maximum loan amount for your state of residence. To be eligible to post a listing for a second loan, you must be current on your existing loan, and you must have a record of on-time monthly loan payment performance, within such guidelines as may be established and amended from time to time by us in our sole discretion. You may not post a listing for a second loan until a specified number of months has elapsed since the date you obtained your existing loan. The guidelines and eligibility requirements for second loans are posted on the Prosper website and are subject to change by us in our sole discretion at any time without notice.

Prohibited Activities. You agree that you will not, in connection with any listings, bids, loans or other transactions involving or potentially involving Prosper or WebBank, (i) make any false, misleading or deceptive statements or omissions of material fact in your listing; (ii) misrepresent your identity, or describe, present or portray yourself as a person other than yourself, whether in a narrative description or a photo in your listing; (iii) give to or receive from, or offer or agree to give to or receive from any Prosper lender or other person any fee, bonus, additional interest, kickback or thing of value of any kind in connection with a requested or existing loan or in exchange for such person’s bid, recommendation, or offer or agreement to bid on or recommend your listing; or (iv) represent yourself to any person as a director, officer or employee of Prosper or WebBank, unless you are such director, officer or employee.

4.  Right to Verify Information and Cancel Funding.

a. We reserve the right to verify the accuracy of all information provided by borrowers, lenders and group leaders in connection with listings, bids and loans. We also reserve the right to determine in our sole discretion whether a registered user is using, or has used, the Prosper

Exhibit D
Borrower Registration Agreement

website illegally or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, for purposes of fraud or deception, or otherwise in a manner inconsistent with the Prosper Terms and Conditions or any agreement between Prosper or WebBank and such user. We may conduct our review at any time – before, during or after the posting of a listing, or before or after the funding of a loan. You agree to respond promptly to our requests for information in connection with your listing, accounts, or your registration with Prosper.

b. In the event we determine, prior to funding a loan, that a listing, or a bid for the listing, contains materially inaccurate information (including but not limited to unintended inaccuracies, inaccuracies resulting from errors by Prosper, or inaccuracies resulting from changes in the borrower’s income, residence or credit profile between the date a listing is posted and the date the listing is to be funded) or was posted illegally or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, for purposes of fraud or deception, or otherwise in a manner inconsistent with the Prosper Terms and Conditions or any registration agreement, we may refuse to post the listing or, if the listing has already been posted, remove the listing from the platform and cancel all bids against the listing.

c. When a listing ends or expires with a bid or bids totaling the amount of a borrower’s requested loan, we may conduct a “pre-funding” review prior to funding the loan. Loan funding occurs when loan proceeds are disbursed into the borrower’s designated deposit account. We may, at any time and in our sole discretion, delay funding of a loan in order to enable us to verify the accuracy of information provided by borrowers, lenders and group leaders in connection with the listing or bids against the listing, and to determine whether there are any irregularities with respect to the listing or the bids against the listing. We may cancel or proceed with funding the loan, depending on the results of our pre-funding review. If funding is cancelled, the listing will be removed from the platform and all bids against the listing will be cancelled, and each bidder’s funds will be returned to the Prosper funding account, available for further bidding. In the event we cancel funding of a loan, Prosper will notify the borrower, group leader (if any), and all bidders for the listing of our determination to cancel funding of the loan.

5.  Matching of Bids and Listings; Loan Funding.

a. Registered Prosper lenders will be able to review your listing and may commit funds to purchase, in various amounts, Borrower Payment Dependent Notes ("Notes") that Prosper may issue to lenders who, as winning bidders for your listing, commit funds in connection with the making of your loan. The Notes Prosper issues to these lenders will be dependent for payment on payments we receive from you on your loan. This means that the Prosper lenders who committed funds will receive payments on their Notes only to the extent you make payments on your loan. You acknowledge and agree that a lender’s commitment to purchase a Note corresponding to all or a portion of your loan from us does not confer any rights to you. You also acknowledge and agree that Prosper lenders make their own decisions whether to make bids in connection with your loan.

b. Prosper’s auction platform will automatically match your listing with any bids that specify a yield percentage that corresponds to a minimum interest rate equal to or below the maximum interest rate you would accept, subject to a minimum interest rate based on the Prosper Rating assigned to your listing. Bids are first matched with borrower listings with the highest offered interest rates above the bidder’s minimum rate, and thereafter the bids are matched to borrower listings with incrementally lower offered interest rates. Most listings are matched with multiple lender bids.

Exhibit D
Borrower Registration Agreement

c. A match of your listing with one or more bids in the full amount of your requested loan results in a loan from WebBank to you, subject to our right to verify information as provided in this Agreement. The loan will be evidenced by a Promissory Note in the form set forth on the attached Exhibit A. Loan proceeds are disbursed into your designated deposit account. The loan will be sold by WebBank to Prosper, and Prosper will service the loan.

d. We do not warrant or guaranty that your listing will be matched with any bids. Your listing must receive a bid in, or bids totaling, the entire amount of your requested loan in order for a loan to be made. You will not receive a loan if only a portion (even a substantial portion) of your requested loan amount is matched with a bid or bids.

e. To safeguard your privacy rights, on listings your name and address will be shielded from the view of bidders and prospective bidders. Only your Prosper screen name will appear on listings, and only the screen name of the bidders will appear with bids.

6.  Compensation. If you receive a loan, you must pay WebBank an origination fee. The current fee amounts are posted in the Borrower section of the Help pages on the Prosper website, and are subject to change by us at any time without notice. The origination fee is paid by the borrower out of the loan proceeds at the time a loan is funded, so that the net amount of loan proceeds you receive will be less than the full amount of your loan.

7.  Making Your Loan Payments. At the time you register as a borrower, you must provide your deposit account information to facilitate transfers of funds to and from your deposit account. You agree to make your loan payments by automated withdrawals from your designated account, or by the use of bank drafts drawn on your designated account. At the time you create your listing, you will be asked to choose the method of making your loan payments, and your loan payments will be made by the payment method you choose. Prosper will act as the servicer for all loans you obtain from WebBank through the platform, and all communications regarding your loan must be made to Prosper.

8. Group Membership. Groups on Prosper may be rated according to the collective payment performance of the group’s members, in which case if you are a member of a group your failure to make loan payments when due, or the failure of another group member to make loan payments when due, may have a negative effect on your group’s rating.

9.  Collection & Reporting of Delinquent Loans. In the event you do not make your loan payments on time, WebBank or any subsequent owner of the loan will have all remedies authorized or permitted by the Promissory Note and applicable law. In addition,  if you fail to make timely payments on your loan, your loan may be referred to a collection agency for collection. Prosper may report loan payment delinquencies in excess of thirty (30) days to one or more credit reporting agencies in accordance with applicable law. Subject to limitations of applicable law, you authorize and agree that Prosper or a collection agency may contact you at any or all of the telephone numbers you provide to Prosper at or after registration, or any of your other telephone numbers.

10.  No Guarantee. NEITHER PROSPER NOR WEBBANK WARRANTS OR GUARANTEES (1) THAT YOUR LISTING WILL BE MATCHED WITH ANY BIDS, (2) THAT YOU WILL RECEIVE A LOAN AS A RESULT OF POSTING A LISTING, OR (3) THAT IF YOUR LISTING IS MATCHED WITH BIDS YOU WILL RECEIVE A LOAN WITH AN INTEREST RATE LESS THAN THE MAXIMUM RATE SPECIFIED IN YOUR LISTING.

Exhibit D
Borrower Registration Agreement

11.  Restrictions on Use. You are not authorized or permitted to use the Prosper website to obtain, or attempt to obtain, a loan for someone other than yourself. You must be an owner of the deposit account you designate for electronic transfers of funds, with authority to direct that loan payments be made from the account. Your designated account will be the account into which loan proceeds will be deposited, and from which loan payments will be made. Although you are registering as a borrower, you may also register and participate on the platform as a lender or as a group leader. If you participate on the platform as a lender any amounts in your Prosper funding account are subject to set-off against any delinquent amounts owing on any loan or loans you obtain as a Prosper borrower. You will not receive further notice in advance of our exercise of our right to set-off amounts in your Prosper funding account against any delinquent amounts owing on any loan or loans you obtain. If you obtain a loan and fail to pay your loan in full, whether due to default, bankruptcy or other reasons, you will not be eligible to post any further listings or re-register with Prosper as a borrower, lender or group leader. Prosper may in its sole discretion, with or without cause and with or without notice, restrict your access to the Prosper website or platform.

12.  Authority. You warrant and represent that you have the legal competence and capacity to execute and perform this Agreement.

13.  Termination of Registration. Prosper may in its sole discretion, with or without cause, terminate this Agreement at any time by giving you notice as provided below.  In addition, upon Prosper’s determination that you committed fraud or made a material misrepresentation in connection with a listing, bid or loan, performed any prohibited activity, or otherwise failed to abide by the terms of this Agreement or the Prosper Terms and Conditions, Prosper may, in its sole discretion, immediately and without notice, take one or more of the following actions: (i) terminate or suspend your right to post listings or otherwise participate on the platform; (ii) terminate this Agreement and your registration with Prosper. Upon termination of this Agreement and your registration with Prosper, any listings you have posted on the platform shall terminate, and will be removed from the platform immediately. Any loans you obtain prior to the effective date of termination resulting from listings you had placed on the platform shall remain in full force and effect in accordance with their terms.

14.  Prosper’s Right to Modify Terms.  Prosper has the right to change any term or provision of this Agreement or the Prosper Terms and Conditions. Prosper will give you notice of material changes to this Agreement, or the Prosper Terms and Conditions, in the manner set forth in Section 16. You authorize Prosper to correct obvious clerical errors appearing in information you provide to Prosper, without notice to you, although Prosper expressly undertakes no obligation to identify or correct such errors. This Agreement, along with the Prosper Terms and Conditions, represent the entire agreement between you and Prosper regarding your participation as a borrower on the platform, and supersede all prior or contemporaneous communications, promises and proposals, whether oral, written or electronic, between you and Prosper with respect to your involvement as a borrower on the platform.

15.  Member Web Page Display and Content.  You may, but are not required to, maintain a “Prosper member web page” on the Prosper website, where you can post photos, content, logos or links to websites. If you elect to do so, you authorize Prosper to display on the Prosper website all such material you provide to Prosper. Any material you display on your member page must conform to the Prosper Terms and Conditions, as amended from time to time, and material you display or link to must not (i) infringe on Prosper’s or any third party's copyright, patent, trademark, trade secret or other proprietary rights or right of publicity or privacy; (ii) violate any applicable law, statute, ordinance or regulation; (iii) be defamatory or libelous; (iv) be lewd, hateful, violent, pornographic or obscene; (v) violate any laws regarding unfair competition, anti-discrimination or false advertising; (vi) promote violence or contain hate

Exhibit D
Borrower Registration Agreement

speech; or (vii) contain viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines. You may not include or display any personally identifying information, including, without limitation, name, address, phone number, email address, Social Security number or driver’s license number, or bank account or credit card numbers of any Prosper member on your Prosper member web page, or elsewhere on the Prosper website.

16.  Notices. All notices and other communications hereunder shall be given by email to your registered email address or will be posted on the Prosper website, and shall be deemed to have been duly given and effective upon transmission or posting. You can contact us by sending an email to support@prosper.com or calling us toll-free at (866) 615-6319. You also agree to notify Prosper if your registered email address changes, and you agree to update your registered residence address, mailing address and telephone number on the Prosper website if your address or telephone number changes.

17.  No Warranties.  EXCEPT FOR THE REPRESENTATIONS CONTAINED IN THIS AGREEMENT, PROSPER DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES TO YOU OR ANY OTHER PARTY WITH REGARD TO YOUR USE OF THE PROSPER WEBSITE AND THE PLATFORM, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

18.  Limitation on Liability.  IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE TO ANY OTHER PARTY FOR ANY LOST PROFITS OR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO ANY OTHER PARTY REGARDING THE EFFECT THAT THE AGREEMENT MAY HAVE UPON THE FOREIGN, FEDERAL, STATE OR LOCAL TAX LIABILITY OF THE OTHER.

19.  Miscellaneous. You may not assign, transfer, sublicense or otherwise delegate your rights under this Agreement to another person without Prosper’s prior written consent. Any such assignment, transfer, sublicense or delegation in violation of this Section shall be null and void. This Agreement shall be governed by federal law and, to the extent that state law applies, the laws of the State of Utah. Any waiver of a breach of any provision of this Agreement will not be a waiver of any other subsequent breach.  Failure or delay by either party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. If any part of this Agreement is determined to be invalid or unenforceable under applicable law, then the invalid or unenforceable provision will be deemed superseded by a valid enforceable provision that most closely matches the intent of the original provision, and the remainder of the Agreement shall continue in effect. WebBank is not a party to this Agreement, but you agree that WebBank is a third-party beneficiary and is entitled to rely on your representations and authorizations, and other provisions of this Agreement. There are no other third party beneficiaries to this Agreement.

Exhibit D
Borrower Registration Agreement

EXHIBIT A

PROMISSORY NOTE

Borrower Address: ______________________________________________.

1.  Promise to Pay.  In return for a loan I have received, I promise to pay WebBank, a Utah-chartered Industrial Bank (“you”) the principal sum of  ___________________ Dollars ($__________), together with interest thereon commencing on the date of funding at the rate of ____ percent (____%) per annum simple interest. I understand that references in this Note to you shall also include any person to whom you transfer this Note.

2.  Payments.  This Note is payable in ___ monthly installments of $___________ each, consisting of principal and interest, commencing on the ________ day of _____________, and continuing until the final payment date of __________________, which is the maturity date of this Note. The final payment shall consist of the then remaining principal, unpaid accrued interest and other charges due under this Note.  All payments will be applied first to any unpaid fees incurred as a result of failed automated payments or returned checks or bank drafts as provided in Paragraph 11, then to any late charges then due, then to interest then due and then to principal. No unpaid interest or charges will be added to principal.

3.  Interest.  Interest will be charged on unpaid principal until the full amount of principal has been paid.  Interest under this Note will accrue daily, on the basis of a 365-day year. If payments are made on time, my final payment will be in the amount of a regular monthly payment. If payments are paid after the scheduled due date, a greater portion of the payment will be applied to accrued interest, a lesser portion (if any) will be applied to principal reduction, and the loan will not amortize as originally scheduled, resulting in a higher final payment amount. The interest rate I will pay will be the rate I will pay both before and after any default.

4.  Late Charge.  If the full amount of any monthly payment is not made by the end of fifteen (15) calendar days after its due date, I will pay you a late charge of______________. I will pay this late charge promptly but only once on each late payment.

5.  Waiver of Defenses.  Except as otherwise provided in this Note, you are not responsible or liable to me for the quality, safety, legality, or any other aspect of any property or services purchased with the proceeds of the loan.  If I have a dispute with any person from whom I have purchased such property or services, I agree to settle the dispute directly with that person.

6.  Certification; Exception to Waiver.  I certify that, to my knowledge, the proceeds of this loan will not be applied in whole or part to purchase property or services from any person to whom any interest in this loan may be assigned. If, notwithstanding the preceding sentence, any person from whom I have purchased such property acquires any interest in this loan, then Paragraph 5 will not apply to the extent of that person’s interest, even if that person later assigns that person’s interest to another person.

7.  Method of Payment.  I will pay the principal, interest, and any late charges or other fees on this loan when due. Those amounts are called “payments” in this Note.  To ensure that my payments are processed in a timely and efficient manner, you have given me the choice of making my monthly payments (i) by automated withdrawal from an account that I designate using an automated clearinghouse (ACH) or other electronic fund transfer, or (ii) by bank drafts drawn by you on my behalf on my account each month; and I have chosen one of these methods.

Exhibit D
Borrower Registration Agreement

If I close my account or if my account changes or is otherwise inaccessible such that you are unable to withdraw my payments from that account or draw bank drafts on the account, I will notify you at least three (3) days prior to any such closure, change or inaccessibility of my account, and authorize you to withdraw my payments from, or draw bank drafts on, another account that I designate.

With regard to payments made by automatic withdrawals from my account, I have the right to (i) stop payment of a preauthorized automatic withdrawal, or (ii) revoke my prior authorization for automatic withdrawals with regard to all further loan payments, by notifying the financial institution where my account is held, orally or in writing at least three (3) business days before the scheduled date of the transfer. I agree to notify you orally or in writing, at least three (3) business days before the scheduled date of the transfer, of the exercise of my right to stop a payment or to revoke my prior authorization for further automatic withdrawals.

8.  Default and Remedies. If I fail to make any payment when due in the manner required by Paragraph 7, I will be in default and you may at your option accelerate the maturity of this Note and declare all principal, interest and other charges due under this Note immediately due and payable. If you exercise the remedy of acceleration you will give me at least 30 days prior notice of acceleration.

9.  Prepayments.  I may prepay this loan in full or in part at any time without penalty.

10.  Waivers.  You may accept late payments or partial payments, even though marked “paid in full,” without losing any rights under this Note, and you may delay enforcing any of your rights under this Note without losing them. You do not have to (a) demand payment of amounts due (known as “presentment”), (b) give notice that amounts due have not been paid (known as “notice of dishonor”), or (c) obtain an official certification of nonpayment (known as “protest”). I hereby waive presentment, notice of dishonor and protest. Even if, at a time when I am in default, you do not require me to pay immediately in full as described above, you will still have the right to do so if I am in default at a later time. Neither your failure to exercise any of your rights, nor your delay in enforcing or exercising any of your rights, will waive those rights.  Furthermore, if you waive any right under this Note on one occasion, that waiver will not operate as a waiver as to any other occasion.

11. Insufficient Funds Charge. If I attempt to make a monthly payment, whether by check or bank draft or by automated withdrawal from my designated account, and the payment is unable to be made due to (i) insufficient funds in my account, (ii) the closure, change or inaccessibility of my account without my having notified you as provided in Paragraph 7, or (iii) for any other reason (other than an error by you), I will pay you an additional fee of $______ for each check or bank draft returned or failed automated withdrawal, unless prohibited by applicable law.

12.  Attorneys’ Fees. To the extent permitted by law, I am liable to you for your legal costs if you refer collection of your loan to a lawyer who is not your salaried employee.  These costs may include reasonable attorneys’ fees as well as costs and expenses of any legal action.

13.  Loan Charges.  If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from me which exceeded permitted limits will be refunded to me. You may choose to make this refund by reducing the principal I owe under this Note or by making a direct payment to me.

Exhibit D
Borrower Registration Agreement

14.  Assignment.  I may not assign any of my obligations under this Note without your written permission.  You do not have to give me your permission.  You may assign this Note at any time without my permission. Unless prohibited by applicable law, you may do so without telling me.  My obligations under this Note apply to all of my heirs and permitted assigns. Your rights under this Note apply to each of your successors and assigns.

15.  Notices.  All notices and other communications hereunder shall be given in writing and shall be deemed to have been duly given and effective (i) upon receipt, if delivered in person or by facsimile, email or other electronic transmission, or (ii) one day after deposit prepaid for overnight delivery with a national overnight express delivery service.  Unless a different address is provided for in a different Paragraph of this Note, notices to me must be properly addressed to my registered email address or to my address set forth above unless I provide you with a different address for notice by giving notice pursuant to this Paragraph, and notices to you must be addressed to WebBank at support@prosper.com or c/o Prosper Marketplace, Inc., 111 Sutter Street, 22nd Floor, San Francisco, CA 94104, Attention: Customer Service.

16.  Governing Law.    This Note is governed by federal law and, to the extent that state law applies, the laws of the State of Utah.

17.  Miscellaneous.   No provision of this Note shall be modified or limited except by a written agreement signed by both you and me. The unenforceability of any provision of this Note shall not affect the enforceability or validity of any other provision of this Note.

18.  Arbitration.  RESOLUTION OF DISPUTES:I HAVE READ THIS PROVISION CAREFULLY, AND UNDERSTAND THAT IT LIMITS MY RIGHTS IN THE EVENT OF A DISPUTE BETWEEN YOU AND ME.  I UNDERSTAND THAT I HAVE THE RIGHT TO REJECT THIS PROVISION, AS PROVIDED IN PARAGRAPH (i) BELOW.

(a)   In this Resolution of Disputes provision:

(i)   “I,” “me” and “my” mean the borrower under this Note, as well as any person claiming through the borrower;

(ii)   “You” and “your” mean WebBank, any person servicing this Note for WebBank, and any subsequent holders of this Note or any interest in this Note, and each of their respective parents, subsidiaries, affiliates, predecessors, successors, and assigns, as well as the officers, directors, and employees of each of them; and

(iii)   “Claim” means any dispute, claim, or controversy (whether based on contract, tort, intentional tort, constitution, statute, ordinance, common law, or equity, whether pre-existing, present, or future, and whether seeking monetary, injunctive, declaratory, or any other relief) arising from or relating to this Note or the relationship between you and me (including claims arising prior to or after the date of the Note), and includes claims that are brought as counterclaims, cross claims, third party claims, or otherwise and disputes about the validity or enforceability of this Agreement or the validity or enforceability of this Resolution of Disputes provision.

(b)   Any Claim between you and me shall be resolved, upon the election of either you or me, by binding arbitration administered by the American Arbitration Association or JAMS, under the applicable arbitration rules of the administrator in effect at the time a Claim is filed (“Rules”).  If I file a claim, I may chose the administrator; if you file a claim, you may chose the administrator but you agree to change to the other permitted administrator at my request (assuming that the other administrator is available).  I can obtain the Rules and other information about initiating arbitration by contacting the American Arbitration Association at 1633 Broadway, 10th Floor, New York, NY

Exhibit D
Borrower Registration Agreement

10019, (800) 778-7879, www.adr.org; or by contacting JAMS at 1920 Main Street, Suite 300, Irvine, CA 92614, (949) 224-1810, www.jamsadr.com.  Your address for serving any arbitration demand or claim is WebBank, c/o Prosper Marketplace, Inc., 111 Sutter Street, 22nd Floor, San Francisco, CA 94104, Attention: Legal Department.

(c)   Claims will be arbitrated by a single, neutral arbitrator, who shall be a retired judge or a lawyer with at least ten years experience.  You agree not to invoke your right to elect arbitration of an individual Claim filed by me in a small claims or similar court (if any), so long as the Claim is pending on an individual basis only in such court.

(d)   You will pay all filing and administration fees charged by the administrator and arbitrator fees up to $1,000, and you will consider my request to pay any additional arbitration costs.  If an arbitrator issues an award in your favor, I will not be required to reimburse you for any fees you have previously paid to the administrator or for which you are responsible.  If I receive an award from the arbitrator, you will reimburse me for the fees paid by me to the administrator.  Each party shall bear its own attorney’s, expert’s and witness fees, which shall not be considered costs of arbitration; however, if a statute gives me the right to recover these fees, or fees paid to the administrator, then these statutory rights will apply in arbitration.

(e)   Any in-person arbitration hearing will be held in the city with the federal district court closest to my residence, or in such other location as the parties may mutually agree.  The arbitrator shall apply applicable substantive law consistent with the Federal Arbitration Act, 9 U.S.C. § 1-16, and, if requested by either party, provide written reasoned findings of fact and conclusions of law.  The arbitrator shall have the power to award any relief authorized under applicable law.  Any appropriate court may enter judgment upon the arbitrator’s award.  The arbitrator’s decision will be final and binding except that: (1) any party may exercise any appeal right under the FAA; and (2) any party may appeal any award relating to a claim for more than $100,000 to a three-arbitrator panel appointed by the administrator, which will reconsider de novo any aspect of the appealed award.  The panel’s decision will be final and binding, except for any appeal right under the FAA.  Unless applicable law provides otherwise, the appealing party will pay the appeal’s cost, regardless of its outcome.  However, you will consider any reasonable written request by me for you to bear the cost.

(f)   Neither you nor I shall have the right to participate as a representative or member of any class of claimants in arbitration, and you and I further agree that claims of third parties shall not be joined in any arbitration between you and me, without the express written consent of both you and me.  Only the claims of or against persons relating to a single Note or listing (such as holders of Notes relating to a single listing) may be joined in a single arbitration.  The validity and effect of this paragraph (f) shall be determined exclusively by a court, and not by the administrator or any arbitrator.  The arbitrator shall have no power to arbitrate any Claims on a class action basis or Claims brought in a purported representative capacity on behalf of the general public, other borrowers, or other persons similarly situated.

(g)   If any portion of this Resolution of Disputes provision is deemed invalid or unenforceable for any reason, it shall not invalidate the remaining portions of this provision.  However, if paragraph (f) of this Resolution of Disputes provision is deemed invalid or unenforceable in whole or in part, then this entire Resolution of Disputes provision shall be deemed invalid and unenforceable.  The terms of this Resolution of Disputes provision will prevail if there is any conflict between the Rules and this provision.

(h)   THE PARTIES ACKNOWLEDGE AND AGREE THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS RESOLUTION OF DISPUTES PROVISION, THEY ARE WAIVING ALL RIGHTS TO A TRIAL BY COURT OR JURY AS A MEANS OF RESOLVING ANY

Exhibit D
Borrower Registration Agreement

DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT.  THEY ACKNOWLEDGE THAT ARBITRATION WILL LIMIT THEIR LEGAL RIGHTS, INCLUDING THE RIGHTS TO PARTICIPATE IN A CLASS ACTION, THE RIGHT TO A JURY TRIAL, THE RIGHT TO CONDUCT FULL DISCOVERY, AND THE RIGHT TO APPEAL (EXCEPT AS PERMITTED IN PARAGRAPH (e) OR UNDER THE FEDERAL ARBITRATION ACT).

(i)   I understand that I may reject this Resolution of Disputes provision, in which case neither you nor I will have the right to elect arbitration.  Rejection of this provision will not affect the remaining parts of this Agreement.  To reject this Resolution of Disputes provision, I must send us written notice of my rejection within 30 days after the date that this Note was made.  I must include my name, address, and account number.  The notice of rejection must be mailed to WebBank, c/o Prosper Marketplace, Inc., 111 Sutter Street, 22nd Floor, San Francisco, CA 94104, Attention: Legal Department.  This is the only way that I can reject this Resolution of Disputes provision.

(j)   The parties acknowledge and agree that this arbitration agreement is made pursuant to a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act.  This Resolution of Disputes provision shall survive the termination of this Note and the repayment of any or all amounts borrowed.

Arizona Residents: Notice: I understand that I may request that the initial disclosures prescribed in the Truth in Lending Act (15 United States Code sections 1601 through 1666j) be provided in Spanish before signing any loan documents.

Aviso Para Prestatarios En Arizona: Puedo solicitar que las divulgaciones iniciales prescritas en la Ley Truth in Lending Act (15 Código de los Estados Unidos secciones 1601 hasta 1666j) sean proporcionadas en español antes de firmar cualesquiera documentos de préstamos.

Missouri Residents: Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect me (borrower) and you (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

By signing this Note, I acknowledge that I (i) have read and understand all terms and conditions of this Note, (ii) agree to the terms set forth herein, and (iii) acknowledge receipt of a completely filled-in copy of this Note.

Date: _______________                                                      _________________________________
[Borrower]

Last Updated: September 7, 2009

Exhibit D
Authorization to Obtain Credit Reporting

AUTHORIZATION TO OBTAIN CREDIT REPORT AT REGISTRATION
 [Borrower version]

I understand that by checking the checkbox immediately following this notice, I am providing "written instructions" to Prosper Marketplace, Inc. (“Prosper”) and WebBank, a Utah-chartered Industrial Bank (“WebBank”) under the Fair Credit Reporting Act authorizing Prosper and WebBank, each for their own purposes, to obtain information from my personal credit profile or other information from Experian. I authorize Prosper and WebBank to obtain such information solely to confirm my identity to avoid fraudulent transactions in my name and to conduct a credit pre-qualification.

Exhibit D
Authorization to Debit Account

AUTHORIZATION TO DEBIT ACCOUNT
[Borrower version]

I hereby authorize Prosper Marketplace, Inc. (“Prosper”), as loan servicer for any holder of my loan, to initiate electronic debit entries to my designated checking or savings account at the financial institution indicated (“Financial Institution”) for payment of the monthly installment payments on the loan”) made by WebBank, a Utah-chartered Industrial Bank to me, if my listing is matched with a sufficient amount of lender bids on the Prosper marketplace. I acknowledge that the origination of electronic debits to my Account must be permitted by my Financial Institution, which must be located in the United States.

THE AMOUNT DEBITED FROM THE ACCOUNT EACH MONTH WILL BE THE MONTHLY PAYMENT AMOUNT ON THE LOAN. THE MONTHLY PAYMENT AMOUNT WILL BE DEBITED EACH MONTH ON THE DUE DATE OF THE MONTHLY PAYMENT; HOWEVER, IF THE PAYMENT DATE OCCURS ON A WEEKEND OR HOLIDAY, THE ACCOUNT WILL BE DEBITED THE NEXT BUSINESS DAY.

I understand that this authorization will remain in full force and effect until Prosper has received written notification from me of its termination in such time as to afford Prosper and my Financial Institution a reasonable opportunity to act.

Exhibit D
Consent for Electronic Disclosures

CONSENT FOR ELECTRONIC DISCLOSURES

Please read this information carefully and print and retain this information electronically for future reference.

•
Introduction.  Whether you choose to participate in the Prosper marketplace as a borrower, lender or group leader, from time to time you will receive disclosures, notices, documents and information (“Communications”) from Prosper Marketplace, Inc. or WebBank, a Utah-chartered Industrial Bank (collectively, “we” or “us”). We can only give you the benefits of our service by conducting business through the Internet, and therefore we need you to consent to our giving you Communications electronically. This statement informs you of your rights when receiving Communications from us electronically.

•
Consenting to Do Business Electronically.  By consenting below you agree that all Communications from us relating to your use of the Prosper marketplace may be provided or made available to you electronically by e-mail or at our website. If you consent, you still have the right to receive a free paper copy of any Communication by contacting us in the manner described below.

•
Scope of Consent.  Your consent to receive Communications and do business electronically, and our agreement to do so, applies to all of your interactions and transactions with the Prosper marketplace, whether or not you place a listing or bid, or act as a group leader.

•
Hardware and Software Requirements. To access and retain the Communications electronically, you will need to use a computer with Internet Explorer 4.0 or above, Netscape Navigator 4.0 or above, or similar software, Adobe Acrobat and hardware capable of running this software.

•
Withdrawing Consent.  You may withdraw your consent to receive Communications electronically by contacting us in the manner described below. If you withdraw your consent, from that time forward (1) you cannot place any further listings or bids in the Prosper marketplace, (2) any pending listings or bids will automatically terminate and be removed from the Prosper marketplace, and (3) if you are a group leader on the Prosper marketplace, you cannot accept new members into your group. The withdrawal of your consent will not affect the legal validity and enforceability of any pending loans obtained through the Prosper marketplace, or any electronic Communications provided or business transacted between us prior to the time you withdraw your consent. With respect to pending loans on which you are a borrower, lender or group leader entitled to group leader rewards, we will send you any further Communications by mail or other non-electronic means.

•	Changes to Your Contact Information. Please keep us informed of any changes in your email or mailing address so that you continue to receive all Communications without interruption.

•
How to Contact Us.  You can contact us by email at Compliance@prosper.com or by calling us toll-free at (866) 615-6319 or by writing to us at Prosper Marketplace, Inc., 111 Sutter Street, 22nd Floor, San Francisco, CA 94104, attn: General Counsel.

By clicking on the “I Agree” button below, you acknowledge that you can access the electronic Communications in the designated formats described above, and you consent to having all Communications provided or made available to you in electronic form and to doing business on or through the Prosper marketplace with Prosper Marketplace, Inc. and WebBank electronically.

□   I Agree                                           □   I Do Not Agree

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Last updated: April 15, 2008

Exhibit D
Prosper Privacy Policy

Prosper Privacy Policy

Welcome to Prosper. We strongly believe that consumers deserve the utmost respect when it comes to the privacy of their personal information. Our privacy policy applies to all current and former Prosper members. Following is a summary of Prosper's privacy practices. Click on any of the topics below or scroll down to get more details.

We collect information about you:
•	Directly from you as a community member at the time of registration.
•	Periodically as you update your profile information.
•	From outside sources such as credit bureaus in order to offer you the services you request through this web site.
•	Through feedback from other users of Prosper with whom you may conduct business.

We share your information:
•	With other members of Prosper, but only as much information as you choose to reveal about yourself.
•	With WebBank, a Utah-chartered Industrial Bank, if you register as a borrower and request a loan. Click here for a copy of WebBank’s privacy policy.
•	With other third parties that are involved in the process of providing the services that you request, such as credit bureaus, customer service providers, and collection agencies.
•	As permitted or required by law.
•	Prosper does not sell or rent your information to third parties for marketing purposes.

We give you choices regarding your information:
•	You have choices about the personal information you display about yourself.
•	We give you easy access to update your personal profile and view your transaction documents.
•	You can update your personal preferences at any time.

We share and display certain credit and loan status information:
•	We display borrower listings publicly on the Prosper web site.
•	Registered Prosper lenders are able to view additional credit data from credit bureau files of borrowers.
•	We display payment status information on loans.
•	We notify group leaders of the delinquencies on group members' loans.
•	We notify your Prosper friends who bid on your listing of the delinquencies on your loans.
•	We notify group leaders and bidding lenders of cancellations of your listings.

We protect your information:
•	Using Secure Socket Layer (SSL) encryption technology to protect your personal information that you submit to Prosper.
•	By limiting employee and third party access to your personal information on a "need to know" basis.

Links to other important information:
•	Marketing preferences
•	Our use of cookies
•	Our use of web beacons
•	Third party links on this web site
•	Application Programming Interface (API) service
•	Helpful tips on protecting your information

Exhibit D
Prosper Privacy Policy

You can give us feedback or submit questions at any time by sending email to privacy@prosper.com.

Note Regarding Children Under 18

Members of the Prosper community must be U.S. Residents that are 18 years of age or older. Children under the age of 18 are not eligible to participate in the offerings on this web site.

We collect information about you

Prosper collects personal information as part of the registration process for people joining the Prosper community. This information includes name, email, address, and telephone number. We may collect your social security number and driver license number in order to help determine your credit grade and verify your identity. If you have a question regarding our services prior to registering as a community member, we may collect your name and email address in order to respond to your requests.

Each member has their own community member page, where they may post information about themselves. If you post a listing as a borrower, the listing will contain basic information regarding your credit grade and other financial information, in addition to any other information you make the personal decision to post. You will be identified only by your screen name, which you choose and which you can use to remain anonymous. If you provide identifying information, either in your choice of screen name or otherwise, it is your choice, and you do so at your own discretion.

We use your name and social security number to request a credit report. We use information from your credit bureau file to verify your identity, protect against fraud, and provide Prosper lenders with a more complete picture of a borrower's credit history.

We use your information to prepare your lender or borrower profile and to facilitate requested transactions in the Prosper community. This includes:
•	Obtaining credit information in order to determine your credit grade.
•	Communicating with financial service companies to facilitate automatic payments, loan sales, and other services in order to complete your transactions.
•	Assisting members in completing transactions with other members, including arranging email contacts and collection services if necessary.

If we have trouble processing a transaction, we may use this information to contact you.

A sense of community is what makes Prosper a unique lending source. That's why we ask for feedback from community members about groups and people with whom they interact in transactions.

We share your information

Because Prosper is a community-oriented marketplace, it is important that borrowers and lenders have sufficient information about each other in order to consider transactions. You are welcome to share as much information about yourself as you think is necessary and appropriate. Such sharing of information is entirely your choice, and you share this information at your own discretion.

If you choose to ask someone to be in your network of Prosper friends, or if you choose to use our referral service to tell a friend about our web site, we will ask you for your friend's email address. We will automatically send your friend a one-time email inviting him or her to visit the web site. We store this information for the sole purpose of sending this one-time email and tracking the success of our referral program. Your friend may click on the unsubscribe link at the

Exhibit D
Prosper Privacy Policy

end of the email to prevent Prosper from sending additional email to his or her email address.

All loans originated through the Prosper marketplace are made to borrowers by WebBank, and if you request a loan your information will be shared with WebBank. Click here for a copy of WebBank’s privacy policy.

We have relationships with other trusted third parties that perform services on our behalf. This includes credit bureaus, customer service agents, and collection agencies. We share information with these service providers in order to complete the transactions that you request. All service providers are bound by contract to maintain the confidentiality of your personal information.

We may share your information with law enforcement or other government agencies as required by law.

Prosper does not sell or rent your personal information to third parties for marketing purposes.

We give you choices regarding your information

Some information is required in order to participate in the Prosper community. For example, we need certain information in order to verify your identity as an individual and establish your credit grade.

Some information is optional, such as details about your loan request or personal hobbies. You can share as much or as little optional information as you like. Borrower listings must not include any personally identifiable information, but otherwise the information you choose to share in a listing is entirely your own choice, and you share this information at your discretion. Groups may request more information from you when you request to join their group, and lenders may request information from you if you post a listing as a borrower. It's your choice to share information when borrowing, or requesting admission to a group.

You have the ability to view the loan agreements and other documentation you may have in place in connection with your activities as a borrower, lender or group leader. These documents are accessible through your member account page when you log in.

You can access and review the personal information you submit at any time. To update your personal profile information, you can log in to your account using your email address and password specified at the time of registration. Click on the "Profile" section of "Your Account" and make changes to you profile as necessary.

We give you the opportunity to "opt-out" of having your personally identifiable information used for certain purposes. For example, you can elect not to receive newsletters, promotional material, emails from other Prosper members, event notifications, research or surveys, and group leader notifications. You can opt out of receiving these communications, or you can view or change your account opt-out preferences, by going to "Your Account > Preferences". There are some messages you cannot opt out of, typically for security or legal reasons. Examples of these include messages regarding fund transfer activity with your accounts, notifications regarding upcoming payments, certain changes to legal agreements, and required loan disclosures.

The information we collect from you when you register as a Prosper member is kept securely in our database. We retain this information to satisfy legal requirements such as recordkeeping and tax and credit reporting requirements, as well as for purposes of fraud prevention, auditability and data integrity.

We share and display certain credit and loan status information

Exhibit D
Prosper Privacy Policy

If you register as a borrower and create a listing, we display your listing – including your screen name, Prosper credit grade, debt-to-income ratio, and the narrative description you prepared for your listing – publicly on the Prosper web site. Registered Prosper lenders are able to also view the following additional credit data based on your credit bureau file:
•	The number of accounts on which you are currently late on a payment; this includes any unpaid charge-offs or other derogatory balances.
•	The total past-due amount you owe on all delinquent and charged-off accounts;
•	The number of 90+ days past-due delinquencies in your credit file in the last 7 years.
•	The number of negative public records on your credit file over the last 12 months, and over the last 10 years; negative public records include, among other things, bankruptcies, liens, and judgments.
•	The month and year your first recorded credit line was opened; credit lines may include, among other things, revolving, installment, and mortgage credit.
•
The total number of credit lines appearing in your credit file, along with the number that are open and current; credit lines may include, among other things, revolving, installment, and mortgage credit.

•	The total balance on all of your open revolving credit lines.
•	Your bankcard utilization ratio, expressed as a percentage, reflecting the ratio of the total balance used, to the aggregate credit limit on, all of your open bankcards.
•	The number of inquiries made by creditors in the last six months, as shown in your credit file.
•	Whether you own a home.

If you obtain a loan as a Prosper borrower, we display loan status information on your loan. We use your screen name to identify your loan; therefore, in order to protect your privacy, you should choose a screen name that does not closely resemble your real name, and you are not permitted to use your real name or other personally identifiable information in your loan listing. If you become fifteen (15) days delinquent on your loan payments, we will notify your group leader and any of your designated Prosper friends who were winning bidders on your loan listing of the delinquency. If your listing is cancelled by Prosper, we notify your group leader and lenders who bid on your listing of the cancellation.

We protect your information

At Prosper, we are committed to maintaining the security and confidentiality of your personal and financial information. We maintain physical, electronic, and procedural safeguards that meet or exceed industry standards for financial institutions.

We protect your sensitive account information by storing it in encrypted form on computers not connected to the Internet. We control access to this information via secure web pages, and limit access to only those employees or third parties on a need to know basis. We do not allow visibility to Social Security number, bank account information, or credit card information via the web site.

We employ firewalls and other security technologies to protect our servers from external attack. We enable our servers with Secure Socket Layer (SSL) technology to establish a secure connection between your computer and our servers, creating a private "conversation" that cannot be viewed or accessed by other parties. We test our systems regularly to insure that our security mechanisms are up to date.

The security of your account also depends on the protection of your Prosper password. You should not share this password with anyone. We have developed procedures for recovering your password which will not require you to send us your password via email or give it out over the phone. If you ever receive an email requesting entry of your email address and/or screen name

Exhibit D
Prosper Privacy Policy

and password, please confirm that you are on a web site with a URL beginning http://www.prosper.com/ or https://www.prosper.com.

Federal and state regulations may require that we maintain and report aggregate demographic information on members who participate in transactions. We may also maintain information, including personally identifiable information of our members, for a period of seven years or more in accordance with federal and state laws.

Other important information

Marketing preferences

Prosper does not sell or rent your information to third parties or marketing firms. We do send communications to you periodically to notify you of status or events related to your participation in our community. Some of these communications are required as part of transactions you are contemplating or have completed through our web site.

Our use of cookies

Cookies are small text files created by a web site that store information on your computer, such as your preferences when visiting that site. Prosper uses cookies when you sign in, to keep track of your personal session, including some account identifiers so that we can ensure that you are the only person making changes to your account. We also use cookies to track your activity on our site as a unique person. All of this information is stored in an encrypted fashion for security reasons, and no personal information about you is stored.

We use session ID cookies to make it easier for you to navigate our site. Session ID cookies expire when you close you browser. We use a persistent cookie that remains on your hard drive for an extended period of time, so that we can recognize you when you return to our web site. You can remove persistent cookies by following directions provided in your Internet browser's "help" file; however, because we use cookies for our sign-in functionality, if you choose to disable cookies you will not be able to log on to the Prosper web site.

Our use of web beacons

We employ a software technology called clear gifs (a.k.a. Web Beacons/Web Bugs), that help us better understand user interaction with our web site. Clear gifs are tiny graphics with a unique identifier, similar in function to cookies, and are used to track the online movements of Web users. In contrast to cookies, which are stored on a user's computer hard drive, clear gifs are embedded invisibly on Web pages and are about the size of the period at the end of this sentence. We do not tie the information gathered by clear gifs to our customers' personally identifiable information.

Third party links

Prosper may post links to third party web sites that are not subject to this privacy policy. Some member pages may also contain links unrelated to Prosper. If you visit these web sites, we encourage you to read their privacy policies before providing them with any personal information.

Application Programming Interface (API) service

Many people find value in collecting and measuring certain information provided on the Prosper web site. We offer Prosper API Services in order enable software developers, academic researchers and others to access and interact with Prosper Marketplace data for their lawful purposes – for example, to develop new tools and interfaces that we don't provide on this site.

Exhibit D
Prosper Privacy Policy

While we do include Prosper screen names, no personally identifiable information is provided or made available to people who use the Prosper API Services.

Helpful tips on protecting your information

Screen name selection: Your screen name is what members of Prosper and visitors to our web site use to identify you. In order to protect your privacy, you should choose a screen name that does not closely resemble your real name.

Password reminder: It is a good practice to select a password for your account that is unique, a combination of letters, numbers and symbols, and isn't predictable or easy to guess. For instance, "Buster" may be your pet's name and easy to remember, but "!Buster1" would be difficult for someone to guess. Another good practice is to change your password periodically (every 90 days).

If you use the Discussion Forums on this web site, you should be aware that any personally identifiable information you submit there can be read, collected, or used by other users of these forums, and could be used to send you unsolicited messages. We do not monitor or mask personally identifiable information that may appear on the forums, so if you choose to put personal information on the forums you do so at your own risk.

State law

You may have privacy rights under applicable state law in addition to those outlined in this privacy policy.

Notice to Texas residents: Prosper Marketplace, Inc. is licensed and examined under the laws of the State of Texas and by state law is subject to regulatory oversight by the Office of Consumer Credit Commissioner. Any consumer wishing to file a complaint against the Prosper Marketplace, Inc. should contact the Office of Consumer Credit Commissioner through one of the means indicated below: In Person or U.S. Mail: 2601 North Lamar Boulevard, Austin, Texas 78705-4207. Telephone No.: 800/538-1579. Fax No.: 512/936-7610. E-mail: consumer.complaints@occc.state.tx.us. web site: www.occc.state.tx.us.

Changes to this policy

To accommodate changes to our web site, changing technology, and possible legal requirements, Prosper may change this privacy policy at any time. We will promptly post any policy changes to this page and notify our members directly with notice of any material changes.

For additional information, or if you have any questions regarding this policy or the privacy practices at Prosper, please submit your questions or comments directly to privacy@prosper.com via email. Any personal information you submit will be used solely to respond to your requests.

You can also send questions or comments to:

Prosper Marketplace, Inc.
Attn: Privacy Department
111 Sutter Street, 22nd Floor
San Francisco, CA 94104

Prosper is a licensee of the TRUSTe Privacy Program. TRUSTe is an independent, non-profit organization whose mission is to build users' trust and confidence in the Internet by promoting the use of fair information practices. This Privacy Policy covers the web site www.prosper.com. Because we want to demonstrate our commitment to your privacy, we have agreed to have our

Exhibit D
Prosper Privacy Policy

privacy practices reviewed for compliance by TRUSTe.

If you have questions or concerns regarding our Privacy Policy, you should first contact us at privacy@prosper.com or at the mailing address shown above. If you do not receive acknowledgment of your inquiry or your inquiry is not satisfactorily addressed, you may contact TRUSTe through the TRUSTe Watchdog Dispute Resolution Process at http://www.truste.org/consumers/watchdog_complaint.php. TRUSTe will serve as a liaison with us to resolve your concerns.

Last revision date: April 15, 2008

Exhibit D
Terms of Use

TERMS OF USE

PLEASE CAREFULLY REVIEW THESE TERMS AND CONDITIONS OF USE BEFORE USING THIS SITE.  ANY USE OF THIS WEBSITE CREATES A BINDING AGREEMENT TO COMPLY WITH THESE TERMS AND CONDITIONS.  IF YOU DO NOT AGREE TO THESE TERMS, YOU SHOULD EXIT THIS SITE IMMEDIATELY.

USER AGREEMENT
The following are terms of a legal agreement (the “Agreement”) between you and Prosper Marketplace, Inc. (“Prosper”) that sets forth the terms and conditions for your use of this web site (the “Site”).  The Site is owned and operated by Prosper.  This Site is being provided to you expressly subject to this Agreement.  By accessing, browsing and/or using the Site, you acknowledge that you have read, understood, and agree to be bound by the terms of this Agreement and to comply with all applicable laws and regulations.  The terms and conditions of this Agreement form an essential basis of the bargain between you and Prosper.

Prosper reserves the right to amend this Agreement at any time and will notify you of any such changes by posting the revised Agreement on the Site. You should check this Agreement periodically for changes.  All changes shall be effective upon posting.  Your continued use of the Site after any change to this Agreement constitutes your agreement to be bound by any such changes. Prosper may terminate, suspend, change, or restrict access to all or any part of this Site without notice or liability.

LIMITATIONS OF USE
The copyright in all material on this Site, including without limitation the text, data, articles, design, source code, software, photos, images and other information (collectively the “Content”), is held by Prosper or by the original creator of the material and is protected by U.S. and International copyright laws and treaties.  You agree that the Content may not be copied, reproduced, distributed, republished, displayed, posted or transmitted in any form or by any means, including, but not limited to, electronic, mechanical, photocopying, recording, or otherwise, without the express prior written consent of Prosper.  You acknowledge that the Content is and shall remain the property of Prosper. You may not modify, participate in the sale or transfer of, or create derivative works based on any Content, in whole or in part.  The use of the Content on any other Site, including by linking or framing, or in any networked computer environment for any purpose, is prohibited without Prosper’s prior written approval.  You also may not, without Prosper’s express written permission, “mirror” any material contained on this Site on any other server.  Any unauthorized use of any Content on this Site may violate copyright laws, trademark laws, the laws of privacy and publicity, and communications statutes and regulations.

You agree to use the Content and Site only for lawful purposes.  You are prohibited from any use of the Content or Site that would constitute a violation of any applicable law, regulation, rule or ordinance of any nationality, state, or locality or of any international

Exhibit D
Terms of Use

law or treaty, or that could give rise to any civil or criminal liability.  Any unauthorized use of the Site, including but not limited to unauthorized entry into Prosper’s systems, misuse of passwords, or misuse of any information posted on the Site is strictly prohibited.  Prosper makes no claims concerning whether the Content may be downloaded or is appropriate for use outside of the United States.  If you access this Site from outside of the United States, you are solely responsible for ensuring compliance with the laws of your specific jurisdiction.  Your eligibility for particular products or services is subject to final determination by Prosper.

Members of the Prosper community must be U.S. Residents that are 18 years of age or older. Children under the age of 18 are not eligible to participate in the offerings on this website.

CONTENT AND USE RESTRICTIONS
You agree not to post, upload, publish, display, transmit, share, store or otherwise make or attempt to make publicly available on the Site or on any other website, or in any email, blog, forum, medium or other communication of any kind, any private or personally identifiable information of any Prosper member or other third party, including, without limitation, names, addresses, phone numbers, email addresses, Social Security numbers, driver’s license numbers, or bank account or credit card numbers, whether or not such private or personally identifiable information is displayed on or ascertainable from the Site, or obtained or obtainable from sources unrelated to the Site (such as from a “Google® search” or other online research).

You agree to not to use the Site or any Content to upload, post, email, transmit or otherwise make available any unsolicited or unauthorized advertising, promotional materials, "junk mail," "spam," "chain letters," "pyramid schemes," or any other form of commercial or non-commercial solicitation or bulk communications of any kind to any Prosper member or other third party. In order to protect Prosper members from such advertising or solicitation, Prosper reserves the right to restrict the number of emails which a member may send to other members in any 24-hour period to a number which Prosper deems appropriate in our sole discretion. Directly contacting more than ten (10) Prosper members with a materially identical message within a 24-hour period is presumed to be spam and a violation of this Agreement.

PATENT INFORMATION
Technologies and processes embodied in and used by this Site are covered by one or more Prosper U.S. patents and by other patents pending.

TRADEMARKS
Prosper (including the Prosper logo), Prosper.com, and all related logos (collectively the “Prosper trademarks”) are trademarks or service marks of Prosper.  Other company, product, and service names and logos used and displayed on this Site may be trademarks or service marks owned by Prosper or others.  Nothing on this Site should be construed as granting, by implication, estoppel, or otherwise, any license or right to use any of the Prosper trademarks displayed on this Site, without our prior written permission in each

Exhibit D
Terms of Use

instance.  You may not use, copy, display, distribute, modify or reproduce any of the trademarks found on the Site unless in accordance with written authorization by us.  Prosper prohibits use of any of the Prosper trademarks as part of a link to or from any site unless establishment of such a link is approved in writing by us in advance.  Any questions concerning any Prosper Trademarks, or whether any mark or logo is a Prosper Trademark, should be referred to Prosper.

LINKS TO THIRD-PARTY SITES
This site may contain links to web sites controlled, owned, and operated by third parties (the “third-party sites”).  Prosper cannot control and has no responsibility for the accuracy or availability of information provided on the third-party sites.  You acknowledge that use of any third-party sites is governed by the terms of use for those websites, and not by this Agreement.  Links to third-party sites do not constitute an endorsement or recommendation by Prosper of such sites or the content, products, advertising or other materials presented on such sites, but are only for your convenience and you access them at your own risk.  Such third-party sites may have a privacy policy different from that of Prosper and the third-party site may provide less security than this Site.  Prosper is not responsible for the content of any third-party web sites, nor does Prosper make any warranties or representations, express or implied, regarding the content (or the accuracy of such content) on any third-party web sites, and Prosper shall have no liability of any nature whatsoever for any failure of products or services offered or advertised at such sites or otherwise.

DISCLAIMER OF WARRANTIES
NONE OF PROSPER, ANY OF ITS AFFILIATES, PROVIDERS OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, INDEPENDENT CONTRACTORS OR LICENSORS (COLLECTIVELY THE “PROSPER PARTIES”) GUARANTEES THE ACCURACY, ADEQUACY, TIMELINESS, RELIABILITY, COMPLETENESS, OR USEFULNESS OF ANY OF THE CONTENT AND PROSPER DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE CONTENT.

THIS SITE AND ALL OF THE CONTENT IS PROVIDED “AS IS” AND “AS AVAILABLE,” WITHOUT ANY WARRANTY, EITHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR TITLE. ADDITIONALLY, THERE ARE NO WARRANTIES AS TO THE RESULTS OF YOUR USE OF THE CONTENT. PROSPER PARTIES DO NOT WARRANT THAT THE SITE IS FREE OF VIRUSES OR OTHER HARMFUL COMPONENTS.  THIS DOES NOT AFFECT THOSE WARRANTIES WHICH ARE INCAPABLE OF EXCLUSION, RESTRICTION OR MODIFICATION UNDER THE LAWS APPLICABLE TO THIS AGREEMENT.

PROSPER MAY DISCONTINUE OR MAKE CHANGES IN THE CONTENT AND SITE AT ANY TIME WITHOUT PRIOR NOTICE TO YOU AND WITHOUT ANY LIABILITY TO YOU.  ANY DATED INFORMATION IS PUBLISHED AS OF ITS DATE ONLY, AND PROSPER PARTIES DO NOT UNDERTAKE ANY

Exhibit D
Terms of Use

OBLIGATION OR RESPONSIBILITY TO UPDATE OR AMEND ANY SUCH INFORMATION.  PROSPER RESERVES THE RIGHT TO TERMINATE ANY OR ALL SITE OFFERINGS OR TRANSMISSIONS WITHOUT PRIOR NOTICE TO YOU.  THIS SITE COULD CONTAIN TECHNICAL INACCURACIES OR TYPOGRAPHICAL ERRORS.  USE OF THIS SITE IS AT YOUR OWN RISK.

LIMITATION OF LIABILITY
UNDER NO CIRCUMSTANCES WILL PROSPER PARTIES BE LIABLE FOR ANY DAMAGES INCLUDING GENERAL, SPECIAL, DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR ANY OTHER DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR BUSINESS INTERRUPTION) OF ANY KIND WHETHER IN AN ACTION IN CONTRACT OR NEGLIGENCE ARISING OR RELATING IN ANY WAY TO THE USE OR INABILITY TO USE BY ANY PARTY OF THE CONTENT, THE SITE OR ANY THIRD-PARTY SITE TO WHICH THIS SITE IS LINKED, OR IN CONNECTION WITH ANY FAILURE OF PERFORMANCE, ERROR, OMISSION, INTERRUPTION, DEFECT, DELAY IN OPERATION OR TRANSMISSION, COMPUTER VIRUS OR LINE OR SYSTEM FAILURE, EVEN IF PROSPER PARTIES, OR REPRESENTATIVES THEREOF, ARE ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, LOSSES OR EXPENSES. PROSPER IS NOT LIABLE FOR ANY DEFAMATORY, OFFENSIVE OR ILLEGAL CONDUCT OF ANY USER. YOUR SOLE REMEDY FOR DISSATISFACTION WITH THIS SITE IS TO STOP USING THE SITE. IF YOUR USE OF MATERIALS FROM THIS SITE RESULTS IN THE NEED FOR SERVICING, REPAIR OR CORRECTION OF EQUIPMENT OR DATA, YOU ASSUME ANY COSTS THEREOF. IF THE FOREGOING LIMITATION IS FOUND TO BE INVALID, YOU AGREE THAT PROSPER PARTIES’ TOTAL LIABILITY FOR ALL DAMAGES, LOSSES, OR CAUSES OF ACTION OF ANY KIND OR NATURE SHALL BE LIMITED TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW.

INDEMNIFICATION
You agree to indemnify and hold harmless Prosper Parties from and against any and all claims, losses, expenses, demands or liabilities, including attorneys’ fees and costs, incurred by the Prosper Parties in connection with any claim by a third party (including any intellectual property claim) arising out of (i) materials and content you submit to, post to or transmit through the Site, or (ii) your use of the Site in violation of this Agreement or in violation of any applicable law. You further agree that you will cooperate fully in the defense of any such claims. Prosper Parties reserve the right, at their own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by you, and you shall not in any event settle any such claim or matter without the written consent of Prosper. You further agree to indemnify and hold harmless Prosper Parties from any claim arising from a third party’s use of information or materials of any kind that you post to the Site.

MONITORING OF THE SITE

Exhibit D
Terms of Use

Prosper has no obligation to monitor the Site; however, you acknowledge and agree that Prosper has the right to monitor the Site electronically from time to time and to disclose any information as necessary or appropriate to satisfy any law, regulation or other governmental request, to operate the Site, or to protect itself or other users of the Site.

SUBMISSIONS TO THE SITE
All remarks, discussions, ideas, concepts, know-how, techniques, graphics or other submissions communicated to Prosper through this Site (collectively, "Submissions") will be deemed and remain the property of Prosper, and Prosper is entitled to use any Submission for any purpose, without restriction or compensation to the individual who has provided the Submission.  Prosper shall not be subject to any obligations of confidentiality regarding Submissions except as expressly agreed by Prosper or as otherwise required by applicable law.  Nothing herein contained shall be construed as limiting Prosper’s responsibilities and obligations under its Privacy Policy.

USE OF PERSONALLY IDENTIFIABLE INFORMATION
Prosper’s practices and policies with respect to the collection and use of personally identifiable information are governed by Prosper’s Privacy Policy.

AVAILABILITY
This Site is not intended for distribution to, or use by, any person or entity in any jurisdiction or country where such distribution or use would be contrary to applicable law or regulation.  By offering this site and Content no distribution or solicitation is made by Prosper to any person to use the Site or Content in jurisdictions where the provision of the site and/or content is prohibited by law.

TERMINATION
This Agreement is effective until terminated by Prosper.  Prosper may terminate this Agreement  at any time without notice, or suspend or terminate your access and use of the Site at any time, with or without cause, in Prosper’s absolute discretion and without notice.  The following provisions of this Agreement shall survive termination of your use or access to the Site: the sections concerning Indemnification, Disclaimer of Warranties, Limitation of Liability, Waiver, Applicable Law and Dispute Resolution, and General Provisions, and any other provision that by its terms survives termination of your use or access to the Site.

WAIVER
Failure by Prosper to enforce any of its rights under this Agreement shall not be construed as a waiver of those rights or any other rights in any way whatsoever.

APPLICABLE LAW AND DISPUTE RESOLUTION
This Agreement and all other aspects of your use of the Site shall be governed by and construed in accordance with the laws of the United States and, to the extent applicable, to the laws of the State of California, without regard to its conflict of laws rules.  You agree that you will notify Prosper in writing of any claim or dispute concerning or

Exhibit D
Terms of Use

relating to the Site and the information or services provided through it, and give Prosper a reasonable period of time to address it BEFORE bringing any legal action, either individually, as a class member or representative, or as a private attorney general, against Prosper.

OTHER AGREEMENTS
This Agreement shall be subject to any other agreements you have entered into with Prosper.

ADDITIONAL TERMS
Certain sections or pages on the Site may contain separate terms and conditions of use, which are in addition to the terms and conditions of this Agreement.  In the event of a conflict, the additional terms and conditions will govern for those sections or pages.

SEVERABILITY
If any provision of this Agreement is found to be invalid or unenforceable, the remaining provisions shall be enforced to the fullest extent possible, and the remaining provisions of the Agreement shall remain in full force and effect.

GENERAL PROVISIONS
This Agreement supersedes any previous Terms of Use Agreement to which you and Prosper may have been bound.  This Agreement will be binding on, inure to the benefit of, and be enforceable against the parties and their respective successors and assigns. Neither the course of conduct between parties nor trade practice shall act to modify any provision of the Agreement. All rights not expressly granted herein are hereby reserved.  Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section.

COPYRIGHT COMPLAINTS
If you believe, in good faith, that any materials on the Site infringe your copyrights, notifications of claimed copyright infringement should be sent to Prosper’s designated agent.  Notification should include:

•	an electronic or physical signature of the person authorized to act on behalf of the owner of the copyright interest;
•	a description of the copyrighted work that you claim has been infringed;
•	a description of where the material you claim is infringing is located on the Site;
•	a statement by you that you have a good faith belief that the disputed use is not authorized by the copyright owner, its agent or the law; and
•	a statement by you, made under penalty of perjury, that the above information in your notice is accurate and that you are the copyright owner or duly authorized to act on the copyright owner's behalf.

Prosper’s agent for notification of claimed copyright infringement is: Sachin Adarkar, telephone: (415) 593-5400, fax: (415) 362-7233, email: copyright@prosper.com.

Exhibit D
Terms of Use

CONTACTING US
If you have questions regarding the Agreement or the practices of Prosper, please contact us by e-mail at compliance@prosper.com or by regular mail at Prosper Marketplace, Inc., 111 Sutter Street, 22nd Floor, San Francisco, California 94104, Attention: General Counsel.

Last Updated: July 13, 2009

Exhibit E

Sample Funding Statement

Daily Funding Statement
Report Date	8/25/2010

Section A

A) Loans to be disbursed by WebBank on Disbursement Date of		August 26, 2010
LoanID	Amount
44126	$ 1,500.00
44129	$ 1,500.00
44132	$ 2,500.00
44135	$ 4,000.00
44138	$ 3,000.00
44141	$ 6,500.00
44142	$ 8,000.00
44144	$ 1,000.00
44145	$ 1,000.00
44147	$ 1,000.00
44148	$ 11,000.00
44150	$ 1,100.00
44151	$ 7,500.00
44153	$ 15,000.00
44154	$ 5,000.00
44156	$ 2,500.00
44157	$ 1,500.00
44164	$ 3,400.00
44167	$ 3,500.00
44170	$ 3,000.00
44173	$ 7,500.00

Sum	$ 91,000.00

B) Loans to be purchased by Prosper from WebBank on the Purchase Date of		August 26, 2010
LoanID	Amount
44126	$ 1,500.00
44129	$ 1,500.00
44132	$ 2,500.00
44135	$ 4,000.00
44138	$ 3,000.00
44141	$ 6,500.00
44142	$ 8,000.00
44144	$ 1,000.00
44145	$ 1,000.00
44147	$ 1,000.00
44148	$ 11,000.00
44150	$ 1,100.00
44151	$ 7,500.00
44153	$ 15,000.00
44154	$ 5,000.00
44156	$ 2,500.00
44157	$ 1,500.00
44164	$ 3,400.00
44167	$ 3,500.00
44170	$ 3,000.00
44173	$ 7,500.00

Sum	$ 91,000.00

Exhibit F

Insurance Requirements

(a)           From the Effective Date and until termination of this Agreement, Company shall maintain insurance of the following kinds and amounts, or in amounts required by Applicable Laws, whichever is greater.

(i)           A blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers and employees acting in any capacity with regard to handling funds, money, or documents.  The fidelity bond and errors and omissions insurance shall be in a form reasonably acceptable to Bank and shall protect and insure against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons.  No provision of this paragraph requiring the fidelity bond and errors and omissions insurance shall diminish or relieve Company from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least $[*], with the exception of $[*] minimum coverage for forgery.

(ii)           Commercial general liability insurance written on an occurrence basis against claims on account of bodily injury, death or property damage.  Such insurance shall have a combined single limit of not less than $[*] per occurrence and $[*] annual aggregate for bodily injury, death and property damage.

(iii)           Worker’s Compensation and employers’ liability insurance affording (A) protection under the Worker’s Compensation Law containing an all states endorsement and (B) Employers’ Liability Protection subject to a limit of not less than $[*].

(iv)           Upon reasonable request by Bank, such other insurance as may be maintained by Persons engaged in the same or similar business and similarly situated.

(b)             Insurance policies required to be maintained hereunder shall be procured from insurance companies reasonably acceptable to Bank.  Liability insurance limits may be provided through any combination of primary and/or excess insurance policies.  If requested by Bank, Company shall cause to be delivered to Bank annually a certified true copy of each fidelity bond and insurance policy required under this Agreement.

* Confidential Treatment Requested

Exhibit G
Privacy and Procedure Policy

Exhibit G

Program Compliance Manual

Privacy and Procedure
Policy

Prosper Marketplace, Inc.
111 Sutter Street, 22nd Floor
San Francisco, CA 94104

Version Control

Owner/Individual Responsible for Maintaining Policy:

Lauren A. Barnes, Director of Compliance, Prosper Marketplace, Inc.

Last Revised:  April 8, 2008

Exhibit G
Privacy and Procedure Policy

Introduction

As financial services professionals entrusted with sensitive financial information, Prosper respects the privacy of our customers and is committed to treating customer information responsibly.  Prosper is dedicated to protecting confidential information and has established standards and procedures to safeguard that personal information.

Background

The requirement for privacy of consumer financial information is mandated by the Gramm-Leach-Bliley Act and similar state laws, including California Financial Code Section 4053 (commonly known as “California SB1”).

These regulations govern the treatment of consumers’ nonpublic personal information and regulates how and with whom that information may be shared.  The regulation requires Prosper Marketplace, Inc. (“Prosper”) to provide notice to customers about its privacy policies and practices and, if it shares that information with nonaffiliated third parties, Prosper must allow customers to opt out.

Prosper’s Privacy Policy:

Prosper does not sell or rent nonpublic personal information about our customers to third parties for marketing purposes.

Definition of Nonpublic Personal Information:

Nonpublic personal information consists of nonpublic information that is collected in connection with providing a financial product or service.  Specifically, it means:

1)	personally identifiable financial information, which includes:
•	information a consumer provides on an application for a loan, credit card, or other financial product or service;
•	account balance information, payment history, overdraft history and credit or debit card purchase information;
•	information that a consumer provides to you (or your agent) that you obtain in connection with collecting on a loan or servicing a loan;
•	any information collected through an Internet “cookie”;
•	information from a consumer report;
•	the fact that an individual is or has been one of your customers or has obtained a financial product or service from you;
•	any information about your consumer if it is disclosed in a manner that indicates that the individual is or has been your consumer; and
•	any list, description, or other grouping of consumers that is derived using any personally identifiable financial information that is not publicly available. Lists include, but are not limited to:
•	any list of individuals’ names and addresses that is derived in whole or in

Exhibit G
Privacy and Procedure Policy

•	part using personally identifiable information that is not publicly available, such as account numbers.

Nonpublic personal information does not include information that is available from public sources, such as telephone directories or government records.

How We Collect Information:

Prosper collects personal information as part of the registration process for people joining the Prosper community. This information includes name, email, address, and telephone number. We may collect a customer’s Social Security number and driver license number in order to help determine a credit grade and verify identity.

Each Prosper member has their own community page, where they may post information about themselves.  Borrower listings contain basic information regarding credit grades and other financial information, in addition to any other information the member makes the personal decision to post.  Each member is identified only by their screen name, chosen by them, and which can be used to remain anonymous. If a member provides identifying information, either in your choice of screen name or otherwise, it is their individual choice, and done at their own discretion.

Prosper uses names and Social Security numbers to request credit reports. We use information from the credit bureau file to verify a customer’s identity, protect against fraud, and provide Prosper lenders with a more complete picture of a borrower's credit history.

Prosper uses a customer’s information to prepare a lender or borrower profile and to facilitate requested transactions in the Prosper community. This includes:

•	Obtaining credit information in order to determine a credit grade.
•	Communicating with financial service companies to facilitate automatic payments, loan sales, and other services in order to complete the customer’s transactions.
•	Assisting members in completing transactions with other members, including arranging email contacts and collection services if necessary.

Information We Are Allowed To Share:

Prosper is permitted by law to share information with our affiliates, to the extent that there is a need for our affiliate to have that information.

We may share information with other parties, without meeting the opt-out condition (defined below), if it is necessary to:
•	market the Prosper’s own financial products or services;
•	if the third parties are performing services or functions on behalf of the Prosper, including marketing Prosper’s own products or services or

Exhibit G
Privacy and Procedure Policy

•	products and services offered pursuant to a joint agreement between Prosper and another financial institution, provided that Prosper:
•	discloses that arrangement, and
•	enters into an agreement with the third party to maintain the confidentiality of the information.
•	if the customer consents;
•	if it is necessary to “effect, administer, or enforce” a transaction requested or authorized by the consumer;
•	process and service transactions the consumer requests or authorizes;
•	protect against potential fraud or unauthorized transactions;
•	to protect the confidentiality or security of Prosper’s records;
•	for risk control purposes or for resolving customer disputes;
•	to persons holding a legal or beneficial interest relating to the consumer
•	to persons acting in a fiduciary capacity on behalf of the consumer;
•	to law enforcement agencies if permitted or required under other provisions of law;
•	to respond to judicial process, attorneys, accountants and auditors;
•	to respond to governmental authorities for examination, compliance, or other lawful purposes;
•	to a consumer reporting agency in accordance with the Fair Credit Reporting Act;
•	comply with federal state or local laws; or
•	any other permissible sharing as defined within the Gramm-Leach-Bliley Act.

Opt-out provision:

If Prosper shares nonpublic personal information with nonaffiliated third parties in any other capacity than as defined above, we are required to offer our customers the opportunity to “opt out” of the information sharing process.

While Prosper does not sell or rent nonpublic personal information to third parties for marketing purposes, we give consumers the opportunity to opt-out of having their personally identifiable information used for certain other purposes.  For example, customers can elect not to receive newsletters, promotional material, emails from other Prosper members, event notifications, research or surveys, and group leader notifications. Customers can opt out of receiving these communications and can view or change their account opt-out preferences online.

Privacy Notice to Customers

Notice to New Customers:

Prosper is required to provide a copy of its Privacy Policy when it enters into a customer relationship with a consumer.  As allowed by the Electronic Signatures in Global and National Commerce (E-SIGN) Act, and supported by Prosper’s Terms of Use, Prosper posts its Privacy notice on its website and requires the

Exhibit G
Privacy and Procedure Policy

consumer/customer to agree to its terms as a condition of service.  Prosper will also post online a copy of WebBank’s Privacy Policy, in addition to the Prosper Privacy Notice.

A customer relationship means a continuing relationship between a consumer and Prosper when we provide one or more financial products or services to the consumer that are to be used primarily for personal, family or household purposes.

Annual Notice:

Not less than annually thereafter, Prosper will provide a Privacy Notice to applicable customers as long as there is a continuation of the customer relationship.  Annually means at least once in any period of 12 consecutive months during which that relationship exists.  For purposes of this section, the 12-month consecutive period will be defined as a calendar year.  Prosper will provide the annual notice to the customer once in each calendar year following the calendar in which the customer registered for a Prosper account.  For example, if a customer opens an account on any day of year 1, we must provide an annual notice to that customer no later than December 31 of year 2.

Confidentiality:

We will limit the use and collection of information about our customers to that which is necessary to conduct our business. All Prosper employees are responsible for maintaining the confidentiality of customer information.

Limits on Employee Access:

At Prosper, employee access to personally identifiable customer information is limited to those with a business reason to know such information.

Unauthorized Access by Employees:

Disciplinary actions will be instituted against any employee who inappropriately accesses or discloses personally identifiable information of customers.

Security:

Prosper will safeguard personal and financial information according to established standards and procedures.  Prosper protects sensitive account information by storing it in encrypted form on computers not connected to the Internet. We control access to this information via secure web pages and employ firewalls and other security technologies to protect our servers from external attack. Paper records will be stored in a secure location at all times.

Exhibit G
Privacy and Procedure Policy

Records Retention and Destruction:

The unnecessary retention of records may lead to inadvertent misuse.  Thus, Prosper will not retain records longer than is useful to the administration of a customer’s relationship or as subject to the retention schedule required by law.

Information About Former Customers:

Prosper will maintain the same policy about disclosing information about former customers as we do about current customers.

Complete and Accurate Information:

Prosper will continually strive to maintain complete and accurate information about our customers’ accounts.  Should any customer believe that our records contain inaccurate or incomplete information about them, they have been advised to notify us.  We will investigate all concerns and correct any inaccuracies.

Designation of a Responsible Individual:

Prosper’s Chief Compliance Officer will oversee Prosper’s Privacy Program and employee training as it relates to Privacy.

The Chief Compliance Officer will also advise Prosper’s Chief Information Security Officer on physical security, information security, and investigation of criminal activity.  The Chief Information Security Officer will also be responsible for ensuring that customer information is maintained in an appropriately risk-free environment and that systems are established to prevent unauthorized access to, or manipulation or destruction of, such information.  The Chief Compliance Officer will be responsible for creating an environment at Prosper that makes unauthorized access to personal financial information by its employees a violation of corporate policy, subject to disciplinary action up to and including termination.

Exhibit G
Customer Information Policy

Safeguarding
Customer Information
Policy

Prosper Marketplace, Inc.
111 Sutter Street, 22nd Floor
San Francisco, CA 94104

Version Control

Owner/Individual Responsible for Maintaining Policy:

Lauren A. Barnes, Director of Compliance, Prosper Marketplace, Inc.

Last Revised:  April 8, 2008

Exhibit G
Customer Information Policy

Background

It is the policy of Prosper Marketplace, Inc. (“Prosper”) to protect the security and confidentiality of all customer nonpublic personal information.  These safeguards are intended to ensure the security and confidentiality of customer records and information, protect against any anticipated threats or hazards to the security or integrity of such records, and protect against unauthorized access to or use of such records or information that would result in substantial harm or inconvenience to any customer.  This policy reflects the requirements of section 501(b) of the Gramm-Leach-Bliley Act. To accomplish this, Prosper has developed this written information security program to address administrative, technical, and physical safeguards.

Assessment of Risk

At least annually, Prosper will identify foreseeable threats, both internal and external, and the likelihood and potential damage of those threats that could result in unauthorized disclosure, misuse, alteration or destruction of customer information. Present areas containing potential threats include, but are not limited to:

•	Electronic or physical access to customer account information by customers and others.
•	Unauthorized internal access to customer records by Prosper staff

Management and Control of Risk

The following controls will be implemented to safeguard customer records:

1.	Establishment of an information security program:

•
Customer information systems will include controls to authenticate and permit access only to authorized individuals.  Currently, “firewalls” and password protection are in place to control unauthorized access to customer information by external individuals.

•
Access customer information.  Employees have been instructed to verify the identity of individuals who make inquiries regarding account information in order to prevent providing customer information to unauthorized individuals.

•
Physical access to customer information is controlled through restricted entry to Prosper’s premises, log on and password requirements for employees to gain entry to data processing systems, and secured storage of records.

•
Prosper’s firewall system is capable of detecting actual or attempted attacks into customer information systems.  Should unauthorized individuals gain access to customer information systems, Prosper will report the intrusion to WebBank as well as regulatory and law enforcement agencies.

•	Prosper will take adequate measures to protect customer information from environmental hazards, such as fire and water damage or technological failure.

Exhibit G
Customer Information Policy

•	Currently, all physical documents containing customer information are stored in secured file cabinets. The premises contain automatic sprinkler systems to minimize fire damage.
•
The key controls, systems, and procedures of the information security program will be regularly tested.  At a minimum, the test will be conducted annually.  The test will be conducted by an independent third party or by a staff member who is independent of the individuals who have developed and maintained the security programs.

2.	Overseeing Service Provider Arrangements

•	Prosper will perform due diligence in selecting the company to ensure their ability to comply with safeguarding customer information.
•
Prosper will notify WebBank of any new service provider to be used in connection with Prosper’s origination services for WebBank, and will share with WebBank the results of due diligence performed to select such provider. Prosper will obtain WebBank’s prior approval to the use of any such provider.

•
At least annually, Prosper will monitor the service provider’s performance in implementing appropriate measures to meet the objectives of the information security guidelines by reviewing audits, summaries of test results, or other equivalent evaluations of its service provider.

3.	Adjustment of the Program:

•
Prosper will monitor, evaluate, and adjust as appropriate its information security program on a regular basis. Such review will occur at least annually.  The review will consider any relevant changes in technology, the sensitivity of its customer information, internal or external threats to information, and any changes to customer information systems.

Exhibit G
Collections Policy

Prosper Marketplace, Inc.
Collections Policy

Last Updated:                                3/21/08

FOREWORD

The ability of the Prosper to collect on the assets of its lenders is an important and essential part of the marketplace. Prosper attempts to administer the process of collections on assets fairly yet aggressively. The key to effective collection success is close and constant follow-up.

PURPOSE

Prosper has established this policy to outline the responsibilities of Management and to establish the cornerstone of a collections program. It is vital that Prosper exercise all prudent means in the collection of monies due in a timely manner. The Program shall adhere to this policy and philosophy.

AUTHORITY

It shall be the policy of the Prosper to aggressively collect monies due. The Management is responsible for the overall collections effort and the optimization of the return on assets on behalf of lenders.

Prosper shall empower any officer Management deems necessary to effectively administer this function, recognizing that this effort, although essential, is intended to collect monies owed and not to adhere to a strict or otherwise confining methodology. That said, Management recognizes individualized collection methods and encourages responsible officers to utilize these methods in the collection effort.  At the same time, all methods and activities used in the collection process must fulfill the requirements of the Prosper Lender Registration Agreement and Terms of Service.

POLICY

Management shall develop and implement a comprehensive Program for the collection effort. This program shall establish parameters for which monies due are considered delinquent and the extent of customer contact for the purpose of collections. In the case of specialized lending programs, as part of the development of the program plan, separate collection procedures may be developed and incorporated into the program guidelines.

Exhibit G
Collections Policy

Reports are to be produced monthly and presented to the collections committee detailing all delinquencies, number of days delinquent, outstanding amount due, outstanding balance, collateral description (if any), a detail of past, current, and future collection efforts, and any accounts that are determined uncollectable.

The collection committee is comprised of the Chief Financial Officer, the Vice President of Operations, the Chief Security Officer, the Vice President of Credit Risk and the Chief Technology Officer.

LATE FEES

It shall be the policy of Prosper that all late charges are collected on loans pursuant to the terms of the specific credit documents for each transaction. Waivers of accrued late fees should be minimal and will be addressed on a case by case basis. The following approval authorities will govern waivers of late fees:

a)	A late fee caused by an internal error (i.e. non-posting or misapplication of payments) can be waived by the Director of Customer Service.
b)	The first request for a late waiver on a particular loan relationship can be approved by the Vice President of Operations.
c)	Any subsequent requests for late fee waivers on a particular loan relationship must be approved by the Chief Financial Officer.

All requests for late fee waivers will be documented in a Customer Service Case and the approval information entered as the case is closed.

DELINQUENT ACCOUNTS

It is the current policy of Prosper that loans which exceed 120 days delinquent shall be marked for sale to a qualified Debt Buyer.  At the time of the sale, the proceeds shall be credited against the outstanding principal and remainder charged off as a defaulted loan.

Delinquent loans to employees, Management, or Board members shall be reported and discussed when the account reaches the 60 days past due status. Corrective action is to be taken prior to the account reaching 90 days past due.

In the case of bankruptcy, the loan will not be defaulted until an Order of Discharge is received from the bankruptcy court.

FAIR DEBT COLLECTION

Prosper shall adhere to the guidelines outlined in the Fair Debt Collections Practices Act as to customer contact, collection tactics, etc. Any written complaint and/or violation shall be reported to the Board together with any corrective action taken.

Exhibit G
Fair Lending Policy

Fair Lending
Policy

Prosper Marketplace, Inc.
111 Sutter Street, 22nd Floor
San Francisco, CA 94104

Version Control

Owner/Individual Responsible for Maintaining Policy:

Lauren A. Barnes, Director of Compliance, Prosper Marketplace, Inc.

Last Revised:  April 3, 2008

Exhibit G
Fair Lending Policy

Background

Prosper Marketplace, Inc. (“Prosper”) believes in lending fairness and is dedicated to assuring that loans initiated on its platform are made available on a fair and consistent basis to all individuals who meet Prosper’s standards for creditworthiness.

Through self-assessment and audit, Prosper will examine compliance with all applicable fair lending laws and regulations.  If Prosper detects practices that are inconsistent with its Policies, the matter will be promptly investigated and appropriate action taken.

Purpose

The Purpose of this Policy is to promote the availability of unsecured loans to all worthy applicants with underwriting standards and lending procedures that are applied consistently and fairly.

Policy

Prosper’s policy is to fully comply with all applicable federal and state consumer protection, civil rights, and fair lending laws and regulations.  Lending policies, procedures, and practices will not in any way discriminate against any person on the basis of race, color, religion, national origin, sex, marital status, age (providing the applicant has the capacity to enter into a contract), receipt of public assistance, exercise of legal rights under the Consumer Credit Protection Act or any other prohibited basis.  This policy of nondiscrimination includes, in particular, the application for, consideration, granting, servicing, and collection of credit.

GOALS

Fair lending goals are essential to enable us to accomplish Prosper’s Fair Lending Mission.  Our primary fair lending goals are to:

1.
Assure a high quality of assistance.  Prosper provides consistent, high quality assistance and service to all of our customers, regardless of race, national origin, religion, sex, age, receipt of public assistance, or other factors covered by the federal and state fair lending laws governing the Bank.  All customers will have an equal chance to submit a listing and secure bidders (lenders) for a loan.

2.
Apply credit standards fairly and consistently.  Prosper will assure that underwriting standards and lending processes promote access to credit for a broad range of customers and that applicants with equivalent credit qualifications receive the same consideration in the evaluation for and extension of credit terms and conditions.

Exhibit G
Fair Lending Policy

Demonstrate technical and substantive fair lending compliance.  Through self-assessment and audit, Prosper will demonstrate a high level of technical compliance with all applicable fair lending laws and regulations.  We will also demonstrate a high level of compliance with the substantive provisions of these laws and regulations by assuring that all of our business practices are consistent with fair lending principles.

FAIR LENDING RESPONSIBILITIES OF DIRECTORS, OFFICERS, EMPLOYEES AND THIRD PARTIES

1.
Chief Compliance Officer.  Prosper’s Chief Compliance Officer will have the primary responsibility to assess regulatory developments affecting fair lending. The Chief Compliance Officer, with the help of outside legal counsel, will be responsible for assuring a high level of substantive support to the Compliance Director and business units and will cooperate in developing and assist in implementing policies, processes and standards.

2.
Director of Compliance.  Prosper’s Compliance Director will have responsibility for oversight of compliance with the fair lending mission of the institution.  The Compliance Director will ensure that Prosper establishes and maintains effective policies, procedures and programs to accomplish the fair lending goals of the company.

3.
Department Heads.  All department heads are responsible for devoting the resources and providing the leadership necessary to achieve a high level of compliance with fair lending requirements and to achieve an excellent level of service to our diverse customers and communities.  Management will be held accountable for any lack of cooperation of other avoidable factors that weaken Prosper’s performance, as reflected in compliance monitoring, internal audits, examinations, or consumer complaints.

4.
All Personnel.  Each employee is responsible for demonstrating a commitment to fair lending in his/her regular activities and for assuring a high level of compliance with fair lending requirements in job duties.  In delivering our products to our communities, Prosper develops and sustains relationships with independent third parties.  These relationships help Prosper reach more customers, including more minority customers.  Prosper will evaluate these relationships and only enter into and maintain relationships with third parties that are committed to a high level of compliance with fair lending principles.

POLICIES FOR PROSPER’S FAIR LENDING PROGRAM

1.
Marketing, Advertising, Business and Product Development and Outreach.  Prosper will encourage a wide range of customers to register on its website and use Prosper’s platform to both borrow and bid for loans.  Prosper will continue its efforts to communicate to all potential applicants in marketing

Exhibit G
Fair Lending Policy

2.
materials our fair lending commitment, utilize messages, images and media in its marketing and advertising programs, and encourage applications from a wide range of customers.  Prosper will avoid advertisements or promotional materials that may imply or express any preference for, or exclusion of, any applicants because of their income, ethnic group, sex, handicap, neighborhood location, or age.  Prosper will provide a balance of marketing resources and attention to research and address the product and service needs of a variety of credit customers and communities so that our customer base reflects the diverse characteristics of our market area.  Prosper will establish cooperative relationships with community organizations, specialized community-based lending organizations, governmental bodies, and other third parties to encourage referrals for applications for credit.

3.
The Application Process.  Prosper will actively promote fair lending and avoid discouragement of any kind.  This includes compliance with the application and adverse action notification requirements of the fair lending laws with effective ongoing monitoring and coaching by management-level personnel and training in effective non-discriminatory customer contact behavior so everyone receives the same quality of assistance and has an equal chance to qualify for credit.  This training will include material designed to create greater sensitivity to cultural diversity.

4.
Underwriting Practices and Standards.  Prosper has a responsibility to its customers, communities, shareholders and, by law, to the public to lend both fairly and safely.  This requires both effective efforts to meet credit needs of customers and communities and prudent management of credit risk, interest rate risk, and loan diversification.  Prosper will develop products which serve a diverse group of potential borrowers and will be a leader in designing innovative responses to credit needs and in a manner that also is consistent with prudent banking practices.  Prosper’s credit underwriting practices include utilizing review procedures to ensure that credit underwriting, including consideration of compensating factors, is consistent, that policy exceptions are non-discriminatory, and that all customers who may qualify for credit are given the assistance necessary to do so.  Measures will be taken to identify, evaluate, and eliminate underwriting standards that may exclude credit applicants or limit access to credit without a clear basis in prudent business practices.

5.
Employment Incentives and Accountability.  Prosper will ensure that personnel policies fully support our Fair Lending Mission.  Prosper will strive to increase the diversity of the company’s work force, including customer service, marketing, and credit-related positions.

6.
Complaints.  The Chief Compliance Officer will develop and coordinate, and the Director of Compliance will administer, in cooperation with outside legal counsel, a procedure to respond to and evaluate consumer complaints of discrimination.  They will assess whether the complaints provide any

Exhibit G
Fair Lending Policy

7.	indication of problems in Prosper’s fair lending performance, including problems that could lead to regulatory agency criticism or civil liability.

8.
Training.  Prosper provides fair lending training to communicate the Fair Lending Mission.  The training addresses the need for a specific inclusion of fair lending principles in all credit-related customer service and management role.  Every Prosper customer contact employee shall receive fair lending training.  Management will also receive training relevant to their responsibilities with respect to the fair lending performance of the company.

9.
Fair Lending Review.  Prosper will ensure that fair lending compliance and performance is reviewed at least annually.  An integral part of the review will be testing for substantive illegal discrimination at each stage of the credit transaction.  The compliance reviews (including the fair lending portions) will be submitted to Prosper management.  In addition, the Chief Compliance Officer will make recommendations based on the audit results for changes in our program or its execution.

TAKING APPLICATIONS

Prosper will not make any oral or written statements that would discourage on a prohibited basis, applicants or prospective applicants from pursuing an application.

Limitations on information requests

•
Prosper will not ask about income from alimony, child support, or separate maintenance unless it is disclosed that such income need not be revealed if the applicant does not want it considered in determining creditworthiness.

•	Prosper will not inquire about the sex of an applicant.
•
Questions about the number and ages of the applicant’s dependents, and any dependent-related financial obligations may be asked.  Prosper will not ask about birth control practices, intentions concerning having or rearing children or capability to have children.

•	Prosper will not ask the applicant’s race, color, religion, or national origin. Permanent residence and immigration status may be asked.

EVALUATION OF APPLICATIONS

•	Age will not be considered (provided that the applicant has the capacity to enter into a binding contract) unless the applicant is elderly (62 years or older) and age is a favorable factor.
•	Prosper will not make assumptions about the likelihood a person will bear or rear children and will, for that reason, receive diminished or interrupted income in the future.

Exhibit G
Fair Lending Policy

•	A telephone in the applicant’s residence may be considered, but not whether it is listed in the applicant’s name.
•
Prosper will not discount or exclude income from consideration because it comes from part-time employment or is an annuity, pension, or other retirement benefit.  The amount and probable continuance of any income may be considered.

•
Where credit history is normally considered, the credit history must be considered, when applicable, of accounts the applicant and the applicant’s spouse are both contractually liable for or both permitted to use.  In addition, upon the applicant’s request, any account reported in the name of the applicant’s spouse or former spouse that reflects the applicant’s creditworthiness must be considered.  The applicant, on request, may also present any information that tends to indicate that the credit history being considered does not accurately reflect the applicant’s creditworthiness.

•
Prosper may consider whether an applicant is a permanent resident of the United States, immigration status, and any additional information necessary to ascertain rights and remedies regarding repayment.

EXTENTIONS OF CREDIT

•	Accounts may be opened or maintained in a birth-given first name and surname that is the applicant’s birth given surname, the spouse’s surname, or a combined surname.
•	The spouse’s or other person’s signature, other than joint applicant, cannot be required on any credit instrument if the applicant meets the credit standards for the amount and terms requested.
•	The applicant’s inability to obtain credit life, health, accident, disability or other credit-related insurance because of age, cannot be a reason to refuse or terminate credit.

NOTIFICATIONS

•
Notification of the action taken concerning the approval of, counteroffer to, or adverse action on a completed application will be made within 30 days after receiving a completed application, an incomplete application, or an existing account must also be notified of adverse action within 30 days.

•
The notification must be in writing and contain a statement of the action taken, Prosper’s name and address, WebBank’s name and address, the ECOA notice, the FDIC’s address and a statement of specific reasons for the action taken.

ECOA NOTICE:                                      The Federal Equal Credit Opportunity Act prohibits creditors from discrimination against credit applicants on the basis of race, color, religion, national origin, sex, marital status, age (provided the applicant has the capacity to enter into a binding contract); because all or

Exhibit G
Fair Lending Policy

part of the applicant’s income derives from any public assistance program; or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act.  The federal agency that administers compliance with this law concerning this creditor is the Federal Deposit Insurance Corporation (FDIC) Consumer Response Center, 2345 Grand Blvd., Suite 100, Kansas City, MO, 64108.

•
If the credit decision was based in whole or in part on information obtained from a credit report, or from any other source other than the applicant or Prosper’s own files, the adverse action notice must disclose this.

RECORD RETENTION

•	All applications and adverse action notices will be retained for 25 months.

Exhibit G
Servicemember Civil Relief Act Policy

Servicemember
Civil Relief Act Policy

Prosper Marketplace, Inc.
111 Sutter Street, 22nd Floor
San Francisco, CA 94104

Version Control

Owner/Individual Responsible for Maintaining Policy:

Lauren A. Barnes, Director of Compliance, Prosper Marketplace, Inc.

Last Revised:  April 3, 2008

Exhibit G
Servicemember Civil Relief Act Policy

Background

Recognizing that the very nature of military service often compromises the ability of service members to fulfill their financial obligations and to assert many of their legal rights, Congress began passing protective legislation in 1918, in the form of the Soldiers' and Sailors' Civil Relief Act.  In 2003, President Bush signed into law the Servicemembers Civil Relief Act (“SCRA,” 50 USC App. 501 et seq), completely re-writing the Soldiers and Sailors Civil Relief Act. This is the law that now governs legal protections for members of the United States Military.

Scope of Application

In addition to active duty military personnel, reservists and members of the National Guard (when in active federal service) are also protected under the SCRA.

SCRA protection (for all) begins on the first day of active duty, generally when they ship out to basic training.  Some protections under the act extend for a limited time beyond active duty discharge or release, but are tied to the discharge/release date. Additionally, some of the Act’s protections extend to the members’ dependents.

National Guard members recalled for State duty are also protected by the SCRA in certain circumstances.  National Guard members are entitled to SCRA protection when called to state active duty under Title 32, if the duty is because of a federal emergency, the request for active duty is made by the President or Secretary of Defense, and the member is activated for longer than 30 days.

Application to Prosper Marketplace, Inc.

Prosper Marketplace, Inc. (“Prosper”) is committed to honoring the protections afforded to service members, members of the National Guard, reservists, and military personnel under the SCRA.

If a service member’s military obligation has affected his/her ability to make the required monthly payments on their Prosper loan(s), the service member has the ability to have the interest rate* on their loan capped at 6%, effective the first day of active duty, for the duration of their military obligation.  Interest above 6% will be permanently forgiven and will not become due once the service member leaves active duty.  Monthly payments on any effected loans will be re-amortized and reduced by the amount of interest saved during the covered period.

*In this context, “interest rate” includes service charges, fees, or any other charges.

Exhibit G
Servicemember Civil Relief Act Policy

Notice

In order to exercise SCRA interest rate protection, the service member must notify Prosper of their intention and provide a copy of their military orders calling them to military service and any orders further extending military service, not later than 180 days after the date of the service member’s termination or release from military service.

Qualifying Loans

Only loans executed prior to the service member going on active duty are qualified for the 6% interest rate cap.  Loans entered into after going on active duty are not so protected.

Exhibit G
Recordkeeping Policy

Recordkeeping
Policy

Prosper Marketplace, Inc.
111 Sutter Street, 22nd Floor
San Francisco, CA 94104

Version Control

Owner/Individual Responsible for Maintaining Policy:

Lauren A. Barnes, Director of Compliance, Prosper Marketplace, Inc.

Last Revised:  April 28, 2008

Exhibit G
Recordkeeping Policy

Record Retention and Destruction

Prosper will maintain records, as required, to comply with regulatory and legal requirements.  However, in order to prevent misuse, Prosper will not retain records longer than is useful to the administration of a customer’s relationship or as subject to the retention schedule required by law.

PATRIOT Act

Prosper will maintain a record for each Customer, that includes all identifying information, for five years after the Customer’s Account is closed or becomes dormant.  A record for each Customer includes:

(1)	a description of any document used for verification of identity, including any identification number, place of issuance and, if any, the date of issuance and the expiration date;
(2)	a description of the methods and results of any non-documentary measures undertaken to verify the identity of the Customer; and
(3)
a description of the resolution of any substantive discrepancy discovered when verifying the identifying information obtained from a Customer must be made and maintained for five years after the record was made.

Suspicious Activity Reports (SARs)

Prosper shall retain the information provided to WebBank for the purposes of filing SARs and any supporting documentation for five (5) years from the date the information was reported.

Equal Credit Opportunity Act (ECOA)

Prosper will retain all applications and adverse action notices subject to the ECOA for twenty-five (25) months.

Fair Credit Reporting Act (FCRA) / Fair and Accurate Credit Transactions Act (FACTA)

Prosper will properly dispose of consumer information by taking reasonable measures to protect against unauthorized access to or use of the information in connection with its disposal.

“Consumer information” includes any record about an individual, whether in paper, electronic, or other form, that is a consumer report or is derived from a consumer report.  Consumer information also means a compilation of such records. Consumer information does not include information that does not identify individuals, such as aggregate information or blind data.
Prosper requires shredding of all papers containing consumer information, which is performed by a third party engaged in the business of record destruction.  Additionally, electronic media containing consumer information will be destroyed or erased prior to disposal.

Exhibit G
Compliance Policy

Compliance
Policy

Prosper Marketplace, Inc.
111 Sutter Street, 22nd Floor
San Francisco, CA 94104

Version Control

Owner/Individual Responsible for Maintaining Policy:

Lauren Barnes, Director of Compliance, Prosper Marketplace, Inc.

Last Revised:  April 8, 2008

Exhibit G
Compliance Policy

Background

Prosper Marketplace, Inc. (“Prosper”) is committed to complying with all applicable federal and state laws and regulations.  All employees are to know and understand the legal and regulatory requirements affecting their job, with an adherence to such being a condition of employment.

Purpose

The purpose of this Policy is to ensure that Prosper complies with applicable laws and regulations.

Policy

To carry out the purpose of this Policy, Prosper’s Director of Compliance, with oversight from Prosper’s General Counsel and Chief Compliance Officer, shall establish and maintain an ongoing Compliance Program.  The Compliance Program shall consist of adequate policies and procedures, internal controls, audits, and employee training.

1)	Compliance Responsibilities

Prosper shall designate a Chief Compliance Officer to serve as the primary individual responsible for oversight of the company’s overall compliance.  Reporting to the Chief Compliance Officer, Prosper’s Director of Compliance will run the day-to-day compliance activities, including:

A.	Establishing and maintaining internal controls and procedures, such as corporate compliance policies, internal compliance reviews, and implementing any corrective action, where required.

B.
Establishing and maintaining appropriate procedures to ensure consumer credit reports are obtained, utilized, and disposed of in a manner consistent with the standards of the Fair Credit Reporting Act (FCRA) and other related state consumer credit laws.

C.	Managing and overseeing Prosper’s employee training materials.

D.	Updating Prosper’s policies and procedures to reflect any changes in requirements, either from legal or regulatory amendments, exam, or audit findings.

E.	Reviewing, at least annually in November of each year, all policies and procedures, updating such policies and procedures and receiving board approval for material changes, if necessary.

F.	Monitoring consumer regulatory complaints to ensure timely and proper responses.

Exhibit G
Compliance Policy

G.	Instituting standards and procedures to ensure nondiscriminatory lending practices.

H.	Establishing record-keeping procedures to comply with regulatory requirements pertaining to both preserving and destroying documents.

I.	Assisting in examinations and audits and monitoring implementation of any necessary corrective actions.

J.	Perform all actions necessary to ensure Prosper’s compliance with legal and regulatory requirements.

K.	Reviewing all new, or changes to, Prosper business to ensure ongoing compliance with applicable laws and regulations.

L.	Performing onsite due diligence, as required, to monitor the compliance of Prosper’s business partners and affiliates.

Members of Prosper’s compliance staff shall have access to all departments and documentation that may be necessary to carry out the function and goals of the Compliance Program.  Compliance staff shall have the authority and ability to implement corrective action if an actual or possible legal or regulatory violation is discovered.

Prosper’s compliance staff shall monitor all relevant areas of the company to gauge each area’s level of compliance with laws and regulations.  This type of oversight is a daily charter for the compliance staff and all Prosper employees shall maintain the highest degree of cooperation to this end.

2)	Legal Oversight

Prosper’s General Counsel and/or retained external counsel shall provide legal guidance and set the overall compliance tone for the Director of Compliance and the rest of the company.  The responsibilities of Prosper’s General Counsel and outside counsel include:

i.	Monitoring legal and regulatory changes.

ii.	Supervising policies and procedures, changes to the Prosper website, and any other business functions that might present legal or regulatory risk.

iii.	Supporting Prosper’s employee training program

iv.	Overseeing responses to regulatory complaints

v.
Reviewing audit and exam findings, as well as any corrective measures, for potential legal issues, including risk of civil liability, regulatory enforcement action, and reimbursement or other monetary remedies.

Exhibit G
Compliance Policy

Consumer Regulatory Complaints

Proper customers may file complaints alleging violations of laws or regulations either with Prosper directly (through Prosper’s website, including an email address specifically for such complaints (compliance@prosper.com)), or with a regulatory agency, such as the Federal Trade Commission (FTC) or a state regulator, such as the California Department of Consumer Affairs.  Customers may also file complaints of any nature with the Better Business Bureau (BBB).

Where a regulatory complaint is received, Prosper will promptly research the allegations, obtain copies of any related documentation or account notes, and respond to both the customer and any involved third party through which the complaint was filed.  In addition, Prosper will notify the WebBank’s Compliance Officer immediately of any regulatory complaint involving allegations pertaining to WebBank and Prosper’s joint activities.

All regulatory complaints will be responded to promptly, but in no event shall exceed 30 days or the timeframe provided by a regulator, whichever is less.  Where Prosper’s investigation of the complaint results in the finding of an error or where a correction is necessary to maintain a satisfactory relationship with the customer, Prosper will take immediate action to remedy the situation.  If the investigation results indicate that Prosper’s actions were reasonable and compliant, Prosper will provide an explanatory response to both the complaining customer as well as any third party through which the complaint was filed.

Prosper’s Director of Compliance will have responsibility for responding to all regulatory complaints, with oversight from the Chief Compliance Officer and General Counsel.  Prosper will maintain copies of all regulatory complaints and company responses.  The Compliance Director will provide reports of regulatory complaints to both the Chief Compliance Officer of Prosper and the Compliance Officer of WebBank at regular intervals, not to exceed 3 months, in order to monitor for any trends requiring corrective action.

3)	Advertising/Content Review

In order to comply with laws governing the advertisement of Prosper’s loan products, including the Truth in Lending and Unfair and Deceptive Practices Acts, all advertising and Prosper website content must be reviewed and approved by a member of Prosper’s Legal or Compliance team.  In addition, all advertising and marketing material that makes reference to WebBank must also be reviewed and approved by WebBank prior to distribution.  A copy of all approved advertising or content will be maintained for future reference.

4)	Compliance Training

Exhibit G
Compliance Policy

Employee training is an integral part of Prosper’s Compliance Program.  Training schedules and materials are determined based on the employee’s function, level of access to sensitive information, and overall exposure to compliance risk factors.

At a minimum, Prosper employees will receive training:

A.	At time of hire. All new Prosper employees will be provided copies of the company’s policies and procedures affecting their substantive areas.

B.
When there are changes to compliance requirements.  When new laws are introduced, or changes to existing laws are implemented, Prosper’s compliance policies will be updated accordingly and, if these changes materially impact the day-to-day operations of an employee’s area of responsibility, appropriate training or advisement to the employee will be made.

C.
Periodically, as needed.  Where necessary to ensure continued and ongoing adherence to Prosper’s compliance policies and procedures, employee refresher training will be conducted.  It is the responsibility of Prosper’s management team to advise Compliance when such training is warranted.

5)
Compliance Testing. Prosper’s compliance methods and business practices are subject to regular examinations from state licensing authorities, which have the power to request extensive documentation and/or onsite visits.  Additionally, as a regular part of Prosper’s ongoing monitoring and maintenance, Prosper employs several members of its Accounting Division to perform daily checks of system controls and functionalities.

Exhibit G
Identity Theft Prevention Policy and Program

Privileged and Confidential

Attorney-Client Communication

Attorney Work Product

PROSPER’S
IDENTITY THEFT PREVENTION
POLICY AND PROGRAM

INTRODUCTION

The following Identity Theft Prevention Policy and Program (the “Policy and Program”) applies to Prosper Marketplace, Inc. and its affiliates.  Oversight of the Policy and Program will be the responsibility of the Director of Operations and the Program will be maintained by the Director of Compliance.

PURPOSE

Prosper provides a peer-to-peer online credit auction platform, the “platform,” that enables its borrower members to borrow money, its financial institution members who own existing loans and retail installment sale contracts to list those loans and contracts for sale, and its lender members to purchase Notes issued by Prosper, the proceeds of which facilitate the funding or sale of specific loans made to borrowers.

Currently, Prosper makes loans only to borrowers that are residents of California. All loans to borrowers that are not residents of California are made by WebBank, a Utah chartered bank.

Before a consumer may request a loan, that consumer must register on the Prosper website at www.prosper.com (the “Prosper website”), and obtain a role as a borrower (a “borrower role”). To obtain a borrower role, a consumer must enter personal information such as name, address, and social security number. Prosper conducts its first identity verification processes at this time, and a borrower who does not pass such identity verification processes is denied a borrower role.

After a borrower is registered, such borrower may obtain a loan though the platform by first posting a loan “listing,” created by the borrower and posted on the Prosper website. A listing is a request by a borrower for a loan in a specified amount. Once a loan listing is completed by the borrower, the listing is posted on the Prosper website and then becomes available for bidding by Prosper lender members.  A bid on a listing is a lender member’s binding commitment to purchase a Borrower Payment Dependent Note (a “Note”), a security issued by Prosper which is dependent for payment on payments that Prosper

Exhibit G
Identity Theft Prevention Policy and Program

receives on the loan described in the listing, in the principal amount of the lender member’s bid, should the listing receive bids totaling the full amount of the requested loan.

A loan will only be approved and made to a borrower if the borrower’s listing has received bids from lender members totaling the full amount of the requested loan. Once a listing is funded with bids from lenders up to a specified percentage, determined by Prosper, which indicates to Prosper that the listing is more likely than not to fund (a “Near Funded Listing”), Prosper conducts its second set of identity verification checks on the borrower. Accounts which qualify for further verification based on these checks, undergo review of additional identity, address, and bank account information before the loan can be made to the borrower. Because only a small percentage of loan listings end in a loan made to a borrower, Prosper only conducts its second set of identity verification checks on those borrowers who have listings that are Near Funded Listings.

Identity theft, the fraudulent use of an individual’s personal identifying information, is a high-level risk to consumers and therefore to Prosper and its borrower customers. This Policy and Program reaffirms and formalizes the actions and processes that Prosper will take with respect to identity theft, and is supplemental to other related policies and procedures of Prosper and is intended to provide further guidance to Prosper personnel as to internal procedures and practices.

This Policy and Program takes into account the final rules and guidelines implementing section 114 of the Fair and Accurate Credit Transactions Act of 2003 (FACTA) and final rules implementing section 315 of FACTA that were issued jointly by the Office of the Comptroller of the Currency, the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, and the Federal Trade Commission (the Agencies) on November 9, 2007.

The rules implementing section 114 require each financial institution or creditor that offers or maintains one or more covered accounts to develop and implement a written Identity Theft Prevention Program (often referred to as a “Red Flags” program) that is designed to detect, prevent, and mitigate identity theft in connection with the opening of a covered account or any existing covered account.  Those rules also include guidelines to assist financial institutions and creditors in the formulation and maintenance of a Policy and Program that satisfies the requirements of the rules.  The rules under section 315 provide guidance for reasonable policies and procedures that a user of consumer reports must employ when a consumer reporting agency sends the user a notice of address discrepancy.

Exhibit G
Identity Theft Prevention Policy and Program

SUMMARY OF LEGAL REQUIREMENTS FOR THE POLICY AND PROGRAM

The Identity Theft Prevention Program Requirements

The FTC rules issued under section 114 require each financial institution and creditor that holds any consumer account that involves or is designed to permit multiple payments or transactions, or other account for which there is a reasonably foreseeable risk of identity theft, to develop and implement an Identity Theft Prevention Program for combating identity theft in connection with new and existing accounts.

To determine the scope of an Identity Theft Prevention Program, Prosper must first perform a preliminary risk assessment.  This risk assessment should look at credit transactions as well as account openings and continuing-relationship accounts (i.e., home equity lines of credit).  If the assessment reveals that some accounts are either automatically covered (such as mortgages and home equity lines of credit) or otherwise at risk for identity theft, Prosper must then determine which accounts the Program ought to cover.

More specifically, Prosper’s Program must cover two types of account.  First, the program must cover accounts that are offered or maintained primarily for personal, family or household purposes and “that involve . . . or [are] designed to permit multiple payments or transactions.”  Second, the program must cover any other account for which there is a reasonably foreseeable risk to customers or to institutional safety and soundness arising from identity theft, including financial, operational, compliance, reputation, or litigation risks.  While the FTC indicates a particular concern for small business accounts and sole proprietorship accounts, the term “account” applies to a wide range of accounts held for both financial and non-financial purposes.

The FTC has developed a four-step process for complying with the regulations:

Step 1 - Identify Red Flags for Covered Accounts

A Red Flag is a pattern, practice, or specific activity that indicates the possible risk of identity theft.  (See below for detailed definitions used in the Program.)

Prosper must develop a written Program that puts in place reasonable policies and procedures to identify relevant Red Flags and incorporate them into the Program.  To identify a “relevant Red Flag,” the institution should consider: (1) the types of covered accounts it offers or maintains; (2) the methods it employs for opening and providing continued access to its covered accounts; and (3) its previous experiences with identity theft.

The FTC’s guidelines offer 31 examples of Red Flags, broken down into five categories.  These categories include: (1) warnings from consumer reporting agencies or service providers; (2) presentation of suspicious documents; (3) presentation of suspicious

Exhibit G
Identity Theft Prevention Policy and Program

personal identifying information; (4) unusual or suspicious account-related activity; and (5) notice from persons such as customers or law enforcement authorities regarding possible identity theft in connection with an institution’s covered accounts.  According to the FTC, no particular Red Flag must be included in the Program and the required identification of Red Flags is to come from Prosper’s own risk assessment.  Prosper, however, will include the examples of Red Flags listed in the FTC’s guidelines in its list of relevant Red Flags unless it concludes that the particular Red Flag is inapplicable to Prosper’s business.

Step 2 - Detect Red Flags that Have Been Incorporated into the Program

Prosper’s Program must include policies and procedures for detecting Red Flags, such as  identity verification after a Borrower’s listing becomes a Near Funded Listing, before a loan is made to a Borrower.   Such procedures, however, may need to be supplemented as compliance with those rules may be geared toward other goals, such as combating money-laundering and terrorist financing.

Step 3 - Respond Appropriately to Any Red Flags that are Detected

Prosper must have in place reasonable policies and procedures to prevent and mitigate identity theft once a Red Flag has been raised.  Such a response must be commensurate with the degree of risk posed by the Red Flag, with Prosper accounting for any aggravating factors heightening the risk of identity theft.  The FTC also states in the final rule that it is perfectly acceptable for institutions to conclude that “no response” is warranted, especially if an institution concludes that the detected Red Flag does not evidence a risk of identity theft.

The FTC and the other agencies that issued regulations have noted that, under the Equal Credit Opportunity Act (ECOA), an institution should not have a policy of automatically denying credit to consumers whenever an initial fraud alert or active duty alert appears on the consumer report, because such a policy could violate ECOA’s prohibition against discrimination based on the exercise of rights under the Consumer Credit Protection Act.

Step 4 - Update the Program Periodically

Prosper must periodically update its Program in light of changes in its experience with identity theft, new methods of identity theft, new prevention technologies and institutional structural or business changes, such as mergers or new account offerings.  The regulations make clear that the Program does not immediately need to be updated just because one of these changes occurs.

Program Administration and Oversight

The final regulations give institutions flexibility in administering their Program.  The board of directors or an appropriate committee must approve the initial written Program.  For subsequent updates to the Program, the board, a committee, or a designated senior management employee must approve.

Exhibit G
Identity Theft Prevention Policy and Program

The designated person or persons charged with Program oversight must review staff compliance at least once a year, and approve subsequent material Program changes.  This oversight must involve the board, committee of the board, or designated senior management.

The designated person or persons must also make sure that relevant staff are properly trained, as necessary, to effectively implement the program.  Staff already trained for other anti-fraud prevention efforts may have sufficient training to effectively carry out the Red Flag Program.

Prosper must also oversee its service-provider arrangements and take steps to ensure a service provider’s activities are conducted in accordance with the regulation.  Prosper can meet this oversight obligation by executing a contractual agreement with the service provider that it has policies in place that comply with the Red Flag Regulations.

Address Discrepancies

The FTC’s rules issued under section 315 require users of consumer reports to develop reasonable policies and procedures to apply when they receive a notice of an address discrepancy from a consumer reporting agency (CRA).

First, Prosper must implement policies and procedures so that whenever it receives a notice of address discrepancy from a CRA that has a substantial difference between the address Prosper submitted to the CRA about whom Prosper requested the report, it can take steps to form a reasonable belief that the consumer report relates to the consumer about whom Prosper requested the report.

Second, Prosper must implement policies and procedures so that whenever it receives an address for a consumer that is (i) the same as the address provided on an application that is previously identified as fraudulent, or (ii) identifies as a fictitious address, mail drop, or prison, it can take steps to close or restrict the account, investigate potential identity theft, or obtain a verified address.

The policies and procedures must provide that Prosper will furnish the consumer’s address as part of the information it regularly furnishes for the reporting period in which it establishes a relationship with the consumer.

THE POLICY AND PROGRAM OBJECTIVES

The guidance and standards set forth in this Program are intended to take specific steps to:

•	Comply with the “Interagency Final Rule Regarding Sections 114 and 315 of the Fair and Accurate Credit Transactions Act of 2003”

Exhibit G
Identity Theft Prevention Policy and Program

•	Minimize the threat of identity theft through disclosure or compromise of customer information held by Prosper.
•	Respond to known or suspected identity theft involving Prosper or its customers.
•	Provide assistance to Prosper customers who may have been victims of identity theft.
•	Establish processes or procedures for the training of Prosper personnel.
•	Establish processes or procedures for the education of Prosper customers.

DEFINITIONS

For the purposes of the Policy and Program, the following definitions apply:

Account means a continuing relationship established by a person with Prosper to obtain a product or service for personal, family, household or business purposes. Account includes:

•	An extension of credit, and
•	An agreement to service an extension of credit.

Covered Account means:

•	An borrower’s loan account; and
•
Any other account that Prosper offers or maintains for which there is a reasonably foreseeable risk to customers or to the safety and soundness of Prosper from identity theft, including financial, operational, compliance, reputation or litigation risks.

This definition only includes the accounts of borrowers who have received Prosper loans, or whose listing has become a Near Funded Listing, and does not include Prosper’s lender accounts. This definition may include accounts established for business purposes and covers any relationship the account holder has with Prosper, including lending relationships.

Customer means a borrower that has a covered account with Prosper.

Clear and conspicuous means reasonably understandable and designed to call attention to the nature and significance of the information presented.

Identity Theft means a fraud committed or attempted using the identifying information of another person without authority.

Identifying Information means any name or number that may be used, alone or in conjunction with any other information, to identify a specific person, including any:

Exhibit G
Identity Theft Prevention Policy and Program

Name, social security number, date of birth, official state or government issued driver’s license or identification number, alien registration number, government passport number, employer or taxpayer identification number;
•	Unique biometric data, such as fingerprint, voice print, retina or iris image, or other unique physical representation;
•	Unique numerical identification (logical address) that is assigned to the borrower’s computer or other device.

Notice of address discrepancy means a notice sent to a user by a CRA pursuant to the law that informs the user of a substantial difference between the address for the consumer that the user provided to request the consumer report and the address in the agency’s file for the consumer.

Red Flag means a pattern, practice, or specific activity that indicates the possible existence of identity theft.  The Red Flags identified by Prosper are listed below.

Service Provider means a person that provides a service directly to Prosper.

PROSPER’S IDENTITY THEFT PREVENTION POLICY

IDENTITY THEFT PREVENTION PROGRAM

PROGRAM ADMINISTRATION AND OVERSIGHT

Review of Program

The board of directors shall review this Program initially and will delegate responsibility to the Director of Operations and Director of Compliance to review it annually, making such revisions and amendments as they deem appropriate.

Designation of a Responsible Party

Prosper’s Identity Theft Prevention Program (the Program) will be administered by the Director of Compliance, who will have responsibility for the oversight, development, implementation and administration of the Program.  The administration of the Program will include the following:

•	Initial approval of the Program;
•	Assigning specific responsibility for the Program’s implementation and oversight;
•	Training staff, as necessary, to effectively implement the Program;
•	Exercising appropriate and effective oversight of service provider arrangements;
•	Reviewing reports prepared by staff regarding compliance by Prosper with the FACTA – Duties regarding the Detection, Prevention and Mitigation of identity theft; and
•	Approving material changes to the Program as necessary to address changing identity theft risks.

Exhibit G
Identity Theft Prevention Policy and Program

•
The Director of Operations will be responsible for the implementation and maintenance of the Program and will report annually to the Board of Directors.  Reports will address material matters related to the Program and evaluate issues such as:

•	The effectiveness of the policies and procedures of Prosper in addressing the risk of identity theft in connection with the opening of covered accounts and with respect to existing covered accounts;
•	Service provider arrangements;
•	Significant incidents involving identity theft and management’s response; and
•	Recommendations for material changes to the Program.

Staff Training

Prosper employees are trained to recognize and properly react to unauthorized or fraudulent attempts to obtain customer information. Employees are also trained to protect customer information through appropriate measures, such as by taking additional steps to verify that the caller is a bona fide customer. The following training is provided to all Prosper employees:

o	Red Flags Rule
o	Privacy
o	Fraud
o	Bank Secrecy Act (BSA), as applicable to Prosper by virtue of it’s partnership with WebBank
o	OFAC

Employees are also trained to implement Prosper’s written policies and procedures governing the disclosure of customer information, and are informed and reminded on a periodic basis not to deviate from them.

Oversight of Service Providers

Prosper has adopted an information security program that establishes adequate administrative, technical and physical safeguards to protect customer information against misuse, alteration, destruction, or unauthorized disclosure.  Prosper performs due diligence on service providers and requires that all contracts with service providers, who have access to customer nonpublic personal information in the course of providing services to Prosper, have a clause that requires the provider to maintain an information security program designed to achieve these objectives. To the extent that material issues arise, risk assessments will be performed on these vendors and material issues will be monitored until resolved.

Independent Testing

Exhibit G
Identity Theft Prevention Policy and Program

The Director of Operations will perform evaluations to ensure that Prosper personnel are aware of and complying with the Program. In Prosper’s discretion, arrangements may also be made for independent third party testing to be performed. This testing will include determining if any Prosper customers have been the victims of ID theft and, if so, whether Prosper took the proper steps thereafter. In addition, such testing will focus on any modifications that should be made to the Program.

IDENTIFICATION OF COVERED ACCOUNTS INCLUDING A RISK ASSESSMENT

In order to identify risks to covered accounts, Prosper performed an initial risk assessment taking into consideration:

•	The types of covered accounts Prosper offers;
•	The methods Prosper uses to open covered accounts;
•	The methods Prosper uses to provide access to Prosper customer’s accounts; and
•	Prosper’s experiences with identity theft.

To assist us in this process, Prosper used the illustrative examples of Red Flags that are contained in Supplement A to Appendix A of the FTC’s version of the Final Rules.  This information was listed on a data gathering document and distributed to the Operations Department for completion.  The data gathering document required the business unit to document:

•	The covered account types offered by their business unit;
•	Controls, policies and procedures in place to comply with the provision and/or Red Flag listed for the covered accounts they offered;
•	The reason why a specific provision and/or Red Flag would not apply to their business unit;
•	The data collected (if applicable) in compliance with the provision and/or Red Flag;
•	What the escalation and/or decision process is and where that escalation and/or decision process is documented.

Once completed, the data gathering documents were reviewed jointly by the Director of Compliance and the Director of Operations and any procedural gaps were identified and resolved.

PREVENTION AND DETERRENCE OF IDENTITY THEFT

Prosper employs a variety of methods to safeguard customer information and reduce the risk of loss from identity theft.  General procedures include:

•	Verification of personal information to establish the identity of individuals applying for new or additional financial products.

Exhibit G
Identity Theft Prevention Policy and Program

•	Implementation of appropriate controls and procedures to limit access to customer records.
•	Background checks on all its employees, in accordance with applicable law.
•	Monitoring its service providers to confirm that they have implemented appropriate measures to limit access to customer records.

RED FLAGS AND PROSPER’S RESPONSES TO THEM

The following is a list of Red Flags identified by Prosper and Prosper’s specific responses. Also attached as Attachment 1 is a Red Flag Implementation Chart, which identifies each Red Flag, describes the risk level, how it is identified in practice, and Prosper’s mitigation plan for such Red Flag.  In the event of a discrepancy between this Policy and the Red Flag Implementation Chart with regard to Prosper’s mitigation plan for a particular Red Flag, the terms of the Red Flag Implementation Chart shall govern.

Category 1 - Alerts, Notifications or Warnings from a Consumer Reporting Agency

Red Flags:

•	A fraud or active duty alert is included with a consumer report.

•	A CRA provides a notice of credit freeze in response to a request for a consumer report.

•	A CRA provides a notice of address discrepancy.

Prosper’s Response

•
Prosper manually reviews all loan requests for Near Funded Listings where a customer’s consumer report contains a fraud alert.  Additionally, if the alert contains a contact number, Prosper attempts to contact the consumer to confirm any loan request.  Even when the fraud alert does not contain the customer’s telephone number, Prosper uses a third party database to attempt to locate the customer’s current phone number and contact the customer.  If Prosper is unable to obtain confirmation of the loan request form the customer, Prosper will close the account.

•	Whenever a CRA provides Prosper with a notice of credit freeze, Prosper will not allow a customer to register on the site as a borrower, or post a listing.

•
Whenever a CRA provides Prosper with a notice of address discrepancy, Prosper will investigate to determine the customer’s true address. If appropriate, Prosper will close any covered accounts. Additionally, Prosper will attempt to contact the true owner of identity to advise them of the incident.

Exhibit G
Identity Theft Prevention Policy and Program

Category 2 - Suspicious Documents

Red Flags:

•	Documents provided for identification appear to have been altered or forged.

•	Other information on the identification is not consistent with information provided by the person opening a new covered account or customer presenting the identification.

•	Other information on the identification is not consistent with readily accessible information that is on file with Prosper, such as a signature card or a recent check.

Prosper’s Response

•	Prosper undergoes manual document review and visual inspection of all accounts requiring proof of identity. If Prosper discovers accounts containing forged documents, the accounts will be closed.

•
Depending on the discrepancy, if information on a customer’s identification card is inconsistent with information provide by the customer, Prosper may either close the account due to failed verification or require the customer to provide notarized identity documents.

•
Depending on the discrepancy, if information on a customer’s identification card is inconsistent with information on file with Prosper, Prosper may either close the account due to failed verification or require the customer to provide notarized identity documents.

Category 3 - Suspicious Personal Identifying Information

Red Flags:

•
The person opening the covered account or the customer fails to provide all required personal identifying information on an application or in response to notification that the application is incomplete.

•	Personal identifying information provided is inconsistent when compared against external information sources used by Prosper. For example:

o	The address does not match any address in the consumer report; or

Exhibit G
Identity Theft Prevention Policy and Program

o	The Social Security Number (SSN) has not been issued, or is listed on the Social Security Administration’s Death Master File.

•
Personal identifying information provided by the customer is not consistent with other personal identifying information provided by the customer. For example, there is discrepancy between the SSN and the name given.

•	Personal identifying information provided is associated with known fraudulent activity as indicated by internal or third-party sources used by Prosper. For example:

o	The address on an application is the same as the address provided on a fraudulent application; or

o	The phone number on an application is the same as the number provided on a fraudulent application.

•	Personal identifying information provided is of a type commonly associated with fraudulent activity as indicated by internal or third-party sources used by Prosper. For example:

o	The address on an application is fictitious, a mail drop, or a prison; or

o	The phone number is invalid, or is associated with a pager or answering service.

•	The SSN provided is the same as that submitted by other persons opening an account or other customers.

•
The address or telephone number provided is the same as or similar to the account number or telephone number submitted by an unusually large number of other persons opening accounts or other customers.

•	Personal identifying information provided is not consistent with personal identifying information that is on file with Prosper.

•	The date of birth or SSN provided by an applicant identifies the applicant as a minor.

Prosper’s Response

•
If a person opening the covered account or the customer fails to provide all required personal identifying information on an application, Prosper will place a hold on the account until all the required information is provided and verified.

•
When the address provided by a customer does not match any address in a consumer report, Prosper will either verify through third party databases or require the customer to provide proof of address, such as a utility bill.

•	If Prosper discovers that an application contains a social security number that either has not been issued or is listed on the Social Security Administration’s Death Master

Exhibit G
Identity Theft Prevention Policy and Program

•
File, the applicant is required to submit documentation for manual identity verification prior to being granted a role, or if applicant is unable to provide valid documentation of identity, the applicant is prevented from being granted a borrower role on Prosper.

•
If Prosper receives an application where the applicant’s social security number does not match the name given by the applicant, Prosper will require the applicant to provide documentation confirming their identity prior to establishing a borrower role.

•
When Prosper receives an application where the address or telephone number on the application matches the address or telephone number known to be associated with fraudulent activity, Prosper will deny the application or, if applicable, will suspend or terminate the account.  Additionally, Prosper will endeavor to determine the customer’s true address in order to send the customer a letter explaining the incident.  The letter will both advise the customer to place a security alert with the credit bureaus and request that the customer complete the Federal Trade Commission’s Identity Theft package.

•
Prosper verifies all addresses through third party data sources, security mailers and/or through proof documentation. Therefore, when an application is received where the address is fictitious, a mail drop or a prison, Prosper will not be able to verify the applicant’s address. As a result, Prosper will either request proof of the customer’s address to proceed with a loan or it will cancel the loan request owing to an unverified address.

•
When Prosper receives an invalid phone number, or a number associated with a pager or answering service, Prosper will utilize a third party database in order to determine the customer’s correct phone number.  After obtaining the customer’s number from the third party database, Prosper will call the customer in order to verify the loan request.  If the customer cannot be contacted through the number provided by the third party database, Prosper will close the account.

•
Prosper does not allow duplicate accounts. Therefore, if Prosper receives applications where the SSN provided is the same as that submitted by other persons opening an account or other customers, those additional applications will be treated as duplicates and borrower roles will not be granted.

•
When Prosper receives a loan application where the address or telephone number on the application matches the address or telephone number submitted by an unusually large number of applicants, Prosper will deny the application or, if applicable, will suspend or terminate the account.  Additionally, Prosper will endeavor to determine the customer’s true address in order to send the customer a letter explaining the incident.  The letter will both advise the customer to place a security alert with the credit bureaus and request that the customer complete the Federal Trade Commission’s Identity Theft package.

•
Depending on the discrepancy, if a customer provides personal identifying information that is inconsistent with personal identifying information that is on file with Prosper, Prosper may either close the account due to failed verification or require the customer to provide notarized identity documents.

•
When Prosper receives an application which contains date of birth or SSN information that indicates the applicant is a minor, Prosper will not allow the applicant to gain a borrower role though the Prosper website.  If Prosper receives

Exhibit G
Identity Theft Prevention Policy and Program

•	conflicting information about the applicant’s age, Prosper will flag the account and investigate the discrepancy.

Category 4 - Unusual Use of, or Suspicious Activity Related to, a Covered Account

Red Flags:

•	Prosper is notified of unauthorized charges or transactions in connection with a customer’s covered account.

•	A covered account is used in a manner that is not consistent with established patterns of activity on the account. For example: Nonpayment when there is no history of late or missed payments.

Prosper’s Response

•
When Prosper is notified of unauthorized charges or transactions on a covered account, Prosper will suspend or terminate the account.  Additionally, Prosper will send a letter to the customer explaining the incident.  The letter will both advise the customer to place a security alert with the credit bureaus and request that the customer complete the Federal Trade Commission’s Identity Theft package.  Prosper will also perform an internal investigation to determine if other associated accounts were effected by the breach and how the incident may have passed through Prosper’s security checks.

•
When Prosper is notified that a covered account is being used in a manner that is not consistent with established patters of activity on the account, Prosper will investigate the account and will suspend or terminate the account, if applicable.  Additionally, Prosper will send a letter to the customer explaining the incident.  The letter will both advise the customer to place a security alert with the credit bureaus and suggest that the customer complete the Federal Trade Commission’s Identity Theft package.

Category 5 - Notice from Customers, Victims of Identity Theft, Law Enforcement Authorities, or Other Persons Regarding Possible Identity Theft in Connection With Covered Accounts Held by Prosper

Red Flag:

•	Prosper is notified by a customer, a victim of identity theft, a law enforcement authority, or any other person that Prosper has opened a fraudulent account for a person engaged in identity theft.

Exhibit G
Identity Theft Prevention Policy and Program

•

Prosper’s Response

•
When Prosper receives notice from a customer, a victim of identity theft, a law enforcement authority, or any other person regarding possible identity theft in connection with a covered account, Prosper will suspend or terminate the covered account.  Additionally, Prosper will send a letter to the customer explaining the incident.  The letter will both advise the customer to place a security alert with the credit bureaus and request that the customer complete the Federal Trade Commission’s Identity Theft package.  Prosper will also perform an internal investigation to determine if other associated accounts were effected by the breach and how the incident may have passed through Prosper’s security checks.

GENERAL PROGRAMS TO PREVENT IDENTITY THEFT

Response to Suspected Identity Theft Schemes

In order to properly respond to instances of suspected identity theft, Prosper has:

•	Increased suspicious activity monitoring and employed additional identity verification controls;
•
Implemented a process where if fraud is detected in connection with customer accounts, Prosper will report the fraud to applicable regulatory agencies and offer Prosper customers assistance consistent with regulatory guidance on this subject; and

•
Established procedures where, in the event that Prosper is a victim of an email-related scam, it will promptly notify its appropriate regulatory supervisory office. As appropriate, Prosper will also report the event to law enforcement by cooperating with WebBank to file a Suspicious Activity Report.

Response Program for Known Identity Theft

Prosper will take all necessary steps to prevent unauthorized access to or use of sensitive customer information.  Sensitive customer information includes the customer’s name, address or telephone number in conjunction with the customer’s Social Security number, driver’s license number, account number, and their credit or debit card number. It also includes any combination of customer information that would allow someone to log on or access a customer’s account, such as the user name and personal identification number (PIN) or password.

In the event that sensitive customer information is accessed or used, Prosper will:

Exhibit G
Identity Theft Prevention Policy and Program

Assess the nature and the scope of the incident and identify what customer information systems and types of customer information have been misused or accessed;
•	Notify the appropriate regulator (if required by law) and investors as soon as Prosper becomes aware of the incident;
•	Notify the appropriate law enforcement authorities when a reportable violation is ongoing;
•	Take appropriate steps to contain and control the incident to prevent further unauthorized access to or use of customer information; and
•	Notify customers of the incident.

Incident Involving a Service Provider

Prosper will notify its customers and the applicable regulator (where required by law) when an incident of unauthorized access to sensitive customer information involves Prosper customer information systems maintained by a service provider. Prosper may elect to authorize or contract with the service provider to notify Prosper customers and regulator on Prosper’s behalf.

Customer Notice of Unauthorized Access to Customer Information

Prosper will notify customers when (i) it becomes aware of an incident of unauthorized access to customer information and (ii) it determines that either misuse of information has occurred or it believes that there is a reasonable possibility that such misuse may occur.  Subject to applicable law, Prosper may delay providing such notice if it determines that providing the notice will either increase the probable number or severity of losses resulting from misuse that has occurred or increase the likelihood that such misuse will occur, or if it determines that the notice will impede a criminal investigation.

Subject to applicable law, any customer notice will be given in a clear and conspicuous manner and will be delivered in a manner designed to ensure that a customer can reasonably be expected to receive it.  Acceptable methods that Prosper will use include telephone and mail.  E-mail notices are acceptable for those customers who have valid e-mail addresses and who have agreed to receive communications with Prosper electronically.

The notice will contain the following items:

•	Description of the incident;
•	Type of information subject to unauthorized access;
•	Measures taken by Prosper to protect customers from further unauthorized access;
•	Contact information for the nationwide consumer reporting agencies;
•	Telephone number customers can call for information and assistance; and
•	A reminder to customers to remain vigilant over the next twelve to twenty-four months and to report any suspected identity theft incidents

Exhibit G
Identity Theft Prevention Policy and Program

If the unauthorized access to sensitive customer information involves a large number of customers, Prosper will notify the nationwide consumer reporting agencies prior to sending out customer notices with contact information for the reporting agencies.

Assistance for Victims

In the event that one of Prosper’s customers becomes a victim of identity theft, Prosper takes the following steps, as appropriate, to assist them:

•
Provide customer with information on how to contact the three major credit reporting agencies and suggest placing a fraud alert on their credit report to help educate the customer about appropriate steps to take if he or she has been victimized.

•	Provide FTC ID Theft instruction document, when the identity theft resulted in a Prosper loan.

PERIODIC UPDATES OF THE IDENTITY THEFT PREVENTION PROGRAM

Prosper will review the Program at least annually and make such revisions and amendments as it deems appropriate to reflect changes in risks to its customers and to the safety and soundness of Prosper.

DUTIES REGARDING ADDRESS DISCREPANCIES

Requirement to Form a Reasonable Belief

Whenever Prosper receives a notice of address discrepancy from a CRA that has a substantial difference between the address Prosper submitted to the CRA about whom Prosper requested the report, Prosper will take steps to form a reasonable belief that the consumer report relates to the consumer about whom Prosper requested the report.  This requirement applies whether or not Prosper later closes a loan with the consumer.  If Prosper cannot form a reasonable belief that the report relates to the consumer, it should not use the report except to decline an application because of our inability to verify the applicant’s identity.

In order to develop a reasonable belief that the consumer report relates to the consumer about whom Prosper requested a report, Prosper will use one of the following methods.  Prosper will compare the information in the consumer report provided by the CRA with information that Prosper:

•	Maintains in its records, such as applications, change of address notifications, other customer account records; or
•	Obtained from a third-party source(s).

Exhibit G
Identity Theft Prevention Policy and Program

•
Alternatively, Prosper may verify the information in the consumer report provided by the CRA by contacting the consumer.

Requirement to Furnish a Consumer’s Address to a Consumer Reporting Agency

If Prosper receives a notice of address discrepancy from a CRA and can form a reasonable belief that the consumer report relates to the consumer about whom Prosper requested the report, Prosper will furnish an address for the consumer that Prosper has reasonably confirmed is accurate to the agency that provided the notice of address discrepancy.

Prosper will furnish this information if Prosper establishes a continuing relationship with the consumer; and if Prosper regularly and in the ordinary course of business furnishes information to the CRA from which the notice of address discrepancy relating to the consumer was obtained.

Examples of confirmation methods that may be used by Prosper are:

•	Reviewing its records (including the current application) to verify the address of the consumer;
•	Verifying the address with the consumer about whom it has requested the report; or
•	Verifying the address through third-party sources.

Timing

Prosper will furnish the consumer’s address that it has confirmed is accurate to the CRA that provided the notice of address discrepancy as part of the information it regularly furnishes in the month in which it establishes a relationship with the consumer (i.e., close a loan or open a line of credit ).  This requirement does not apply to any account for which Prosper does not regularly furnish information to that CRA.

Exhibit G
Identity Theft Prevention Policy and Program

Attachment 1

Red Flag Implementation Chart

Exhibit H
Third-Party Service Contractors

Exhibit H

Third-Party Service Contractors

Third-Party Service Contractor	Service Provided

Prosper, America's first people-to-people lending marketplace, was created to make consumer lending more financially and socially rewarding for everyone

Wells Fargo

Wells Fargo & Company (NYSE: WFC) is a diversified financial services company providing banking, insurance, investments, mortgage and consumer finance through almost 6,000 stores, the internet and other distribution channels across North America and internationally.

Headquartered in San Francisco, but we're decentralized so every local Wells Fargo store is a headquarters for satisfying all our customers' financial needs and helping them succeed financially. Wells Fargo has $575 billion in assets and 159,800 team members across our 80+ businesses.

Experian

Experian is a global information services company, dedicated to helping organizations and consumers make commercial and financial decisions with greater confidence and control. Our vision is for Experian's people, data and technology to become a necessary part of every major consumer economy around the world.

Exhibit H
Third-Party Service Contractors

Digital Realty Trust, Inc. is the world's largest wholesale data center provider. The Company is focused on providing Turn-Key Datacenters® and custom data center solutions for domestic and international customers across a variety of industry verticals including financial services, information technology and internet enterprises.

Exhibit I
Bank Secrecy Act Policy

Exhibit I

Bank Secrecy Act Policy

Anti-Money Laundering
And
Bank Secrecy Act Policy

Prosper Marketplace, Inc.
111 Sutter Street, 22nd Floor
San Francisco, CA 94104

Version Control

Owner/Individual Responsible for Maintaining Policy:

Lauren A. Barnes, Director of Compliance, Prosper Marketplace, Inc.

Last Revised:  April 8, 2008

Exhibit I
Bank Secrecy Act Policy

Background

Prosper Marketplace, Inc. (“Prosper”) provides a person-to-person online credit auction platform that facilitates loans to borrowers with interest rates set through auction-style competitive bidding among individuals or institutions willing to commit their funds to loans. Prosper is committed to complying with applicable provisions of the Bank Secrecy Act (“BSA”) and all applicable anti-money laundering (“AML”) regulations.

•
All loans originated through the Prosper marketplace are made by WebBank, a Utah-chartered Industrial Bank.  Prosper provides services to WebBank in connection with the origination of such loans (the “Program”) and Prosper services loans made to Prosper borrowers on behalf of registered Prosper lenders who purchase such loans. In connection with the Program, Prosper will develop, administer, and maintain the following program for compliance with the BSA, including record keeping and reporting requirements.

1)	Bank Secrecy Act

The BSA requires banks and other institutions vulnerable to money laundering to take a number of precautions against financial crime.  Specifically, the act requires financial institutions to keep records of cash purchases of negotiable instruments, file reports of cash transactions exceeding $10,000 (daily aggregate amount), and to report suspicious activity that might signify money laundering, tax evasion, or other criminal activities.

Financial institutions’ reports are submitted to the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”). FinCEN collects and then analyzes the information submitted to support law enforcement investigations and provide U.S. policy makers with strategic analyses of domestic worldwide money laundering developments, trends, and patterns.

a. Currency Transaction Reports

A Currency Transaction Report (“CTR”) must be completed and filed any time a financial institution engages in a "transaction in currency" that exceeds $10,000.  Under the BSA, only "transactions in currency" must be reported.  According to the law, a "transaction in currency" occurs every time a person or a business deposits, withdraws or exchanges more than $10,000 in cash.

Exhibit I
Bank Secrecy Act Policy

Used in this context, “currency” means the coin and/or paper money of any country that is designated as legal tender by the country of issuance. This definition only includes physical transfers of cash, either in or out of a financial institution.  The transaction must involve actual currency in order to be reportable.  Deposits or withdrawals by check and other non-cash transactions are not subject to the CTR filing requirement.

Also, CTRs are only triggered if a physical transfer or exchange occurs.  As a result, transfers between accounts, wire transfers, and other operational transactions that do not involve the physical transfer of cash are not subject to CTR filing requirements.

Prosper is an entirely online business (does not have physical branch locations) and does not deal in cash.  Once a loan is fully funded, proceeds equal to the amount of the loan are disbursed into the borrower’s designated deposit account using the Automated Clearing House (ACH) network for transmission of the funds.  Borrowers can make monthly payments on their loan either through an electronic funds transfer (EFT) or bank draft.  Prosper does not accept cash payments for loans.  Once the Borrower has made a payment on his/her loan, Prosper passes along the funds (minus any applicable fees) to the loan purchaser (“Lender”) via an ACH transfer.  Prosper does not engage in physical transfers or exchanges of funds.

2)	Customer Identification

In response to the September 11, 2001 terrorist attacks, Congress passed the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“Patriot Act”). Title III of the Patriot Act is the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Among other things, Section 326 of the Patriot Act supplemented the existing BSA framework by strengthening customer identification procedures and established minimum procedures for identification verification for all new accounts.

a.	Definitions

For purposes of this Policy, the following terms have the same meanings as those found in the Department of Treasury’s CIP Regulations (see 31 CFR § 103.11 and 103.121).  Specifically:

i.	Account. Account means a formal banking relationship established to provide or engage in services, dealings, or other financial transactions including a deposit account, a transaction or asset

Exhibit I
Bank Secrecy Act Policy

ii.
account, a credit account, or other extension of credit. Account also includes a relationship established to provide a safety deposit box or other safekeeping services, or cash management, custodian, and trust services.

iii.
Customer.  A Customer is (A) A person that opens a new account; and (B) An individual who opens a new account for: (1) An individual who lacks legal capacity, such as a minor; or (2) An entity that is not a legal person, such as a civic club.  For purposes of this definition, a customer can be an individual, corporation, partnership, trust, estate, joint stock company, association, syndicate, joint venture, other unincorporated group, certain Indian Tribes, or any recognized legal entity.  A customer does not include a person that has an existing account with the financial institution, provided that the institution has a reasonable belief that it knows the true identity of the person.

Prosper has two types of customers: Borrowers and Lenders. Borrowers may be any person who is a U.S. resident in a state where Prosper is licensed or otherwise authorized or permitted to lend.  Only individuals (i.e., not groups or corporate entities) can borrow money.  Lenders can be any person who is a U.S. resident with a bank account and a Social Security number or any institution with a taxpayer identification number. Therefore, lenders can be either an individual or an organization/business.

b.	Identification of Customers

When a customer registers for an Individual Account, Prosper obtains his or her name, Social Security number, and date of birth. In addition, Prosper obtains the following information:
•	Primary address (either a residential address or a military APO/FPO address);
•	Mailing Address, if different from primary address;
•	Contact phone number;
•	Contact email address; and
•	Routing number and account number of preferred bank account.

When a customer registers for a Corporate Account, Prosper obtains the above information for an agent acting on behalf of the corporation, but also requests their Taxpayer Identification Number (TIN) and Articles of Incorporation showing the individual to be an authorized agent for the organization.

Exhibit I
Bank Secrecy Act Policy

Registration cannot be completed nor can an account be opened without this information being provided.

Documents are not typically required during registration, but may be requested based on certain risk triggers, such as when verification fails or prior to the customer’s first financial transaction.

c.	Verification of Customer Identity

Prosper employs a variety of non-documentary methods during the account set-up process and prior to the first financial transaction to verify the identity of the customer.

The following section details the procedures Prosper uses to verify a Customer’s identity.

i.	At the time a Customer registers for a Prosper Account:

•
Email Verification: Prosper sends an email to the Customer at the email address he/she enters at the time of registration.  This email contains a security code that must be entered to activate the account. Only customers who receive this email and enter the security code can successfully open an account.

•
Verification of Personally Identifiable Information: Prosper verifies Personally Identifiable Information (“PII”) provided by the customer against data on file with credit reporting agencies and other identity and anti-fraud verification databases.  In order to pass the verification, the Customer’s PII must have an acceptable degree of matching.  If the relative degree of matching is not sufficient, the Customer may be verified through Knowledge-Based Authentication.

•
Knowledge-Based Authentication: depending on the degree of matching of the customer information provided to the identity and anti-fraud verification databases, the customer may be asked a series of personal questions supplied from an identity database. These questions are designed so that only the actual individual to whom they pertain would know the appropriate responses.  Prosper then checks the Customer’s answers against an identity database and a risk score is calculated which is used to:

o	Deny the account opening request;
o	Recommend additional documentary verification; or

Exhibit I
Bank Secrecy Act Policy

o	Allow the account to be opened.
▪	Note: If the account is opened, this risk score will continue to be associated to the account and will be included in transaction decisions.

Prosper uses a risk-based approach to the level of verification a Customer undergoes, as additional verification measures are taken depending on the accuracy of the information the Customer provides and the type of transactions the Customer initiates.

ii. At the time a Customer requests a loan, the following additional verification steps may be requested:

•
Address Verification: a security postcard containing an address verification code is sent to the customer input mailing address. In order to receive a loan, the customer must retrieve the postcard and enter the code prior to loan origination.

•
Bank Account Ownership Verification: Prosper takes reasonable steps to verify that the Customer is an authorized owner of the bank account to which loan funds will be transferred. Depending on the bank the Customer uses, Prosper will either:

o	Call the bank’s verification team to confirm ownership; or
o	Request a check or bank statement from the customer that lists them as the named owner of the account.

•
Employment Verification: Based on risk characteristics of the loan request, some applicants are flagged for employment verification. Once flagged for employment verification, Prosper will attempt to confirm the applicant’s employment status by contacting the named employer.  Some applicants may also be asked to provide documented employment verification.

•
Income Verification: Some Customers requesting a loan are flagged for income verification. Income verification is completed by document verification and may require the Customer to provide a copy of their paystub and previous year’s W2.

•
Phone Verification/Fraud Screen: Some accounts requesting a loan are flagged for phone verification and/or fraud screen. Phone Verification is completed by database look-up of the phone number owner information and/or direct contact with the

Exhibit I
Bank Secrecy Act Policy

•	customer via the input phone. Additional fraud screening may be employed when the customer is on the phone.

A Customer’s failure to pass any of the above verification procedures will result in:
•	Denial of the loan request; and/or
•	Escalation for document verification.

iv.	When a Customer wishes to become a Lender, Prosper will utilize the following additional verification processes:

•
Bank Account Access Verification: If available, the prospective Lender can provide Prosper with their online bank account username and password for the account from which they intend to transact.  This information is used to establish the ability to access (and therefore ownership over) the account.  Where this type of verification is not available, or if the prospective Lender prefers, Prosper will verify bank account access using Micro-Deposit Verification (“MDV”). During MDV, a small deposit and a small withdrawal are made from the Customer’s bank account. The prospective Lender is then asked to provide the amounts of the deposit and withdrawal.

•
Bank Account Ownership Verification: Prosper takes reasonable steps to verify that the Customer is an authorized owner of the bank account to which loan funds will be transferred. Depending on the bank the Customer uses, Prosper will either:

o	Call the bank’s verification team to confirm ownership; or
o	Request a check or bank statement from the customer that lists them as the named owner of the account.

A Customer’s failure to pass any of the above verification procedures will result in:
•	Denial of the Customer’s request to set up a Lender account; and/or
•	Escalation for document verification.

d.	Screening Against Government Lists

As part of the Identity Information Verification Process, information provided by the Customer is cross-checked against federal government agency lists of known or suspected terrorists or terrorist organizations.

Exhibit I
Bank Secrecy Act Policy

This includes the Office of Foreign Assets and Control’s (“OFAC”) Specially Designated Nationals list.

Where there is a positive match to any individual on the list, Prosper will deny the individual’s request to open an account.

e.	Verification of Customer Identity via Documentary Methods

At any point during the registration or account set-up process, a Customer can be flagged for document verification based on pre-determined risk factors. If an account is flagged, Prosper will send the Customer a request to provide the following documents:

•	Driver’s License or Government-Issued Identity Card
•	Voided Check or Bank Statement

Additionally, depending on the Identity Information Verification results and the riskiness of the financial transaction, the customer may be asked to supply the following:

•	Social Security card
•	Utility Bill or Bank Statement showing primary Address
•	Current Pay Stub and their most recent W2.
•	Military ID card and Orders of Deployment

Failure to provide sufficient documents in response to Prosper’s request will result in:

•	Denial of the account request
•	Denial of the transaction request and/or suspension of the account

f.	Recordkeeping

A record for each Customer that includes all identifying information must be made and maintained for five years after the Customer’s Account is closed or becomes dormant.  A record for each Customer includes:
(1)	a description of any document used for verification of identity, including any identification number, place of issuance and, if any, the date of issuance and the expiration date;

Exhibit I
Bank Secrecy Act Policy

(2)	a description of the methods and results of any non-documentary measures undertaken to verify the identity of the Customer; and
(3)
a description of the resolution of any substantive discrepancy discovered when verifying the identifying information obtained from a Customer must be made and maintained for five years after the record was made.

g.	Customer Notice

Section 326 of the PATRIOT Act requires financial institutions to provide customers with adequate notice that the information being requesting is to verify their identities.

Prosper’s process requires customers who are registering as borrowers or lenders to expressly authorize Prosper and WebBank to obtain information the customer’s credit profile with the Experian credit bureau to confirm the customer’s identity to avoid fraudulent transactions in the customer’s name.

Additionally, Prosper provides the following Notice of Customer Information Program in accordance with regulations implementing Section 326:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you.

We may also ask to see your driver’s license or other identifying documents.

3)  Office of Foreign Assets and Control Policy

Historically, the U.S. Government has used economic sanctions as a tool against foreign governments, some of which have been identified as supporting terrorism. Since 1995, the U.S. Government has also used

Exhibit I
Bank Secrecy Act Policy

economic sanctions as a tool against international terrorist organizations, marking a significant departure from the traditional use of sanctions against countries or regimes. Following the events of September 11, 2001, President Bush issued Executive Order 13224, significantly expanding the scope of U.S. sanctions against international terrorists and terrorist organizations. The combination of programs targeting international terrorist organizations with those targeting terrorism-supporting governments constitutes a wide-ranging assault on international terrorism and its supporters and financiers.

The lead office for implementing sanctions with respect to assets of international terrorist organizations and terrorism-supporting countries is the Department of the Treasury’s Office of Foreign Assets Control (“OFAC”).  OFAC administers and enforces economic sanctions programs primarily against countries and groups of individuals, such as terrorists and narcotics traffickers. The sanctions can be either comprehensive or selective, using the blocking of assets and trade restrictions to accomplish foreign policy and national security goals.

In general, these regulations:

•	Require blocking of accounts and other assets of specified countries, entities, and persons.
•	Prohibit unlicensed trade and financial transactions with specified countries, entities, and persons.

Prosper sends all new account information to Experian’s Authentication Service, which provides a flag indicating that a new account contains a possible match to the OFAC Specially Designated Nationals (“SDN”) List.     Pursuant to their services, Experian holds responsibility for maintaining a current OFAC list.  Possible matches to the list are flagged for manual review by a verification agent. Where manual verification fails, Prosper will:

•	Deny the account request;
•	Deny the transaction request; and/or
•	Suspend the account.

All customers opening accounts with Prosper are sent through this process.

Prosper will keep a full and accurate record of each rejected transaction for at least five years after the date of the transaction, and, for blocked property (including blocked transactions) records will be maintained for

Exhibit I
Bank Secrecy Act Policy

the period the property is blocked and for five years after the date the property is unblocked.

4)  Know Your Customer Policy

Prosper takes a risk-based approach to the customer diligence process.  These procedures allow Prosper to form a reasonable belief that it knows the true identity of its customers.  A Customer that fails any stage of the outlined verification procedures, or that exhibits other risk factors, is manually reviewed by Prosper’s Risk team.  This team has the ability to request additional information and/or documentation on a case-by-case basis.  Additionally, all bidders on loans are verified as part of Prosper’s Lender Registration process, which obtains sufficient data to develop an understanding of normal and expected activity for the Customer’s occupation or business operations.  The individuals performing these reviews are trained to recognize key risk factors for money laundering.

Specifically, Prosper recognizes the following risk factors:

For Loans:
Identity Verification Results (Match to Data & Answers to Questions)
Loan Size
Credit Data
Login Behavior
Social Criteria (whether the Customer is a part of a Prosper Group, has registered Prosper “Friends,” the Customer’s relationship to other Prosper members, etc.)

For Transfers:
Identity Verification Results (Match to Data & Answers to Questions)
Transfer Amount
Source of Funds
Login Behavior
Social Criteria (whether the Customer is a part of a Prosper Group, has registered Prosper “Friends,” the Customer’s relationship to other Prosper members, etc.)

Much of the Customer Due Diligence (“CDD”) information is confirmed through an information-reporting agency, bank verification, and correspondence and telephone conversations with the customer. Additional steps Prosper takes may include obtaining third-party references or researching public information (e.g., on the Internet or commercial databases).  Prosper’s CDD processes includes periodic risk

Exhibit I
Bank Secrecy Act Policy

based monitoring of the customer relationship to determine whether there are substantive changes to the original CDD information (e.g., change in employment or business operations).

Customer Due Diligence policies, procedures, and processes should be commensurate with the institution’s BSA/AML risk profile, paying particular attention to high-risk customers.  Based on FFIEC guidance, Prosper’s anti-money laundering risk is relatively low because Prosper offers limited products and services, loans are made to individuals only, and its services are limited to residents of the United States (Prosper does not allow international or foreign correspondence accounts).

5)	Suspicious Activity Monitoring and Reporting

Banks are required to report suspicious activity that may involve money laundering, BSA violations, terrorist financing, and certain other crimes above prescribed dollar thresholds.

Any customer or transaction that fails any stage of Prosper’s verification procedures or that exhibits other risk factors is manually reviewed by Prosper’s Risk team.  As a part of this process, if Prosper knows, suspects, or has reason to suspect, (1) insider abuse (in any amount), or (2) any suspicious transaction involving a violation of federal law of $5,000 or more, Prosper will aid WebBank in filing its Suspicious Activity Report (“SAR”) by providing sufficient information for WebBank to complete its Treasury Form TD F 90-22.47.

Prosper will develop and maintain sufficient operational procedures to allow its employees to identify red flags for suspicious activity, including when transactions are:

•	Obtained from illegal activity
•	Intended or conducted to hide or disguise funds or assets derived from illegal activity
•	Designed to evade any reporting requirements of the Bank Secrecy Act (BSA)
•	Transacted with no business or lawful purpose
•	Not the sort the customer normally engages
•	Prosper knows of no reasonable explanation for the transaction after examining available facts including the background and possible purpose of the transaction

Exhibit I
Bank Secrecy Act Policy

Prosper, its directors, officers, employees, and agents will not notify any person involved in the suspicious transaction that information has been provided to WebBank for purposes of filing a SAR, or that a SAR has been reported.

Prosper shall retain the information provided to WebBank for the purposes of filing SARs and any supporting documentation for five (5) years from the date the information was reported.

6)	FinCEN Information Requests

Section 314(a) of the PATRIOT Act allows law enforcement agencies to work in conjunction with Financial Crimes Enforcement Network (“FinCEN”) to require a financial institution to search its records to determine whether it maintains or has maintained accounts for, or has engaged in transactions with, any specified individual, entity, or organization.

When WebBank receives an information request, Prosper will conduct a one-time search of its records to identify accounts or transactions of a named suspect.  Prosper will search its records for current accounts, accounts maintained during the preceding 12 months, and transactions conducted outside of an account by or on behalf of a named suspect during the preceding six (6) months.  Because WebBank must report any positive matches to FinCEN within 14 days, Prosper will search its records and report to WebBank within 5 days of its receiving notice from WebBank.  No details should be provided to WebBank or FinCEN other than the fact that Prosper has identified a match.  Although WebBank is not required to file a negative response with FinCEN, Prosper will notify WebBank of its scan results regardless of the outcome.

Section 314(b) of the PATRIOT Act encourages financial institutions and associations of financial institutions located in the United States to share information in order to identify and report activities that may involve terrorist activity or money laundering.  If WebBank chooses to voluntarily participate in section 314(b), Prosper will follow the same procedures for reviewing and evaluating its records and notifying WebBank of the results as for 314(a) requests.

Executed 9/14/2010

EXHIBIT 10.4

CONFIDENTIAL TREATMENT REQUESTED BY PROSPER MARKETPLACE, INC.

WEBBANK

and

PROSPER MARKETPLACE, INC.

AMENDED AND RESTATED

LOAN SALE AGREEMENT

Dated as of September 14, 2010

This AMENDED AND RESTATED LOAN SALE AGREEMENT (this “Agreement”), dated as of September 14, 2010 (“Effective Date”), is made by and between WEBBANK, a Utah-chartered industrial bank having its principal location in Salt Lake City, Utah (“Bank”), and PROSPER MARKETPLACE, INC., a Delaware corporation, having its principal location in San Francisco, California (“Company”).

WHEREAS, Bank desires to sell to Company, and Company desires to purchase from Bank, the Loan Accounts established by Bank pursuant to the Loan Account Program Agreement;

WHEREAS, Bank and Company previously entered into a Loan Sale Agreement dated as of April 14, 2008 (the “Existing Sale Agreement”), pursuant to which Company agreed to purchase certain loan accounts originated by Bank; and

WHEREAS, Bank and Company desire to amend and restate the Existing Sale Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Company agree as follows:

1. Definitions; Effectiveness.

(a)	The terms used in this Agreement shall be defined as set forth in Schedule 1, and the rules of construction set forth in Schedule 1 shall apply to this Agreement.

(b)
This Agreement shall be effective as of the Effective Date and, as of the Effective Date, shall supersede and replace the Existing Sale Agreement (except that, as provided in section 1(c), the Existing Sale Agreement will govern the purchase of Loan Accounts originated prior to the Effective Date).  This Agreement shall apply to all Loan Accounts originated by Bank during the term of this Agreement, beginning on the Effective Date.  Loans originated on or after the Effective Date shall not be subject to the Existing Sale Agreement.

(c)
All Loan Accounts originated by Bank prior to the Effective Date shall be governed by the terms of the Existing Sale Agreement as in effect at the time that such Loan Accounts were originated, and shall not be subject to the terms of this Agreement.

(d)	This Agreement shall not operate so as to render invalid or improper any action heretofore taken under the Existing Sale Agreement.

2. Purchase of Loan Accounts; Payment to Bank; Reporting to Bank.

(a)	The terms of Schedule 2 shall apply as if fully set forth in this Agreement.

(b)
On each Closing Date, Company shall purchase the Loan Accounts established by Bank that are identified on the Funding Statement received by Bank on [*].  Company shall effectuate its purchase of the Loan Accounts by depositing a sum equal to the Funding

* Confidential Treatment Requested

(c)
Amount for the Funding Statement from [*] (which shall equal the aggregate Purchase Price for such Loan Accounts) by wire transfer received in the Funding Account no later than [*] on the Closing Date.  Prior to the first Funding Date, Bank shall provide to Company the account number and routing number for the Funding Account.

(d)
To the extent that such materials are in Bank’s possession, upon Company’s request, Bank agrees to cause to be delivered to Company, at Company’s cost, loan files on all Loan Accounts purchased by Company pursuant to this Agreement within one (1) Business Day of the related Closing Date.  Such loan files shall include the application for the Loan Account, the Loan Account Agreement, confirmation of delivery of the Loan Account Agreement to the Borrower, and such other materials as Company may reasonably require (all of which may be in electronic form); provided that Bank may retain copies of such information as necessary to comply with Applicable Laws.

3. Ownership of Loan Accounts.

(a)
On and after each Closing Date, subject to Company’s payment of the Purchase Price on each such date, Company shall be the sole owner for all purposes (e.g., tax, accounting and legal) of the Loan Accounts purchased from Bank on such date.  Bank agrees to make entries on its books and records to clearly indicate the sale of the Loan Accounts to Company as of each Closing Date.  Company agrees to make entries on its books and records to clearly indicate the purchase of the Loan Accounts as of each Closing Date.

(b)	Bank does not assume and shall not have any liability to Company for the repayment of any Loan Proceeds or the servicing of the Loan Accounts after the related Closing Date.

(c)	Company may not securitize the Loan Accounts, or any amounts owing thereunder, without the prior written consent of Bank, which consent may be withheld or conditioned in Bank’s sole discretion.

4. Representations and Warranties of Bank.

(a)	Bank hereby represents and warrants to Company as of the Effective Date of this Agreement and as of each Closing Date that:

(1)
Bank is an FDIC-insured Utah-chartered industrial bank, duly organized, validly existing under the laws of the State of Utah and has full corporate power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement and the transfer of the Loan Accounts have been duly authorized and are not in conflict with and do not violate the terms of the charter or bylaws of Bank and will not result in a material breach of or constitute a default under, or require any consent under, any indenture, loan or agreement to which Bank is a party;

(2)	All approvals, authorizations, licenses, registrations, consents, and other actions

* Confidential Treatment Requested

(3)
by, notices to, and filings with, any Person that may be required in connection with the execution, delivery, and performance of this Agreement by Bank, have been obtained (other than those required to be made to or obtained from Borrowers);

(4)
This Agreement constitutes a legal, valid, and binding obligation of Bank, enforceable against Bank in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect (including the rights and obligations of receivers and conservators under 12 U.S.C. §§ 1821(d) and (e)), which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(5)
There are no proceedings or investigations pending or, to the best knowledge of Bank, threatened against Bank (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by Bank pursuant to this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Bank, would materially and adversely affect the performance by Bank of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) would have a materially adverse financial effect on Bank or its operations if resolved adversely to it;

(6)	Bank is not Insolvent; and

(7)
The execution, delivery and performance of this Agreement by Bank comply with Utah and federal banking laws specifically applicable to Bank’s operations; provided that Bank makes no representation or warranty regarding compliance with Utah or federal banking laws relating to consumer protection, consumer lending, usury, loan collection, anti-money laundering, data security or privacy as they apply to the operation of the Program.

(b)
The representations and warranties set forth in this Section 4 shall survive the sale, transfer and assignment of the Loan Accounts to Company pursuant to this Agreement and, with the exception of those representations and warranties contained in subsection 4(a)(4), shall be made continuously throughout the term of this Agreement.  In the event that any investigation or proceeding of the nature described in subsection 4(a)(4) is instituted or threatened against Bank, Bank shall promptly notify Company of such pending or threatened investigation or proceeding (unless prohibited from doing so by Applicable Laws or the direction of a Regulatory Authority).

5. Representations and Warranties of Company.

(a)	Company hereby represents and warrants to Bank, as of the Effective Date and each Closing Date that:

(1)	Company is a corporation, duly organized and validly existing in good standing under the laws of the State of Delaware, and has full power and authority to

(2)
execute, deliver, and perform its obligations under this Agreement; the execution, delivery, and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of the articles or bylaws of Company and will not result in a material breach of or constitute a default under or require any consent under any indenture, loan, or agreement to which Company is a party;

(3)
All approvals, authorizations, consents, and other actions by, notices to, and filings with any Person required to be obtained for the execution, delivery, and performance of this Agreement by Company, have been obtained;

(4)
This Agreement constitutes a legal, valid, and binding obligation of Company, enforceable against Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(5)
There are no proceedings or investigations pending or, to the best knowledge of Company, threatened against Company (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by Company pursuant to this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Company, would materially and adversely affect the performance by Company of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) except as set forth on Schedule 5(a)(4), that would have a materially adverse financial effect on Company or its operations if resolved adversely to it;

(6)	Company is not Insolvent; and

(7)	The execution, delivery and performance of this Agreement by Company comply with Applicable Laws.

(b)
The representations and warranties set forth in this Section 5 shall survive the sale, transfer and assignment of the Loan Accounts to Company pursuant to this Agreement and, with the exception of those representations and warranties contained in subsection 5(a)(4), shall be made continuously throughout the term of this Agreement.  In the event that any investigation or proceeding of the nature described in subsection 5(a)(4) is instituted or threatened against Company, Company shall promptly notify Bank of such pending or threatened investigation or proceeding (unless prohibited from doing so by Applicable Laws or the direction of a Regulatory Authority).

6. Conditions Precedent to the Obligations of Company.

(a)	The obligations of Company under this Agreement are subject to the satisfaction of the following conditions precedent on or prior to each Closing Date:

(1)	As of each Closing Date, no action or proceeding shall have been instituted or

(2)
threatened against Company or Bank to prevent or restrain the consummation of the transactions contemplated hereby, and, on each Closing Date, there shall be no injunction, decree, or similar restraint preventing or restraining such consummation;

(3)	The representations and warranties of Bank set forth in Section 4 shall be true and correct in all material respects on each Closing Date as though made on and as of such date; and

(4)	The obligations of Bank set forth in this Agreement to be performed on or before each Closing Date shall have been performed in all material respects as of such date by Bank.

7. Conditions Precedent to the Obligations of Bank.

(a)	The obligations of Bank in this Agreement are subject to the satisfaction of the following conditions precedent on or prior to each Closing Date:

(1)
As of each Closing Date, no action or proceeding shall have been instituted or threatened against Company or Bank to prevent or restrain the consummation of the purchase or other transactions contemplated hereby, and, on each Closing Date, there shall be no injunction, decree, or similar restraint preventing or restraining such consummation;

(2)	The representations and warranties of Company set forth in the Program Documents shall be true and correct in all material respects on each Closing Date as though made on and as of such date; and

(3)	The obligations of Company set forth in the Program Documents to be performed on or before each Closing Date shall have been performed in all material respects as of such date by Company.

8. Term and Termination.

(a)
This Agreement shall have an initial term beginning on the Effective Date and ending thirty-five (35) months thereafter (the “Initial Term”) and shall renew automatically for two (2) successive terms of one (1) year each (each a “Renewal Term,” collectively, the Initial Term and Renewal Term(s) shall be referred to as the “Term”), unless either Party provides notice of non-renewal to the other Party at least ninety (90) days prior to the end of the Initial Term or any Renewal Term or this Agreement is earlier terminated in accordance with the provisions hereof.

(b)
In the event that Company terminates the Loan Account Program Agreement pursuant to Section 10(c) thereof, this Agreement shall automatically terminate on the effective date of termination of the Loan Account Program Agreement.

(c)	A Party shall have the right to terminate this Agreement immediately upon written notice to the other Party in any of the following circumstances:

(d)
any representation or warranty made by the other Party in this Agreement shall be incorrect in any material respect and shall not have been corrected within thirty (30) Business Days after written notice thereof has been given to such other Party;

(1)
the other Party shall default in the performance of any obligation or undertaking under this Agreement and such default shall continue for thirty (30) Business Days after written notice thereof has been given to such other Party;

(2)
the other Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of a trustee, receiver, liquidator,  conservator, custodian, or other similar official or to any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(3)
an involuntary case or other proceeding, whether pursuant to banking regulations or otherwise, shall be commenced against the other Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property or an order for relief shall be entered against either Party under the federal bankruptcy laws as now or hereafter in effect;

(4)	there is a materially adverse change in the financial condition of the other Party; or

(5)	either Party has terminated the Loan Account Program Agreement and any applicable notice period provided in the Loan Account Program Agreement has expired.

(e)
Bank may terminate this Agreement immediately upon written notice to Company if Company defaults on its obligation to make a payment to Bank as provided in Section 2 of this Agreement or if Company fails to maintain the Required Balance in the Collateral Account as required by Section 31 of this Agreement.

(f)
The termination of this Agreement either in part or in whole shall not discharge any Party from any obligation incurred prior to such termination, including any obligation with respect to Loan Accounts sold prior to such termination.

(g)
Upon termination of this Agreement, Company shall purchase any Loan Accounts established by Bank under the Loan Account Program Agreement prior to and on the date of termination of the Loan Account Program Agreement that have not already been purchased by Company and any Loan Accounts originated by Bank after termination of

(h)	this Agreement, if such Loan Accounts are originated in accordance with Section 10(e) of the Loan Account Program Agreement.

(i)
Bank may terminate this Agreement immediately upon written notice to Company if Bank incurs any Loss that would have been subject to indemnification under Section 10(a) but for the application of Applicable Laws that limit or restrict Bank’s ability to seek such indemnification.

(j)	The terms of this Section 8 shall survive the expiration or earlier termination of this Agreement.

9. Confidentiality.

(a)
Each Party agrees that Confidential Information of the other Party shall be used by such Party solely in the performance of its obligations and exercise of its rights pursuant to the Program Documents.  Except as required by Applicable Laws or legal process, neither Party (the “Restricted Party”) shall disclose Confidential Information of the other Party to third parties; provided, however, that the Restricted Party may disclose Confidential Information of the other Party (i) to the Restricted Party’s Affiliates, agents, representatives or subcontractors for the sole purpose of fulfilling the Restricted Party’s obligations under this Agreement (as long as the Restricted Party exercises reasonable efforts to prohibit any further disclosure by its Affiliates, agents, representatives or subcontractors), provided that in all events, the Restricted Party shall be responsible for any breach of the confidentiality obligations hereunder by any of its Affiliates, agents (other than Company as agent for Bank), representatives or subcontractors, (ii) to the Restricted Party’s auditors, accountants and other professional advisors, or to a Regulatory Authority, or (iii) to any other third party as mutually agreed by the Parties.

(b)	A Party’s Confidential Information shall not include information that:

(1)	is generally available to the public;

(2)	has become publicly known, without fault on the part of the Party who now seeks to disclose such information (the “Disclosing Party”), subsequent to the Disclosing Party acquiring the information;

(3)	was otherwise known by, or available to, the Disclosing Party prior to entering into this Agreement; or

(4)
becomes available to the Disclosing Party on a non-confidential basis from a Person, other than a Party to this Agreement, who is not known by the Disclosing Party after reasonable inquiry to be bound by a confidentiality agreement with the non-Disclosing Party or otherwise prohibited from transmitting the information to the Disclosing Party.

(c)
Upon written request or upon the termination of this Agreement, each Party shall, within thirty (30) days, return to the other Party all Confidential Information of the other Party in its possession that is in written form, including by way of example, but not limited to, reports, plans, and manuals; provided, however, that either Party may maintain in its possession all such Confidential Information of the other Party required to be maintained

(d)
under Applicable Laws relating to the retention of records for the period of time required thereunder or stored on such Party’s network as part of standard back-up procedures (provided that such information shall remain subject to the confidentiality provisions of this Section 9).

(e)
In the event that a Restricted Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information of the other Party, the Restricted Party shall provide the other Party with prompt notice of such request(s) so that the other Party may seek an appropriate protective order or other appropriate remedy and/or waive the Restricted Party’s compliance with the provisions of this Agreement.  In the event that the other Party does not seek such a protective order or other remedy, or such protective order or other remedy is not obtained, or the other Party grants a waiver hereunder, the Restricted Party may furnish that portion (and only that portion) of the Confidential Information of the other Party which the Restricted Party is legally compelled to disclose and shall exercise such efforts to obtain reasonable assurance that confidential treatment shall be accorded any Confidential Information of the other Party so furnished as the Restricted Party would exercise in assuring the confidentiality of any of its own Confidential Information.

(f)	The terms of this Section 9 shall survive the expiration or earlier termination of this Agreement.

10. Indemnification.

(a)
Company agrees to defend, indemnify, and hold harmless Bank and its Affiliates, and the officers, directors, employees, representatives, shareholders, agents and attorneys of such entities (the “Indemnified Parties”) from and against any and all claims, actions, liability, judgments, damages, costs and expenses, including reasonable attorneys’ fees (“Losses”) to the extent arising from Bank’s participation in the Program as contemplated by the Program Documents (including Losses arising from a violation of Applicable Laws or a breach by Company or its agents or representatives of any of Company’s representations, warranties, obligations or undertakings under the Program Documents), unless such Loss results from (i) the gross negligence or willful misconduct of Bank, or (ii) Bank’s failure to timely transfer the Funding Amount to the Disbursement Account to the extent required under Section 6(b) of the Loan Account Program Agreement, provided that Company is not in breach of any of its obligations under the Program Documents, including, but not limited to, its obligations with respect to the purchase of Loan Accounts under this Agreement.

(b)
To the extent permitted by Applicable Laws, any Indemnified Party seeking indemnification hereunder shall promptly notify Company, in writing, of any notice of the assertion by any third party of any claim or of the commencement by any third party of any legal or regulatory proceeding, arbitration or action, or if the Indemnified Party determines the existence of any such claim or the commencement by any third party of any such legal or regulatory proceeding, arbitration or action, whether or not the same shall have been asserted or initiated, in any case with respect to which Company is or may be obligated to provide indemnification (an “Indemnifiable Claim”), specifying in reasonable detail the nature of the Loss and, if known, the amount or an estimate of the amount of the Loss; provided, that failure to promptly give such notice shall only limit

(c)
the liability of Company to the extent of the actual prejudice, if any, suffered by Company as a result of such failure.  The Indemnified Party shall provide to Company as promptly as practicable thereafter information and documentation reasonably requested by Company to defend against the Indemnifiable Claim.

(d)
Company shall have ten (10) days after receipt of any notification of an Indemnifiable Claim (a “Claim Notice”) to notify the Indemnified Party of Company’s election to assume the defense of the Indemnifiable Claim and, through counsel of its own choosing, and at its own expense, to commence the settlement or defense thereof, and the Indemnified Party shall cooperate with Company in connection therewith if such cooperation is so requested and the request is reasonable; provided that Company shall hold the Indemnified Party harmless from all its reasonable out-of-pocket expenses, including reasonable attorneys’ fees, incurred in connection with the Indemnified Party’s cooperation; provided, further, that if the Indemnifiable Claim relates to a matter before a Regulatory Authority, the Indemnified Party may elect, upon notice to Company, to assume the defense of the Indemnifialbe Claim at the cost of and with the cooperation of Company.  If the Company assumes responsibility for the settlement or defense of any such claim, (i) Company shall permit the Indemnified Party to participate at the Indemnified Party’s expense in such settlement or defense through counsel chosen by the Indemnified Party; provided that, in the event that both Company and the Indemnified Party are defendants in the proceeding and the Indemnified Party shall have reasonably determined and notified Company that representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them, then the fees and expenses of one such counsel for all Indemnified Parties in the aggregate shall be borne by Company; and (ii) Company shall not settle any Indemnifiable Claim without the Indemnified Party’s consent.

(e)
If the Company does not notify the Indemnified Party within ten (10) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, or if Company fails to contest vigorously any such Indemnifiable Claim, or if the Indemnified Party elects to control the defense of an Indemnifiable Claim as permitted by Section 10(c), then, in each case, the Indemnified Party shall have the right, upon notice to the Company, to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided that the Indemnified Party shall notify Company prior thereto of any compromise or settlement of any such Indemnifiable Claim.  No action taken by the Indemnified Party pursuant to this paragraph (d) shall deprive the Indemnified Party of its rights to indemnification pursuant to this Section 10.

(f)	All amounts due under this Section 10 shall be payable not later than ten (10) days after written demand therefor.

(g)	The terms of this Section 10 shall survive the expiration or earlier termination of this Agreement.

11. Assignment.  This Agreement and the rights and obligations created under it shall be binding upon and inure solely to the benefit of the Parties and their respective successors, and permitted assigns.  Neither Party shall be entitled to assign or transfer any rights or obligations under this Agreement (including by operation of law) without the prior written consent of the other Party, which shall not be

12. unreasonably withheld or delayed.  No assignment made in conformity with this Section 11 shall relieve a Party of its obligations under this Agreement.

13. Third Party Beneficiaries.  Nothing contained herein shall be construed as creating a third-party beneficiary relationship between either Party and any other Person.

14. Proprietary Materials.  Bank hereby provides Company with a non-exclusive right and non-assignable license to use and reproduce Bank’s name, logo, registered trademarks and service marks (collectively “Marks”) as necessary to fulfill each Party’s obligations under this Agreement; provided, however, that (a) Company shall obtain Bank’s prior written approval for the use of Bank’s Marks and such use shall at all times comply with written instructions provided by Bank regarding the use of its Marks; and (b) Company acknowledges that, except as specifically provided in this Agreement, it shall acquire no interest in Bank’s Marks.  Upon termination of this Agreement, Company shall cease using Bank’s Marks.  Neither Party may use the other Party’s Marks in any press release without the prior written consent of the other Party.

15. Notices.  All notices and other communications that are required or may be given in connection with this Agreement shall be in writing and shall be deemed received (a) on the day delivered, if delivered by hand; (b) or the day transmitted, if transmitted by facsimile or e-mail with receipt confirmed; or (c) three (3) Business Days after the date of mailing to the other party, if mailed first-class mail postage prepaid, at the following address, or such other address as either party shall specify in a notice to the other:

To Bank:                                WebBank
Attn: Senior Vice  President – Strategic Partners
6440 S. Wasatch Blvd., Suite 300
Salt Lake City, UT  84121
Tel. 908-251-5798
Fax:  801-993-5015
Email:

With a copy to:
WebBank
Attn:  Compliance Officer
6440 S. Wasatch Blvd., Suite 300
Salt Lake City, UT  84121
Tel. 801-993-5008
Fax:  801-993-5015
Email:

To Company:	Prosper Marketplace, Inc.
111 Sutter Street, 22nd Floor
San Francisco, CA 94104
Attn: Kirk T. Inglis
E-mail Address: kirk@prosper.com
Telephone: (415) 593-5432
Facsimile: (415) 362-7233

Relationship of Parties.  The Parties agree that in performing their responsibilities pursuant to this Agreement, they are in the position of independent contractors.  This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venturer or any association for profit between and among Bank and Company.

16. Retention of Records.  Any Records with respect to Loan Accounts purchased by Company pursuant hereto retained by Bank shall be held as custodian for the account of Bank and Company as owners thereof.  Bank shall provide copies of Records to Company upon reasonable request of Company.

17. Agreement Subject to Applicable Laws.  If (a) either Party has been advised by legal counsel of a change in Applicable Laws or any judicial decision of a court having jurisdiction over such Party or any interpretation of a Regulatory Authority that, in the view of such legal counsel, would have a materially adverse effect on the rights or obligations of such Party under this Agreement or the financial condition of such Party, (b) either Party receives a request of any Regulatory Authority having jurisdiction over such Party, including any letter or directive of any kind from any such Regulatory Authority, that prohibits or restricts such Party from carrying out its obligations under this Agreement, or (c) either Party has been advised by legal counsel that there is a material risk that such Party’s or the other Party’s continued performance under this Agreement would violate Applicable Laws, then the affected Party shall provide written notice to the other Party of such advisement or request and the Parties shall meet and consider in good faith any modifications, changes or additions to the Program or the Program Documents that may be necessary to eliminate such result.  Notwithstanding any other provision of the Program Documents, including Section 8 hereof, if the Parties are unable to reach agreement regarding such modifications, changes or additions to the Program or the Program Documents within ten (10) Business Days after the Parties initially meet, either Party may terminate this Agreement upon five (5) days’ prior written notice to the other Party.  A Party may suspend performance of its obligations under this Agreement, or require the other Party to suspend its performance of its obligations under this Agreement, upon providing the other Party with advance written notice, if any event described in subsection 17(a), (b) or (c) above occurs.

18. Expenses.

(a)	Each Party shall bear the costs and expenses of performing its obligations under this Agreement, unless expressly provided otherwise in the Program Documents.

(b)	Each Party shall be responsible for payment of any federal, state, or local taxes or assessments associated with the performance of its obligations under this Agreement.

(c)	Company shall reimburse Bank for all third party fees incurred by Bank in connection with the performance of this Agreement.

(d)	Company shall pay for Bank’s legal and other professional fees and expenses as provided in subsection 14(e) of the Loan Account Program Agreement.

(e)	Within ten (10) days after receipt of an invoice from Bank, Company shall reimburse Bank for the monthly costs associated with the transfer of funds from the Collateral Account to Company.

19. Examination.  Each Party agrees to submit to any examination that may be required by a Regulatory Authority having jurisdiction over the other Party, during regular business hours and upon reasonable prior notice, and to otherwise provide reasonable cooperation to the other Party in responding to such Regulatory Authority’s inquiries and requests related to the Program.

20. Inspection; Reports.  Each Party, upon reasonable prior notice from the other Party, agrees to submit to an inspection of its books, records, accounts, and facilities relevant to the Program, from time to time, during regular business hours subject to the duty of confidentiality each Party owes to its customers and banking secrecy and confidentiality requirements otherwise applicable to each Party under Applicable Laws.  All expenses of inspection shall be borne by the Party conducting the inspection.  Notwithstanding the obligation of each Party to bear its own expenses of inspection, Company shall reimburse Bank for reasonable out of pocket expenses incurred by Bank in the performance of periodic on site reviews of Company’s financial condition, operations and internal controls, not to exceed the maximum amount per visit of [*].

21. Governing Law; Waiver of Jury Trial.  This Agreement shall be interpreted and construed in accordance with the laws of the State of Utah, without giving effect to the rules, policies, or principles thereof with respect to conflicts of laws.  THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER.  The terms of this Section 21 shall survive the expiration or earlier termination of this Agreement.

22. Manner of Payments.  Unless the manner of payment is expressly provided herein, all payments under this Agreement shall be made by wire transfer to the bank accounts designated by the respective Parties.  Notwithstanding anything to the contrary contained herein, neither Party shall fail to make any payment required of it under this Agreement as a result of a breach or alleged breach by the other Party of any of its obligations under this Agreement or any other agreement, provided that the making of any payment hereunder shall not constitute a waiver by the Party making the payment of any rights it may have under the Program Documents or by law.

23. Brokers.  Neither Party has agreed to pay any fee or commission to any agent, broker, finder, or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions contemplated hereby that would give rise to any valid claim against the other Party for any brokerage commission or finder’s fee or like payment.

24. Entire Agreement.  The Program Documents, including this Agreement and its schedules and exhibits (all of which schedules and exhibits are hereby incorporated into this Agreement), constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede any prior or contemporaneous negotiations or oral or written agreements with regard to the same subject matter.

25. Amendment and Waiver.  This Agreement may be amended only by a written instrument signed by each of the Parties.  The failure of a Party to require the performance of any term of this Agreement or the waiver by a Party of any default under this Agreement shall not prevent a subsequent enforcement of such term and shall not be deemed a waiver of any subsequent breach.  All waivers must be in writing and signed by the Party against whom the waiver is to be enforced.

26. Severability.  Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction, shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions hereof in such jurisdiction or

* Confidential Treatment Requested

rendering such provision or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

27. Interpretation.  The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto, and the same shall be construed neither for nor against either Party, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the Parties.

28. Jurisdiction; Venue.  The Parties consent to the personal jurisdiction and venue of the federal and state courts in Salt Lake City, Utah for any court action or proceeding.  The terms of this Section 28 shall survive the expiration or earlier termination of this Agreement.

29. Headings.  Captions and headings in this Agreement are for convenience only and are not to be deemed part of this Agreement.

30. Counterparts.  This Agreement may be executed and delivered by the Parties in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

31. Collateral Account.  The terms of Schedule 31 shall apply as if fully set forth in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

WEBBANK

By:
Name:
Title:

PROSPER MARKETPLACE, INC.

By:
Name:
Title:

Schedule 1

Definitions

(a)	“ACH” means the Automated Clearinghouse.

(b)
“Affiliate” means, with respect to a Party, a Person who directly or indirectly controls, is controlled by or is under common control with the Party.  For the purpose of this definition, the term “control” (including with correlative meanings, the terms controlling, controlled by and under common control with) means the  power to direct the management or policies of such Person, directly or indirectly, through the ownership of twenty-five percent (25%) or more of  a class of voting securities of such Person.

(c)	“Agreement” means this Loan Sale Agreement.

(d)
“Applicable Laws” means all federal, state and local laws, statutes, regulations and orders applicable to a Party or relating to or affecting any aspect of the Program (including the Loan Accounts), and all requirements of any Regulatory Authority having jurisdiction over a Party, as any such laws, statutes, regulations, orders and requirements may be amended and in effect from time to time during the term of this Agreement.

(e)	“Borrower” means an Applicant or other Person for whom Bank has established a Loan Account and/or who is liable, jointly or severally, for amounts owing with respect to a Loan Account.

(f)	“Business Day” means any day, other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the State of Utah are authorized or obligated by law or executive order to be closed.

(g)	“Claim Notice” shall have the meaning set forth in subsection 10(c).

(h)	“Closing Date” means each date on which Company pays Bank the Purchase Price for a Loan Account and, pursuant to Section 2 hereof, acquires such Loan Account from Bank.

(i)	“Collateral Account” has the meaning set forth in subsection 310.

(j)
“Confidential Information” means the terms and conditions of this Agreement, and any proprietary information or non-public information of a Party, including a Party’s proprietary marketing plans and objectives, that is furnished to the other Party in connection with this Agreement.

(k)	“Disclosing Party” shall have the meaning set forth in subsection 9(b)(2).

(l)	“Effective Date” shall have the meaning set forth in the introductory paragraph of this Agreement.

(m)	“Existing Program Agreement” means the Loan Account Program Agreement dated as of April 14, 2008 between Bank and Company.

(n)	“Existing Sale Agreement” shall have the meaning set forth in the recitals to this Agreement.

(o)	“Indemnifiable Claim” shall have the meaning set forth in subsection 10(b).

(p)	“Indemnified Parties” shall have the meaning set forth in subsection 10(a).

(q)
“Insolvent” means the failure to pay debts in the ordinary course of business, the inability to pay its debts as they come due or the condition whereby the sum of an entity’s debts is greater than the sum of its assets.

(r)
 “Loan Account” means a consumer installment loan account established by Bank pursuant to the Loan Account Program Agreement.  For purposes of this Agreement, each Loan Account includes all rights of Bank to payment under the applicable Loan Account Agreement with such Borrower.

(s)	“Loan Account Agreement” means the document containing the terms and conditions of a Loan Account including all disclosures required by Applicable Laws.

(t)
“Loan Account Program Agreement” means that Amended and Restated Loan Account Program Agreement, dated as of even date herewith, between Company and Bank, pursuant to which the Parties agreed to promote and operate an installment loan program.

(u)	“Losses” shall have the meaning set forth in subsection 10(a).

(v)	“Marks” shall have the meaning set forth in Section 13.

(w)	“Party” means either Company or Bank and “Parties” means Company and Bank.

(x)
“Person” means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity, or other entity of similar nature.

(y)	“Program” means the consumer installment loan program contemplated by the Program Documents pursuant to which Bank shall establish Loan Accounts and disburse Loan Proceeds to Borrowers.

(z)	“Program Documents” means the Loan Account Program Agreement and this Agreement.

(aa)	“Purchase Price” means the principal amount of the Loan Proceeds disbursed pursuant to each Loan Account plus the related Origination Fee.

(bb)
“Records” means any Loan Account Agreements, applications, change-of-terms notices, credit files, credit bureau reports, transaction data, records, or other documentation (including computer tapes, magnetic files, and information in any other format).

(cc)
“Regulatory Authority” means any federal, state or local regulatory agency or other governmental agency or authority having jurisdiction over a Party and, in the case of Bank, shall include, but not be limited to, the Utah Department of Financial Institutions and the Federal Deposit Insurance Corporation.

(dd)	“Required Balance” shall have the meaning set forth in subsection 310.

(ee)	“Restricted Party” shall have the meaning set forth in subsection 9(a).

II.           Construction

As used in this Agreement:

(a)	All references to the masculine gender shall include the feminine gender (and vice versa);

(b)	All references to “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation”;

(c)	References to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation;

(d)	References to “dollars” or “$” shall be to United States dollars unless otherwise specified herein;

(e)	Unless otherwise specified, all references to days, months or years shall be deemed to be preceded by the word “calendar”;

(f)	All references to “quarter” shall be deemed to mean calendar quarter; and

(g)
The fact that Bank or Company has provided approval or consent shall not mean or otherwise be construed to mean that: (i) either Party has performed any due diligence with respect to the requested or required approval or consent, as applicable; (ii) either Party agrees that the item or information for which the other Party seeks approval or consent complies with any Applicable Laws; (iii) either Party has assumed the other Party’s obligations to comply with all Applicable Laws arising from or related to any requested or required approval or consent; or (iv) except as otherwise expressly set forth in such approval or consent, either Party’s approval or consent impairs in any way the other Party’s rights or remedies under the Agreement, including indemnification rights for Company’s failure to comply with all Applicable Laws.

Schedule 2

The following terms shall apply as if fully set forth in the Agreement:

(a)
Bank hereby agrees to sell, transfer, assign, set-over, and otherwise convey to Company, without recourse and with servicing released, on each Closing Date, the Loan Accounts established by Bank on [*].  All of the foregoing shall be in accordance with the procedures set forth in this Schedule 2 and Section 2 of the Agreement.  In consideration for Bank’s agreement to sell, transfer, assign, set-over and convey to Company such Loan Accounts, Company agrees to purchase such Loan Accounts from Bank, and Company shall pay to Bank the Purchase Price on each Closing Date in accordance with subsection 2(b) of the Agreement.

(b)	Within five (5) Business Days after the end of each calendar month, Company shall pay Bank a monthly fee equal to the greater of (i) [*]; or (ii) [*].

(c)	With each such monthly payment, Company shall deliver to Bank a report setting forth the calculation of the payment Company is obligated to make to Bank pursuant to this Schedule 2.

* Confidential Treatment Requested

Schedule 5(a)(4)

Litigation

On November 26, 2008, plaintiffs, Christian Hellum, William Barnwell and David Booth, individually and on behalf of all other plaintiffs similarly situated, filed a class action lawsuit against us, and certain of our executive officers and directors in the Superior Court of California, County of San Francisco, California.  The suit was brought on behalf of all loan note purchasers in our online lending platform from January 1, 2006 through October 14, 2008.  The lawsuit alleges that Prosper offered and sold unqualified and unregistered securities in violation of the California and federal securities laws.  The lawsuit seeks class certification, damages and the right of rescission against Prosper and the other named defendants, as well as treble damages against Prosper and the award of attorneys’ fees, experts’ fees and costs, and pre-judgment and post-judgment interest.

Schedule 31

The following terms shall apply as if fully set forth in the Agreement:

(a)
Establishment of Collateral Account.  Company shall provide Bank with cash collateral to secure Company’s obligations under the Program Documents, which Bank shall deposit in a deposit account (“Collateral Account”) at Bank.  The Collateral Account shall be a deposit account, segregated from any other deposit account of Company, that shall hold only the funds provided by Company to Bank as collateral.  At all times, Company shall maintain funds in the Collateral Account equal to the greatest of (i) [*], or (ii) [*], or (iii) [*] (the “Required Balance”).  The Required Balance shall be calculated monthly as of the first day of each calendar month during the Term.  In the event the actual balance in the Collateral Account is less than the Required Balance, Company shall, within [*] Business Days following notice of such deficiency, make a payment into the Collateral Account in an amount equal to the difference between the Required Balance and the actual balance in such account.  The “Monthly Loan Total” means, for a calendar month, the sum of the principal amounts of all Loan Accounts funded by Bank during such calendar month.

(b)
Security Interest.  To secure all Company’s obligations under the Program Documents (including, without limitation, the payment by Company of any amounts due under the Program Documents and the performance of any of Company’s obligations under the Program Documents), the Existing Sale Agreement and the Existing Program Agreement, Company hereby grants Bank a first priority security interest in the Collateral Account and the funds therein or proceeds thereof, and agrees to take such steps as Bank may reasonably require to perfect or protect such first priority security interest.  Bank shall have all of the rights and remedies of a secured party under Applicable Laws with respect to the Collateral Account and the funds therein or proceeds thereof, and shall be entitled to exercise those rights and remedies in its discretion.

(c)
Interest.  The Collateral Account shall be a money market deposit account and shall bear interest.  The annual interest rate shall be adjusted monthly as of the first day of each month during the Term, and shall be equal to the greater of (i) [*]; or (ii) [*].  The interest shall be paid monthly and credited to the Collateral Account no less frequently than

* Confidential Treatment Requested

quarterly, and shall be computed based on the average daily balance of the Collateral Account for the prior month.

(d)	Withdrawals.

(1)
Without limiting any other rights or remedies of Bank under this Agreement, Bank shall have the right to withdraw amounts from the Collateral Account to fulfill any obligations of Company under this Agreement or the Loan Account Program Agreement on which Company has defaulted, either during the Term or following termination of either of the aforementioned agreements.  Bank may withdraw amounts from the Collateral Account if any obligations of Company hereunder remain unpaid for one (1) Business Day after the due date for payment.  To the extent that Bank has withdrawn amounts from the Collateral Account and such amounts are subsequently paid directly to Bank, Bank shall restore such amounts to the Collateral Account with in one (1) Business Day after receipt of the amounts paid directly to Bank.

(2)
Company shall not have any right to withdraw amounts from the Collateral Account.  In the event the actual balance in the Collateral Account is more than the Required Balance calculated for a particular month, then, within one (1) Business Day after the Required Balance is calculated, at Company’s option,  Company may provide to Bank a report setting forth the calculation for the Required Balance and the extent to which the actual amount held in the Collateral Account at such time exceeds the Required Balance.  Within two (2) Business Days after receipt of such a report from Company, Bank shall withdraw from the Collateral Account any amount held therein that exceeds the Required Balance as of the date of such report and pay such amount to an account designated by Company.

(e)
Termination of Collateral Account.  Bank shall release any funds remaining in the Collateral Account on latest to occur of: (i) sixty (60) days after the latter of termination of this Agreement, (ii) the last date on which Company is obligated to purchase Loan Accounts pursuant to subsection 10(h) of the Loan Account Program Agreement, or (iii) the fulfillment by Company of all of its obligations to Bank under the Program Documents, including its indemnification obligations.

(f)	Survival. This Schedule 31 shall survive the expiration or termination of this Agreement.

Exhibit 31.1

Certification

I, Christian A. Larsen, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Prosper Marketplace, Inc;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 12, 2010	/s/ Christian A. Larsen
Christian A. Larsen
Chief Executive Officer (principal executive officer)

Exhibit 31.2

Certification

I, Kirk T. Inglis, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Prosper Marketplace, Inc;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 12, 2010	/s/Kirk T. Inglis
Kirk T. Inglis
Chief Financial Officer and Chief Operating Officer (principal financial and accounting officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Prosper Marketplace, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2010	/s/ Christian A. Larsen
Christian A. Larsen
Chief Executive Officer (principal executive officer)

/s/Kirk T. Inglis
Kirk T. Inglis
Chief Financial Officer and Chief Operating Officer (principal financial and accounting officer)